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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RMG NETWORKS HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $.0001 per share, of RMG Networks Holding Corporation
	(2)	Aggregate number of securities to which transaction applies: 11,156,257 shares of common stock
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $1.29
	(4)	Proposed maximum aggregate value of transaction: $14,391,572
	(5)	Total fee paid: $1,792 ($1,764 previously paid)
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT DATED AUGUST 20, 2018—SUBJECT TO COMPLETION

RMG NETWORKS HOLDING CORPORATION
15301 North Dallas Parkway
Suite 500
Addison, TX 75001
MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

[    •    ], 2018

Dear Fellow Stockholder:

        On April 2, 2018, RMG Networks Holding Corporation, a Delaware corporation (which we refer to as the "Company") entered into an Agreement and Plan of Merger (which we refer to as the "original merger agreement") with SCG Digital, LLC, a Delaware limited liability company (which we refer to as "Parent"), SCG Digital Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as "Merger Sub") and SCG Digital Financing, LLC, a Delaware limited liability company and an affiliate of Parent (which we refer to as "Lender"). On August 18, 2018, the Company, Parent, Merger Sub and Lender entered into the First Amendment and Waiver Agreement (which we refer to as the "First Amendment," and the First Amendment together with the original merger agreement we refer to as the "merger agreement"). Under the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (which we refer to as the "merger"). Parent is owned by SCG Digital Holdings, LLC, a Delaware limited liability company and an affiliate of Gregory H. Sachs, the Company's executive chairman. If the merger is completed, at the effective time of the merger, each share of the Company's common stock, par value $.0001 per share (which we refer to as "Company common stock," and the holders of which we refer to as "Company stockholders") issued and outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive $1.29 in cash, without interest and less applicable withholding taxes, other than the following excluded shares: (1) shares of Company common stock owned by the Company or shares owned by Parent or Merger Sub or their respective affiliates, including those shares held by Gregory H. Sachs, our executive chairman, all of which will be canceled, and no payment will be made with respect thereto, (2) rollover shares (as defined in the accompanying proxy statement), and (3) shares of Company common stock held by a stockholder who has properly exercised, and has not failed to perfect, withdrawn or otherwise lost, appraisal rights in accordance with Delaware law.

        On August 17, 2018, the latest practicable date prior to the date of this proxy statement, the closing price for Company common stock on the Nasdaq Capital Market was $1.12 per share. We urge you to obtain current market quotations for RMG Networks Holding Corporation (trading symbol "RMGN").

        The Company will hold a special meeting of the Company stockholders (which we refer to as the "special meeting") in connection with the merger. Company stockholders will be asked to vote to adopt and approve the merger agreement and approve related matters, as described in the attached proxy statement. Adoption and approval of the merger agreement requires the affirmative vote in person or by proxy of holders of at least both (1) a majority of the outstanding shares of Company common stock entitled to vote at the special meeting and (2) a majority of the outstanding shares of Company common stock, excluding shares held by (i) Parent or Merger Sub or any of their respective affiliates, including Gregory H. Sachs, the Company's executive chairman, (ii) any rollover investors (as defined in the accompanying proxy statement) and (iii) any of the Company's executive officers. Parent and the Company may, if they choose, mutually agree to waive the voting requirement set forth in clause (2) above, but may not waive the requirement set forth in clause (1). Neither the Company nor Parent has any current intention to waive this requirement. Any mutual agreement to do so would be made in advance of the special meeting and would be disclosed to the Company stockholders prior to the special meeting.

        Certain stockholders of the Company, who are affiliates of Gregory H. Sachs and who collectively own approximately 18% of the outstanding shares of Company common stock as of the close of business on August 3, 2018, the record date for the determination of stockholders entitled to vote at the special meeting, entered into a voting agreement with the Company pursuant to which, among other things, each of them has agreed to vote its shares of Company common stock in favor of the adoption and approval of the merger agreement.

        The special meeting will be held on [    •    ], 2018, at [    •    ] [a.m.][p.m.], local time, at the principal executive offices of the Company, located at 15301 North Dallas Parkway, Suite 100, Addison, TX 75001.

        The accompanying proxy statement gives you detailed information about the special meeting and the merger and includes the merger agreement as Annex A. The receipt of cash in exchange for shares of Company common stock in the merger will constitute a taxable transaction to U.S. persons for U.S. federal income tax purposes. We encourage you to read the proxy statement and the merger agreement carefully.

        Our board of directors, in a meeting on April 2, 2018 attended by each of the six members of the board of directors at the time except for Gregory H. Sachs who recused himself due to his interest in the transaction and Alan Swimmer who was unable to attend due to a personal matter, unanimously (1) declared that the original merger agreement and the transactions contemplated by the original merger agreement (other than any rollover by any rollover investor (as defined in the accompanying proxy statement)) were advisable, fair to, and in the best interests of the Company and its stockholders (other than certain affiliates of Mr. Sachs and any rollover investors), (2) approved the original merger agreement and the transactions contemplated by the original merger agreement, including the merger, (3) directed that the approval of the adoption of the original merger agreement be submitted to the Company stockholders, and (4) recommended that the Company stockholders vote in favor of adoption of the original merger agreement. This recommendation is based, in large part, upon the unanimous recommendation of the special committee of the board of directors in a meeting attended by each member of the special committee except for Mr. Swimmer.

        Subsequently, our board of directors, in a meeting on August 16, 2018 attended by each of the three members of the board of directors except for Mr. Sachs who recused himself due to his interest in the transaction, unanimously (1) declared that the merger agreement, as amended by the First Amendment, and the transactions contemplated by the merger agreement, as amended by the First Amendment (other than any rollover by any rollover investor), were advisable, fair to, and in the best interests of the Company and its stockholders (other than certain affiliates of Mr. Sachs and any rollover investors), (2) approved the merger agreement, as amended by the First Amendment, and the transactions contemplated by the merger agreement, as amended by the First Amendment, including the merger, (3) directed that the approval of the adoption of the merger agreement, as amended by the First Amendment, be submitted to the Company stockholders, and (4) recommended that Company stockholders vote in favor of adoption of the merger agreement, as amended by the First Amendment.

        Our board of directors recommends that you vote "FOR" the proposal to adopt and approve the merger agreement.

        Your vote is very important. We cannot complete the merger unless the Company stockholders adopt and approve the merger agreement. The failure of any stockholder to vote on the proposal to adopt and approve the merger agreement will have the same effect as a vote "AGAINST" the adoption and approval of the merger agreement.

        Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy in the accompanying reply envelope, or submit your proxy by telephone or by Internet. Stockholders who attend the special meeting may revoke their proxies and vote in person.

        Our board of directors and management appreciate your continuing support of the Company, and we urge you to support this transaction.

Sincerely,

Robert Michelson
 Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The proxy statement is dated [    •    ], 2018, and is first being mailed or otherwise delivered to Company stockholders on or about [    •    ], 2018.

RMG NETWORKS HOLDING CORPORATION
15301 North Dallas Parkway, Suite 500
Addison, Texas 75001

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On [    •    ], 2018

Dear Stockholder:

        PLEASE TAKE NOTICE that a special meeting of stockholders of RMG Networks Holding Corporation, a Delaware corporation (which we refer to as the "Company"), will be held on [    •    ], 2018, at [    •    ] [a.m./p.m.], local time, at the Company's principal executive offices located at 15301 North Dallas Parkway, Suite 100, Addison, Texas 75001, to consider and vote upon the following matters:

  1.
  A proposal to adopt and approve the Agreement and Plan of Merger (which we refer to as the "original merger agreement"), dated as of April 2, 2018, by and among the Company, SCG Digital, LLC, a Delaware limited liability company (which we refer to as "Parent"), SCG Digital Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as "Merger Sub") and (solely for the purposes of Sections 6.19, 8.03 and 8.04 of the merger agreement) SCG Digital Financing, LLC, a Delaware limited liability company and an affiliate of Parent (which we refer to as "Lender"), as the merger agreement was amended by the First Amendment and Waiver Agreement, dated as of August 18, 2018, by and among the Company, Parent, Merger Sub and Lender (which we refer to as the "First Amendment," and the First Amendment together with the original merger agreement we refer to as the "merger agreement"), and as it may be further amended from time to time (which we refer to as the "merger proposal").

  2.
  A proposal to approve, on a non-binding, advisory basis, the compensation that named executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company (which we refer to as the "compensation proposal").

  3.
  A proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger proposal (which we refer to as the "adjournment proposal").

        The record date for the determination of stockholders entitled to notice of and to vote at the special meeting is August 3, 2018 (which we refer to as the "record date"). Accordingly, only stockholders of record as of that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. A list of our stockholders will be available at our principal executive offices at 15301 North Dallas Parkway, Suite 500, Addison, Texas 75001, during ordinary business hours for ten days prior to the special meeting.

        Adoption and approval of the merger agreement requires the affirmative vote in person or by proxy of holders of at least both (1) a majority of the outstanding shares of Company common stock entitled to vote at the special meeting and (2) a majority of the outstanding shares of Company common stock, excluding shares held by (i) Parent or Merger Sub or any of their respective affiliates, including Gregory H. Sachs, the Company's executive chairman, (ii) any rollover investors (as defined in the accompanying proxy statement) and (iii) any of the Company's executive officers. Parent and the Company may, if they choose, mutually agree to waive the voting requirement set forth in clause (2) above, but may not waive the requirement set forth in clause (1). Neither the Company nor Parent has any current intention to waive this requirement. Any mutual agreement to do so would be made in advance of the special meeting and would be disclosed to the Company stockholders prior to the special meeting. Approval of the compensation proposal and the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting by Company stockholders present in person or by proxy at the special meeting and entitled to vote thereon.

        Certain stockholders of the Company, who are affiliates of Gregory H. Sachs and who collectively own approximately 18% of the outstanding shares of Company common stock as of the record date, entered into a voting agreement with the Company pursuant to which, among other things, each of them has agreed to vote its shares of Company common stock in favor of the merger proposal.

        Our board of directors, in a meeting on April 2, 2018 attended by each of the six members of the board of directors at the time except for Gregory H. Sachs who recused himself due to his interest in the transaction and Alan Swimmer who was unable to attend due to a personal matter, on the unanimous recommendation of the special committee of the board of directors, in a meeting attended by each member of the special committee except Mr. Swimmer, unanimously (1) declared that the original merger agreement and the transactions contemplated by the original merger agreement (other than any rollover by any rollover investor (as defined in the accompanying proxy statement)) were advisable, fair to, and in the best interests of the Company and its stockholders (other than certain affiliates of Mr. Sachs and any rollover investors), (2) approved the original merger agreement and the transactions contemplated by the original merger agreement, including the merger, (3) directed that the approval of the adoption of the original merger agreement be submitted to the Company stockholders, and (4) recommended that the Company stockholders vote "FOR" the merger proposal. The Company board of directors also recommends that holders of Company common stock vote "FOR" the compensation proposal and "FOR" the adjournment proposal.

        Subsequently, our board of directors, in a meeting on August 16, 2018 attended by each of the three members of the board of directors except for Mr. Sachs who recused himself due to his interest in the transaction, unanimously (1) declared that the merger agreement, as amended by the First Amendment, and the transactions contemplated by the merger agreement, as amended by the First Amendment (other than any rollover by any rollover investor), were advisable, fair to, and in the best interests of the Company and its stockholders (other than certain affiliates of Mr. Sachs and any rollover investors), (2) approved the merger agreement, as amended by the First Amendment, and the transactions contemplated by the merger agreement, as amended by the First Amendment, including the merger, (3) directed that the approval of the adoption of the merger agreement, as amended by the First Amendment, be submitted to the Company stockholders, and (4) recommended that Company stockholders vote in favor of adoption of the merger agreement, as amended by the First Amendment.

        Your vote is very important. We cannot complete the merger unless the Company stockholders approve the merger proposal.

        If you have any questions about the merger or the accompanying proxy statement, would like additional copies of the proxy statement or need assistance voting your shares of Company common stock, please contact the Company's information agent, Broadridge Corporate Issuer Solutions, Inc., by telephone at (855) 793-5068 (toll free) or by email at shareholder@broadridge.com. If you hold your shares in "street name" through a bank, broker or other nominee, please also contact your bank, broker or other nominee for additional information.

        Each copy of the proxy statement mailed to the Company stockholders is accompanied by a form of proxy card with instructions for voting. Regardless of whether you plan to attend the special meeting, please vote as soon as possible by accessing the Internet site listed on the proxy card, voting telephonically using the phone number listed on the proxy card or submitting your proxy card by mail. If you hold shares of Company common stock in your name as a stockholder of record and are voting by mail, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. This will not prevent you from voting in person at the special meeting, but it will help to secure a quorum and avoid added solicitation costs. Any holder of record of shares of Company common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked at any time before the special meeting in the manner described in the accompanying proxy statement. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your stock in "street name" through a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by such bank, broker or other nominee.

        Registration will begin at [    •    ] [a.m./p.m.], local time. If you attend, you must present valid picture identification. "Street name" holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

        Stockholders of the Company who do not vote in favor of the merger proposal will have the right to seek appraisal of the fair value of their shares of Company common stock if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all requirements of Delaware law, which are summarized in the accompanying proxy statement.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

By Order of the Board of Directors,
Robert Michelson Chief Executive Officer

Addison, Texas 75001
[    •    ], 2018

REFERENCES TO ADDITIONAL INFORMATION

        This proxy statement incorporates important business and financial information about the Company from documents filed with the Securities and Exchange Commission (which we refer to as the "SEC") that are attached as annexes to this proxy statement. You can obtain any of the documents filed with or furnished to the SEC by the Company at no cost from the SEC's website at https://www.sec.gov. You may also request copies of these documents, including documents attached as annexes to this proxy statement, at no cost by oral or written request to the Company at the following telephone number and address:

RMG Networks Holding Corporation
Attention: Corporate Secretary
15301 North Dallas Parkway
Suite 500
Addison, Texas 75001
Telephone: (800) 827-9666

        You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that Company stockholders requesting documents must do so by [    •    ] in order to receive them before the special meeting.

        For additional questions about the merger, assistance in submitting proxies or voting shares of Company common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact:

Broadridge Corporate Issuer Solutions, Inc.
If using UPS, FedEx or Courier:
Broadridge, Inc.
Attn: BCIS IWS
51 Mercedes Way
Edgewood, NY 11717

If using a USPS Service:
Broadridge, Inc.
Attn: Proxy Services
P.O. Box 9116
Farmingdale, NY 11735-9547
(855) 793-5068 (toll free)
Email: shareholder@broadridge.com

        If you hold your shares in "street name" through a bank, broker or other nominee, please also contact your bank, broker or other nominee for additional information.

        You should rely only on the information contained in, or incorporated by reference into, this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated [    •    ], 2018, and you should assume that the information in this proxy statement is accurate only as of such date.

        This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

        See "Where You Can Find More Information," beginning on page 127 for more detail.

PRELIMINARY PROXY STATEMENT DATED AUGUST 20, 2018—SUBJECT TO COMPLETION

SUMMARY TERM SHEET

        This Summary Term Sheet, together with the "Questions and Answers About the Special Meeting and the Merger" below, highlights selected information in this proxy statement and may not contain all the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents otherwise referred to in this proxy statement for a more complete understanding of the matters being considered at the special meeting. Each item in this summary includes a page reference directing you to a more complete description of that item. See "Where You Can Find More Information," beginning on page 127.

        In this proxy statement, and unless the context otherwise requires, the terms "we," "us," "our," and "the Company" refer to RMG Networks Holding Corporation, the term "Parent" refers to SCG Digital, LLC, the term "Merger Sub" refers to SCG Digital Merger Sub, Inc., the term "Buyer Entities" refers to Parent and Merger Sub, the term "Lender" refers to SCG Digital Financing, LLC, the term "original merger agreement" refers to the Agreement and Plan of Merger, dated as of April 2, 2018, by and among the Company, Parent and Merger Sub and (solely for the purposes of Sections 6.19, 8.03, and 8.04) Lender, the term "First Amendment" refers to the First Amendment and Waiver Agreement, dated as of August 18, 2018, by and among the Company, Parent, Merger Sub and Lender, and the term "merger agreement" refers to the original merger agreement as it was amended by the First Amendment and as it may be further amended from time to time.

The Parties to the Merger

        See "The Parties to the Merger," beginning on page 80.

        RMG Networks Holding Corporation.    The Company is a global leader in technology-driven visual communications. The Company is headquartered in Dallas, Texas with additional offices in the United States, United Kingdom and the United Arab Emirates.

RMG Networks Holding Corporation
15301 North Dallas Parkway, Suite 500
Addison, Texas 75001
(800) 827-9666

        SCG Digital, LLC.    Parent is a special purpose vehicle formed solely in anticipation of the merger by entities affiliated with Gregory H. Sachs, the Company's executive chairman. Parent is owned by SCG Digital Holdings, LLC, a Delaware limited liability company and successor by conversion of SCG Digital Holdings, Inc., and an affiliate of Mr. Sachs. Upon completion of the merger, the Company will be a direct wholly owned subsidiary of Parent.

SCG Digital, LLC
c/o Sachs Capital Group LP
2132 Deep Water Lane, Suite 232
Naperville, IL 60564
(312) 784-3956

        SCG Digital Merger Sub, Inc.    Merger Sub was formed by Parent solely for the purpose of acquiring the Company and is a wholly owned subsidiary of Parent. Upon completion of the merger, Merger Sub will cease to exist.

SCG Digital Merger Sub, Inc.
c/o Sachs Capital Group LP
2132 Deep Water Lane, Suite 232
Naperville, IL 60564
(312) 784-3956

        SCG Digital Financing, LLC.    Lender is a special purpose vehicle formed solely in anticipation of the merger and the bridge loan by entities affiliated with Gregory H. Sachs, the Company's executive chairman. Lender is owned by Sachs Capital Group LP, a Delaware limited partnership which is controlled by Mr. Sachs.

SCG Digital Financing, LLC
c/o Sachs Capital Group LP
2132 Deep Water Lane, Suite 232
Naperville, IL 60564
(312) 784-3956

The Merger

        See "The Merger Agreement," beginning on page 86.

        The merger agreement, dated as of April 2, 2018 and amended on August 18, 2018, by and among the Company, Parent and Merger Sub and (solely for the purposes of Sections 6.19, 8.03 and 8.04 of the merger agreement) Lender, provides that Merger Sub will merge with and into the Company (which we refer to as the "merger"). The Company will be the surviving corporation (which we refer to as the "surviving corporation"), in the merger and will continue as a wholly owned subsidiary of Parent.

        If the merger is completed, the following will occur:

  •
  at the effective time of the merger (which we refer to as the "effective time"), each share of the Company common stock, par value $.0001 per share (which we refer to as "Company common stock," and the holders of which we refer to as "Company stockholders") issued and outstanding immediately prior to the effective time will be canceled and converted into the right to receive $1.29 in cash, without interest and less applicable withholding taxes (which we refer to as the "merger consideration"), other than the following excluded shares (which we refer to, collectively, as "excluded shares"): (1) shares of Company common stock owned by the Company or shares owned by Parent or Merger Sub or their respective affiliates, including those shares held by Gregory H. Sachs, our executive chairman, all of which will be canceled, and no payment will be made with respect thereto, (2) rollover shares (as defined below); and (3) shares of Company common stock held by a stockholder who has properly exercised, and has not failed to perfect, withdrawn or otherwise lost, appraisal rights in accordance with Delaware law;

  •
  you will no longer have any interest in the Company's future earnings or growth;

  •
  the Company will be wholly owned by entities controlled by Gregory H. Sachs, our executive chairman, or by potential co-investors selected by Gregory H. Sachs;

  •
  the Company will no longer be a public company and the Company's common stock will no longer be traded on the Nasdaq Capital Market (or any stock exchange); and

  •
  the Company will no longer be required to file periodic and other reports with the SEC.

Rollover Investors; Rollover Shares

        From the date of the original merger agreement until two business days prior to the special meeting, SCG Digital Holdings, LLC (as successor by conversion of SCG Digital Holdings, Inc.) may from time to time enter into one or more rollover agreements (which we refer to as the "rollover agreements") pursuant to which stockholders as determined by Parent in its discretion (which we refer to as the "rollover investors") agree to contribute to SCG Digital Holdings, LLC the number of shares of Company common stock set forth in the rollover agreements (which we refer to as the "rollover shares"). Rollover investors will receive an equity interest in SCG Digital Holdings, LLC. All of the rollover shares will be cancelled at the effective time. As of the date of this proxy statement, no

Company stockholders have agreed, or indicated to the Parent Parties (as defined below) a clear intention, to become rollover investors, and the Parent Parties do not expect that any Company stockholders will become rollover investors.

        Following and as a result of the merger, the Company will become a privately held company, wholly owned directly by Parent, which in turn is owned by SCG Digital Holdings, LLC which in turn will be owned by Sachs Capital Group LP, the rollover investors, if any, and any other co-investors in SCG Digital Holdings, LLC. Sachs Capital Group LP is controlled by Gregory H. Sachs, our executive chairman.

        The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

Recommendation of the Company Board of Directors

        See "Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger," beginning on page 42.

        The board of directors of the Company formed a special committee consisting of three independent, outside directors, which constituted a majority of directors of the Company who are not Company employees (which we refer to as the "special committee"), to, among other things, review and evaluate the original merger agreement proposal, consider and evaluate alternatives available to the Company and mitigate any potential conflicts of interest. The special committee, in a meeting on April 2, 2018 attended by each member of the special committee except Alan Swimmer who was unable to attend due to a personal matter, among other things, unanimously recommended that the board of directors approve the original merger agreement and the transactions contemplated by the original merger agreement, including the merger. The board of directors of the Company, in a meeting on April 2, 2018 attended by each of the six members of the board of directors at the time except Gregory H. Sachs who recused himself due to his interest in the transaction and Alan Swimmer who was unable to attend due to a personal matter, after considering carefully the recommendation of the special committee, unanimously (1) declared that the original merger agreement and the transactions contemplated by the original merger agreement (other than any rollover by any rollover investor) were advisable, fair to, and in the best interests of the Company and its stockholders (other than certain affiliates of Mr. Sachs and any rollover investors, which we refer to as the "excluded stockholders," and Company stockholders excluding the excluded stockholders we refer to as "non-rolling stockholders"), (2) approved the original merger agreement and the transactions contemplated by the original merger agreement, including the merger, (3) directed that the approval of the adoption of the original merger agreement be submitted to the Company stockholders and (4) recommended that the Company stockholders vote in favor of the adoption of the original merger agreement.

        Subsequently, our board of directors, in a meeting on August 16, 2018 attended by each of the three members of the board of directors except for Mr. Sachs who recused himself due to his interest in the transaction, unanimously (1) declared that the merger agreement, as amended by the First Amendment, and the transactions contemplated by the merger agreement, as amended by the First Amendment (other than any rollover by any rollover investor), were advisable, fair to, and in the best interests of the Company and its stockholders (other than certain affiliates of Mr. Sachs and any rollover investors), (2) approved the merger agreement, as amended by the First Amendment, and the transactions contemplated by the merger agreement, as amended by the First Amendment, including the merger, (3) directed that the approval of the adoption of the merger agreement, as amended by the First Amendment, be submitted to the Company stockholders, and (4) recommended that Company stockholders vote in favor of adoption of the merger agreement, as amended by the First Amendment.

        Accordingly, the Company board of directors, in a meeting attended by each member of the board of directors except Mr. Sachs unanimously recommends that holders of Company common stock vote "FOR" the proposal to adopt and approve the merger agreement. The Company board of directors also recommends that holders of Company common stock vote "FOR" the compensation proposal and "FOR" the adjournment proposal.

        For the factors considered by the board of directors in reaching its decision to approve the merger agreement, see "Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger," beginning on page 42.

Opinion of Lake Street Capital Markets, LLC

        See "Special Factors—Opinion of Lake Street Capital Markets, LLC," beginning on page 56 and Annex B.

        In connection with the merger, Lake Street Capital Markets, LLC (which we refer to as "Lake Street"), financial advisor to the special committee, rendered to the special committee its oral opinion, subsequently confirmed in writing, that as of April 2, 2018, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken as of such date by Lake Street as set forth in the written opinion, the merger consideration of $1.27 per share to be received by the non-rolling stockholders pursuant to the original merger agreement was fair, from a financial point of view, to such holders. Lake Street's opinion did not, therefore, consider any events, changes or other developments with respect to the Company that occurred after April 2, 2018, including any changes in the Company's financial condition or results of operations or any potential alternative transactions available to the Company. Subsequent to Lake Street's April 2, 2018 opinion, the merger consideration was increased from $1.27 per share to $1.29 per share by the First Amendment to the original merger agreement dated August 18, 2018. The Company has not sought a fairness opinion for the increased merger consideration.

        The full text of the written opinion of Lake Street to the special committee, dated as of April 2, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Lake Street in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference into this proxy statement in its entirety. The summary of the opinion of Lake Street in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Lake Street's opinion carefully and in its entirety. Lake Street's opinion was directed to the special committee, in its capacity as such, and addresses only the fairness, from a financial point of view, of the merger consideration of $1.27 per share to be received by the non-rolling stockholders pursuant to the original merger agreement as of the date of the opinion and does not address any other aspects or implications of the merger or related transactions. Lake Street's opinion was not intended to, and does not, constitute advice or a recommendation as to how Company stockholders should vote at any stockholders' meeting that may be held in connection with the merger or whether the stockholders should take any other action in connection with the merger.

Certain Effects of the Merger

        See "Special Factors—Certain Effects of the Merger," beginning on page 72.

        If the merger is completed, Company common stock will be delisted from the Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act") and we will no longer file periodic reports with the SEC with respect to our common stock. The Company will cease to be an independent public company and will become a wholly owned subsidiary of Parent. You will no longer have any ownership interest in the Company.

Financing of the Merger

        See "Special Factors—Financing of the Merger," beginning on page 75.

        The merger agreement does not contain any condition to the obligations of Parent or Merger Sub relating to the receipt of financing.

        Parent intends to finance the merger using cash on hand or debt raised from private sources, to the extent available on terms acceptable to Parent. Obtaining such financing, however, is not a condition to the closing of the merger.

        The total amount of funds necessary to complete the merger is $12,500,000 (which includes cash intended to be used to increase the Company's working capital) less the value of any common stock held by the rollover investors, if any.

Material U.S. Federal Income Tax Considerations with Respect to the Merger

        See "Special Factors—Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders," beginning on page 75.

        The receipt of cash in exchange for shares of Company common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, stockholders will recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis of the shares of Company common stock surrendered. Company stockholders who are U.S. holders generally will be subject to U.S. federal income tax on any gain recognized in connection with the merger. Company stockholders who are non-U.S. holders generally will not be subject to U.S. federal income tax on any gain recognized in connection with the merger unless the stockholder has certain connections to the United States. However, the tax consequences of the merger to a Company stockholder will depend on the stockholder's particular circumstances, and Company stockholders should consult their own tax advisors to determine the tax consequences to them of the merger based on their particular circumstances.

The Special Meeting

        See "Questions and Answers About the Special Meeting and the Merger," beginning on page 14 and "The Special Meeting," beginning on page 82.

        Date, Time and Place.    The special meeting will be held on [    •    ], 2018 at [    •    ] [a.m.][p.m.], local time, at the Company's principal executive offices located at 15301 North Dallas Parkway, Suite 100, Addison, Texas 75001.

        Purpose.    At the special meeting, you will be asked to consider and vote upon the following matters:

  (1)
  a proposal to adopt and approve the merger agreement (which we refer to as the "merger proposal"),

  (2)
  a proposal to approve, on a non-binding, advisory basis, the compensation that named executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company (which we refer to as the "compensation proposal"), and

  (3)
  a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger proposal (which we refer to as the "adjournment proposal").

        You may also be asked to consider and vote upon such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting. We are currently not aware of any other business to come before the special meeting.

        Voting and Proxies.    Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, by Internet, by returning the enclosed proxy card by mail, or by voting in person at the special meeting. If you intend to submit your proxy by telephone or by Internet, you must do so no later than the date and time indicated on the applicable proxy card(s). If you intend to vote by returning the enclosed proxy card by mail, please do so as soon as possible to ensure your vote is received in advance of the special meeting. Even if you plan to attend the special meeting, please vote your shares of Company common stock by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

        If you give your proxy, but do not indicate how you wish to vote, your shares will be voted "FOR" the merger proposal, "FOR" the compensation proposal and "FOR" the adjournment proposal, and by those named in the proxy card in their best judgment on any other matters properly brought before the special meeting for a vote.

        If your shares of Company common stock are held in "street name" by a bank, broker or other nominee, your bank, broker or other nominee forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares.

        A list of Company stockholders entitled to vote at the special meeting will be available for inspection at the special meeting and at the Company's principal executive offices located at 15301 North Dallas Parkway, Suite 500, Addison, Texas 75001, during ordinary business hours, for ten days prior to the special meeting.

        Revocability of Proxy.    If you have submitted a proxy, you may revoke it at any time before is it voted at the special meeting by:

  •
  delivering a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked to the Company's Corporate Secretary at 15301 North Dallas Parkway, Suite 500, Addison, Texas 75001;

  •
  signing and delivering a new proxy relating to the same shares of Company common stock and bearing a later date to the Company's Corporate Secretary at 15301 North Dallas Parkway, Suite 500, Addison, Texas 75001;

  •
  submitting another proxy by telephone or by Internet by the date and time indicated on the applicable proxy card(s); or

  •
  attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

        If you choose one of the first three methods, your notice of revocation or your new proxy card must be received before the start of the special meeting. Attendance at the special meeting will not by itself constitute revocation.

        The latest dated completed proxy will be the one that counts. Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

RMG Networks Holding Corporation
15301 North Dallas Parkway, Suite 500
Addison, Texas 75001
Attention: Corporate Secretary

        If your shares of Company common stock are held in "street name" by a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

Record Date, Quorum, Voting Rights

        Record Date.    You are entitled to vote at the special meeting if you owned shares of Company common stock at the close of business on August 3, 2018, which the Company has set as the record date for the special meeting. As of August 3, 2018, there were 11,156,257 shares of Company common stock issued and outstanding and entitled to vote.

        Quorum.    The presence in person or by proxy of holders of shares of Company common stock representing a majority of the voting power of all outstanding shares of Company common stock constitutes a quorum for the purpose of the special meeting.

        Voting Rights.    You will have one vote for each share of Company common stock that you owned on the record date.

Vote Required

        Merger Proposal.    Approval of the merger proposal requires the affirmative vote in person or by proxy of holders of at least both (1) a majority of the outstanding shares of Company common stock entitled to vote at the special meeting and (2) a majority of the outstanding shares of Company common stock, excluding shares held by (i) Parent or Merger Sub or any of their respective affiliates, including Gregory H. Sachs, the Company's executive chairman, (ii) any rollover investors, and (iii) any of the Company's executive officers. Parent and the Company may, if they choose, mutually agree to waive the voting requirement set forth in clause (2) above (the "disinterested stockholder approval"), but may not waive the requirement set forth in clause (1). Neither the Company nor Parent has any current intention to waive the disinterested stockholder approval. Any mutual agreement to do so would be made in advance of the special meeting and would be disclosed to the Company stockholders prior to the special meeting.

        Compensation Proposal.    Approval, on a non-binding, advisory basis, of the compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting by Company stockholders present in person or by proxy at the special meeting and entitled to vote thereon.

        Adjournment Proposal.    Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting by Company stockholders present in person or by proxy at the special meeting and entitled to vote thereon.

        Abstentions.    For each proposal, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions will be counted for the purpose of determining whether a quorum is present and will have the same effect as a vote "AGAINST" each proposal.

        Broker non-votes.    If you hold your shares in "street name" through a broker, the failure to instruct your broker on how to vote your shares will result in a "broker non-vote." These broker non-votes will be counted for purposes of determining a quorum and will have the same effect as a vote "AGAINST" the merger proposal. Broker non-votes will have no effect on the compensation proposal and adjournment proposal.

Go-Shop; Non-Solicitation; Competing Acquisition Proposals

        See "The Merger Agreement—Go-Shop; Non-Solicitation; Competing Acquisition Proposals," beginning on page 93.

        The Company, its subsidiaries and its representatives had, subject to certain conditions, the right to take the following actions from the date of the original merger agreement until either 11:59 p.m. Eastern Time on May 17, 2018 (which we refer to as the "initial go-shop end date"), or, if the Company elected prior to the initial go-shop end date, June 1, 2018 (which period we refer to as the "go-shop period"); on May 16, 2018, the Company elected to extend the initial go-shop end date until June 1, 2018:

  •
  initiate, solicit, facilitate and encourage any inquiry, proposal or offer that constitutes an acquisition proposal (as defined below in the section entitled "The Merger Agreement—Go-Shop; Non-Solicitation; Competing Acquisition Proposals," beginning on page 93), including by way of providing non-public information pursuant to acceptable confidentiality agreements, provided that we promptly (and in any event within 24 hours thereafter) provide to Parent and Merger Sub any material non-public information concerning the Company and our subsidiaries that we provide to any person, to the extent such information was not previously made available to Parent or Merger Sub;

  •
  engage in, continue, enter into or otherwise participate in any discussions or negotiations with any person with respect to any acquisition proposal; and

  •
  otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any acquisition proposals.

        After the expiration of the go-shop period, we, our subsidiaries and our respective representatives were required to immediately cease any discussions or negotiations with any person (except as noted below with respect to an excluded party) with respect to, or that could reasonably be expected to lead to, an acquisition proposal; and were required to promptly request the return or destruction of all confidential information from any person who has received non-public information or otherwise entered into a confidentiality or similar agreement in connection with a potential acquisition proposal.

        From the first calendar day immediately following the go-shop period (which we refer to as the "no-shop period start date"), until the effective time, or, if earlier, the valid termination of the merger agreement, we, our subsidiaries and our respective representatives may not (except as noted below with respect to an excluded party):

  •
  initiate, solicit, or knowingly facilitate or encourage any inquiry, proposal or offer that constitutes, or that would reasonably be expected to lead to, an acquisition proposal;

  •
  knowingly engage in, continue or otherwise participate in any discussions or negotiations with respect to an acquisition proposal, or provide any non-public information or data concerning the Company or its subsidiaries for the purpose of encouraging or facilitating, or that could reasonably be expected to lead to, an acquisition proposal;

  •
  approve, endorse, recommend or enter into any agreement or arrangement with respect to an acquisition proposal; or

  •
  resolve to do any of the foregoing.

        However, we are permitted to take any of the actions noted in the above four bullets with any person or group of persons from whom we have received a written acquisition proposal during the go-shop period, which such written acquisition proposal our board of directors or any committee thereof determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes, or would reasonably be expected to lead to, a superior proposal (as defined below in the section entitled "The Merger Agreement—Go-Shop; Non-Solicitation; Competing Acquisition Proposals," beginning on page 93) (which we refer to as an "excluded party"), until the date that such person ceases to be an excluded party or the special committee and such person cease to be in continuing active discussions with respect to an acquisition proposal as of or following the end of the go-shop period. Any such person or group shall cease to be an excluded party if such person or group withdraws or terminates its offer or proposal, such offer or proposal expires, or the special committee determines in good faith that such offer or proposal has ceased to constitute, or is no longer reasonably likely to lead to, a superior proposal.

        Pursuant to the terms of the merger agreement, the go-shop period concluded on June 1, 2018. As further described in the section entitled "Special Factors—Subsequent Events," beginning on page 28, on May 31, 2018, the special committee designated a third party, Hale Capital Partners, Inc. (which we refer to as "Hale"), as an excluded party under the merger agreement. As such, the special committee was permitted under the terms of the merger agreement to continue negotiations with such party as described above. The Company has ceased discussions with Hale with respect to an alternative transaction and, on August 20, 2018, notified Hale that Hale is no longer an excluded party under the merger agreement. See "Special Factors—Subsequent Events," beginning on page 28.

        In addition, at any time following the no-shop period start date and prior to receipt of the requisite stockholder approval, if we receive an unsolicited written acquisition proposal from a third party that did not, directly or indirectly, result from or arise out of a breach of the non-solicitation provisions of the merger agreement, and that our board of directors (acting upon the recommendation of the special committee) determines in good faith, after consultation with outside legal counsel and financial advisor, constitutes or could reasonably be expected to lead to a superior proposal and that the failure to act would be inconsistent with the directors' fiduciary duties under applicable laws, then we may furnish to such third party non-public information relating to the Company and our subsidiaries pursuant to a confidentiality agreement meeting certain requirements as set forth in the merger agreement and afford such third party access to our businesses, properties, assets and personnel and enter into, maintain and participate in discussions or negotiations with such third party or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations; provided we promptly (and in any event within 24 hours thereafter) provide to Parent any material non-public information concerning the Company or access provided to such third party which was not previously provided to Parent.

Commercially Reasonable Efforts

        See "The Merger Agreement—Commercially Reasonable Efforts," beginning on page 100.

        Each of the Company and Parent has agreed to use its commercially reasonable efforts to take or cause to be taken all actions reasonably necessary, proper and advisable on its part under the merger agreement in order to consummate the merger. Parent and the Company have agreed to use their commercially reasonable efforts to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under antitrust laws that may be required by any governmental authority, so as to enable the parties to consummate the merger as soon as reasonably practicable.

Conditions to the Merger

        See "The Merger Agreement—Conditions to the Merger," beginning on page 100.

        Consummation of the merger depends upon Parent and Merger Sub, on the one hand, and the Company, on the other hand, satisfying or, to the extent permitted by applicable law, waiving a number of conditions at or prior to the closing of the merger, including the following:

  •
  adoption and approval of the merger agreement by an affirmative vote of holders of at least both (1) a majority of the outstanding shares of Company common stock entitled to vote at the special meeting and (2) a majority of the outstanding shares of Company common stock, excluding shares held by (i) Parent or Merger Sub or any of their respective affiliates, including

    Gregory H. Sachs, the Company's executive chairman, (ii) any rollover investors, and (iii) any of the Company's executive officers;

  •
  no governmental authority with jurisdiction over any party will have issued any order, injunction, judgment, decree or ruling or taken any other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger; and

  •
  no applicable law or regulation will have been adopted that makes the consummation of the merger illegal or otherwise prohibited.

        The obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction of other conditions, including the following:

  •
  the representations and warranties of the Company made in the merger agreement, subject to certain exceptions, will be true and correct when made and as of immediately prior to the effective time (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (disregarding materiality or material adverse effect qualifications) would not, individually or in the aggregate, have a material adverse effect on the Company;

  •
  the Company will have performed, in all material respects, its obligations under the merger agreement on or prior to the consummation of the merger;

  •
  no event, change, effect or development has occurred and is continuing that would have a material adverse effect on the Company; and

  •
  the number of shares of Company common stock that are "Dissenting Shares" as defined in the merger agreement must be less than ten percent (10%) of the number of shares of Company common stock outstanding immediately prior to the effective time.

        The obligation of the Company to consummate the merger is subject to the satisfaction of the following additional conditions:

  •
  the representations and warranties of Parent and Merger Sub made in the merger agreement will be true and correct when made and as of immediately prior to the effective time (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (disregarding materiality or material adverse effect qualifications) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent's or Merger Sub's ability to consummate the transactions contemplated by the merger agreement; and

  •
  Parent and Merger Sub will have performed in all material respects their respective obligations under the merger agreement.

Termination of the Merger Agreement

        See "The Merger Agreement—Termination of the Merger Agreement," beginning on page 101.

        The Company and Parent may terminate the merger agreement by mutual written consent at any time before the consummation of the merger, notwithstanding any approval of the merger agreement by the Company stockholders. In addition, either Parent or the Company may terminate the merger agreement at any time before the consummation of the merger if:

  •
  the merger has not been consummated on or before September 14, 2018, provided that the date may be extended to September 28, 2018 at the election of either Parent or the Company upon written notice to the other party no later than twenty-four hours prior to September 14, 2018 (which we refer to as the "drop dead date") (notwithstanding any approval of the merger agreement by the Company stockholders);

  •
  the adoption of the merger agreement by the Company stockholders has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof); or

  •
  any governmental authority of competent jurisdiction has issued a final and non-appealable order or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement (notwithstanding any approval of the merger agreement by the Company stockholders); provided that such right to terminate the merger agreement will not be available to any party who has materially breached the commercially reasonable efforts provision of the merger agreement resulting in such order.

        Parent may also terminate the merger agreement if:

  •
  the Company has breached any of its representations, warranties, covenants or other agreements contained in the merger agreement in such a manner that would result in any of the conditions to Parent's obligations to close not being satisfied and such breach either has not been cured by the Company prior to the earlier of the drop dead date or the 30th calendar day following Parent's delivery of written notice describing such breach to the Company (provided that neither Parent nor Merger Sub is in material breach of any representation, warranty, covenant or agreement contained in the merger agreement);

  •
  the Company has materially breached the go-shop, board recommendation and stockholder approval covenants in the merger agreement; or

  •
  our board of directors (or any committee thereof) has, prior to the stockholder approval, effected an adverse recommendation change (described below under the heading "The Merger Agreement—Company Board of Directors Recommendation," beginning on page 96).

        The Company may also terminate the merger agreement if:

  •
  either of Parent or Merger Sub has breached any of its representations, warranties, covenants or other agreements contained in the merger agreement in such a manner that would result in any of the conditions to the Company's obligations to close not being satisfied, and such breach either has not been cured by Parent or Merger Sub prior to the earlier of the drop dead date or the 30th calendar day following the Company's delivery of written notice describing such breach to Parent (provided that the Company is not in material breach of any representation, warranty, covenant or agreement contained in the merger agreement);

  •
  our board of directors has, prior to the stockholder approval, effected an adverse recommendation change in respect of a superior proposal in accordance with the terms of the merger agreement, the Company has not breached any of its obligations under the non-solicitation provisions in the merger agreement (other than immaterial non-compliance) and, substantially concurrently with such termination, the Company enters into a binding acquisition agreement with respect to such superior proposal; provided that, in such instance occurring after the initial go-shop end date, the Company pays the termination fee described in the section entitled "The Merger Agreement—Termination Fees, Penalty Loan," beginning on page 102; or

  •
  all of the closing conditions have been satisfied (other than those conditions that are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing) and Parent and Merger Sub fail to consummate the merger at the closing and the Company has notified Parent in writing that we are ready, willing and able to consummate the merger, in which case Lender must make the penalty loan described in the section entitled "The Merger Agreement—Termination Fees, Penalty Loan," beginning on page 102, to the Company.

Termination Fees, Penalty Loan

        See "The Merger Agreement—Termination Fees, Penalty Loan," beginning on page 102.

        The Company has agreed to pay Parent a $500,000 termination fee (representing approximately 3.5% of our equity value based on a price of $1.29 per share, which is the consideration offered in the merger agreement) if we terminate to enter into a superior proposal after the end of the go-shop period.

        The Company is also required to pay the $500,000 termination fee (i) if Parent terminates because our board of directors made an adverse recommendation change or the Company materially breached the go-shop, board recommendation or stockholder approval covenants, or (ii) if the merger agreement is terminated by the Company or Parent because the Company fails to obtain the stockholder approval or by Parent for certain uncured breaches by the Company, and (a) an acquisition proposal was made and not withdrawn prior to the special meeting or (b) the board of directors fails to publicly reaffirm the board recommendation in favor of the merger within ten (10) business days of a request to do so by Parent following any stockholder of the Company having publicly commenced a withhold or "vote no" campaign in respect of the merger; provided that in the case of clause (ii) the Company will pay $250,000 upon the termination of the merger agreement and the remaining $250,000 only upon consummation of an acquisition proposal for at least 50% of the assets or voting equity of the Company that is accepted by the Company within 12 months after such termination. In no event would the Company be required to pay a termination fee on more than one occasion.

        The merger agreement provides that Parent shall fund to the Company (through the escrow agreement) a $1.5 million penalty loan on terms more fully set forth below in the section entitled "The Bridge Loan and the Penalty Loan," beginning on page 104, (which we refer to as the "penalty loan") if the Company terminates the merger agreement due to uncured material breaches of the merger agreement by the Buyer Entities or if Parent fails to consummate the merger when all conditions to closing are satisfied or waived (other than those conditions that would be and are capable of being satisfied at closing) and the Company has irrevocably notified Parent that it is ready, willing and able to consummate the merger.

        If the merger agreement is terminated and the Company is obligated to pay any termination fee, then Parent is also entitled to reimbursement of certain reasonable, out-of-pocket costs and expenses, which amount is payable in addition to the applicable termination fee.

Costs and Expenses

        Except as expressly set forth in the merger agreement, all other costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such costs and expenses.

The Voting Agreement

        See "The Voting Agreement," beginning on page 104.

        Certain stockholders affiliated with Mr. Sachs entered into a Voting Agreement (which we refer to as the "voting agreement") with the Company, dated as of April 2, 2018, pursuant to which such stockholders have agreed to vote all shares of Company common stock held by such stockholders in favor of the merger proposal and not to transfer such shares during the term of the voting agreement. These stockholders collectively own approximately 18% of the outstanding shares of Company common stock as of the record date. The voting agreement will terminate upon the consummation of the merger or the termination of the merger agreement.

The Bridge Loan and the Penalty Loan

        See "The Bridge Loan and the Penalty Loan," beginning on page 104.

        The Company and certain of its subsidiaries (which we refer to as the "Borrowers") also entered into a Subordinated Loan and Security Agreement (which we refer to as the "bridge loan agreement") with Lender, dated as of April 2, 2018 and amended on August 18, 2018, pursuant to which the Lender agreed to make available to the Borrowers a bridge loan (which we refer to as the "bridge loan") in the principal amount of $2 million. The Lender is an affiliate of Mr. Sachs, Parent and Merger Sub. In the event that the merger agreement is terminated by the Company due to a material breach of the merger agreement by Parent or Merger Sub or in the event that Parent or Merger Sub fail to consummate the merger when otherwise obligated to do so pursuant to the terms and conditions thereof, the merger agreement provides for Parent to make a penalty loan to the Company upon termination of the merger agreement (which we refer to as the "penalty loan"). If the penalty loan is funded pursuant to the terms of the merger agreement, the penalty loan will also be a credit extension under the bridge loan agreement and subject to its terms (we refer to the penalty loan together with the bridge loan, as the "subordinated loans").

Market Price and Dividend Data

        See "Important Information about the Company—Market Price and Dividend Data," beginning on page 112.

        At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time (except for excluded shares) will be canceled and converted into the right to receive the merger consideration. On August 17, 2018, the latest practicable date prior to the date of this proxy statement, the closing price for Company common stock on the Nasdaq Capital Market was $1.12 per share. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares.

Appraisal Rights

        See "Appraisal Rights," beginning on page 119 for a summary of your appraisal rights and Annex C for the text of the Delaware appraisal rights statute reproduced in its entirety.

        Company stockholders are entitled to appraisal rights under Delaware law in connection with the merger. This means that you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and you must not vote in favor of the merger proposal. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers do not address all questions that may be important to you as a Company stockholder. Please refer to the "Summary Term Sheet" and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, which are incorporated by reference into this proxy statement, and the documents referred to in this proxy statement, which you should read carefully.

Q.
When and where is the special meeting?

A.
The special meeting of Company stockholders will be held on [    •    ], 2018, at [    •    ] [a.m./p.m.], local time, at the Company's principal executive offices located at 15301 North Dallas Parkway, Suite 100, Addison, Texas 75001.

  Registration will begin at [    •    ] [a.m./p.m.], local time. If you attend, you must present valid picture identification. "Street name" holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices are not permitted at the meeting.

Q.
What matters will be voted on at the special meeting?

A.
You will be asked to consider and vote on the following proposals:

(1)
the merger proposal;

(2)
the compensation proposal; and

(3)
the adjournment proposal.

Q.
How does the Company board of directors recommend that I vote on the proposals?

A.
The board of directors recommends that you vote:

(1)
"FOR" the merger proposal;

(2)
"FOR" the compensation proposal; and

(3)
"FOR" the adjournment proposal.

Q:
How will the Company's directors and executive officers vote on the proposal to adopt the merger agreement?

A:
The directors and executive officers of the Company have informed the Company that, as of the date of this proxy statement, and to the extent they own shares of Company common stock, they intend to vote in favor of the proposal to adopt and approve the merger agreement. In addition, the directors and executive officers of the Company have informed the Company that, as of the date of this proxy statement, and to the extent they own shares of Company common stock, they intend to vote in favor of the compensation proposal and the adjournment proposal. As of the record date, our directors and executive officers (other than Mr. Sachs) owned, in the aggregate, 3% of the outstanding shares of Company common stock.

Q.
Who is soliciting my vote and who bears the cost of solicitation?

A.
This proxy solicitation is being made and paid for by the Company. We have not retained a proxy solicitor to assist in the solicitation. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication.

  These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Company common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Q:
How do I vote if my shares are held directly in my name?

A:
You may vote by submitting a proxy by telephone, by Internet, or by signing and dating each proxy card you receive and returning it in the enclosed postage-paid envelope. Instructions on how to vote by telephone and by Internet are included with the accompanying proxy card. You may also vote in person at the special meeting.

Q:
How do I vote if my shares are held in the name of my bank, broker or other nominee ("street name")?

A:
If you hold your shares in "street name" through a bank, broker or other nominee, your bank, broker or other nominee forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares. Please check your voting instruction card or contact your bank, broker or other nominee to determine whether you will be able to vote by telephone or by Internet.

Q.
If my shares are held in "street name," will my broker vote my shares for me?

A.
No. The failure to instruct your broker on how to vote your shares will result in a "broker non-vote." These broker non-votes will be counted for purposes of determining a quorum and will have the same effect as a vote "AGAINST" the merger proposal. Broker non-votes will have no effect on the compensation proposal and adjournment proposal. You should follow the procedures provided by your broker regarding voting your shares.

Q:
What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold shares in "street name" and directly as a record holder, you may receive more than one proxy and/or set of voting instructions relating to the special meeting. These should each be voted and/or returned separately as described elsewhere in this proxy statement in order to ensure that all of your shares are voted.

Q:
Who will count the votes?

A:
A representative of Broadridge Corporate Issuer Solutions, Inc., will count the votes and act as an inspector of election. Questions concerning stock certificates or other matters pertaining to your shares may be directed to Broadridge Corporate Issuer Solutions, Inc. at (855) 793-5068.

Q.
When is the merger expected to be completed?

A.
We are working toward completing the merger as quickly as possible, and we anticipate that it will be completed in the third quarter of 2018. In order to complete the merger, we must obtain stockholder approval and the other closing conditions under the merger agreement must be satisfied or waived (as permitted by law).

Q.
What happens if the merger is not consummated?

A.
If the merger is not consummated for any reason, Company stockholders will not receive any consideration for their shares of Company common stock in connection with the merger. Instead, the company will remain an independent, public company and Company common stock will continue to be listed and traded on Nasdaq Capital Market for so long as the Company remains in compliance with the Nasdaq Capital Market listing standards. Upon the resignations, effective August 2, 2018, of Jeffrey Hayzlett, Alan Swimmer, and Jonathan Trutter from the Company's board of directors, the Company is no longer in compliance with the Nasdaq Listing Rules because it has only one independent director on its board of directors and no members on its audit and compensation committees. In addition, as of June 30, 2018, the Company is no longer in compliance with the Nasdaq Capital Market stockholders' equity requirement which could result in the Nasdaq Capital Market initiating delisting proceedings. In addition, under certain circumstances, the Company may be required to pay a termination fee. See "The Merger Agreement—Termination Fees, Penalty Loan," beginning on page 102. As discussed under "Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger," beginning on page 42, the Company board of directors believes that if the merger is not consummated for any reason, it is possible that the Company would not be able to continue as a long-term going concern absent a capital raise or other significant liquidity event. See "Special Factors—Effects on the Company if the Merger Is Not Completed," beginning on page 74.

Q.
Should I send in my stock certificates now?

A.
No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your Company common stock certificates for the merger consideration. If your shares are held in "street name" by your bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to effect the surrender of your "street name" shares in exchange for the merger consideration. Please do not send your certificates in now.

Q.
How can I obtain additional information about the Company?

A.
We will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, excluding certain of its exhibits, and other filings with the Securities and Exchange Commission (which we refer to as the "SEC"), including our reports on Form 10-Q, without charge to any stockholder who makes a written request to RMG Networks Holding Corporation, 15301 North Dallas Parkway, Suite 500, Addison, Texas 75001. Our Annual Report on Form 10-K for the year ended December 31, 2017 is attached to this proxy statement as Annex D and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 is attached to this proxy statement as Annex E. Our Annual Report on Form 10-K and other SEC filings also may be accessed at http://www.sec.gov or on the Company's website at http://www.rmgnetworks.com under the heading "Company" and then under the heading "SEC Filings" in the "Investor Relations" drop down menu. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference into this proxy statement. For a more detailed description of the additional information available, please refer to "Where You Can Find More Information," beginning on page 127.

Q.
What are the amendments to the original merger agreement?

A.
On August 18, 2018, the original merger agreement was amended by the First Amendment and Waiver Agreement by and among the Company, Parent, Merger Sub and Lender (which we refer to as the "First Amendment," and the First Amendment together with the original merger agreement we refer to as the "merger agreement").

  The First Amendment increases the per share merger consideration from $1.27 to $1.29, in each case without interest and less any applicable withholding taxes. In addition, the First Amendment amends the original merger agreement so that (i) the drop dead date is extended from August 30, 2018 to September 14, 2018, with an extension to September 28, 2018 at the option of either Parent or the Company, (ii) the penalty loan is increased under the bridge loan agreement from $1 million to $1.5 million, (iii) Parent waives all actual and alleged breaches by the Company to the original merger agreement, which waiver is null and void if the Company breaches certain provisions of the First Amendment, (iv) the definition of an "acquisition proposal" under the original merger agreement is amended, and (v) the Company shall immediately cease all discussions with Hale and its representatives with respect to an alternative transaction, notify Hale that it is no longer an excluded party under the merger agreement, enforce the required standstill provision set forth in the confidentiality agreement entered into between Hale and the Company, and inform Parent of any breach of the required standstill provision.

Q.
Has the board of directors approved the First Amendment?

A.
Yes. Our board of directors, in a meeting on August 16, 2018 attended by each of the three members of the board of directors except for Mr. Sachs who recused himself due to his interest in the transaction, approved the First Amendment and declared it advisable, fair to, and in the best interests of the Company and its stockholders (other than certain affiliates of Mr. Sachs and any rollover investors), which includes all of the Company's unaffiliated security holders, within the meaning of Rule 13e-3 under the Exchange Act.

Q.
Who can help answer my questions?

A.
If you have additional questions about the merger after reading this proxy statement, please call our information agent, Broadridge Corporate Issuer Solutions, Inc., at (855) 793-5068 (toll free).

SPECIAL FACTORS

        This discussion of the merger is qualified by reference to the original merger agreement as amended by the First Amendment, both of which are attached to this proxy statement in Annex A. You should read the entire merger agreement, as amended, carefully as it is the legal document that governs the merger.

Background of the Merger

        The board of directors, together with members of the Company's senior management, regularly reviews and assesses the Company's long-term strategy and objectives in light of the Company's financial condition, developments in the industries in which the Company operates and evolving technology trends and advancements. This process has included evaluating strategic alternatives relating to the business of the Company to enhance stockholder value.

        Since July 2014, the Company has been executing a multi-year strategic turnaround plan focused on (a) delivering new, innovative products and solutions, (b) diversifying into select industry verticals, (c) improving the effectiveness and productivity of its sales and marketing efforts and (d) implementing a cost rationalization effort. Although the Company has made progress on its plan by strengthening its management team, enhancing its product offerings and reducing operating costs, the Company continues to incur significant net losses from operations.

        On November 17, 2017, the board of directors held a regularly scheduled meeting to review the Company's performance for the third quarter. In addition to all of the directors, Robert Michelson, the Company's chief executive officer, Jana A. Bell, the Company's chief financial officer, Robert R. Robinson, the Company's general counsel, Jordon Fisher, the board observer of DRW Holdings, LLC and its affiliates (which we refer to, collectively, as "DRW"), the Company's largest stockholder, and representatives of Greenberg Traurig LLP, the Company's outside counsel (which we refer to as "Greenberg Traurig"), participated in the meeting. Mr. Michelson and Ms. Bell reviewed with the directors the Company's third quarter and year-to-date financial performance. The board of directors discussed the Company's long-range plan and prospects and a number of material factors affecting the Company's business. The board of directors noted in particular the negative revenue trend in North America, competitive pressures and technological advancements in or impacting the industry in which the Company competes. The board of directors discussed material execution risks, including the financial impact of transitioning from a perpetual software license model to a software-as-a-service model and the Company's lack of access to capital to fund the required sales and marketing and research and development costs required to improve operations. In light of these trends and risks, the board of directors reviewed various strategic alternatives for the Company, including potential methods to raise capital and the potential sale of the Company. The board of directors determined to explore the available alternatives and form a special committee consisting of three independent, outside directors (which we refer to as the "special committee") to review any strategic opportunities that may be presented to the board of directors and to make a recommendation to the full board of directors as to the advisability of pursuing any such opportunities. The board of directors, after consultation with Greenberg Traurig, noted that although there were no known actual conflicts at the time, because Gregory Sachs, the Company's executive chairman, indicated a willingness to consider participating in a strategic transaction with the Company, it would be prudent to form a special committee of independent, outside directors to direct the strategic process on behalf of the board of directors.

        The board of directors appointed Jeffrey Hayzlett, Alan Swimmer and Jonathan Trutter to the special committee, with Mr. Trutter to serve as chairman. The board of directors delegated to the special committee the exclusive power to, among other things: (a) establish, monitor and direct the process and procedures related to the review and evaluation of a possible sale or capital raise transaction, including the authority to determine not to proceed with any process, procedures, review or evaluation; (b) respond to communications, inquiries or proposals regarding any such transaction;

(c) review, evaluate and negotiate the terms and conditions of any such transaction; (d) solicit expressions of interest or other proposals for any such transaction; (e) determine whether any such transaction is advisable and is fair to, and in the best interests of, the Company and its stockholders; and (f) reject or approve any such transaction, or recommend such rejection or approval to the board of directors. The board of directors authorized, after receiving information from an outside compensation consultant, the special committee to retain financial, legal and other advisors. The board of directors authorized the payment of $25,000 to each special committee member for serving on the special committee. The amount of this payment was set below the fees paid to special committees in comparable situations based on the information provided by the compensation consultant in light of the Company's liquidity position. Throughout the special committee's evaluation of a potential sale or capital raising transaction, the special committee met frequently via telephone calls, but its members were also in regular informal communications with the committee's advisors and each other.

        On December 5, 2017, the special committee had a telephonic meeting with a representative of Greenberg Traurig. At the meeting, the representative provided an overview of the fiduciary duties of the members of the special committee and the mandate of the special committee in considering a potential sale or capital raise transaction. The special committee discussed the financial condition and liquidity needs of the Company and the impact of such condition and needs on the special committee's process and timeline to attract potential buyers or investors. The special committee also considered the Company's historical efforts to raise capital, including the rights offering and private placement to the existing stockholders in December 2016. The special committee discussed the advisability of engaging an investment banking firm to assist the special committee in its evaluation of a potential sale or capital raise transaction and decided that Mr. Trutter should contact investment banking firms discussed by the special committee about a possible engagement.

        Over the course of the remainder of December 2017, Mr. Trutter had preliminary discussions with five investment banking firms. Mr. Trutter inquired as to their industry expertise and experience in similar sale and capital raise transactions. Mr. Trutter arranged for three of the investment banking firms to meet with members of the special committee in Dallas, Texas on January 9, 2018.

        In early January 2017, in light of Mr. Sach's indication of a willingness to consider a potential strategic transaction with the Company, the Company entered into a mutual nondisclosure agreement with Sachs Capital Group LP (which we refer to as "SCG") effective as of November 11, 2017.

        On January 16, 2018, the members of the special committee held a telephonic meeting to discuss the three investment banking firms the special committee met with on January 9, 2018, and discussed retaining counsel for the special committee.

        On January 22, 2018, SCG submitted a non-binding, highly confidential indication of interest to acquire all of the outstanding shares of the Company (other than those held by SCG, its affiliates and other stockholders who would elect to rollover their shares) for $1.23 per share in cash (which we refer to as the "SCG Proposal"). The indication included that the $1.23 per share price represented a 24% premium to $0.99, the average closing price between November 1, 2017 and January 19, 2018 and a 13% premium to $1.09, the closing price on Friday, January 19, 2018.

        On January 23, 2018, the members of the special committee held a telephonic meeting to discuss the SCG Proposal. The special committee discussed retaining counsel for the special committee and determined that prior to responding to the SCG Proposal, the special committee would retain counsel.

        Beginning in December and continuing through January, the special committee developed a list of law firms to act as counsel to the special committee. The special committee conducted several telephonic interviews with potential counsel, inquiring as to their experience representing a special committee formed to explore strategic alternatives, expertise in mergers and acquisitions and financings and potential fee structures. The special committee developed a list of three finalist law firms and on

January 27, 2018 held a telephonic meeting of the special committee to discuss the selection of counsel. Following an extensive discussion, the special committee unanimously selected DLA Piper to act as counsel for the special committee. The special committee's decision to engage DLA Piper was based on the experience DLA Piper has representing special committees in evaluating strategic alternatives, the reputations of the attorneys who would represent the special committee and DLA Piper's expertise in mergers and acquisitions and financings.

        On February 1, 2018, the special committee held a telephonic meeting with representatives of DLA Piper to review the SCG Proposal. At the meeting, the representatives provided an overview of process considerations with respect to a potential sale of the Company. The special committee instructed DLA Piper to contact Mr. Sachs and inform him that the special committee had engaged DLA Piper and that any communications, requests for information or questions regarding the special committee's process should be directed to DLA Piper. The special committee also requested that DLA Piper contact the board of directors observer of DRW, the Company's largest stockholder, to determine DRW's willingness to explore potential financing or alternative transactions with the Company.

        The attorney who had served as Greenberg Traurig's primary representative to the Company left Greenberg Traurig and joined Mayer Brown LLP (which we refer to as "Mayer Brown"). In connection with this transfer, and in order to continue its engagement with the primary individual who had previously advised the Company in these matters, the Company executed an engagement letter with Mayer Brown on February 1, 2018. From that point onward, Mayer Brown represented the Company through the same primary attorney who had previously represented the Company on behalf of Greenberg Traurig.

        On February 6, 2018, the special committee held a telephonic meeting with representatives from DLA Piper. At the meeting, the representatives provided an overview of the fiduciary duties of the members of the special committee in the context of evaluating a potential sale of the Company for cash, particularly if the buyer is an affiliate of the Company. The representatives of DLA Piper discussed with the special committee the importance of the process engaged in by the special committee. The special committee discussed feedback received by DLA Piper from DRW, the Company's largest stockholder, that DRW was not interested in further investing in the Company or proposing an alternative transaction for the Company. As part of the meeting, the special committee also discussed management's forecasts as to the Company's liquidity. After taking into consideration the feedback received from DRW and the Company's liquidity position, the special committee determined to proceed with exploring a potential capital raise or sale transaction, including the SCG Proposal. The special committee determined to continue discussions with three of the investment banking firms previously discussed by the special committee and obtain information from an additional two investment banking firms about a possible engagement to assist the special committee in identifying potential financial and strategic buyers in addition to SCG and evaluating potential transactions.

        On February 8, 2018, the special committee held a telephonic meeting with representatives from DLA Piper. At the meeting, the special committee reviewed cash projections made available to the board of directors. Mr. Trutter also reported to the special committee on his discussions with Ms. Bell about the risk that the Company's forecast reflects that the Company will not be able to comply with financial covenants in the Company's senior loan agreement, and as such the Company may receive a going concern explanatory paragraph from its auditors. The special committee, with the assistance of the representatives of DLA Piper, considered the impact of the Company's financial and liquidity condition on the special committee's process and timing in exploring a potential sale or capital raise transaction.

        On February 9, 2018, the special committee held a telephonic meeting with representatives of DLA Piper to review and consider updated projections about the Company's liquidity and covenant compliance prepared by Ms. Bell and circulated to the board of directors. The special committee discussed the risks to the Company's business if the Company were unable to generate sufficient cash to satisfy its debt obligations and working capital needs or were to fail to comply with the financial and operational covenants in its senior loan agreement. The special committee also discussed the risk that short- or long-term financing would not be available given the Company's recent efforts to secure such financing and the Company's cash flow projections. In light of these risks, the members of the special committee determined to continue to engage in discussions with SCG while continuing to explore alternative strategic transactions.

        On February 11, 2018, the board of directors held a telephonic meeting to review the Company's performance and liquidity position. In addition to all of the directors, Ms. Bell, Mr. Robinson and representatives from Mayer Brown and DRW participated in the meeting. Mr. Trutter reported to the board of directors on the developing liquidity situation, including the risk that the Company would not be able to comply with financial covenants in the Company's senior loan agreement and as such, the Company may receive a going concern explanatory paragraph from its auditors. Mr. Trutter also informed the board of directors that the special committee was in the preliminary stages of evaluating the SCG Proposal and reviewed several options available to the Company to help its cash flow situation, including seeking a bridge credit facility, implementing a sale of the Company or initiating a restructuring process. Ms. Bell gave a presentation on the liquidity situation and projections, after which the board of directors discussed the liquidity issues. A representative of Mayer Brown led a discussion on various topics, for some of which Mr. Sachs recused himself. The topics included the duties of the Company's directors and the legal issues involved with conducting transactions between the Company and its insiders. Ms. Bell noted that the Company was required to provide a budget approved by the board of directors under its senior loan agreement by February 15, 2018 and that any such budget would indicate that the Company anticipated it might not be in compliance with future financial covenants without an amendment thereto. The board of directors discussed alternatives to ease the liquidity position, including obtaining mezzanine debt, a third-party bridge loan and other similar transactions. The board of directors also discussed the timeline of a potential sale of the Company and cost control efforts being implemented. The board of directors asked Ms. Bell to update her financial projections to reflect only pre-transaction special committee costs that would be due and owing prior to the consummation of a potential transaction.

        On February 12, 2018, the special committee held a telephonic meeting with representatives of DLA Piper. The members of the special committee discussed management's presentation to the board of directors on February 11, 2018 with respect to the Company's financial and liquidity position. The special committee considered the execution risks to a potential sale or capital raise transaction resulting from the Company's projected cash resources, including the risks if the Company were to fail to comply with the financial covenants in the Company's senior loan agreement. The special committee instructed the representatives of DLA Piper to determine whether Mr. Sachs and/or DRW would consider providing bridge financing to the Company to, at a minimum, give the special committee the time and resources to explore a potential capital raise or sale transaction.

        On February 15, 2018, the special committee held a telephonic meeting with representatives of DLA Piper and a representative of Mayer Brown. The representatives of DLA Piper and Mayer Brown reported to the special committee that Mr. Sachs indicated that he would only provide financing to the Company in connection with the Company entering into a definitive merger agreement with SCG. The special committee also noted that DRW indicated that it would not provide any additional financing to the Company. In light of the foregoing, the special committee determined to engage with SCG as to the terms of the potential bridge financing that would be available in connection with a definitive merger agreement. In addition, since Mr. Sachs indicated he would only engage in discussions with respect to a bridge financing in connection with the negotiation of a definitive merger agreement, the special committee authorized DLA Piper to prepare a draft merger agreement to be reviewed by the special committee and then shared with SCG.

        On February 16, 2018, the special committee held a telephonic meeting with representatives of DLA Piper. Mr. Michelson and Ms. Bell also participated in the meeting. The representatives of DLA Piper discussed with the members of the Company's management the duties and responsibilities of the special committee to independently evaluate strategic alternatives available to the Company. The representatives of DLA informed management that all communications relating to a potential transaction or financing of the Company must be coordinated by the special committee and its counsel. The representatives of DLA Piper and management also discussed the handling of information requests from SCG or any other third parties involved in a potential transaction or financing and coordinating with management as appropriate the implementation of any transaction or financing. The members of the special committee and management also reviewed the Company's financial condition and liquidity position.

        On February 21, 2018, the special committee held a telephonic meeting with representatives of DLA Piper. The members of the special committee reviewed the investment bank candidates to serve as financial advisor to the special committee. The special committee determined that it would be advisable to engage one of the investment banking firms to assist the Company in identifying and pursuing potential buyers and/or financing sources in addition to SCG, but decided to defer engaging an investment banking firm to assist the special committee in valuing the Company's equity and rendering a fairness opinion until the special committee progressed in its discussions with SCG or any other potential third party. A representative of DLA Piper then reviewed in detail with the members of the special committee the terms and conditions set forth in the draft original merger agreement previously circulated by DLA Piper to the members of the special committee. The representatives of DLA Piper and the special committee discussed the advisability of having a go-shop period of at least 45 days to supplement the "market check" that the special committee will continue to engage in prior to entering into any definitive transaction agreement. The special committee and DLA Piper also determined that, given the potential buyer is an affiliate of Mr. Sachs (with Mr. Sachs owning or controlling, directly or indirectly, approximately 18% of the Company's outstanding shares of common stock), having a closing condition that requires the merger agreement to be approved by a majority of stockholders other than SCG and its affiliates and any other stockholders who elect to rollover their shares would give minority stockholders a strong voice in determining whether the proposed transaction is in the best interests of the Company stockholders. The special committee instructed DLA Piper to share the draft original merger agreement with Gardere Wynne Sewell LLP, outside counsel to SCG, and to inform such firm that as a condition to continuing discussions SCG would have to agree to the go-shop provision and majority of minority vote condition and propose bridge financing in an amount, and upon terms, to enable the Company to operate in the ordinary course during the course of any pending transaction and allow the special committee to engage in a process to maximize stockholder value. On April 1, 2018, Gardere Wynne Sewell LLP combined with Foley & Lardner LLP. The combined firm, Foley & Lardner LLP, will do business as "Foley Gardere" in its Texas and Colorado offices for a time following the combination. Throughout the remainder of this proxy statement, the law firm is referred to as "Foley Gardere" without distinguishing between the pre- and post- combination periods. The primary attorneys representing SCG prior to the combination continued to serve as the primary attorneys representing SCG after the combination. The special committee also requested that DLA Piper inform Foley Gardere that, although the special committee was prepared to engage with SCG on the draft original merger agreement, the special committee had not approved the proposed merger consideration, which would not be discussed or negotiated unless and until the parties made progress on the draft original merger agreement and financing terms.

        On February 27, 2018, representatives of DLA Piper and Foley Gardere engaged in discussions concerning the terms of the original merger agreement.

        On February 28, 2018, the special committee held a telephonic meeting with representatives of DLA Piper. The representatives of DLA Piper reviewed with the members of the special committee the communications between DLA Piper and Foley Gardere relating to the draft original merger agreement, including comments by Foley Gardere that would reduce the period of the go-shop to thirty days and establish termination fees to $500,000 plus expenses during the go-shop period and $1 million plus expenses thereafter. Foley Gardere also indicated that it would be sending to DLA a proposed term sheet for bridge financing that SCG or one of its affiliates would enter into simultaneously with entering into a definitive merger agreement and that SCG believed that the amount of the bridge financing would reduce the proposed merger consideration. The special committee instructed DLA Piper to inform Foley Gardere that the go-shop period must be at least 45 days (with extension rights to 60 days), the termination fees must be reduced, and the merger consideration would not be reduced by the amount of any bridge financing. The special committee also reviewed the qualifications and terms of engagement of the investment banking firms that had previously met with the special committee and its members. The special committee determined to engage Carl Marks to advise the special committee in its review of strategic alternatives. The special committee's decision to engage Carl Marks was based on Carl Marks' familiarity with the industry in which the Company competes and potential strategic and financial buyers and/or investors as well as Carl Marks' qualifications, reputation and experience in sale and financing transactions. The special committee authorized Mr. Trutter to execute an engagement letter with Carl Marks on the terms discussed at the meeting, which included a monthly retainer fee of $40,000 for a maximum of three months, as well as a success fee of $450,000 in the event that the Company consummates a sale or finance transaction, which success fee is inclusive of any monthly retainer fees paid prior to such time.

        On March 5, 2018, the special committee held a telephonic meeting with representatives of DLA Piper and Carl Marks. Prior to the meeting, the special committee entered into a customary letter agreement formally engaging Carl Marks as financial advisor to the special committee with respect to a potential sale or financing transaction. The representatives of Carl Marks and the special committee discussed the Company's financial condition and liquidity position. The special committee and Carl Marks also discussed potential strategic and financial parties that Carl Marks would contact to determine if they are interested in a potential sale or financing transaction. The special committee noted that, given the Company's liquidity position, any potential party must demonstrate the ability to proceed expeditiously. The representatives of DLA Piper and Carl Marks discussed the process for engaging interest from third parties, including the form of confidentiality agreement to be executed by parties that express an interest in a potential transaction with the Company.

        On March 6, 2018, Foley Gardere sent to DLA Piper a draft term sheet for bridge financing to be provided by an affiliate of SCG simultaneously with the execution of a definitive merger agreement with SCG. The term sheet provided for a facility of up to $2 million that could be drawn in installments of not more than $250,000, each upon ten days' notice. The facility had a one-year term with an interest rate of prime plus 8%, subject to increase up to prime plus 16% under certain conditions, including if the merger with SCG is not approved by stockholders. The facility also provided that the full amount of borrowings thereunder would be convertible into preferred stock of the Company with a liquidation preference of 3x principal that is convertible into shares of common stock at a price per share of common stock equal to $0.10.

        On March 8, 2018 representatives of DLA Piper and Foley Gardere reviewed and discussed the proposed term sheet for the bridge financing.

        On March 8, 2018, the special committee held a telephonic meeting with representatives of DLA Piper and Carl Marks to discuss the proposed term sheet for the bridge financing. Carl Marks presented its views as to the availability of bridge financing from third parties taking into account the Company's liquidity position and the pending process to explore strategic alternatives. The special committee noted that its objectives for any bridge financing, including the proposed bridge financing by SCG, are to provide the Company with adequate resources to operate in the ordinary course while the special committee explores and implements strategic alternatives. The special committee determined that the bridge financing proposed by SCG would not allow the Company to accomplish these objectives as it included significant limitations on the Company's ability to borrow funds and other terms, such as conversion into convertible preferred stock with a 3x liquidation preference and $0.10 per share conversion into common stock, that made such bridge financing too expensive and would likely have the effect of precluding third parties from making competing proposals. In light of the foregoing, the special committee instructed DLA Piper and Carl Marks to inform Foley Gardere and SCG that the proposed term sheet is unacceptable and that the special committee will not continue to engage in discussions with SCG on a possible sale transaction unless SCG submits a market-based term sheet that allows the special committee to accomplish its objectives.

        On March 10, 2018, representatives of DLA Piper and Foley Gardere discussed the proposed term sheet for the bridge financing and the objections of the special committee to certain of the terms and conditions therein.

        On March 12, 2018, Foley Gardere submitted to DLA Piper a revised draft of the term sheet for the bridge financing. The term sheet allowed an initial borrowing of an unspecified amount under the bridge financing upon signing of the definitive merger agreement, reduced the range of interest rates to prime plus 8% to 12% instead of 8% to 16%, maintained the ability to convert the bridge financing to convertible preferred stock with a 3x liquidation preference, and increased the conversion price into common stock from $0.10 to $1.23 per share. The draft original merger agreement reduced the go-shop period from 60 to 45 days and proposed a termination fee of $250,000 plus reimbursement of expenses during the go-shop period and $500,000 plus expenses thereafter.

        On March 13, 2018, the special committee held a telephonic meeting with representatives of DLA Piper and Carl Marks. At the meeting, Carl Marks updated the special committee on its efforts to solicit strategic and financial parties that may be interested in a transaction or investment with the Company. Carl Marks noted that of the 40 parties it contacted, 3 had entered into confidentiality agreements and received virtual data room access but none have submitted an indication of intent. DLA Piper next reviewed with the special committee the terms of the revised term sheet for the bridge financing submitted by Foley Gardere. Carl Marks discussed proposed revisions to the terms of the bridge financing, including adding a payment-in-kind interest feature and eliminating or reducing the conversion feature. DLA Piper discussed proposed revisions to the terms of the original merger agreement, including increasing the duration of the go-shop and decreasing the amount of the termination fees. The special committee instructed DLA Piper and Carl Marks to send revised drafts of the term sheet for the bridge financing and the original merger agreement to SCG and Foley Gardere.

        On March 14, 2018, DLA Piper submitted a revised draft of the term sheet for the bridge financing and the original merger agreement to Foley Gardere.

        From March 15, 2018 to March 18, 2018, Messrs. Sachs, Trutter and Swimmer and representatives of each of DLA Piper, Foley Gardere and Carl Marks negotiated the terms of the bridge financing and the original merger agreement. Mr. Sachs indicated that he needed the special committee to agree to the proposed merger consideration of $1.23 per share in order for him to continue to expend the time and resources negotiating the original merger agreement and related documents. Mr. Trutter informed Mr. Sachs that the merger consideration is subject to the receipt by the special committee of a valuation analysis and fairness opinion. Mr. Trutter also noted that, although the trading price of the common stock is not the only factor to be considered by the special committee, the common stock has traded above $1.23 since the time Mr. Sachs submitted his indication and requested that Mr. Sachs increase the merger consideration to take into account recent trading prices. Mr. Sachs ultimately agreed to increase the merger consideration from $1.23 to $1.27 per share but emphasized that such price was the maximum amount that SCG was willing to offer and his view that the recent trading prices of common stock were excessively volatile and that the price offered reflected a premium over the average trading price of the common stock during its recent history. The parties also discussed the interest rate and conversion feature of the bridge financing. Mr. Sachs agreed to allowing a portion of the interest to be paid in kind, but refused to eliminate the conversion feature on the grounds that it represents appropriate consideration that any other third party lender would demand under the circumstances; however, in response to the demand from the committee, Mr. Sachs agreed to eliminate the convertibility of the preferred stock into common stock and to provide that SCG may only convert the bridge loan into preferred stock if (i) the Company fails to obtain stockholder approval of the definitive merger agreement with SCG or (ii) the Company terminates the merger agreement in order to enter into an alternative transaction and fails to consummate such alternative transaction within 100 days of the entry into a definitive agreement with respect to such alternative transaction. Finally, during the course of negotiations, Foley Gardere indicated that Mr. Sachs would not guarantee the obligations of the buyer entity to the merger agreement. Instead, Mr. Sachs proposed a $1 million penalty loan on the same terms as the bridge financing if the Company satisfied all of the conditions to closing of the merger, but the buying entity did not close the merger. After Mr. Sachs refused to give a guarantee or agree to a reverse termination fee instead of a penalty loan, the representatives of the special committee, DLA Piper and Carl Marks discontinued negotiations and indicated that the special committee would meet to discuss whether it was possible to proceed with a sale transaction under these circumstances.

        On March 18, 2018, the special committee held a telephonic meeting with DLA Piper and Carl Marks. The special committee, with the advice of DLA Piper, considered the material risks of not having a person or entity with resources guarantee the obligations of the buying entity, including that the buying entity could fail to close the merger on the terms set forth in the definitive merger agreement after the Company incurs the time and expense of filing a proxy statement and having a meeting of stockholders. Although the special committee noted that target companies that agree to financing or other similar conditions in favor of a buyer would typically have the protection of a reverse termination fee payable to the target if such conditions are not satisfied as opposed to a penalty loan, the special committee determined to continue to engage with SCG in light of the absence of interest by any other strategic or financial parties and the Company's liquidity position and the risk that the Company would not be able to comply with financial covenants in the Company's senior loan agreement and, as such, the Company may receive a going concern explanatory paragraph from its auditors. The special committee authorized DLA Piper to negotiate with Foley Gardere terms which would give the Company the benefit of the $2 million bridge financing to have the time to consummate the definitive merger agreement with SCG and solicit alternative transactions and the benefit of the $1 million penalty loan if all closing conditions have been satisfied and the buying entity fails to close. The special committee instructed DLA Piper that the interest rate for the penalty loan should be payable in kind at a rate below the interest rate for the bridge financing and the $1 million should be deposited into escrow upon signing of the merger agreement. Finally, in light of Mr. Sachs' refusal to guarantee the obligations of the buying entity, the special committee also requested improvements in its ability to seek alternative transactions by allowing the Company to extend the go-shop period from 45 to 60 days and eliminating any termination fee (other than reimbursement of legal fees and expenses) during the go-shop period.

        The special committee next reviewed the qualifications and terms of engagement of the investment banking firms that had previously met with the special committee and its members. The special committee determined to engage Lake Street Capital Markets, LLC (which we refer to as "Lake Street") to render a fairness opinion with respect to the merger consideration to be received by the holders of the Company's outstanding shares of common stock (other than certain affiliates of Mr. Sachs and any rollover investor, which we refer to as the "excluded stockholders," and the Company stockholders excluding the excluded stockholders we refer to as the "non-rolling stockholders"). The special committee authorized Mr. Trutter to execute an engagement letter with Lake Street on the terms discussed at the meeting.

        On March 20, 2018, the special committee held a telephone meeting with representatives of DLA Piper and Lake Street. Ms. Bell also attended for a portion of the meeting. Ms. Bell reviewed with the special committee and Lake Street certain information previously made available to Lake Street and the board of directors, including certain financial projections relating to the Company for the years ending December 31, 2018 through December 31, 2021 (which assumed the Company would be able to continue as a going concern) and weekly cash flow forecasts through April 30, 2018. Lake Street discussed with the special committee Lake Street's preliminary view regarding the valuation of the Company and the process Lake Street was undertaking in connection with the preparation of the fairness opinion.

        From March 20, 2018 to March 26, 2018, Foley Gardere and DLA exchanged drafts of, and negotiated the terms of, the original merger agreement, the bridge loan agreement, a subordination agreement which subordinates the payment and other rights of SCG to the Company's existing senior lender, Silicon Valley Bank (which we refer to as "Silicon Valley Bank" or the "senior lender"), a certificate of designation for the preferred stock which the bridge financing may be converted into under certain circumstances, a voting agreement pursuant to which SCG agrees to vote the shares of common stock held by itself and its affiliates in favor of the merger agreement and the merger and an escrow agreement to hold the $1 million proceeds of the penalty loan. During these negotiations, SCG agreed to fund the entire $2 million bridge financing upon signing of the definitive merger agreement. SCG also agreed to deposit the $1 million penalty loan, which if funded would bear paid-in-kind interest at 5.0% above the prime rate, into escrow upon signing of the definitive merger agreement but requested the ability to alternatively secure a $1 million letter of credit to be deposited into escrow.

        On March 28, 2018, Mr. Trutter, Ms. Bell and representatives of DLA Piper and Mayer Brown discussed provisions of the bridge financing and the subordination agreement relating to the Company's ability to refinance its debt and the cap on the aggregate amount of senior debt under the subordination agreement. Ms. Bell informed the representatives of DLA Piper and Mayer Brown of the feedback received by the Company's senior lender as to these provisions. Based on this feedback, on March 29, 2018, Mayer Brown submitted a revised draft of the bridge loan facility and the subordination agreement to Foley Gardere.

        From March 29, 2018 to April 1, 2018, Mr. Sachs, Mr. Trutter and representatives of DLA Piper, Mayer Brown and Foley Gardere continued to negotiate the original merger agreement and related documents. During these negotiations, the Company and Mayer Brown negotiated with the Company's senior lender an amendment to its senior loan agreement to, among other things, permit the bridge financing and the terms of the subordination agreement.

        On April 2, 2018, the special committee (with Mr. Swimmer unable to attend due to a personal matter) held a telephonic meeting with representatives of DLA Piper, Carl Marks and Lake Street. Ms. Bell also attended for a portion of the meeting. At the request of the special committee, Ms. Bell updated the members of the special committee on the Company's near-term liquidity constraints and management's projection that, absent a substantial capital infusion, the Company would be unable to amend the financial covenants in its senior loan agreement and would likely face a liquidity shortfall by mid-April 2018. The special committee discussed the urgent need to address the Company's liquidity constraints and the Company's ongoing efforts to obtain an amendment to its senior loan agreement as well as the impact the Company's entering into the bridge financing in connection with the definitive merger agreement would have on such efforts. Following such discussion, Ms. Bell was excused from the meeting.

        The representatives of Carl Marks next updated the special committee on its process to seek potential strategic and financial parties interested in a transaction with the Company. Carl Marks said that since March 9, 2018, it had contacted 42 potential strategic and financial parties, with 10 parties executing confidentiality agreements but no parties submitting an indication of interest. Carl Marks noted that the capital infusion from the bridge loan together with the 45-day (plus up to 15-day extension) go-shop period would give the special committee time to determine if there are any alternative transactions for the Company, which time would not otherwise be available in light of the Company's liquidity constraints and risk of covenant default under its senior loan agreement, and that the terms of the original merger agreement and the bridge financing would not be likely to preclude any such alternative transaction during the go-shop period.

        At the request of the special committee, Lake Street next reviewed its financial analysis of the $1.27 per share merger consideration and rendered to the special committee an oral opinion (which as subsequently confirmed by delivery of Lake Street's written opinion, dated April 2, 2018, to the special committee) to the effect that, as of such date and based on and subject to various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Lake Street in connection with the preparation of its opinion, the merger consideration to be received by holders of Company common stock (other than SCG, its affiliates and any rollover investors) in the merger pursuant to the original merger agreement was fair to such holders from a financial point of view. The representatives of Carl Marks and Lake Street were then excused from the meeting.

        DLA Piper confirmed that the special committee had received and reviewed in advance of the meeting the final version of the original merger agreement (including the disclosure schedules thereto), bridge loan agreement, subordination agreement, voting agreement, certificate of designation of preferred stock, escrow agreement, final financial presentation and form of fairness opinion delivered by Lake Street, and the special committee approval resolutions. DLA Piper reviewed the fiduciary duties of the special committee in connection with the sale of the Company. Representatives of DLA Piper then summarized the principal terms and conditions of the original merger agreement, as well as the related transaction agreements.

        The special committee then further discussed and considered the merger and related transactions, including the considerations described in more detail below under "—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger," beginning on page 42. Mr. Trutter informed Mr. Hayzlett that Mr. Swimmer was unable to attend the meeting due to a personal matter but had informed Mr. Trutter on April 1, 2018 that, based on Mr. Swimmer's participation in all of the meetings and activities of the special committee through April 1, 2018, Mr. Swimmer was supportive of the merger and related transactions. Following discussion, the special committee, in a meeting attended by each member of the special committee except Mr. Swimmer who was unable to attend due to a personal matter, unanimously adopted resolutions (i) determining that the original merger agreement and the transactions contemplated thereby (other than any rollover by any rollover investor), including the merger and the transaction documents, are advisable, fair to and in the best interest of the Company and non-rolling stockholders, and (ii) recommending that the board of directors (1) declare that the original merger agreement and the transactions contemplated by the original merger agreement (excluding any rollover by any rollover investor), including the merger and the transaction documents, are advisable, fair to, and in the best interests of the Company and non-rolling stockholders, (2) approve the original merger agreement and the transactions contemplated by the original merger agreement (excluding any rollover by any rollover investor), including the merger and the transaction documents, and (3) subject to the foregoing board of directors approval, submit the approval of the adoption of the original merger agreement to the Company stockholders and recommend that the Company stockholders approve the adoption of the original merger agreement.

        Following the meeting of the special committee, on April 2, 2018, the board of directors held a telephonic meeting with representatives of Mayer Brown and DLA Piper. The representatives of Mayer Brown confirmed that the board of directors had received and reviewed in advance of the meeting the final version of the original merger agreement (including the disclosure schedules thereto), bridge loan agreement, subordination agreement, voting agreement, certificate of designation of preferred stock, escrow agreement, final financial presentation and form of fairness opinion delivered by Lake Street to the special committee, and the board of directors approval resolutions. The representatives of Mayer Brown and DLA Piper then summarized the principal terms and conditions of the original merger agreement, the bridge loan agreement, and the other related transaction agreements, and reviewed the fiduciary duties of the board of directors in connection with the sale of the Company. Mr. Trutter, as chair of the special committee, then reviewed the process undertaken by the special committee and the special committee's receipt of the oral opinion of Lake Street rendered to the special committee and the determinations and recommendations of the special committee (which determinations and recommendations were made with Mr. Swimmer unable to attend due to a personal matter, but were otherwise unanimous) with respect to the merger, the original merger agreement and the related transactions. The board of directors then further discussed and considered the merger and related transactions, including the considerations described in more detail below under "—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger," beginning on page 42.

        Following discussion, the board of directors, in a meeting attended by each member of the board of directors except for Mr. Sachs who recused himself due to his interest in the transaction and Mr. Swimmer who was unable to attend due to a personal matter, after carefully considering the unanimous recommendation of the special committee (in a meeting attended by each member of the special committee except Mr. Swimmer), unanimously adopted resolutions (1) declaring that the original merger agreement and the transactions contemplated by the original merger agreement (other than any rollover by any rollover investor) were advisable, fair to, and in the best interests of the Company and the non-rolling stockholders, (2) approving the original merger agreement and the transactions contemplated by the original merger agreement, including the merger, (3) directing that the approval of the adoption of the original merger agreement be submitted to the Company stockholders and (4) recommending that Company stockholders vote in favor of adoption of the original merger agreement.

        Following the meeting of the board of directors, on April 2, 2018, the Company and SCG executed the original merger agreement and other definitive documentation, including the bridge loan agreement, the subordination agreement and the voting agreement and, on April 3, 2018, the Company issued a press release announcing its entry into the original merger agreement.

Subsequent Events

        Under the terms of the original merger agreement, and as further described under "The Merger Agreement—Go-Shop; Non-Solicitation; Competing Acquisition Proposals," beginning on page 93, the Company was permitted to actively solicit and negotiate acquisition proposals from third parties during the go-shop period that began on April 2, 2018 and expired on June 1, 2018. We refer to this process of solicitation and negotiation of acquisition proposals during this period as the "go-shop process."

        Promptly after the announcement of the original merger agreement on April 3, 2018, at the direction and under the supervision of the special committee, Carl Marks began the go-shop process on behalf of the Company. During the go-shop period and prior to the Company's entrance into the original merger agreement, Carl Marks contacted a total of 137 potential acquirers, including 35 strategic parties and 102 financial parties that the special committee and Carl Marks believed might be interested in a possible alternative transaction. Of the 137 parties with which Carl Marks communicated, the 4 parties discussed below expressed interest in evaluating a possible transaction during the go-shop period and signed confidentiality agreements with the Company (10 parties had signed confidentiality agreements during the solicitation process undertaken by Carl Marks prior to the Company's entry into the original merger agreement and the commencement of the go-shop period).

        On April 11, 2018, a financial party, Hale Capital Partners, Inc. (which we refer to as "Hale"), contacted by Carl Marks expressed interest in pursuing a possible alternative transaction with the Company and received a draft confidentiality agreement from Carl Marks. Hale subsequently had discussions with Carl Marks regarding the confidentiality agreement and limitations set forth therein.

        On April 12, 2018, a financial party (which we refer to as "Party B") contacted by Carl Marks expressed interest in entering into a confidentiality agreement with the Company for the purposes of investigating a potential alternative transaction and delivered a mark-up of the confidentiality agreement proposed by the Company to Carl Marks and DLA Piper.

        On April 20, 2018, the special committee held a telephonic meeting, at which representatives of Carl Marks and DLA Piper were present, to discuss the status of the go-shop process.

        After negotiations between DLA Piper and Party B, the confidentiality agreement was executed by the Company and Party B on April 23, 2018. Party B was then granted access to an electronic data room and subsequently conducted due diligence, including discussions with members of the Company's management, with respect to the Company. Although Party B continued its due diligence of the Company throughout the go-shop period, Party B did not submit an acquisition proposal during the go-shop period or thereafter.

        On April 25, 2018, the special committee held a telephonic meeting, at which representatives of Carl Marks and DLA Piper were present, to discuss the status of the go-shop process.

        On April 25, 2018, a financial party (which we refer to as "Party C") contacted by a member of the special committee expressed interest in investigating a potential alternative transaction with the Company and received a draft of the confidentiality agreement. On April 30, 2018, Party C executed the Company's confidentiality agreement without negotiation. Party C was subsequently granted access to the electronic data room. However, Party C did not actively pursue a due diligence investigation of the Company and did not submit an acquisition proposal during the go-shop period or thereafter.

        On May 2, 2018, the special committee held a telephonic meeting, at which representatives of Carl Marks and DLA Piper were present, to discuss the status of the go-shop process.

        After a period of negotiations between DLA Piper, Carl Marks and Hale, on May 3, 2018, Hale and the Company executed the confidentiality agreement and Hale subsequently received access to the electronic data room and began its due diligence review of the Company.

        On May 7, 2018, a financial party (which we refer to as "Party D") contacted by Carl Marks expressed interest in investigating a potential alternative transaction and received a draft of the confidentiality agreement. After subsequent negotiations between Party D and representatives of DLA Piper, the Company and Party D executed a confidentiality agreement on May 8, 2018. Party D received access to the electronic data room and began its due diligence review of the Company, although it never held discussions with management. On May 15, 2018, Party D informed Carl Marks that it was not interested in pursuing a possible alternative transaction.

        On May 9, 2018, the special committee held a telephonic meeting, at which representatives of Carl Marks and DLA Piper were present, to discuss the status of the go-shop process.

        On May 14, 2018, representatives of Carl Marks had discussions with representatives of Hale regarding the status of their due diligence review of the Company and expressed interest in submitting a letter of intent with respect to a possible alternative transaction. At that time, Hale requested a phone call with members of the special committee to discuss preliminary terms of a possible proposal.

        On May 15, 2018, the special committee held a telephonic meeting, at which representatives of Carl Marks and DLA Piper were present, to discuss the status of the go-shop process, the extension of the go-shop period to June 1, 2018 pursuant to the original merger agreement, and next steps with respect to the possible proposal from Hale. At this meeting, the special committee agreed that the go-shop period should be extended to June 1, 2018 pursuant to the original merger agreement and directed representatives of DLA Piper to deliver a notice to Mr. Gregory Sachs of such election, which was subsequently delivered on May 16, 2018. The special committee also agreed that Mr. Trutter, Mr. Swimmer and representatives of Carl Marks should arrange a telephone call with Hale to further discuss its possible proposal. Representatives of Carl Marks again spoke with representatives of Hale to arrange such a telephone call for the following day.

        On May 16, 2018, Mr. Trutter, Mr. Swimmer and representatives of Carl Marks held a telephone call with Hale to discuss its possible acquisition proposal. Additionally, representatives of Baker & McKenzie, outside counsel to Hale, held a telephone call with representatives of DLA Piper to discuss a possible acquisition proposal.

        On May 17, 2018, Carl Marks received, on behalf of the special committee, a non-binding indication of interest from Hale which contained a proposal for an alternative transaction. Under the proposed alternative transaction, Hale proposed that the Company, or a successor to the Company, would remain a public company and would undergo a significant recapitalization through a $7 million investment by Hale in exchange for the issuance to Hale of convertible preferred stock in the Company or a successor to the Company. The convertible preferred stock was proposed to have a conversion price of $1.34 per share. Representatives of Carl Marks provided the proposal to the special committee and representatives of DLA Piper for review and a telephonic meeting of the special committee was arranged for the following day to discuss the proposal.

        On May 18, 2018, the special committee held a telephonic meeting, at which representatives of Carl Marks and DLA Piper were present, to discuss the proposal received by Hale and to discuss the status of the go-shop process. Representatives of DLA Piper reviewed the terms of the original merger agreement relating to the special committee's consideration of an acquisition proposal for an alternative transaction.

        On May 22, 2018, the special committee held a telephonic meeting, at which representatives of Carl Marks and DLA Piper were present, to further discuss the proposal received by Hale. Representatives of DLA Piper discussed the proposal in the context of the provisions of the original merger agreement relating to the special committee's consideration of an acquisition proposal for an alternative transaction. Representatives of Carl Marks discussed their preliminary views of the terms of the proposal from an economic perspective, with a view to whether the proposal would reasonably be expected to result in a "superior proposal" within the meaning of the original merger agreement. After discussion at the meeting, the special committee directed representatives of DLA Piper to hold further discussions with Baker & McKenzie to better understand the proposal from a legal perspective and directed representatives of Carl Marks to hold further discussions with Hale with respect to the economic terms of their proposal and the possibility of improving such terms.

        On May 23, 2018, representatives of DLA Piper and Baker & McKenzie held a telephone call to discuss the legal structure and terms on which Hale was prepared to pursue a potential alternative acquisition proposal for the Company.

        Also on May 23, 2018, Carl Marks received, on behalf of the special committee, a revised non-binding indication of interest from Hale which contained a revised proposal for an alternative transaction. The structure of the revised proposal continued to be a recapitalization transaction in which the Company, or a successor of the Company, would remain a public company. However, the revised proposal included an increase in the conversion price of the convertible preferred stock to $1.45 per share.

        On May 24, 2018, the special committee, representatives of Hale, representatives of DLA Piper, representatives of Baker & McKenzie, and representatives of Carl Marks held a joint telephone call to discuss the revised proposal and its terms, as well as Hale's request for expense reimbursement in order to proceed to draft preliminary legal documentation with respect to the terms of the revised proposal, as well as to participate in on-site due diligence meetings with Company management the following week. Immediately following the discussion, the special committee held a telephonic meeting to discuss Hale's request for expense reimbursement. Following this discussion, the special committee directed Carl Marks to communicate a proposal to pay one-half of Hale's expenses up to a cap of $50,000 for the period beginning on May 24, 2018 and ending at the end of the go-shop period. Representatives of Carl Marks communicated this proposal to Hale, who asserted that they would be willing to agree to a cap on the expenses, but not to the splitting of expenses up to that amount, and that they would require expenses to be advanced, rather than reimbursed.

        On May 25, 2018, after further negotiations, Hale and the special committee entered into an agreement to provide Hale with reimbursement of its expenses up to a cap of $50,000.

        From May 29, 2018 to May 30, 2018, Hale participated in detailed on-site due diligence meetings with members of Company management (not including Mr. Gregory Sachs) at the Company's principal offices in Addison, Texas.

        On the evening of May 30, 2018, representatives of Baker & McKenzie provided preliminary drafts of transaction documents with respect to Hale's revised proposal to representatives of DLA Piper. Representatives of DLA Piper circulated the draft documents to representatives of Carl Marks and the special committee for review and arranged a telephonic meeting of the special committee to discuss the documents the following day.

        On May 31, 2018, representatives of DLA Piper received, on behalf of the special committee, a final non-binding indication of interest from representatives of Baker & McKenzie, on behalf of Hale (which we refer to as the "Proposal"). The Proposal was identical to the prior revised proposal, but included additional information with respect to the potential legal structures of the proposed recapitalization transaction.

        Also on the evening of May 31, 2018, the special committee held a telephonic meeting, at which representatives of Carl Marks and DLA Piper were present, to discuss the Proposal. Representatives of DLA Piper discussed the legal structure of the Proposal, including certain additional details provided by the draft transaction documentation received from Baker & McKenzie, as well as the alternatives with respect to the legal structure of the transaction. Representatives of DLA Piper further reviewed the terms of the original merger agreement relating to the special committee's consideration of an acquisition proposal and with respect to the designation of a person or group of persons as an "excluded party" under the original merger agreement. Representatives of Carl Marks discussed the economic terms of the Proposal, and gave an update on the go-shop process. After discussion, including consideration of the financing and likelihood of consummation of the potential transaction with Hale and the merger, the special committee determined, after consultation with Carl Marks and DLA Piper, that the Proposal would reasonably be expected to lead to a superior proposal, and therefore that Hale was an "excluded party" under the original merger agreement. The special committee directed representatives of Carl Marks to communicate this decision to Mr. Gregory Sachs, as well as to Hale.

        Immediately following the special committee meeting, representatives of Carl Marks had a telephone call with Hale to communicate the special committee's designation of it as an "excluded party" under the original merger agreement and on the morning of June 1, 2018, representatives of Carl Marks had a telephone call with Mr. Gregory Sachs to communicate to him the special committee's designation. On June 1, 2018, representatives of DLA Piper provided formal notice to Mr. Gregory Sachs, pursuant to the terms of the original merger agreement, of such designation.

        On June 5, 2018, the special committee held a telephonic meeting at which representatives of DLA Piper and Carl Marks were present to discuss the legal documentation provided to DLA Piper by Baker & McKenzie. After discussion regarding the key issues with respect to the Proposal, including the terms of the transaction documentation, the special committee directed representatives of Carl Marks to discuss certain key business terms with Hale before proceeding any further with legal documentation. Following the meeting, representatives of Carl Marks had a discussion with Hale to convey the special committee's primary business concerns with the Proposal and the transaction documentation.

        Also on June 5, 2018, the special committee issued a press release in which it announced that it had received the Proposal and stated, among other things, that it (i) had designated the party which submitted the Proposal as an "excluded party" under the original merger agreement, (ii) intends to continue negotiations with that party, (iii) had not determined that the Proposal in fact constitutes a superior proposal under the original merger agreement and that the Proposal was not at that stage sufficiently detailed or definitive for such a determination to be appropriate, and (iv) had not changed its recommendation with respect to, and continues to support, the company's pending sale to Parent.

        Later on June 5, 2018, the special committee and representatives of DLA Piper received a letter from Parent informing the special committee that it disagreed with the special committee's designation of Hale as an "excluded party" under the original merger agreement as it did not believe that the Proposal would reasonably be expected to lead a superior proposal under the terms of the original merger agreement. Parent and the special committee disagreed about such designation.

        From June 5 to June 10, 2018, representatives of Carl Marks and Hale continued negotiations regarding the key business terms of the Proposal and proposed legal documentation.

        On June 7, 2018, representatives of DLA Piper held a telephone call with representatives of Baker & McKenzie to further negotiate the Proposal, including with respect to the legal structure of the proposed transaction and certain key business terms.

        Following those negotiations, on June 11, 2018, Mr. Trutter held a telephone call with representatives of DLA Piper and Carl Marks to direct DLA Piper to proceed to revise certain of the proposed transaction documents.

        On June 13, 2018, representatives of DLA Piper provided representatives of Baker & McKenzie with revisions to certain of the proposed transaction documents. That evening, representatives of Carl Marks held a telephone call with representatives of Hale to discuss their initial review of the revisions provided by DLA Piper.

        On June 14, 2018, Mr. Trutter and representatives of Hale, DLA Piper, Baker & McKenzie, and Carl Marks held a joint telephone call to discuss the revisions provided by DLA Piper and to negotiate certain key business and legal issues related thereto. Following the telephone call, Mr. Trutter and representatives of DLA Piper and Carl Marks had a subsequent telephone conversation to discuss the key issues raised by Hale and discuss a potential response.

        On June 15, 2018, Mr. Trutter and representatives of Carl Marks and Hale again held a call to discuss the special committee's response.

        On June 20, 2018, representatives of Carl Marks held a telephone call with representatives of Hale to discuss Hale's response to the special committee's key business concerns.

        On June 21, 2018, Mr. Trutter and representatives of Carl Marks again held a telephone call with representatives of Hale who provided to Mr. Trutter and representatives of Carl Marks a revised draft of certain terms with respect to the proposed legal documentation for discussion.

        Later on June 21, 2018, the special committee and representatives of DLA Piper received a letter from Parent informing the special committee that it believed that the Company had failed to comply with the terms of the original merger agreement, specifically that the Company had failed to keep Parent informed on a reasonably current basis of the status of the Proposal as it believes is required under the original merger agreement. Parent and the special committee disagreed about what is required under the original merger agreement in this regard.

        On June 22, 2018, Mr. Trutter, representatives of Carl Marks and representatives of DLA Piper held a telephone call in order to discuss the revised terms received from Hale as well as the letter received from Parent. Following such discussion, Mr. Trutter directed representatives of DLA Piper to discuss with representatives of Baker & McKenzie the revised terms received from Hale.

        On June 23, 2018, representatives of DLA Piper held a telephone call with representatives of Foley Gardere for the purpose of discussing the status of Parent's activities relating to any potential rollover investors and financing.

        On the morning of June 24, 2018, the special committee held a telephonic meeting at which representatives of DLA Piper and Carl Marks were present to discuss the outcome of DLA Piper's call with representatives of Foley Gardere and the status of negotiations with Hale.

        Later on June 24, 2018, representatives of DLA Piper held a telephone call with representatives of Baker & McKenzie to discuss certain key business and legal issues with respect to the revised draft of certain terms of the proposed legal documentation received from Hale.

        On June 26, 2018, Mr. Trutter held a telephone call with representatives of Carl Marks and Hale to discuss the key business issues arising from DLA Piper's call with representatives of Baker & McKenzie.

        From June 27 to July 12, 2018, representatives of Carl Marks, Mr. Trutter and Hale held numerous discussions regarding the business terms of the Proposal and proposed legal documentation relating thereto. Additionally, on July 9, 2018, representatives of DLA Piper provided a proposed merger agreement (which we refer to as the "Hale merger agreement") to representatives of Baker & McKenzie, and representatives of Baker & McKenzie provided a revised draft of certain other legal documentation to DLA Piper.

        On July 10, 2018, the special committee and representatives of DLA Piper received a letter from Parent reiterating its position that the Company was failing to comply with the terms of the original merger agreement in not keeping Parent informed of the status of the Proposal as it believes is required under the original merger agreement. Parent and the special committee disagreed about what is required under the original merger agreement in this regard.

        On July 12, 2018, representatives of Baker & McKenzie provided a revised draft of the Hale merger agreement to DLA Piper.

        On July 13, 2018, Mr. Trutter and representatives of Hale, DLA Piper, Baker & McKenzie, and Carl Marks held a joint telephone call to discuss the revisions to the Hale merger agreement provided by Baker & McKenzie and to negotiate certain key business and legal issues related thereto.

        During the period from July 14 to July 18, 2018, the parties held numerous discussions to continue negotiations with respect to finalizing the legal documentation in respect of the Proposal.

        On July 16, 2018, the Company paid interest owed to SCG Digital Finance, LLC (which we refer to as "Lender") under the bridge loan agreement for interest due June 30, 2018. The Company inadvertently failed to pay the interest payment when it came due on June 30, 2018 and it paid the default interest premium on July 17, 2018. The bridge loan agreement permits Lender to exercise certain remedies in the event of such a default, including demanding immediate repayment of all outstanding principal and interest. Also, the interest rate under the bridge loan agreement automatically increases by 2.5% for the duration of the default. Additionally, the default under the bridge loan agreement caused a cross default under the Company's amended and restated loan and security agreement with the Company's senior lender, Silicon Valley Bank (as amended, the "SVB loan agreement"), which has caused the Company to not be in compliance with all covenants under the SVB loan agreement.

        On July 17, 2018, the special committee sent a letter to Parent inviting Parent to provide an update on the status of Parent's activities related to any potential rollover investors and financing at a special committee meeting to be held on July 19, 2018.

        On July 19, 2018, the special committee held a meeting at which representatives of DLA Piper and Carl Marks were present. During the meeting, representatives of Hale gave the special committee a presentation with respect to its ideas for certain restructuring actions that could be taken by the Company to improve its financial position. Additionally, the special committee heard an update from Company management with respect to the Company's financial position and cash forecast. Finally, the special committee next reviewed the qualifications and terms of engagement of the investment banking firm Cassel Salpeter & Co., LLC, (which we refer to as "Salpeter"), who the special committee had previously interviewed. The special committee determined to engage Salpeter to render a fairness opinion with respect to the merger consideration proposed to be received in the Hale transaction by the holders of the Company's outstanding shares of common stock. The special committee authorized Mr. Trutter to execute an engagement letter with Salpeter on the terms discussed at the meeting.

        Later on July 19, 2018, the special committee received a response letter from Parent which did not provide an update with respect to Parent's financing activities or rollover investors, but reiterated Parent's position with respect to the Company's alleged failure to comply with the original merger agreement. Parent and the special committee disagreed about what is required under the original merger agreement in this regard.

        During the period from July 20 to July 24, 2018, representatives of DLA Piper and Baker & McKenzie, as well as Carl Marks and Hale, continued discussions and negotiations towards finalizing the legal documentation with respect to the Proposal.

        On July 20, 2018, the special committee again received a letter from Parent which reiterated Parent's position with respect to the Company's alleged failure to comply with the original merger agreement. Parent and the special committee disagree about what is required under the original merger agreement in this regard.

        On July 23, 2018, the Company received a letter from Lender, notifying the Company that it is in default under the bridge loan agreement due to the Company's failure to timely pay cash interest pursuant to the terms of the bridge loan agreement. In the letter, Lender also states that the breaches alleged by Parent in its letters dated June 21, 2018, July 10, 2018 and July 20, 2018 constitute breaches of the bridge loan agreement. In addition, Lender states that it is not exercising any remedies at this time, but reserves its rights and remedies.

        On July 23, 2018, the special committee sent a letter to Parent reiterating the special committee's position with respect to the Company's compliance with the original merger agreement regarding keeping Parent informed of the status of the Proposal. Parent and the special committee disagreed about what is required under the original merger agreement in this regard.

        On July 24, 2018, Mr. Trutter and representatives of Hale, DLA Piper, Baker & McKenzie, and Carl Marks held a joint telephone call to negotiate certain remaining open business and legal issues.

        Later on July 24, 2018, the special committee again received a letter from Parent which reiterated Parent's position with respect to the Company's alleged failure to comply with the original merger agreement. Parent and the special committee disagreed about what is required under the original merger agreement in this regard.

        On July 25, 2018, representatives of DLA Piper received an email from representatives of Foley Gardere, requesting that DLA Piper coordinate a telephonic meeting of the special committee at which Mr. Sachs, Foley Gardere, Mayer Brown and DLA Piper would be present, and at which Mr. Sachs would make a presentation with respect to a proposal to revise the terms of the original merger agreement (which we refer to as "Parent's Proposal"). Representatives of DLA Piper subsequently spoke with representatives of Foley Gardere in order to better understand the nature of Parent's Proposal. Foley Gardere explained to DLA Piper that the Parent's Proposal involved an amendment to the original merger agreement to extend the drop dead date from August 30, 2018 to a later date and to give Parent the option to either consummate the transactions contemplated by the original merger agreement by the extended drop dead date or consummate a transaction with Mr. Sachs that mirrored the transaction proposed by Hale, except that certain financial conditions to closing from the Hale draft transaction documents would be removed. Later on July 25, 2018, representatives of DLA Piper had discussions with Mr. Trutter and Mr. Swimmer of the special committee in order to update them with respect to the outline of Parent's Proposal. The special committee thereafter instructed DLA Piper to request from Foley Gardere a writing detailing the terms of Parent's Proposal.

        From July 25, 2018 to July 29, 2018, representatives of DLA Piper held numerous discussions with representatives of Baker & McKenzie to negotiate certain final key business and legal issues related to the draft transaction documentation. Additionally, representatives of Carl Marks, the Company and the special committee had discussions with representatives of Hale with respect to certain terms of the Proposal and draft transaction documents.

        On July 27, 2018, representatives of DLA Piper held a discussion with representatives of Foley Gardere to obtain further details with respect to Parent's Proposal, which involved Mr. Sachs' willingness to establish an escrow to secure Parent's performance of the investment in preferred stock (mirroring the Hale transaction) if Parent were unable or unwilling to consummate the existing merger under the proposed extended timeline. The escrowed amount would be $7 million reduced by (a) all amounts that would have otherwise been payable to Parent and its affiliates upon termination of the existing merger agreement, including all principal and prepayment premiums on the bridge loan and (b) the termination fee of $500,000 plus reimbursement of expenses that would have been payable to Parent if the Company terminated the original merger agreement in order to enter into the Hale transaction so that the total amount escrowed would be equal to the net proceeds, after expenses, to the Company of the Hale transaction. After this call, DLA Piper provided an update to the special committee with respect to the further details offered.

        On the evening of July 29, 2018, the special committee held a telephonic meeting. Representatives of DLA Piper attended and first reviewed the fiduciary duties of the special committee in considering the Hale proposed transaction and then updated the special committee as to the status of the transaction documentation. DLA Piper then gave an overview of the proposed transaction documentation with respect to the Hale proposed transaction. Next, representatives of Salpeter, as well as representatives of Carl Marks, joined the call. At the request of the special committee, Salpeter reviewed its financial analysis of the proposed transaction with Hale and took questions from the special committee; however, given that the transaction documentation was not fully complete, Salpeter did not deliver its oral opinion at this meeting. Salpeter was then excused from the meeting.

        Representatives of Carl Marks then discussed its analysis of the value of the proposed transaction for the Company's stockholders as compared to the value to stockholders of the original merger agreement with Parent and took questions from the special committee before being excused from the meeting.

        The special committee then further discussed and considered the proposed transaction with Hale and the related documentation. After such discussion, the special committee determined to (i) schedule a final special committee meeting to make a determination as to whether the Hale transaction would result in a transaction that is more favorable to Company stockholders (solely in their capacity as such) than the original merger agreement and the transactions contemplated by the original merger agreement and whether to recommend to the board of directors that it declare the proposed transaction with Hale as a superior proposal pursuant to the original merger agreement, (ii) request a meeting of the full board of directors for the evening of August 1, 2018 and (iii) direct DLA Piper and Carl Marks to finalize the transaction documentation with Hale as soon as possible prior to those meetings.

        On July 30, 2018, representatives of DLA Piper and representatives of Baker & McKenzie had numerous discussions to resolve the open items with respect to the proposed transaction documentation with Hale. Additionally, on the evening of July 30, 2018, representatives of DLA Piper and representatives of Foley Gardere had a further conversation regarding the status of the special committee's consideration of Parent's Proposal, which the special committee did not believe were definite or certain enough to warrant delay in finalizing the terms of Hale's proposed transaction, which were nearly fully agreed. Foley Gardere disagreed with such position, and informed DLA Piper that the terms of Parent's Proposal were substantially definite and would be effected through minimal amendments to the original merger agreement.

        Later on the evening of July 30, 2018, at the request of the special committee and in advance of the board meeting scheduled for August 1, 2018, representatives of DLA Piper provided to the full board of directors of the Company drafts of a (i) Hale merger agreement, (ii) commitment amount agreement, (iii) certificate of designations for convertible preferred stock, (iv) fee reimbursement letter, (iv) registration rights agreement, (v) form of voting agreement, and (vi) consulting agreement (which, together with the transactions contemplated by these documents, we refer to as the "Hale transaction"). Additionally, DLA Piper provided the draft presentation of Salpeter and analysis from Carl Marks, as well as a form of consent to the Hale transaction to be signed by Silicon Valley Bank, the Company's senior lender.

        On July 31, 2018, Mr. Trutter, Hale, representatives of DLA Piper, and representatives of Baker & McKenzie, held a series of joint telephone calls to discuss the final open issues on the Hale merger agreement, which were verbally agreed to during those calls and documentation was finalized later that day. At the request of the special committee, representatives of DLA Piper subsequently distributed the final versions (as well as marked copies showing revisions from drafts previously distributed) of certain Hale transaction documents, as well as an up to date presentation from Salpeter and analysis from Carl Marks, which were in each case updated to reflect minor updates from the prior versions and did not reflect any substantive difference in their respective analyses.

        Later on July 31, 2018, the special committee and the full board of directors received a letter from Parent documenting in writing Parent's Proposal. In the letter, Parent stated that the special committee has expressed concern that Parent would not actually close on the merger and would instead fund the $1 million penalty loan (the remedy under the original merger agreement in the event that all conditions to Parent's obligations to close have been satisfied but Parent does not close the merger), and that this right of Parent created significant uncertainty for Company stockholders. The letter further stated that Parent proposed to replace the $1 million penalty loan with a purchase by Parent of preferred stock on the same terms as those proposed by Hale. Parent stated that it would fund into escrow an amount of net cash equal to the funds that would remain with the Company if the purchase of preferred stock were effected by Hale under the terms of Hale's proposal. Parent reiterated its position that the merger is a superior transaction to the Hale transaction because the merger delivers to the stockholders $1.27 in cash for each outstanding share at closing instead of no cash and massive dilution in a minority financing. Parent emphasized that, in addition, it had now offered, as a backstop if the merger did not close, a purchase of preferred stock by Parent on the same terms as the Hale transaction. Parent further stated that the financial conditions to which the Hale transaction is subject (such as net working capital and debt levels at closing) would not apply to Parent's purchase of preferred stock on the same terms. Parent also noted its view that the merger under the original merger agreement will close sooner and with greater certainty than the Hale transaction, and noted that the Hale transaction included an agreement that the Company pay Hale's deal expenses if the Company does not terminate the original merger agreement and proceed with the Hale transaction.

        In the afternoon of August 1, 2018, the special committee and the full board of directors of the Company received from Mr. Sachs an equity commitment letter from a third party financing source (which we refer to as the "commitment letter") in the amount of $10 million with rights, preferences and terms to be acceptable to the third party in its sole discretion in respect of financing for the original merger agreement. The commitment letter was subject to significant contingencies, including satisfactory completion of due diligence, negotiation and completion of transaction documentation in respect of the terms of the financing and required that the Company have sufficient working capital, capitalization and acceptable levels of indebtedness, in each case in the third party's sole discretion.

        Later in the afternoon of August 1, 2018, Mr. Sachs publicly filed Parent's July 31, 2018 letter on an amendment to the Schedule 13D of The Gregory H. Sachs Revocable Trust UDT Dtd. 4/24/98.

        On the evening of August 1, 2018, the special committee held a telephonic meeting at which representatives of DLA Piper, Salpeter and Carl Marks were present. First, representatives of Salpeter reviewed their updated presentation which had been updated to reflect two additional days of trading information for the Company common stock. Salpeter confirmed that nothing had changed with respect to their analysis or assessment of the fairness of the transaction. Salpeter then delivered its oral opinion, as of August 1, 2018, to the effect that, as of such date and based on and subject to various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Salpeter in connection with the preparation of its opinion, the merger consideration to be received by the holders of the Company common stock in the proposed merger with Hale pursuant to the Hale merger agreement was fair to such holders from a financial point of view. The representatives of Salpeter were then excused from the meeting.

        Representatives of Carl Marks then discussed its updated analysis of the value of the proposed Hale transaction for the Company's stockholders as compared to the value to stockholders of the original merger agreement with Parent which had been updated to reflect the final agreements as to certain transaction expense estimates, which they stated did not materially change the value of the transaction for stockholders. After some discussion, the representatives of Carl Marks were then excused from the meeting.

        Representatives of DLA Piper then reminded the special committee of their fiduciary duties in connection with its consideration of the proposed Hale transaction and reviewed with the special committee the special committee proposed resolutions.

        The special committee then further discussed and considered the proposed Hale transaction taking into account, among other things, the legal, financial, regulatory, financing, and other aspects of the proposed Hale transaction and Hale itself, including the form of consideration, financing terms (and certainty of financing) thereof, and the likelihood and timing of consummation, and determined that the proposed Hale transaction would result in a transaction that is more favorable to the Company's stockholders (solely in their capacity as such) than the original merger agreement and the transactions contemplated thereby. The special committee also took into account the expected timing and risk and likelihood of consummation of the proposed Hale transaction and considered Parent's Proposal and the commitment letter delivered by Parent to the board of directors on August 1, 2018.

        Following such discussion, the special committee unanimously adopted resolutions to, among other things, recommend that the board of directors (i) declare the Hale transaction, including the Hale merger agreement and related transaction documents to be a "superior proposal" as defined in the original merger agreement, subject to the receipt of Hale's executed signature pages, (ii) determine in good faith that the failure to make such a superior proposal determination would be inconsistent with the fiduciary duties of the board of directors under applicable law, (iii) cause the Company to notify Parent of such determination and of its intent to terminate the original merger agreement pursuant to Section 8.01(h) of the original merger agreement, (iv) cause the Company to make a public announcement via press release and Schedule 14A soliciting materials filed with the SEC that the board of directors has determination that the transaction with Hale is a superior proposal, and (v) cause the Company to negotiate, and cause its representatives to negotiate, in good faith with Parent, to the extent requested by Parent, to make such adjustments to the terms and conditions of the original merger agreement as would enable the board of directors (acting upon the recommendation of the special committee) to maintain the board of directors' recommendation in favor of the original merger agreement and not terminate the original merger agreement.

        Following the meeting of the special committee, on August 1, 2018, the board of directors held a telephonic meeting at which representatives of Mayer Brown and DLA Piper and each member of the board of directors were present. The chairman of the special committee began the meeting by summarizing the composition of the special committee and its purpose of evaluating the potential alternatives available to the Company and determining if it was in the best interest of Company stockholders for the Company to enter into the Hale transaction instead of the pending transaction with Parent. A representative of DLA Piper then summarized the process undertaken by the special committee, the principal terms and conditions of the legal documentation negotiated by the special committee and Hale and the special committee's receipt of a presentation and oral opinion from Salpeter and the determinations and recommendations of the special committee with respect to the Hale transaction. The representative of DLA Piper then stated the special committee's recommendation that the board of directors, among other things, determine the Hale transaction to be a superior proposal under the original merger agreement,

        The board of directors then discussed and considered the Hale transaction with representatives of Mayer Brown and DLA Piper, including considering the oral fairness opinion provided by Salpeter, the transaction structure of each of the original merger agreement and the Hale transaction, the risks to closing of each proposed transaction, the amount of the consideration to be received by the Company's stockholders under each transaction, the Company's projections and liquidity, and the expected time to close each transaction.

        The board of directors and representatives of DLA Piper also discussed Hale's plans for operating the Company following the closing; the changes and improvements to Hale's original proposal; the covenants contained in the Hale transaction; the conditions to Hale's obligation to close the Hale transaction; the seats on the board of directors of the company that would be the successor to the Company in the merger transaction with Hale ("New RMG") which would be controlled by Hale, and the powers that Hale would be able to exercise over New RMG in connection therewith; the preferred stock that would be issued in New RMG to Hale under the Hale transaction; the expense of the Company being a public company in light of the Company's revenues; and the transition that the Company is currently undergoing from a software and hardware company to a software-as-a-service company. The participants in the meeting also discussed the terms of Parent's Proposal to replace the penalty loan under the original merger agreement with an investment on terms mirroring the Hale transaction in the event that the original merger agreement did not close, and that the special committee had determined that the Hale transaction was superior to the original merger agreement after taking into consideration Parent's Proposal.

        In addition, Mr. Sachs read a statement that included his views regarding, among other things: his right to attend and participate in the board meeting as a director, chairman of the board and the Company's second largest stockholder despite the request of representatives of the special committee that Mr. Sachs not attend the meeting; why the Hale transaction is a bad deal for Company stockholders; that the special committee's consideration and potential for approval of the Hale transaction represents a material breach of the original merger agreement and that the Hale transaction fails to meet the definition of a superior proposal under the terms of the original merger agreement; that the special committee failed to keep Parent informed of the Company's discussions with Hale as is required by the original merger agreement and misled Parent by stating that its concerns about the original merger agreement related to "certainty of closing"; that Parent recently proposed to effect the same deal as Hale should Parent not close the merger; that Parent expects the Company to fully comply with its obligations under the original merger agreement; that Parent will pursue its remedies for Parent's alleged materials breaches of the original merger agreement if the Company proceeds with the Hale transaction; and that Mr. Sachs intends to cause his affiliates to vote against the Hale transaction in their capacity as stockholders.

        Following these discussions, the board of directors voted on whether to (i) declare the Hale transaction to be a superior proposal under the original merger agreement, subject to the receipt of Hale's executed signature pages, (ii) determine in good faith that the failure to make such a superior proposal determination would be inconsistent with the fiduciary duties of the board of directors under applicable law, (iii) cause the Company to notify Parent of such determination and of its intent to terminate the original merger agreement pursuant to Section 8.01(h) thereof, as required by the original merger agreement, (iv) cause the Company to make a public announcement via press release and Schedule 14A soliciting materials filed with the SEC with respect to the determination that the Hale transaction is a superior proposal, and (v) negotiate, and cause its representatives to negotiate, in good faith with Parent, to the extent requested by Parent, to make such adjustments to the terms and conditions of the original merger agreement as would enable the board of directors (acting upon the recommendation of the special committee) to maintain the "board recommendation" in favor of the original merger agreement and not terminate the original merger agreement. Each member of the special committee, Mr. Trutter, Mr. Hayzlett, and Mr. Swimmer, voted in favor of items (i) - (v), Mr. Michelson and Mr. Weber voted against items (i) - (v), and Mr. Sachs abstained from voting. The Company's bylaws provide that, with certain exceptions not applicable to this matter, approval of a matter requires the affirmative vote of a majority of the directors present at any meeting of the board of directors at which there is a quorum. As a result, the matter did not pass.

        On the evening of August 2, 2018, representatives of DLA Piper delivered to the Company resignation letters of each of the members of the special committee from the board of directors of the Company, effective August 2, 2018.

        Beginning August 3, 2018, Mr. Weber and Company management began to receive communications from representatives of Hale regarding the Hale transaction.

        On August 6, 2018, the Company issued a press release disclosing the outcome of the August 1 meetings of the special committee and the board of directors and the resignations of the members of the special committee.

        Also on August 6, 2018, Mr. Weber responded to the representatives of Hale that the board of directors did not find the proposed Hale transaction to be a superior proposal under the original merger agreement and that, due to this and other factors, including the Company's contractual commitments to Parent, the Company would not continue further discussions with Hale.

        On August 7, 2018, representatives of Hale informed Mr. Weber that they were prepared to include a cash out option for Company stockholders as part of their offer and Mr. Weber requested that they submit a written proposal.

        On August 9, 2018, the Company received a written non-binding proposal from Hale which summarized certain terms of a proposed revised transaction which included a potential right for Company stockholders to have the option to remain stockholders of New RMG or to receive $1.27 in cash for each share of the Company's common stock. The non-binding proposal was subject to additional discussions upon which agreement must be reached for Hale to consummate the proposed revised transaction.

        On August 9, 2018, the Company received notice from Nasdaq that the Company no longer complies with Nasdaq Listing Rules 5605(b)(1), 5605(c)(2) and 5605(d)(2) due to the resignations from the board of directors of the Company, effective August 2, 2018, of the members of the special committee which resulted in the Company having only one independent director and no members remaining on its audit and compensation committees. Nasdaq advised the Company that, although the Company would normally have 45 calendar days to submit a plan to regain compliance, Nasdaq has determined to apply more stringent criteria based upon its review of the Company's recent disclosures, particularly surrounding the simultaneous resignations of three of its independent directors. Nasdaq has provided the Company until August 23, 2018 to submit a plan and, if the Company's plan is accepted, Nasdaq may grant an extension of time to evidence compliance of up to 180 calendar days from the date of the notice letter.

        On August 9, 2018, Mr. Weber and Mr. Michelson received a revised proposal from Parent to amend the original merger agreement to, among other things, increase the merger consideration to $1.29 per share in cash and extend the drop dead date of August 30, 2018.

        Later on August 9, 2018, the board of directors held a regularly scheduled board of directors meeting. As part of the meeting, Mr. Michelson and Mr. Weber met with representatives from Mayer Brown and without Mr. Sachs being present. The members of the board of directors present at the meeting discussed and considered the revised written proposal received from Hale and the revised proposal received from Parent, taking into account the following material factors:

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  the timing and risk of execution that would be associated with each of the revised proposals from Hale and Parent, noting that the process with Hale, if successful, would likely take at least 100 days longer than the process that would be required to complete the revised proposal from Parent;

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  the Company's projections and liquidity position;

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  the additional merger consideration offered to the Company's stockholders by Parent in its revised proposal;

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  the expected time required to negotiate and execute a binding merger agreement with Hale, and Parent's right to match an alternative proposal; and

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  Parent's conversion right in the event that the transaction with Parent is not terminated or consummated prior to August 30, 2018 (unless otherwise extended).

        At the meeting, Mr. Weber and Mr. Michelson also discussed the Company's response to Parent's revised proposal.

        After the board meeting concluded on August 9, 2018, Mr. Michelson discussed the revised proposal received from Parent with Mr. Sachs, including the potential for further amendments to the original merger agreement and the bridge loan agreement, and Mr. Michelson and Mr. Sachs negotiated additional business and legal issues related to those potential amendments.

        On August 10, 2018, the board of directors held a telephonic meeting with representatives of Mayer Brown at which Mr. Michelson and Mr. Weber were present and Mr. Sachs recused himself and did not attend. Mr. Michelson summarized his discussions and negotiations with Mr. Sachs concerning the terms of Parent's revised proposal. The board of directors then discussed and considered Parent's revised proposal, which included the following amendments to the original merger agreement and the bridge loan agreement:

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  Parent's offer to the increase of the merger consideration from $1.27 to $1.29 per share;

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  Parent's agreement to amend the drop dead date in the existing merger agreement from August 30, 2018 to September 14, 2018, with an extension to September 28, 2018 at the option of either party;

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  Parent's agreement to increase the penalty loan under the bridge loan agreement from $1 million to $1.5 million;

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  Parent's agreement to waive all actual and alleged breaches by the Company to the existing merger agreement and bridge loan agreement;

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  Parent's request that the Company confirm that, as a result of the revised proposal, Hale would no longer be an excluded party under the merger agreement and would be so notified and accordingly that discussions with Hale would cease; and

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  Parent's reservation of its conversion rights under the bridge loan agreement in the event that the Company accepts a superior proposal from a third party after the original drop dead date of August 30, 2018.

        Following these discussions, each member of the board of directors present at the meeting voted in favor of amending the original merger agreement and the bridge loan agreement and instructed the representatives of Mayer Brown to negotiate the amendments and related legal documentation with Foley Gardere.

        Between August 10, 2018 and August 15, 2018, representatives of Mayer Brown held numerous discussions with representatives of Foley Gardere with respect to the amendment to the original merger agreement (which we refer to as the "First Amendment," and the First Amendment together with the original merger agreement we refer to as the "merger agreement") and the amendment to the bridge loan agreement. The final terms of the First Amendment include the following:

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  an increase of the merger consideration from $1.27 to $1.29 per share;

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  an extension to the drop dead date in the original merger agreement from August 30, 2018 to September 14, 2018, with an extension to September 28, 2018 at the option of either Parent or the Company;

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  an increase in the penalty loan under the bridge loan agreement from $1 million to $1.5 million, with the additional amount to be escrowed within 2 business days of the buyer close period (as defined in the merger agreement);

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  a waiver by Parent of all actual and alleged breaches by the Company to the original merger agreement, which waiver is null and void if the Company breaches certain provisions of the First Amendment;

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  a change to the definition of an "acquisition proposal" under the original merger agreement; and

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  that the Company shall immediately cease all discussions with Hale and its representatives with respect to an alternative transaction, notify Hale that it is no longer an excluded party under the merger agreement, enforce the required standstill provision set forth in the confidentiality agreement entered into between Hale and the Company, and inform Parent of any breach of the required standstill provision.

In addition, the amendment to the bridge loan agreement includes the following terms:

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  an increase in the penalty loan under the bridge loan agreement from $1 million to $1.5 million, with the additional amount to be escrowed within 2 business days of the buyer close period (as defined in the merger agreement);

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  a waiver by Lender of all actual and alleged breaches by the Company to the bridge loan agreement, which waiver is null and void if the Company breaches certain provisions of the First Amendment; and

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  amend the definition of "conversion trigger date", which is the date on which Lender has the right to convert principal and accrued interest outstanding under the bridge loan into shares of Series A Preferred Stock of the Company, to (a) extend the outside date until the next calendar following the new "drop dead date" under the merger agreement, (b) reserve Lender's conversion rights in the event the merger agreement is terminated on or after August 31, 2018 due (i) to an action by the Company board of directors or any committee thereof to withdraw its approval of the merger or (ii) the Company accepting a superior proposal from a third party and (c) include a new triggering event upon the breach by the Company of the non-solicitation provisions of the merger agreement.

        On August 16, 2018, the board of directors held a telephonic meeting with representatives of Mayer Brown. Mr. Michelson summarized the final negotiated terms of the First Amendment and the amendment to the bridge loan agreement. Following discussion, the board of directors in a meeting attended by each member of the board of directors except for Mr. Sachs who recused himself due to his interest in the transaction, unanimously adopted resolutions (1) declaring that the merger agreement, as amended by the First Amendment, and the transactions contemplated by the merger agreement, as amended by the First Amendment (other than any rollover by any rollover investor), were advisable, fair to, and in the best interests of the Company and the non-rolling stockholders, (2) approving the merger agreement, as amended by the First Amendment, and the transactions contemplated by the merger agreement, as amended by the First Amendment, including the merger, (3) directing that the approval of the adoption of the merger agreement, as amended by the First Amendment, be submitted to the Company stockholders and (4) recommending that Company stockholders vote in favor of adoption of the merger agreement, as amended by the First Amendment.

        On August 18, 2018, the Company and SCG executed the First Amendment and the amendment to the bridge loan agreement.

        On August 20, 2018, the Company notified Hale that it was no longer an excluded party under the merger agreement.

Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger

The Special Committee

        The special committee consisted of three independent, outside directors, which constituted a majority of directors of the Company who are not Company employees. The special committee, in evaluating and negotiating the merger, including the terms and conditions of the original merger agreement, consulted with the special committee's independent legal and financial advisors and the Company's outside legal advisors.

        The special committee determined that the original merger agreement and the transactions contemplated by the original merger agreement (other than any rollover by any rollover investor), including the merger and the transaction documents, are advisable, fair to, and in the best interest of the Company and non-rolling stockholders. The special committee also determined that the merger is fair to the Company's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act. The special committee, in a meeting attended by each member of the special committee except Alan Swimmer who was unable to attend due to a personal matter, recommended to the board of directors that it:

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  declare that the original merger agreement and the transactions contemplated by the original merger agreement (excluding any rollover by any rollover investor), including the merger and the transaction documents, are advisable, fair to, and in the best interests of the Company and non-rolling stockholders;

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  approve the original merger agreement and the transactions contemplated by the original merger agreement (excluding any rollover by any rollover investors), including the merger and the transaction documents; and

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  subject to the foregoing board of directors approval, submit the approval of the adoption of the original merger agreement to the Company stockholders and recommend that the Company stockholders approve the adoption of the original merger agreement.

        In the course of reaching its determination and making its recommendations, the special committee considered the following non-exhaustive list of material factors, which are not presented in any relative order of importance and each of which the special committee viewed as being generally supportive of its determinations and recommendations to the board of directors:

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  the current and historical market prices of the Company common stock, including those set forth in the table under "Important Information Regarding the Company—Market Price and Dividend Data," beginning on page 112, taking into account the market performance of the Company's common stock relative to the common stock of other participants in the industry in which the Company operates and general market indices, the fact that the trading price of the Company's common stock had declined since the initial public offering of the Company, and the fact that the Company has had difficulty maintaining compliance with the Nasdaq Capital Market's continuing listing standards and therefore the Company's common stock is subject to the risk of being removed from the Nasdaq Capital Market, which could adversely affect the Company's ability to attract new investors, decrease the liquidity of outstanding shares of the Company's common stock, reduce the Company's flexibility to raise additional capital, reduce the price at which the Company's common stock trades, and increase the transaction costs inherent in trading such shares with overall negative effects for the Company stockholders;

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  the Company's near-term liquidity constraints and the risk that the Company would not be able to continue as a long-term going concern absent a capital raise or other significant liquidity event, as well as other information with respect to the Company's business, operations, financial condition, earnings and prospects, the Company's long-range plans, and the risk in achieving those prospects and plans, as well as industry, economic and market conditions and trends, the impact on the Company of general, macro-economic developments and other risks and uncertainties discussed in the Company's public filings with the SEC;

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  the merger consideration under the original merger agreement of $1.27 per share in cash represents a premium of (i) approximately 17% over the closing price of the Company common stock as quoted on the Nasdaq Capital Market of $1.09 per share on January 19, 2018 (the last trading day prior to the submission by SCG of its initial proposal) and (ii) approximately 6%, 18%, 18% and 2% over the value weighted average price of the Company common stock as quoted on the Nasdaq Capital Market for the 30, 60, 90, and 180 day period, respectively, ending on April 2, 2018 (the last trading day prior to public announcement of the merger);

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  the fact that the financial and other terms and conditions of the original merger agreement and the relevant transactions contemplated thereby, including the merger, resulted from extensive negotiations conducted by or on behalf of the special committee, which consisted of three independent, outside directors and which retained its own independent legal and financial advisors;

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  the fact that the special committee's financial advisor, Carl Marks, had solicited interest from 42 potential strategic or financial parties without such solicitation resulting in any significant interest by such parties in a transaction with the Company;

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  the fact that the special committee was not aware of any firm offer by any other person during the prior two years for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company's assets or a purchase of the Company's securities that would enable such person to exercise control of the Company;

  •
  SCG's representation to the special committee that the $1.27 per share merger consideration under the original merger agreement was its best offer, and the conclusion reached by the special committee that (i) the merger consideration was likely the highest price per share that SCG was willing to pay, (ii) given the Company's near-term liquidity constraints, further negotiations would run the risk of causing SCG to abandon the transaction altogether, in which event the non-rolling stockholders would lose the opportunity to receive the $1.27 per share and, in the event of a bankruptcy, would risk receiving no value for their shares of common stock, and (iii) the combination of SCG's agreement to pay the merger consideration and to the "go-shop" process (as more fully described under "The Merger Agreement—Go-Shop; Non-Solicitation; Competing Acquisition Proposals," beginning on page 93) would likely result in a sale of the Company at the highest price per share of common stock that was reasonably attainable;

  •
  the fact that SCG and its affiliates, which controlled, directly or indirectly, approximately 18% of the voting power of the Company's outstanding capital stock as of the date of the original merger agreement, agreed to vote in favor of the merger (as more fully described under "The Voting Agreement," beginning on page 104);

  •
  the special committee's consideration of the risk and potential likelihood of achieving greater value for the non-rolling stockholders relative to the benefits of the merger by pursuing strategic alternatives to the merger, including continuing as an independent public company and pursuing the Company's strategic plan and/or acquisition of certain businesses, including risks related to the Company's ability to continue as a long-term going concern absent a capital raise or other significant liquidity event;

  •
  the special committee's consideration that the timing of the merger is in the best interests of the non-rolling stockholders given the substantial risk that the present value achievable for non-rolling stockholders in an alternative transaction effected at a later date or on a standalone basis would, in the special committee's view, likely not exceed the merger consideration;

  •
  the fact that the non-rolling stockholders will receive cash for their shares and will therefore have immediate liquidity and certainty in the value for their shares of $1.27 per share of the Company's common stock;

  •
  the fact that the Company's management did not negotiate or enter into any contracts (including as to post-closing employment) with SCG or any of its affiliates in connection with the execution of the original merger agreement or during the course of the Company's negotiations with SCG;

  •
  the opinion of Lake Street rendered to the special committee on April 2, 2018 as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received by the non-rolling stockholders in the merger pursuant to the original merger agreement, which opinion was based on and subject to the various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Lake Street in connection with the preparation of its opinion as more fully described below under the section titled "—Opinion of Lake Street Capital Markets, LLC," beginning on page 56. The special committee expressly adopted Lake Street's analysis and discussion, among other factors, in reaching its determination of the fairness of the merger;

  •
  the fact that, although the merger consideration is at the low end of the implied ranges calculated by Lake Street in its SOTP and precedent transaction analyses, Lake Street believes that acquirers and investors would value the Company at the low end of those implied ranges and at a significant discount to the median because, in Lake Street's professional opinion, the companies in the analyses were generally larger, growing and profitable but, by contrast, the Company has seen declining revenue in each of the last two years, has lost money in each of the last five years and is not projected to have positive EBITDA until 2021, there is significant risk in executing its proposed business plan and the Company requires at least an additional $6 million in new debt or equity capital over the forecast period in order to achieve the unaudited financial forecasts;

  •
  the belief of the special committee that the Company's termination fee is reasonable in light of, among other matters, the benefit of the merger to the Company stockholders, and the size of such termination fee in similar transactions and the enterprise value of the Company;

  •
  the fact that the $2 million received by the Company under the bridge financing upon execution of the original merger agreement would provide the Company with funds to continue to operate as a going concern for a period of time while the Company proceeds towards closing of the merger and the special committee solicits offers for alternative acquisition proposals;

  •
  the terms of the original merger agreement, including:

  •
  the condition to the closing of the merger that the merger agreement must be adopted by the Company stockholders, including the "disinterested stockholder approval" by holders of a majority of the outstanding shares of common stock held by stockholders other than (i) Parent or Merger Sub or any of their respective affiliates, including Gregory H. Sachs, the Company's executive chairman, (ii) any rollover investors and (iii) any of the Company's executive officers, which allows for an informed vote on the merits of the merger by Company stockholders that did not participate in evaluating and negotiating the merger, although the Company and Parent may mutually agree to waive the disinterested stockholder approval. Neither the Company nor Parent has any current intention to waive the disinterested stockholder approval. Any mutual agreement to do so would be made in advance of the special meeting and would be disclosed to the Company stockholders prior to the special meeting;

  •
  the Company's right to solicit offers with respect to alternative acquisition proposals, including by way of providing non-public information pursuant to a confidentiality agreement, during a go-shop period of up to 60 days and to continue discussions with certain excluded parties that make acquisition proposals during the go-shop period;

  •
  the Company's right, from the end of the go-shop period and prior to the time the Company stockholders vote on the merger proposal as described in this proxy statement, subject to certain conditions and requirements, to consider and respond to unsolicited acquisition proposals or engage in discussions or negotiations with third parties making such acquisition proposals and to terminate the merger agreement to accept a "superior proposal," and only pay SCG a termination fee of $500,000 plus reimbursement of SCG's legal fees and expenses (as more fully described under "The Merger Agreement—Termination Fees, Penalty Loan," beginning on page 102); and

    •
    the limited representations and warranties given by the Company.

        In reaching its fairness determination with respect to the Company's unaffiliated security holders, the special committee was aware that Lake Street's opinion addressed fairness with respect to non-rolling stockholders which is defined to include Company stockholders other than certain affiliates of Gregory H. Sachs and any rollover investors. The special committee understood that, as such, the fairness opinion addressed fairness with respect to both (1) all of the Company's unaffiliated security holders and (2) certain affiliates of the Company, and that, to be fair to both of these groups, the transaction must be fair to each group individually. Furthermore, each non-rolling stockholder (including unaffiliated security holders and affiliates) will receive the same dollar amount per share for their equity securities. In addition, none of the Company's officers are expected to enter into new employment agreements with the Company and none of the Company's officers or directors who are also Company stockholders will receive any consideration in addition to the per-share merger consideration in connection with the merger. Accordingly, the special committee was able to reach its fairness determination as to unaffiliated security holders, which was adopted by the board of directors, notwithstanding that the Lake Street opinion addressed fairness with respect to the broader group of non-rolling stockholders.

        The special committee also considered a number of factors discussed below relating to the procedural safeguards that it believed were present to ensure the fairness of the merger and to permit the special committee to represent effectively the interests of the non-rolling stockholders. In light of such procedural safeguards, the special committee did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the Company's unaffiliated security holders for purposes of negotiating the terms of the merger agreement or preparing a report concerning the fairness of the merger agreement and the merger. The special committee believed these factors support its determinations and recommendations and provide assurance of the procedural fairness of the merger to the non-rolling stockholders:

  •
  the special committee consisted of three independent, outside directors without any member of the special committee (i) being an employee of the Company or any of its subsidiaries, (ii) being affiliated with SCG or its affiliates, or (iii) having any financial interest in the merger that is different from that of the non-rolling stockholders, other than as discussed in the section titled "—Interests of the Company's Directors and Officers in the Merger," beginning on page 67;

  •
  the authority granted to the special committee by the board of directors to negotiate the terms of the definitive agreement with respect to the merger, or to determine not to pursue any agreement with SCG, and to analyze, investigate and negotiate any alternative transaction to the merger;

  •
  the fact that the special committee held numerous meetings and met regularly to discuss and evaluate the proposals from SCG and that the special committee was actively involved in guiding the negotiation process on a regular basis;

  •
  the special committee retained and received the advice of its own independent legal and financial advisors and that these legal and financial advisors were involved throughout the process and advised the special committee directly and regularly;

  •
  the original merger agreement and the merger consideration were the product of extensive negotiations between the special committee and its advisors, on the one hand, and SCG and its affiliates and advisors, on the other hand, which resulted in material improvements, from the point of view of the Company, of the terms of the agreement, including an increase in the amount of merger consideration and the agreement of SCG and its affiliates to enter into a voting agreement with the Company (as more fully described under "The Voting Agreement," beginning on page 104);

  •
  the various terms of the original merger agreement, including that the merger agreement contains "go-shop" provisions and the ability of the Company to terminate the merger agreement under certain circumstances to accept a "superior proposal" (each as more fully described under "The Merger Agreement," beginning on page 86), that are intended to help ensure that the Company stockholders receive the highest price per share reasonably available;

  •
  the rights of non-rolling stockholders to elect to dissent from the merger, vote their shares against the merger and exercise their rights to demand an appraisal of their shares by the Delaware Court of Chancery and receive cash payment of the fair value of their shares of the Company's common stock as determined by such court and in accordance with Section 262 of the Delaware General Corporation Law (which we refer to as the "DGCL") (as more fully described under "Appraisal Rights," beginning on page 119); and

  •
  the recognition by the special committee that it had no obligation to recommend to the board of directors the approval of the merger or any other transaction.

        In the course of reaching its determinations and making its recommendations, the special committee also considered the following countervailing factors concerning the original merger agreement and the merger, which are not presented in any relative order of importance:

  •
  that the merger consideration of $1.27 per share in cash under the original merger agreement is below the closing price of the Company's common Stock as priced on the Nasdaq Capital Market of $1.47 on April 2, 2018 (the last trading day prior to the announcement of the merger), although the merger consideration does represent a premium to the 30, 60, 90, and 180 day value weighted average trading of the Company common stock and, in any event, the special committee did not believe that such trading prices were indicative of the then-current fundamental value of the Company given the Company's near-term liquidity constraints and the risk that the Company would not be able to continue as a long-term going concern absent a capital raise or other significant liquidity event. Additionally, the relatively thinly traded nature of the Company's common stock meant that even low levels of trading activity could lead to significant volatility in the price of the stock;

  •
  that, following the completion of the merger, the Company will no longer exist as an independent public company and that the consummation of the merger and receipt of the merger consideration, while providing relative certainty of value, will not allow the non-rolling stockholders to participate in potential further growth in the Company's assets, future earnings growth, future appreciation in value of the Company's common stock or any future dividends after the merger, and that SCG will be entitled to participate in such potential future appreciation;

  •
  the risk that the transactions contemplated by the original merger agreement, including the merger, may not be consummated in a timely manner or at all, and the consequences thereof, including (i) the potential loss of value to the Company stockholders, (ii) the potential negative impact on the operations and prospects of the Company, including the risk of loss of key personnel and customers, and (iii) the potential adverse effect on the market's perception of the Company's prospects;

  •
  the possible effects of the pendency or consummation of the transactions contemplated by the original merger agreement, including the potential for suits, actions or proceedings in respect of the original merger agreement or the transactions contemplated by the original merger agreement, the risk of any loss or change in the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business relationships, and any possible effect on the Company's ability to attract and retain key employees, including that certain key members of senior management might choose not to remain employed with the Company prior to the completion of the merger;

  •
  the restrictions imposed by the original merger agreement on the Company's solicitation of acquisition proposals from third parties after the go-shop period, and that potential bidders may perceive SCG's right under the original merger agreement to negotiate with the Company to match the terms of any "superior proposal" prior to the Company being able to terminate the original merger agreement and accept a "superior proposal" to be a deterrent to making alternative proposals;

  •
  that the ownership interest of SCG and its affiliates in the Company would likely be taken into account by third parties considering whether to make alternative proposals;

  •
  the possibility that the up to $500,000 termination fee plus legal fees and expense reimbursement payable by the Company upon the termination of the original merger agreement under certain circumstances, may discourage other potential bidders from making an acquisition proposal for the Company;

  •
  that the buying entity is a newly formed entity by SCG with essentially no assets and that, under the original merger agreement, the Company would receive $1 million in the form of a penalty loan as opposed to a reverse termination fee in the event that all closing conditions are satisfied, and the buying entity does not close;

  •
  the understanding that some of the Company's directors and executive officers, and in particular Mr. Gregory H. Sachs, our executive chairman, have other interests in the merger in addition to their interests as Company stockholders, including the manner in which they would be affected by the merger (as discussed under "—Interests of the Company's Directors and Officers in the Merger," beginning on page 67);

  •
  the risk that, while the merger is expected to be completed, there can be no guarantee that all conditions to the parties' obligations to complete the merger will be satisfied, and, as a result, it is possible that the merger may not be completed even if approved by the Company stockholders at the special meeting;

  •
  the risk that, if the merger is not approved by stockholders, SCG would be entitled to convert the outstanding bridge financing into preferred stock of the Company with a 3x liquidation preference;

  •
  the restrictions on the Company's operations prior to completion of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending the completion of the merger; and

  •
  the fact that the Company has incurred and will continue to incur significant transaction costs and expenses in connection with the potential transaction regardless of whether the merger is closed.

        The special committee did not specifically consider the liquidation value of the Company's and its subsidiaries' assets in determining the fairness of the transaction to the non-rolling stockholders. The special committee believed that this method would have undervalued the assets of the company and its subsidiaries and failed to examine the business of the Company and its subsidiaries as a going concern. In addition, the special committee did not seek to establish a pre-merger going concern value for the Company in determining the fairness of the transaction to the non-rolling stockholders because the special committee did not believe there was a single method for determining going concern value. Rather, the special committee believed that the future financial results reflected in the projections of the management of the Company and the related additional factors considered by the special committee provided an indication of the Company's going concern value. The special committee also did not consider the purchase price paid for shares of Company common stock in the December 2016 Rights Offering (defined below) of $0.62 per share because the special committee did not consider this to be relevant given that the December 2016 Rights Offering occurred in 2016 and the Company circumstances had changed since that time. In determining the substantive fairness of the transaction to the non-rolling stockholders, the special committee also did not consider the Company's net book value, which is an accounting concept, because the special committee believed that net book value is not a material indicator of the value of the Company's equity but rather an indicator of historical costs.

        The special committee did not consider the error in Lake Street's SOTP analysis described in the section "—Opinion of Lake Street Capital Markets, LLC," beginning on page 56, because it was not aware of the error at the time of its fairness determination. Lake Street has advised the special committee that the changes to the implied share price ranges and median values that result from correcting the error do not change Lake Street's opinion as to the fairness of the merger, and the changes do not change the special committee's opinion as to the fairness of the merger.

The Board of Directors of the Company

        At a meeting on April 2, 2018, based in part on the unanimous recommendation of the special committee (in a meeting attended by each member of the special committee except Mr. Swimmer), as well as on the basis of the other factors described above, the board of directors, in a meeting attended by a majority of the directors of the Company who are not employees of the Company which included each of the six members of the board of directors at the time except for Mr. Sachs who recused himself due to his interest in the transaction and Mr. Swimmer who was unable to attend due to a personal matter, unanimously:

  •
  declared that the original merger agreement and the transactions contemplated by the original merger agreement (other than any rollover by any rollover investor) were advisable, fair to, and in the best interests of the Company and the non-rolling stockholders;

  •
  approved the original merger agreement and the transactions contemplated by the original merger agreement, including the merger;

  •
  directed that the approval of the adoption of the original merger agreement be submitted to the Company stockholders; and

  •
  recommended that Company stockholders vote in favor of adoption of the original merger agreement.

        In addition, the board of directors of the Company determined that the merger is fair to the Company's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act.

        In reaching these determinations, the board of directors considered a number of factors, including the following material factors:

  •
  the special committee's analysis (as to both substantive and procedural aspects of the transaction), conclusions and determination, which the board of directors adopted, that the original merger agreement and the transactions contemplated thereby (other than any rollover by any rollover investor), including the merger and the transaction documents, are advisable, fair to and in the best interest of the Company and non-rolling stockholders, and the special committee's recommendation that the board of directors approve the original merger agreement and the transactions contemplated thereby (excluding any rollover by any rollover investor) and recommend that the Company stockholders approve the adoption of the original merger agreement;

  •
  the procedural fairness of the transaction, including that the transaction was negotiated by the special committee consisting of three directors who are not affiliated with SCG or Mr. Sachs and are not employees of the Company or any of its subsidiaries, that the members of the special committee do not have an interest in the merger different from, or in addition to, that of the Company stockholders who are not affiliated with SCG other than their interests described under "—Interests of the Company's Directors and Officers in the Merger," beginning on page 67, and that the special committee was advised by its own independent legal and financial advisors;

  •
  the fact that the special committee received an opinion, dated April 2, 2018, of Lake Street as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received by the non-rolling stockholders in the merger pursuant to the original merger agreement, which opinion was based on and subject to the various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Lake Street in connection with the preparation of its opinion as more fully described below under the section entitled "—Opinion of Lake Street Capital Markets, LLC," beginning on page 56; and

  •
  the board of directors' consideration of the Company's near-term liquidity constraints and the risk that the Company would not be able to continue as a long-term going concern absent a capital raise or other significant liquidity event, as well as other information with respect to the Company's business, operations, financial condition, earnings and prospects, the Company's long-range plans, and the risk in achieving those prospects and plans, as well as industry, economic and market conditions and trends, the impact on the Company of general, macro-economic developments and other risks and uncertainties discussed in the Company's public filings with the SEC, as well as the terms of the merger agreement and the countervailing factors concerning the merger agreement and the merger considered by the special committee.

        Subsequent to entering into the original merger agreement, the board of directors negotiated the First Amendment to the original merger agreement and, on August 16, 2018, the board of directors, at a meeting attended by each member of the board of directors except for Mr. Sachs who recused himself due to his interest in the transaction, unanimously:

  •
  declared that the merger agreement, as amended by the First Amendment, the merger and the other transactions contemplated by the merger agreement, as amended by the First Amendment, are advisable, fair to, and in the best interests of the Company and the non-rolling stockholders, which includes all of the Company's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act,

  •
  approved the merger agreement, as amended by the First Amendment, and the transactions contemplated by the merger agreement, as amended by the First Amendment, including the merger,

  •
  directed that the approval of the adoption of the merger agreement, as amended by the First Amendment, be submitted to the Company stockholders, and

  •
  recommended that Company stockholders vote in favor of adoption of the merger agreement, as amended by the First Amendment.

        In reaching its decision to approve the merger agreement, as amended by the First Amendment, the board of directors considered a number of factors, including the following material factors:

  •
  the increase in the merger consideration Company stockholders would receive from $1.27 per share in cash, without interest, to $1.29 per share in cash, without interest;

  •
  that, although the Company did not obtain a new fairness opinion because the cost and timing of doing so were prohibitive given the Company's liquidity position and the approaching drop dead date under the original merger agreement, the increased per share merger consideration should be considered no less fair from a financial standpoint than the original $1.27 per share merger consideration when viewed in light of the factors considered by Lake Street in rendering its fairness opinion with respect to the $1.27 per share merger consideration and in light of the fact that the Company's financial condition, results of operation and prospects have not become more favorable since Lake Street rendered its fairness opinion;

  •
  that the First Amendment extends the "drop-dead date" from August 30, 2018 to September 14, 2018, with an extension to September 28, 2018 at the option of either Parent or the Company. Without this extension, there was a significant risk that the Company would not be in a position to close the merger under the original merger agreement on or prior to the drop dead date of August 30, 2018. This would have allowed Parent to exercise its conversion rights under the bridge loan agreement, entitling it to a 3:1 distribution preference upon sale of the Company to any other entity;

  •
  the increase in the amount of the penalty loan (the remedy under the original merger agreement in the event that all conditions to Parent's obligations to close have been satisfied but Parent does not close the merger) from $1 million to $1.5 million;

  •
  that, in the First Amendment and subject to the Company's compliance with certain terms thereof, Parent has waived all actual and alleged breaches by the Company to the original merger agreement and the bridge loan agreement. Without this waiving of actual and alleged breaches, Parent would have been entitled to exercise its conversion rights under the bridge loan agreement entitling it to a 3:1 distribution preference upon sale of the Company to any other entity;

  •
  that the board of directors had determined that the Hale transaction was not a superior proposal under the original merger agreement, that the revised proposal received from Hale was non-binding, and that completing a transaction with Hale on the terms of Hale's revised non-binding proposal was uncertain and would likely take at least 100 days longer than completing the revised proposal from Parent, and the Company has an immediate need to address its liquidity position;

  •
  that Parent would have the right to negotiate with the Company to match the terms of the Hale transaction (if it were determined to be a superior proposal under the merger agreement) which would extend the time frame to complete any transaction, and the Company has an immediate need to address its liquidity position;

  •
  the risk of litigation with Parent in the event that the Company accepted Hale's revised proposal and terminated the original merger agreement;

  •
  the Company's non-compliance with Nasdaq's Listing Rules related to the resignations of three independent directors from the Board, requiring the Company to submit a plan to regain compliance with Nasdaq's Listing Rules on or before August 23, 2018; and

  •
  the Company's non-compliance with Nasdaq's Listing Rules related to minimum stockholder equity.

        The foregoing discussion of the information and factors considered by the special committee and by the board of directors is not intended to be exhaustive but includes the material factors considered by the special committee and the board of directors, respectively. In view of the wide variety of factors considered by the special committee and by the board of directors in evaluating the original merger agreement and the merger, and, in the case of the board of directors, the First Amendment, and neither the special committee nor the board of directors found it practicable, or attempted, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching their respective conclusions. In addition, individual members of the special committee and of the board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The special committee and the board of directors conducted an overall review of the factors described above and considered the factors overall to be favorable to, and to support, their respective determinations. It should be noted that this explanation of the reasoning of the special committee and the board of directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section titled "Cautionary Statement Concerning Forward-Looking Statements," beginning on page 79.

        The board of directors of the Company recommends that you vote "FOR" the adoption and approval of the merger agreement.

Purposes, Reasons and Plans for the Company after the Merger

Purposes, Reasons and Plans of the Company

        The purpose of the merger for the Company is (i) to enable the Company to address its near-term liquidity constraints and permit the Company to continue as a long-term going concern and (ii) to enable the non-rolling stockholders (including the Company's unaffiliated stockholders) to immediately realize the value of their investment in the Company through their receipt of the per share merger consideration of $1.29 in cash, without interest and less applicable withholding taxes. Another purpose of the merger is to create greater operating flexibility, allowing management to concentrate on long-term growth rather than the short-term expectations of the financial markets. In light of the foregoing, and given our stock price and the economic and market conditions affecting us and our industry sector as a whole, we believe our long-term objectives can best be pursued as a private company.

        For achieving the purposes (i) to enable the Company to address its near-term liquidity constraints and permit the Company to continue as a long-term going concern and (ii) to create greater operating flexibility, allowing management to concentrate on long-term growth rather than the short-term expectations of the financial markets, the Company considered the alternative of remaining a public company and raising additional capital. The Company rejected this alternative because DRW indicated that it was not interested in further investing in the Company and, as of the date of the original merger agreement, the active solicitation undertaken by the special committee, with the assistance of Carl Marks, resulted in no third party willing to engage in a capital raise transaction with the Company. For further detail, see the section above "—Background of the Merger," beginning on page 18. During the go-shop period, the Company received an alternative acquisition proposal from Hale to engage in a recapitalization transaction with the Company. The Company rejected this alternative based on the following material factors, among others:

  •
  that the merger agreement provides Company stockholders with the immediate benefit of the $1.29 per share merger consideration while any benefit that might have been achieved under the Hale transaction is uncertain and would take time to achieve;

  •
  that completing the Hale transaction would likely take at least 100 days longer than completing the revised proposal from Parent, and the Company has an immediately need to address its liquidity position;

  •
  that Parent would have the right to negotiate with the Company to match the terms of the Hale transaction (if it were determined to be a superior proposal under the merger agreement) which would extend the time frame to complete any transaction, and the Company has an immediate need to address its liquidity position;

  •
  the conditionality of the non-binding revised proposal from Hale, and that Hale was not prepared to enter into a definitive agreement with the Company until agreement was reached on certain other matters; and

  •
  that the Hale transaction contained certain conditions to Hale's obligation to close the transaction that the Company was uncertain would be satisfied at the time of closing.

For more information on the Company's consideration of the Hale proposal, see the section above "—Subsequent Events," beginning on page 28.

        The Company did not consider any alternate transaction structures or other alternative means for achieving the purpose to enable non-rolling stockholders (including the Company's unaffiliated stockholders) to immediately realize the value of their investment in the Company through receipt of the merger consideration.

        The reasons for undertaking the transaction at this time are described above under "—Background of the Merger," beginning on page 18.

        It is expected that, upon consummation of the merger, the operations of the Company will be conducted substantially as they currently are being conducted. Parent has advised the Company that it does not have any current intentions, plans or proposals to cause us to engage in any of the following:

  •
  an extraordinary corporate transaction following consummation of the merger involving the Company's corporate structure, business or management, such as a merger, reorganization or liquidation,

  •
  the relocation of any material operations or sale or transfer of a material amount of assets, or

  •
  any other material changes in its business.

        Nevertheless, following consummation of the merger, the management and/or board of directors of the surviving corporation may initiate a review of the surviving corporation and its assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what changes, if any, would be desirable following the merger to enhance the business and operations of the surviving corporation and may cause the surviving corporation to engage in the types of transactions set forth above if the management and/or board of directors of the surviving corporation decides that such transactions are in the best interest of the surviving corporation upon such review. The surviving corporation expressly reserves the right to make any changes it deems appropriate in light of such evaluation and review or in light of future developments.

Purposes, Reasons and Plans of the Parent Parties

        Under the SEC rules governing "going private" transactions, each of Merger Sub, Lender, SCG Digital Holdings, LLC, SCG, The Gregory H. Sachs Revocable Trust UDT Dtd. 4/24/98, 2011 Sachs Family Trust, White Knight Capital Management LLC and Gregory H. Sachs (who we refer to, collectively with Parent, as the "Parent Parties") are affiliates of Parent, and, therefore, are required (in addition to Parent) to express their reasons for the merger to the Company's unaffiliated stockholders. The Parent Parties are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act. For each of the Parent Parties, the purpose of the merger is to enable Parent to acquire all of the outstanding shares of the Company's common stock so that Parent will benefit from any future earnings and growth of the Company after shares of the Company's common stock cease to be publicly traded. The Parent Parties did not consider any alternatives for achieving these purposes. The transaction has been structured as a cash merger in order to provide the Company's non-rolling stockholders (including the Company's unaffiliated stockholders) with cash for their shares of Company common stock and to provide a prompt and orderly transfer of ownership of the Company in a single step, without the necessity of financing separate purchases of the Company's common stock in a tender offer and implementing a second-step merger to acquire any shares of common stock not tendered into any such tender offer, and without incurring any additional transaction costs associated with such activities.

        The Parent Parties have undertaken to pursue the transaction at this time in light of the opportunities they perceive to strengthen the Company's competitive position, strategy and financial performance under a new form of ownership. The Parent Parties believe that there are significant advantages in the Company becoming a private company, and the Parent Parties plan to cause the Company to avail itself of any opportunities it may have as a private company, including, but not limited to, making any public or private offering for its shares, or entering into any other arrangement or transaction as it may deem appropriate. Although the Parent Parties do not presently have an intent to enter into any such transaction nor is any Parent Party currently in negotiations with respect to any such transaction, there exists the possibility that the Parent Parties may cause the Company to enter into such an arrangement or transaction in the future and the Parent Parties, together with any rollover investors, may receive payment, directly or indirectly, for the shares of the Company's common stock in any such transaction lower than, equal to or in excess of $1.29, the per share merger consideration that stockholders will receive in the merger.

        After the effective time, the Parent Parties anticipate that the Company will continue its current operations, except that it will (i) cease to be an independent public company and will instead be a wholly owned subsidiary of Parent and (ii) have more debt than it currently has. There are no current plans to repay the bridge loan or to repay the debt, if any, taken out to finance the merger. After the effective time, the directors of Merger Sub immediately prior to the effective time will become the directors of the Company, and the officers of the Company immediately prior to the effective time will remain the officers of the Company, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. Gregory H. Sachs is the sole director of Merger Sub at this time; however, it is expected that shortly prior to the effective time of the merger, Merger Sub may appoint additional directors who are generally aligned with Mr. Sachs.

        Each Parent Party that owns shares of the Company's common stock intends to vote its shares in favor of all three proposals, including the merger proposal.

Projected Financial Information

        We do not, as a matter of course, publicly disclose detailed financial forecasts. However, in connection with the negotiation of the proposed merger and the other transactions contemplated by the merger agreement, Company management prepared certain non-public unaudited financial forecasts, which were furnished to Parent and Lake Street for its use and reliance in connection with its financial analyses and opinion.

        The unaudited financial forecasts were not prepared for the purpose of public disclosure, nor were they prepared in compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. The summary of the unaudited financial forecasts is not being included in this proxy statement to influence Company stockholders with respect to the approval of the merger agreement, including whether or not to seek appraisal rights with respect to shares of Company common stock held by stockholders. The inclusion of the unaudited financial forecasts in this proxy statement should not be regarded as an indication that any of Parent, the Company or any of their respective affiliates, directors, officers, advisors or other representatives, or any other recipient of the unaudited financial forecasts, considered, or now considers, the forecasts to be material or necessarily predictive of actual future results or events, and the unaudited financial forecasts should not be relied upon as such.

        The unaudited financial forecasts include certain non-GAAP financial measures, including EBITDA (in each case, as defined below). Company management included forecasts of EBITDA in the unaudited financial forecasts because Company management believes that EBITDA could be a useful component in forecasting the future unlevered free cash flows generated by the Company. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as presented in this proxy statement may not be comparable to similarly titled measures used by the Company or other companies. The footnotes to the tables below provide certain supplemental information with respect to the calculation of these non-GAAP financial measures. The unaudited financial forecasts were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

        All of the unaudited financial forecasts summarized below were prepared by, and are the responsibility of, Company management. No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in the unaudited financial forecasts and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto, and no independent registered public accounting firm assumes any responsibility for the prospective financial information. The reports of the independent registered public accounting firms incorporated by reference into this proxy statement relate to the Company's historical financial information. These reports do not extend to the unaudited financial forecasts and should not be read to do so.

        The unaudited financial forecasts do not give effect to the merger and the other transactions contemplated by the merger agreement or any changes to the Company's operations or strategy that may be implemented after the completion of the merger, including any potential synergies realized as a result of the merger and the other transactions contemplated by the merger agreement, or to any costs related to, or that may arise in connection with, the merger and the other transactions contemplated by the merger agreement, including the effect of any failure of the merger to occur.

        The unaudited financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Company management. In preparing these unaudited financial forecasts, Company management used assumptions that were substantially based on and consistent with the Company's recent historical results. These assumptions included assumptions with respect to the growth rate by geography anticipated in each fiscal period, average sales prices, gross and contribution margins, general and administrative, sales and marketing and research and development expenses as a percentage of sales, and the Company's effective tax rate. Company management also assumed the Company requires at least an additional $6 million in new debt or equity capital over the forecast period in order to achieve the unaudited financial forecasts. The unaudited financial forecasts were prepared by the Company in the first quarter of 2018, and Company management believes the unaudited financial forecasts were prepared on a reasonable basis and reflected the best then-currently available estimates and judgments of Company management at that time. Important factors that may affect actual results and cause the unaudited financial forecasts to not be realized include, but are not limited to, the risks, contingencies and other uncertainties described under "Cautionary Statement Regarding Forward-Looking Statements," beginning on page 79. The unaudited financial forecasts are forward-looking in nature. The forecasts relate to expectations of multiple future years' performance, and such information by its nature becomes less predictive with each succeeding year. As a result, actual results may differ materially, and will differ materially if the merger and the other transactions contemplated by the merger agreement are completed, from the unaudited financial forecasts, and there can be no assurance that the forecasts will be realized. None of Company, Parent, or any of their respective affiliates, directors, officers, advisors or other representatives made or makes any representation to any stockholder or other person regarding the Company's ultimate performance compared to the information contained in the unaudited financial forecasts. Except as may be required under applicable law, the Company does not undertake any obligation to update or otherwise revise the unaudited financial forecasts to reflect events or circumstances after the date the forecasts were made, including events or circumstances that may have occurred during the period between that date and the date of this proxy statement, or to reflect the occurrence of unanticipated events, even in the event that any or all of the assumptions are not realized.

	2017A	2018E	2019P	2020P	2021P	2022P
	(In thousands)
Revenue:
Product	$16,350	$17,319	$17,005	$16,892	$16,514	$18,991
Maintenance and content services	$13,545	$13,493	$14,520	$16,117	$19,246	$19,720
Professional services	$7,147	$7,679	$9,650	$10,505	$11,733	$13,493

Total	$37,042	$38,491	$41,175	$43,514	$47,493	$52,204
Gross profit	$21,133	$20,466	$22,048	$23,166	$25,611	$28,089
EBITDA (non-GAAP)(1)	$(1,359)	$(2,917)	$(2,343)	$(1,287)	$516	$2,569
Capital expenditures	$120	$385	$412	$435	$475	$522

(1)
EBITDA (non-GAAP) represents net income (loss) with adjustments for interest expense and other income, income tax expense, gain (loss) on change in warrant liability, depreciation and amortization expenses, stock-based compensation expense and any transaction-related costs.

        The estimates and assumptions underlying the unaudited forecasted financial information are inherently uncertain and, though considered reasonable by the management as of the date of the preparation of such unaudited forecasted financial information, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of future performance, or that actual results will not differ materially from those presented in the unaudited forecasted financial information.

Opinion of Lake Street Capital Markets, LLC

        On April 2, 2018, Lake Street orally rendered its opinion to the special committee (which was confirmed by delivery of Lake Street's written opinion, dated April 2, 2018, to the special committee) as to, as of such date, the fairness, from a financial point of view, to holders of Company common stock (other than certain affiliates of Mr. Sachs and any rollover investor, which we refer to as the "excluded stockholders," and Company stockholders excluding the excluded stockholders we refer to as "non-rolling stockholders") of the merger consideration of $1.27 per share to be received by such stockholders in the original merger pursuant to the merger agreement.

        Lake Street's opinion was based upon procedures and analyses completed as of April 2, 2018. Lake Street did not, therefore, consider any events, changes or other developments with respect to the Company that occurred after April 2, 2018, including any changes in the Company's financial condition or results of operations or any potential alternative transactions available to the Company. Subsequent to Lake Street's April 2, 2018 opinion, the merger consideration was increased from $1.27 per share to $1.29 per share by the First Amendment to the original merger agreement dated August 18, 2018. The Company has not sought a fairness opinion for the increased merger consideration.

        Lake Street's opinion was provided for the benefit of the special committee (in its capacity as such), in connection with and for the purposes of the special committee's consideration of the merger. The opinion only addressed the fairness, from a financial point of view, to the non-rolling stockholders of the merger consideration of $1.27 per share to be received by such stockholders in the merger pursuant to the original merger agreement and did not address any other term or aspect of the original merger agreement or the merger. The summary of Lake Street's opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and describes the assumptions made, qualifications and limitations on the review undertaken and other matters considered by Lake Street in connection with the preparation of its opinion. However, neither Lake Street's opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the special committee, the board of directors, any security holder or any other party as to how to act or vote with respect to any matter relating to the merger or otherwise or any form of assurance by Lake Street as to the condition of the Company. The decision as to whether to proceed with the proposed merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which Lake Street's opinion was based.

        In connection with its opinion as of April 2, 2018, Lake Street, among other things:

  •
  reviewed a draft of the definitive original merger agreement dated April 2, 2018;

  •
  reviewed certain business, financial and other information and data with respect to the Company that was either publicly available or made available to Lake Street from internal records of the Company;

  •
  reviewed certain internal financial projections for the Company and the Company's draft Annual Report on Form 10-K for the year ended December 31, 2017, prepared for financial planning purposes and furnished to Lake Street by the Company's management;

  •
  conducted discussions with members of senior management with respect to the past and present operations of the business and prospects of the Company;

  •
  compared the financial performance of the Company with that of other publicly traded companies deemed by Lake Street to be comparable to the Company;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

  •
  performed a sum-of-the-parts and discounted cash flows analysis for the Company, based on projected financial performance prepared by management of the Company;

  •
  reviewed certain publicly available information and stock price data for stockholder buyout transactions;

  •
  reviewed the historical market prices and trading activity of the Company's common stock; and

  •
  performed such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Lake Street deemed necessary and appropriate in arriving at Lake Street's opinion.

        Lake Street's opinion was subject to the following additional qualifications and limitations, with the Company's consent:

  •
  In arriving at its opinion, Lake Street relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Lake Street or discussed with or reviewed by or for Lake Street. Lake Street has further assumed that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that management of the Company is not aware of any information or facts that would make any information provided to Lake Street incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its opinion, Lake Street assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by Lake Street, such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. Lake Street expresses no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.

  •
  In connection with Lake Street's opinion, Lake Street assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Lake Street. Lake Street's opinion does not address any legal, regulatory, tax or accounting issues.

  •
  In arriving at Lake Street's opinion, Lake Street assumed that the executed documents for the merger (which we refer to as the "merger documents") will be in all material respects identical to the draft merger documents reviewed by Lake Street as of April 2, 2018. Lake Street has relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the merger documents and all related documents and instruments that are referred to therein are true and correct, (ii) each party to the merger documents will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger will be consummated pursuant to the terms of the merger documents without amendments thereto, and (iv) all conditions to the consummation of the merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Lake Street assumed that all the necessary regulatory approvals and consents required for the merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the merger.

  •
  In arriving at Lake Street's opinion, Lake Street did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and has not been furnished or provided with any such appraisals or valuations, nor has Lake Street evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Lake Street in connection with this opinion were going concern analyses. Lake Street expresses no opinion regarding the liquidation value of the Company or any other entity or the ability of the Company to operate as a going concern, whether or not the merger is consummated. Without limiting the generality of the foregoing, Lake Street did not undertake any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, Lake Street's opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

  •
  Lake Street's opinion is necessarily based upon the information available to Lake Street and facts and circumstances as they exist and are subject to evaluation on the date of the opinion; events occurring after the date of the opinion could materially affect the assumptions used in preparing Lake Street's opinion. Lake Street's opinion does not address the price at which shares of the Company common stock may trade following announcement of the merger or at any future time. Lake Street did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date thereof and does not have any obligation to update, revise or reaffirm its opinion.

        To the extent that any of the foregoing assumptions or any of the facts on which Lake Street's opinion was based prove to be untrue in any material respect, Lake Street's opinion cannot and should not be relied upon. Furthermore, in its analysis and in connection with the preparation of its opinion, Lake Street made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the merger.

        Lake Street's opinion may not be quoted or referred to, in whole or in part, filed with, or furnished or disclosed to any other party, without its prior written consent, except as described in the remainder of this paragraph. Its opinion may be included in its entirety in any proxy statement distributed to Company stockholders in connection with the merger or other document required by law or regulation to be filed with the SEC, and the Company may summarize or otherwise reference the existence of the opinion in such documents, provided that any such summary or reference language is also subject to the prior written approval by Lake Street. In that regard, Lake Street has consented to the inclusion, summarization and quotation of its opinion, and references to its opinion, in this proxy statement.

Material Financial Analyses

        In preparing its opinion to the special committee, Lake Street performed a variety of analyses, including those described below. The summary of Lake Street's analyses is not a complete description of the analyses underlying Lake Street's opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Lake Street's opinion nor its underlying analyses are readily susceptible to summary description. Lake Street arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Lake Street's overall conclusion with respect to fairness, Lake Street did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Lake Street believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Lake Street's analyses and opinion.

        In performing its analyses, Lake Street considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company or business used in Lake Street's analyses or otherwise reviewed for comparative purposes is identical to the Company, and an evaluation of the results of those analyses is not entirely mathematical.

        The implied reference range values indicated by Lake Street's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. Much of the information used in, and accordingly the results of, Lake Street's analyses are inherently subject to substantial uncertainty.

        Lake Street's opinion was only one of many factors considered by the special committee in evaluating the proposed merger. Neither Lake Street's opinion nor its analyses were determinative of the merger consideration or of the views of the special committee, the board of directors, management or any other party with respect to the merger or the merger consideration. Lake Street was not requested to, and it did not, recommend the specific consideration payable in the merger or that any given consideration constituted the only appropriate consideration for the merger. The type and amount of consideration payable in the merger were determined through negotiation between the special committee and SCG, and the decision for the Company to enter into the original merger agreement was solely that of the special committee and the board of directors.

        The following is a summary of the material financial analyses performed by Lake Street in connection with the preparation of its opinion and reviewed with the special committee on April 2, 2018. The order of the analyses does not represent relative importance or weight given to those analyses by Lake Street. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Lake Street's analyses.

        Unless indicated otherwise, enterprise values and equity values used in the selected Sum of the Parts analysis were calculated using the closing price of the common stock of the selected companies as of March 29, 2018. Information with respect to the historical financial and operating performance of the Company for purposes of this financial analyses were based on public filings. Information with respect to the historical financial and operating performance of the selected companies listed below were based on publicly available information and public filings. Estimates of the future financial and operating performance of the selected comparable companies listed below were based on publicly available Wall Street research analyst estimates and other publicly available information for those companies. LTM refers to the most recent twelve months of publicly released financial information.

        Sum of the Parts Comparable Valuation:    Lake Street analyzed the public market statistics of certain companies it deemed comparable to the Company and examined various operating performance, trading statistics and information relating to those companies. For purposes of their analysis, Lake Street completed a Sum of the Parts (which we refer to as "SOTP") implied valuation by applying the enterprise value to revenue multiples of the selected public comparable groups to the Company's three major revenue lines. The Company's three major revenue lines include Product, Maintenance and Content Services, and Professional Services which account for 44%, 37% and 19% respectively of 2017 revenue. Lake Street selected 22 companies that, in its view, are engaged in businesses and have operating profiles that are reasonably comparable to the Company's Maintenance and Content Services revenue line. In addition, Lake Street selected six companies in the professional services and consulting industries whose operating profiles were reasonably comparable to the Professional Services revenue line of the Company and five companies in the technology distributors industry whose operating profiles were reasonably comparable to the Products revenue line of the Company.

        Lake Street selected financial and stock market data of the following five selected publicly traded companies in the technology distribution products industry (which we refer to, collectively, as the "selected product companies").

Selected Product Companies

				Revenue		EV/Revenue
	Price on 3/29/2018	Market Cap	Enterprise Value
($ in 000's) Company				CY2017E	CY2018E	2017E	2018E
Avnet, Inc.	$41.76	$5,009	$6,014	$18,167	$19,156	0.3x	0.3x
Tech Data Corporation	$85.13	$3,249	$3,931	$36,252	$35,917	0.1x	0.1x
ScanSource, Inc.	$35.55	$909	$1,235	$3,621	$3,871	0.3x	0.3x
PC Connection, Inc.	$25.00	$671	$621	$2,907	$3,034	0.2x	0.2x
Richardson Electronics, Ltd.	$7.95	$103	$44	$146	NM	0.3x	NA
25th Percentile		$671	$621	$2,907	$3,662	0.2x	0.2x
Median		$909	$1,235	$3,621	$11,514	0.3x	0.3x
75th Percentile		$3,249	$3,931	$18,167	$23,346	0.3x	0.3x

        In addition, Lake Street reviewed, for informational purposes, selected financial and stock market data of the following six publicly traded companies in the professional services industry (which we refer to, collectively, as the "selected professional services companies").

Selected Professional Services Companies

				Revenue		EV/Revenue
	Price on 3/29/2018	Market Cap	Enterprise Value
($ in 000's) Company				CY2017E	CY2018E	2017E	2018E
Kforce Inc.	$27.05	$674	$793	$1,355	$1,411	0.6x	0.6x
Computer Task Group, Inc.	$8.19	$125	$118	$300	$345	0.4x	0.3x
Mastech Digital, Inc.	$12.34	$67	$103	$148	NM	0.7x	NA
RCM Technologies, Inc.	$5.77	$71	$95	$184	$200	0.5x	0.5x
Edgewater Technology, Inc.	$5.55	$74	$64	$113	NM	0.6x	NA
TSR, Inc.	$6.20	$12	$7	$66	NM	0.1x	NA
25th Percentile		$68	$71	$122	$272	0.4x	0.4x
Median		$72	$99	$166	$345	0.5x	0.5x
75th Percentile		$112	$115	$271	$878	0.6x	0.5x

        Lake Street also reviewed, for informational purposes, selected financial and stock market data of the following 22 publicly traded companies in the maintenance and content services industry. Lake Street noted that the size, scale and expected growth outlook of certain of the selected companies differed significantly from that of the Company. As a result, for purposes of its analyses, Lake Street viewed only those 11 companies within the comparable set with enterprise values of less than $500 million as being relevant to the analysis (which we refer to, collectively, as the "selected maintenance and content services companies").

Selected Maintenance and Content Services Companies

				Revenue		EV/Revenue
	Price on 3/29/2018	Market Cap	Enterprise Value
($ in 000's) Company				CY2017E	CY2018E	2017E	2018E
JCDecaux SA	$34.75	$7,391	$7,976	$4,173	$4,384	1.9x	1.8x
NCR Corporation	$31.52	$3,737	$7,019	$6,487	$6,635	1.1x	1.1x
Clear Channel Outdoor Holdings	$4.90	$1,771	$6,966	$2,581	$2,636	2.7x	2.6x
Acuity Brands, Inc.	$139.19	$5,812	$5,740	$3,528	$3,572	1.6x	1.6x
Outfront Media Inc.	$18.74	$2,607	$4,830	$1,524	$1,558	3.2x	3.1x
Stroer SE & Co. KGaA	$69.17	$3,843	$4,541	$1,581	$1,987	2.9x	2.3x
VeriFone Systems, Inc.	$15.38	$1,698	$2,416	$1,837	$1,821	1.3x	1.3x
Cardtronics plc	$22.31	$1,024	$1,889	$1,485	$1,272	1.3x	1.5x
Brady Corporation	$37.15	$1,922	$1,878	$1,132	$1,183	1.7x	1.6x
National CineMedia, Inc.	$5.19	$411	$1,578	$430	$433	3.7x	3.6x
Barco NV	$122.97	$1,518	$1,291	$1,325	$1,322	1.0x	1.0x
Limelight Networks, Inc.	$4.11	$455	$406	$184	$199	2.2x	2.0x
Daktronics, Inc.	$8.81	$392	$319	$610	$634	0.5x	0.5x
LSI Industries Inc	$8.11	$207	$256	$338	$365	0.8x	0.7x
Agilysys, Inc.	$11.92	$279	$242	$128	$133	1.9x	1.8x
PAR Technology Corporation	$14.09	$226	$220	$233	NM	0.9x	NA
Brightcove Inc.	$6.95	$243	$217	$155	$167	1.4x	1.3x
RhythmOne plc	$2.46	$190	$149	$239	$411	0.6x	0.4x
ClearOne, Inc.	$7.95	$67	$60	$43	$49	1.4x	1.2x
Qumu Corporation	$1.76	$16	$17	$28	$25	0.6x	0.7x
Sonic Foundry, Inc.	$2.23	$10	$13	$36	NM	0.4x	NA
Bridgeline Digital, Inc.	$2.06	$9	$11	$16	NM	0.7x	NA
All Comparables
25th Percentile		$212	$218	$162	$282	0.8x	1.0x
Median		$433	$849	$520	$1,183	1.3x	1.5x
75th Percentile		$1,885	$4,010	$1,567	$1,904	1.9x	1.9x
Comparables w/Ent. Value < $500 Million
25th Percentile		$42	$39	$39	$112	0.6x	0.6x
Median		$207	$217	$155	$183	0.8x	1.0x
75th Percentile		$261	$249	$236	$377	1.4x	1.4x

        Lake Street analyzed the following statistics for the SOTP comparative analysis:

  •
  Enterprise value as a multiple, to the extent available, of calendar year 2017 revenue; and

  •
  Enterprise value as a multiple, to the extent available, of the calendar year 2018 estimated revenue.

        Lake Street applied each comparable public group enterprise value to revenue multiple, to the Company's applicable revenue stream at the 25th, median and 75th percentiles to calculate the implied enterprise value range and implied equity price per share range.

        The analysis based on 2017 calendar revenue indicated the following:

			EV / Revenue Multiples
						Implied Enterprise Value
		% of Rev.
($ in 000's)	2017A		25th	Median	75th	25th	Median	75th
Revenue:
Product	$16,350	44%	0.1x	0.2x	0.3x	$1,773	$3,495	$5,413
Professional Svcs.	$7,147	19%	0.5x	0.5x	0.6x	$3,474	$3,851	$4,054
Maint. & Cont. Svcs.	$13,545	37%	0.6x	0.8x	1.4x	$8,455	$10,278	$18,927

Total Revenue	$37,042	100%				$13,702	$17,624	$28,394

	25th	Median	75th
Implied Equity Value Per Share	$1.03	$1.36	$2.28

        The analysis based on 2018 calendar revenue estimates indicated the following:

			EV / Revenue Multiples
						Implied Enterprise Value
		% of Rev.
($ in 000's)	2018E		25th	Median	75th	25th	Median	75th
Revenue:
Product	$17,319	45%	0.1x	0.2x	0.3x	$1,896	$3,546	$5,438
Professional Svcs.	$7,679	20%	0.4x	0.5x	0.5x	$3,143	$3,648	$3,983
Maint. & Cont. Svcs.	$13,493	35%	0.6x	1.0x	1.4x	$8,721	$13,028	$19,308

Total Revenue	$38,491	100%				$13,760	$20,222	$28,729

	25th	Median	75th
Implied Equity Value per Share	$1.03	$1.58	$2.31

        In its SOTP analysis, summarized above, Lake Street inadvertently included Tech Data Corporation twice in its analysis of the selected product companies. This error increased the lower end of the implied share price range and median values for the SOTP analysis. The implied share price using the revised 2017 EV/Revenue multiple for the 25th percentile increased from $1.03 to $1.13; the implied median share price increased from $1.36 to $1.48; and there was no change to the 75th percentile implied share price. The implied share price using the revised 2018 EV/Revenue multiple for the 25th percentile increased from $1.03 to $1.14; the implied median share price increased from $1.58 to $1.66; and there was no change to the 75th percentile implied share price. Lake Street has advised the special committee that these changes do not change Lake Street's opinion as to the fairness of the merger.

        Precedent Transaction Analysis:    In conducting its review, Lake Street performed a valuation analysis based on precedent merger and acquisition transactions. For purposes of the analysis, Lake Street analyzed publicly disclosed transactions with implied enterprise values between $10 million and $250 million, within the internet software and services, application software, electronic equipment and instruments and advertising markets. The selected transactions closed between March 27, 2015 and March 27, 2018. The transactions selected and reviewed are as follows:

Select Precedent Transactions

($ in millions) Date Closed	Target	Acquirer	Implied Enterprise Value	Revenue	EBITDA	Implied EV/Revenue	Implied EV/EBITDA
2/1/2018	YuMe, Inc.	RhythmOne plc	$113	$160	$10	0.7x	11.2x
10/6/2017	MaxPoint Interactive, Inc.	Harland Clarke Holdings Corp.	$105	$144	NM	0.7x	NM
9/15/2017	Shaw Satellite Services Inc.	Turnpike Global Technologies Inc.	$20	$25	NM	0.8x	NA
9/5/2017	Rocket Fuel Inc.	Sizmek Inc.	$147	$420	NM	0.4x	NM
8/7/2017	ScanScout, Inc., Buyer Platform	Taptica Ltd	$28	$115	NM	0.2x	NM
7/26/2017	Covisint Corporation	Open Text Corporation	$69	$70	NM	1.0x	NM
7/19/2017	Sajan, Inc.	Amplexor USA, Inc.	$25	$30	$1	0.8x	39.7x
4/3/2017	Zycron, Inc.	BG Staffing, LLC	$23	$38	NM	0.6x	NA
3/31/2017	Visible Measures Corporation	AcuityAds US Inc.	$10	$20	NM	0.5x	NA
2/10/2017	ServicePower Technologies plc	Diversis Capital UK Limited	$17	$13	NM	1.0x	NM
1/20/2017	eNom Inc.	Tucows Inc.	$84	$156	$1	0.5x	61.6x
12/5/2016	United States Traffic Network LLC	GTN Limited	$15	$45	$1	0.3x	12.6x
9/26/2016	Sizmek Inc.	Vector Capital	$76	$185	$9	0.4x	8.5x
8/8/2016	ReachLocal, Inc.	Gannett Co., Inc.	$158	$362	NM	0.4x	NM
7/11/2016	mBlox, Inc.	CLX Communications AB (publ)	$117	$140	$7	0.8x	17.0x
7/1/2016	United Online, Inc.	B. Riley Financial, Inc.	$71	$145	$15	0.5x	4.7x
12/7/2015	CTI Group (Holdings) Inc.	Enghouse Systems Limited	$18	$17	$2	1.0x	8.9x
12/1/2015	Local Corporation, Substantially All Assets	Media.Net Advertising FZ-LLC	$11	$70	NM	0.2x	NM
11/27/2015	Planar Systems, Inc.	Leyard American Corporation	$137	$201	$7	0.7x	18.5x
11/23/2015	Daegis Inc.	Open Text Corporation	$21	$24	$1	0.9x	24.7x
10/22/2015	Millennial Media Inc.	Oath Inc.	$233	$285	NM	0.8x	NM
10/4/2015	Access Data Consulting Corporation	General Employment Enterprises Inc. (nka:GEE Group, Inc.)	$15	$21	$3	0.7x	6.0x
6/22/2015	Lyris, Inc.	Aurea Software, Inc.	$16	$28	$1	0.5x	30.4x
6/1/2015	ProSoft Group, Inc.	Kellton Tech Solutions Limited	$14	$40	NM	0.4x	NA
5/21/2015	Dealix Corporation And Autotegrity, Inc.	Autobytel Inc. (nka:AutoWeb, Inc.)	$25	$71	NM	0.4x	NA

        For each of the above listed transactions, Lake Street examined the ratio of implied enterprise value to the company's last twelve months revenue and calculated the range of multiples at the 25th, median and 75th percentiles. The analysis yielded the following results:

	25th	Median	75th
Implied Enterprise Value/Revenue	0.4x	0.6x	0.8x

        Lake Street further calculated the implied equity value per share range at the 25th, median and 75th percentiles which yielded the following results:

	25th	Median	75th
Implied Equity Value Per Share	$1.16	$1.75	$2.44

        Lake Street noted that the SOTP and precedent transaction analysis yielded a proposed transaction price that is at the low end of the implied ranges. It further noted that in its professional opinion, the companies in the SOTP and precedent transaction analysis were generally larger, growing and profitable. In contrast, the Company has seen declining revenue in each of the last two years, has lost money in each of the last five years and is not projected to have positive EBITDA until 2021, there is significant risk in executing its proposed business plan and the Company requires at least an additional $6 million in new debt or equity capital over the forecast period in order to achieve the unaudited financial forecasts. As a result of these factors, Lake Street believes acquirers and investors would value the Company at the low end of the implied SOTP and precedent transactions range and at a significant discount to the median.

        Discounted Cash Flow Analysis:    Lake Street performed a discounted cash flow analysis for the Company utilizing going concern projections and estimates provided by Company management. They calculated the discounted cash flows as the sum of the net present value of (i) the estimated unleveraged free cash flows for the Company for the fiscal years ending December 31, 2018 through December 31, 2022, based on the non-GAAP estimates from management for revenue, non-GAAP EBITDA and capital expenditures as described in the section "—Projected Financial Information," beginning on page 54; as well as an assumed annual working capital of 10% of revenues (based on management's estimates); plus (ii) the terminal value at the end of such period. The implied terminal value was calculated based on an enterprise value to revenue multiple of 0.75x. Lake Street noted that the selected terminal EV/Revenue multiple of 0.75x, was a premium to the Company's current trading multiple of 0.4x and is at the higher end of the precedent transaction EV/Revenue multiples, whose median to 75th percentile range were 0.6x-0.8x, respectively. Lake Street also noted that, in its professional opinion, this terminal multiple reflected the Company's improved operating metrics in management's forecast, as well as the risk associated with executing on its proposed business plan. Lake Street further assumed that no taxes are payable over the forecast period, due to the Company's federal net operating loss carryforward balance of approximately $68.7 million at December 31, 2017. In addition, they applied discount rates ranging from 21% to 25% based on their weighted average cost of capital analysis and terminal enterprise value to revenue multiples of 0.6x to 0.9x. Lake Street utilized such discount rates based on its professional judgment of the Company's weighted average cost of capital and the appropriate terminal EV/Revenue multiples for the Company's business. In addition, based on management's estimate as of March 31, 2018, Lake Street subtracted $2.7 million of debt and added $1.0 million of cash to the enterprise value to calculate the implied equity value. The discounted cash flow analysis indicated an implied enterprise value range of $6.98 million and $14.29 million. To determine a range of implied equity values using the discounted cash flow method, Lake Street completed a sensitivity analysis by calculating a terminal value EV/Revenue range of 0.45x and 1.05x and a discount range of 21%-25%. Based on its professional opinion, Lake Street determined an implied share price range using the EV/Revenue multiples 0.6x-0.9x and a discount rate range of 22%-24% as most applicable. Lake Street noted that the selected EV/Revenue multiples for the implied share price range was similar to the precedent transactions EV/Revenue multiples at the median to 75th percentiles, or 0.6x-0.9x respectively. The resulting implied equity value per share range is shown below.

Implied Equity Value Per Share	$0.45 - $1.08

Additional Information

        Lake Street also reviewed with the special committee certain additional information that was not considered part of Lake Street's financial analyses with respect to its opinion but was referenced for informational purposes.

        Lake Street observed that the merger consideration of $1.27 per share represented a 11% discount to the Company's closing stock price on April 2, 2018 (the last trading day prior to the announcement of the merger) and a 6%, 18%, 18% and 2% premium to the 180, 90, 60 and 30, respectively, volume weighed average trading price of the Company common stock.

Other Matters

        Lake Street was engaged as a financial advisor to the special committee to provide an opinion to the special committee as of the date of such opinion, as to the fairness, from a financial point of view, to the non-rolling stockholders of the merger consideration of $1.27 per share to be received by such stockholders in the merger pursuant to the original merger agreement. The special committee engaged Lake Street based on Lake Street's experience and reputation. Lake Street is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to its engagement by the special committee, Lake Street is entitled to an aggregate fee of $150,000 as compensation for its services, $25,000 of which was paid as a non-refundable retainer and the remainder of which became payable upon Lake Street completing and delivering the opinion to the special committee and the board of directors. No portion of Lake Street's fee was contingent upon either the conclusion expressed in Lake Street's opinion or whether or not the merger is successfully consummated. The Company also agreed to reimburse Lake Street for certain expenses and to indemnify Lake Street in respect of certain liabilities that might arise out of its engagement. During the two years preceding the date of Lake Street's written opinion, Lake Street has not been engaged by, performed services for or received any compensation from the Company or Parent or any of its affiliates other than the amounts described above.

Position of the Parent Parties as to the Fairness of the Merger

        Under the SEC rules governing "going private" transactions, each of the Parent Parties is an affiliate of the Company that is engaged in the "going private" transaction and, therefore, is required to express its position as to the fairness of the proposed merger to the Company's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act. The Parent Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

        As described under the heading "—Background of the Merger," beginning on page 18, none of the Parent Parties participated in any deliberations of the special committee or the board of directors relating to the merger. The Parent Parties believe that the merger is both substantively and procedurally fair to the Company stockholders, other than the Parent Parties, their affiliates, and any rollover investors. However, none of the Parent Parties has undertaken any formal evaluation of the fairness of the merger to the Company stockholders (other than the Parent Parties, their affiliates, and any rollover investors) or engaged a financial advisor for such purpose. Moreover, none of the Parent Parties participated in the deliberations of the special committee or received advice from the special committee's or the Company's respective legal or financial advisors in connection with the merger.

        While the Parent Parties believe that the merger is substantively and procedurally fair to the Company stockholders (other than the Parent Parties, their affiliates, and any rollover investors), the Parent Parties attempted to negotiate the terms of a transaction that would be most favorable to them and, accordingly, did not negotiate the merger agreement with the goal of obtaining terms that were fair to the Company stockholders generally or any other person. The Company and its stockholders (other than the Parent Parties, their affiliates, and any rollover investors) were represented by an independent special committee that negotiated on their behalf with the Parent Parties, each with the assistance of its respective advisors, as described above in "—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger," beginning on page 42.

        The Parent Parties did not seek to establish a pre-merger going concern value for the Company common stock to determine the fairness of the merger consideration to the Company stockholders (other than the Parent Parties, their affiliates, and any rollover investors) because following the merger the Company will have a significantly different capital structure.

        The belief of the Parent Parties that the merger is substantively and procedurally fair to the unaffiliated security holders of the Company is based on the following factors, among others:

  •
  the Parent Parties' assessment of the Company's near-term liquidity constraints and the risk that the Company will not be able to continue as a long-term going concern absent a capital raise or other significant liquidity event;

  •
  the merger consideration of $1.27 per share in cash (which was subsequently increased to $1.29 in cash) represents a premium of (i) approximately 17% over the closing price of the Company common stock as quoted on the Nasdaq Capital Market of $1.09 per share on January 19, 2018 (the last trading day prior to the submission by SCG of its initial proposal) and (ii) approximately 6%, 18%, 18% and 2% over the value weighted average price of the Company common stock as quoted on the Nasdaq Capital Market for the 30, 60, 90, and 180 day period, respectively, ending on April 2, 2018 (the last trading day prior to public announcement of the merger);

  •
  the fact that the financial and other terms and conditions of the original merger agreement and the merger resulted from extensive negotiations conducted by or on behalf of the special committee, which consisted solely of independent, outside directors and which retained its own independent legal and financial advisors;

  •
  the fact that the Company stockholders (other than the Parent Parties, their affiliates, and any rollover investors) will receive cash for their shares and will therefore have immediate liquidity and certainty in the value for their shares of $1.29 per share of Company common stock; and

  •
  the various terms of the merger agreement, including that the merger agreement contains "go-shop" provisions and the ability of the Company to terminate the merger agreement under certain circumstances to accept a "superior proposal" (each as more fully described under "The Merger Agreement"), that are intended to help ensure that the Company stockholders receive the highest price per share reasonably available. While certain terms of the merger agreement, including the condition to obtain the disinterested stockholder approval, could be waived if Parent and the Company agreed to do so, the Company's election to waive any condition would be made at the direction of the Company's board of directors, and as such would be subject to the board of directors' fiduciary duties. Accordingly, the Parent Parties did not consider the possibility of waiving any condition to be material.

        The Parent Parties considered each of the foregoing factors in determining the fairness of the merger to the Company stockholders (other than the Parent Parties, their affiliates, and any rollover investors).

        The Parent Parties did not consider the Company's net book value, which is an accounting concept, to be a factor in determining the substantive fairness of the transaction to the Company's unaffiliated security holders because they believed that net book value is not a material indicator of the value of the Company's equity but rather an indicator of historical costs. The Parent Parties also did not consider the liquidation value of the Company's assets as indicative of the Company's value primarily because of their belief that the liquidation value would be significantly lower than the Company's value as an ongoing business and that, due to the fact that the Company is being sold as an ongoing business, the liquidation value is irrelevant to a determination as to whether the merger is fair to the unaffiliated security holders of the Company.

        The Parent Parties did not consider the $1.47 closing price of the Company's common stock on April 2, 2018 to be a factor in determining the substantive fairness of the transaction to the Company's unaffiliated security holders because the Parent Parties did not view that price as indicative of the fair value of the Company's common stock in light of the risk that the Company would not be able to continue as a long-term going concern absent a capital raise or other significant liquidity event.

        The Parent Parties also did not consider the purchase price paid for shares of Company common stock in the December 2016 Rights Offering of $0.62 per share because the Parent Parties did not consider this to be relevant given that the December 2016 Rights Offering occurred in 2016 and the Company circumstances had changed since that time.

        In making their determination as to the fairness of the proposed merger to the Company stockholders (other than the Parent Parties, their affiliates, and any rollover investors), the Parent Parties were not aware of any firm offer by any other person during the prior two years for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company's assets or a purchase of the Company's securities that would enable such person to exercise control of the Company.

        The Parent Parties' view as to the fairness of the merger to the Company stockholders (other than the Parent Parties, their affiliates, and any rollover investors) is not a recommendation as to how any such stockholder should vote on the merger proposal. The foregoing discussion of the information and factors considered by the Parent Parties, while not exhaustive, is believed to include all material factors considered by the Parent Parties. The Parent Parties did not find it practicable to assign, nor did they assign, relative weights to the individual factors considered in reaching their conclusion as to the fairness of the merger to such stockholders. The Parent Parties believe that these factors provide a reasonable basis for their position that the merger is fair to the Company's common stockholders (other than the Parent Parties, their affiliates, and any rollover investors).

Interests of the Company's Directors and Officers in the Merger

        In considering the recommendation of the Company board of directors with respect to the merger, you should be aware that the Company's directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of the other Company stockholders. The Company board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in determining to recommend to Company stockholders that they vote for the merger proposal and thereby approve the transactions contemplated by the merger agreement, including the merger. These interests are described below.

Gregory H. Sachs

        As a result of the merger, Gregory H. Sachs or co-investors selected by him will, indirectly, be the largest stockholder in the Company and will generally be able to direct the Company's policies and operations. Accordingly, Mr. Sachs or such co-investors will be able to participate in potential further growth in the Company's assets, future earnings growth, future appreciation in value of the Company common stock or any future dividends after the merger, and any other potential future appreciation that may be experienced by the Company. In addition, Mr. Sachs and such co-investors will participate in any benefit caused by the Company's post-merger cessation to be subject to Exchange Act reporting requirements and the other synergies effected by the merger.

Rollover Investors

        As of the date of this proxy statement, no Company stockholders have agreed, or indicated to the Parent Parties a clear intention, to become rollover investors, and the Parent Parties do not expect that any Company stockholders will become rollover investors.

Treatment of Company Stock Options

        The stock options held by the Company's employees, including the Company's executive officers, and by directors of the Company immediately prior to the effective time of the merger (which we refer to as the "effective time") will be cancelled in exchange for a cash payment in the same manner as those Company equity awards held by other employees of the Company.

        As described further in the section entitled "The Merger Agreement—Treatment of Company Stock Options," beginning on page 87, at the effective time, each stock option granted under the Company stock plans, whether vested or unvested, that has an exercise price per share that is less than the merger consideration will convert into the right to receive an amount in cash, without interest, equal to the product of (i) the amount, if any, by which the merger consideration exceeds the exercise price per share of such stock option and (ii) the total number of shares of Company common stock subject to such stock option. Any stock option that has an exercise price per share that equals or exceeds the merger consideration will be cancelled at the effective time for no consideration or payment.

        All stock options held by the Company's named executive officers, other executive officers and directors that are vested or are scheduled to be vested or accelerated in connection with the merger as of August 1, 2018 (the assumed date the merger is completed) have an exercise price greater than $1.29 per share and, therefore, no named executive officers, other executive officers or directors will receive compensation for their stock options in connection with the merger. Further information regarding the named executive officers may be found in the section "—Interests of the Company's Directors and Officers in the Merger—Golden Parachute Compensation," beginning on page 71.

The Company's Employment Arrangements with Executive Officers

        We have entered into employment agreements with each of our executive officers, summarized below.

Robert Michelson

        In connection with his appointment as interim President and Chief Executive Officer, Mr. Michelson entered into an employment agreement with SCG Financial Merger I Corp. (which we refer to as "SCG Intermediate"), a wholly owned subsidiary of the Company, effective as of July 22, 2014, and providing for a term of two and a half years. On January 16, 2017, Mr. Michelson and SCG Intermediate entered into a replacement employment agreement (which we refer to as the "Michelson Employment Agreement"). Mr. Michelson provides his services as President and Chief Executive Officer of the Company through the Michelson Employment Agreement with SCG Intermediate. The Michelson Employment Agreement provides for a term of two years, subject to extension by mutual agreement of the parties. Pursuant to the Michelson Employment Agreement, Mr. Michelson will also serve as a member of the board of directors of the Company and its subsidiaries. Under the Michelson Employment Agreement, Mr. Michelson is entitled to receive an annual salary of $400,000 per year, subject to annual increases at the discretion of the board of directors. Mr. Michelson is also entitled to an annual bonus of up to 120% of Mr. Michelson's base salary, subject to the achievement of the Company's annual earnings before interest, taxes, depreciation and amortization (which we refer to as "EBITDA") target as well as other performance criteria established by the compensation committee of the board of directors of the Company (the "compensation committee") after consultation with Mr. Michelson.

        The Michelson Employment Agreement will automatically terminate upon Mr. Michelson's death and will be terminable at the option of SCG Intermediate for "cause" or if Mr. Michelson becomes "disabled" (each as defined in the Michelson Employment Agreement). If SCG Intermediate terminates the Michelson Employment Agreement without "cause" or Mr. Michelson is deemed to have been "constructively terminated" (as defined in the Michelson Employment Agreement), SCG Intermediate will be obligated to pay to Mr. Michelson (1) all accrued but unpaid salary and benefits, (2) the prior calendar year's annual bonus if such termination date occurs after January 1 of the current year and such prior calendar year's bonus has not yet been paid, (3) a pro rata portion of

Mr. Michelson's annual bonus for the year in which termination occurs, and (4) continued payment of his base salary until the later of the end of the term of Mr. Michelson's employment or the twelve month anniversary of his termination date. The payment of any severance benefits under the Michelson Employment Agreement will be subject to Mr. Michelson's execution of a release of all claims against SCG Intermediate and its affiliates on or before the 21st day following his separation from service.

        The Michelson Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Michelson Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Michelson Employment Agreement and for one year thereafter.

Gregory H. Sachs

        On August 13, 2013, we entered into an employment agreement with Gregory H. Sachs, our executive chairman, pursuant to which Mr. Sachs holds the office of executive chairman and serves on our board of directors. Pursuant to the employment agreement, Mr. Sachs agreed to serve as executive chairman for a five-year term commencing on August 13, 2013, subject to extension by mutual agreement of us and Mr. Sachs. Mr. Sachs is permitted to engage in other activities during the term of the employment agreement, so long as such activities do not violate the non-competition covenants contained in the employment agreement. Under the employment agreement, Mr. Sachs is entitled to receive a minimum annual salary of $250,000 per year. In addition to reimbursement for routine business and travel expenses, Mr. Sachs is also entitled to reimbursement for (i) use of a private aircraft for travel that is primarily for a purpose related to Mr. Sachs' duties under the employment agreement and (ii) 50% of the rent for office space leased by Mr. Sachs, including monthly rent (the full amount of which is currently $9,921) and build-out expenses in the total amount of $62,000.

        The employment agreement will automatically terminate upon Mr. Sachs' death and will be terminable at our option for "cause" or if Mr. Sachs becomes "disabled" (each as defined in the employment agreement). If we terminate the employment agreement without "cause" or Mr. Sachs is deemed to have been "constructively terminated" (as defined in the employment agreement), we will be obligated to pay to Mr. Sachs all accrued but unpaid salary and benefits and will be required to continue to pay Mr. Sachs' base salary until the later of the end of the five-year term of the agreement or the twelve-month anniversary of his termination date. In addition, we will be required to make a lump sum payment to Mr. Sachs equal to the lesser of (i) 2% of the enterprise value of the Company at the end of the calendar month preceding the date of termination and (ii) $5,000,000, and all unvested equity awards (if any) granted to Mr. Sachs prior to the date of his termination will become fully vested as of the termination date. The payment of any severance benefits under the employment agreement will be subject to Mr. Sachs' execution of a release of all claims against us on or before the 21st day following his separation from service.

        On December 22, 2014, Mr. Sachs notified the Company that, effective immediately, he would (i) defer receipt of the salary payable to him pursuant to his employment agreement, and that such deferred salary would accrue until the Company's cash position improves and (ii) not seek reimbursement from the Company for Mr. Sachs' use of a private jet for Company-related travel purposes until further notice.

        Effective as of February 29, 2016, Mr. Sachs has waived his right to receive any deferred salary accrued through that date and has further waived his right to receive any base salary for the period commending on that date and ending at such time as the compensation committee shall determine.

Jana Ahlfinger Bell

        In connection with her appointment as Executive Vice President, Chief Financial Officer, Jana Ahlfinger Bell entered into an employment agreement with RMG Enterprise Solutions, Inc. (which we refer to as "RMG Intermediate"), a wholly owned subsidiary of the Company, effective as of April 27, 2015 (which we refer to as the "Bell Employment Agreement"). Ms. Bell provides her services as Executive Vice President and Chief Financial Officer of the Company through the Bell Employment Agreement with RMG Intermediate. Ms. Bell is an "at-will" employee of the Company. Under the Bell Employment Agreement, Ms. Bell is entitled to receive an annual salary of $285,000 per year, subject to annual increases at the discretion of the board of directors. Ms. Bell is also entitled to an annual bonus, beginning with fiscal year 2015, of up to $142,500, subject to the achievement of goals established by the Company's CEO for a given fiscal year.

        The Bell Employment Agreement will automatically terminate upon Ms. Bell's death and will be terminable at the option of RMG Intermediate for "cause" or if Ms. Bell becomes "disabled" (each as defined in the Bell Employment Agreement). If RMG Intermediate terminates the Bell Employment Agreement without "cause" or Ms. Bell is deemed to have been "constructively terminated" (as defined in the Bell Employment Agreement), the Company will be obligated to pay to Ms. Bell all accrued but unpaid salary and benefits and will be required to continue to pay Ms. Bell's base salary until the six-month anniversary of her termination date. The payment of any severance benefits under the Bell Employment Agreement will be subject to Ms. Bell's execution of a release of all claims against the Company and its affiliates on or before the 21st day following her separation from service.

        The Bell Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Bell Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Bell Employment Agreement and for one year thereafter.

Robert R. Robinson

        In connection with his appointment as Senior Vice President, General Counsel & Secretary, Mr. Robinson entered into an employment agreement with RMG Intermediate, effective as of August 25, 2015, as amended by an amendment dated August 2, 2017 (which we refer to, as so amended, as the "Robinson Employment Agreement"). Mr. Robinson provides his services as Senior Vice President, General Counsel and Secretary of the Company through the Robinson Employment Agreement with RMG Intermediate. Mr. Robinson is an "at-will" employee of the Company. Under the Robinson Employment Agreement, Mr. Robinson is entitled to receive an annual salary of $250,000 per year commencing in 2016, subject to annual increases at the discretion of the board of directors. Mr. Robinson is also entitled to an annual bonus, subject to the achievement of incentive goals to be established annually, with a target bonus amount equal to 30% of his annual base salary.

        The Robinson Employment Agreement will automatically terminate upon Mr. Robinson's death and will be terminable at the option of RMG Intermediate for "cause" or if Mr. Robinson becomes "disabled" (each as defined in the Robinson Employment Agreement). If RMG Intermediate terminates the Robinson Employment Agreement without "cause" or Mr. Robinson is deemed to have been "constructively terminated" (as defined in the Robinson Employment Agreement), the Company will be obligated to pay to Mr. Robinson all accrued but unpaid salary and benefits and will be required to continue to pay Mr. Robinson's base salary until the six month anniversary of his termination date. The payment of any severance benefits under the Robinson Employment Agreement will be subject to Mr. Robinson's execution of a release of all claims against the Company and its affiliates on or before the 21st day following his separation from service.

        The Robinson Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Robinson Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Robinson Employment Agreement and for one year thereafter.

        Except as described above, we are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

SCG Digital LLC's Arrangements with the Company's Executive Officers

        As of the date of this proxy statement, none of the Company's executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase the equity of, the surviving corporation or one or more of its affiliates, and Parent does not have any present or proposed arrangements with any of the Company's executive officers with respect to employment with the surviving corporation or one or more of its affiliates.

        Parent expects that the Company's executive officers as of the effective time will continue as the Company's executive officers of the surviving corporation and that the surviving corporation will keep in force the employment agreements described above under "—The Company's Employment Arrangements with Executive Officers," beginning on page 68.

Golden Parachute Compensation

        This section sets forth information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the merger. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers. The merger-related compensation payable to these individuals is the subject of a non-binding, advisory vote of the Company stockholders, as described below in the section entitled "Proposal 2—Advisory Vote on Merger-Related Compensation for the Company's Named Executive Officers," beginning on page 107.

        The estimated value of the payments and benefits that the Company's named executive officers will receive in connection with the merger is quantified below in accordance with Item 402(t) of Regulation S-K. The estimated values are based on (i) an assumption that the consummation of the merger occurs on August 1, 2018 (the latest practicable date determined in accordance with Item 402(t) of Regulation S-K); (ii) the merger consideration; (iii) salary levels as of the date of this proxy statement; (iv) the number of unvested Company stock options held by the named executive officers as of the date of this proxy statement, assuming a merger closing date of August 1, 2018; and (v) "constructive termination" or termination of each named executive officer's employment without "cause" (each as defined in the applicable named executive officer's employment agreement) immediately after the consummation of the merger.

        Depending on when the merger occurs, certain Company equity awards that would be unvested as of August 1, 2018 and included in the table below may vest independently of the merger pursuant to their terms based on continued service with the Company. In addition, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect any compensation actions that may occur before the consummation of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.

        The table below quantifies the estimated value of the cash severance that would be payable to each named executive officer assuming each individual had a qualifying termination of employment on the assumed merger closing date of August 1, 2018. These payments would be the result of a termination without "cause" and are not contingent on the occurrence of a merger.

 Golden Parachute Compensation

Name	Cash ($) (1)	Equity ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
Robert Michelson	$400,000	—	—	—	—	—	$400,000
Jana Ahlfinger Bell	$155,000	—	—	—	—	—	$155,000
Robert R. Robinson	$125,000	—	—	—	—	—	$125,000

(1)
These amounts reflect payments for base salary.

Director and Officer Indemnification and Insurance

        As discussed below under "The Merger Agreement—Agreement as to Director and Officer Indemnification and Insurance," beginning on page 98, for a period of six years following the consummation of the merger, Parent will, and will cause the surviving corporation to, maintain directors' and officers' liability insurance policies with respect to acts or omissions occurring prior to the effective time with respect to each current and former Company director and officer covered by our current policy; provided, that in no event shall Parent be required to expend annually in the aggregate an amount in excess of 250% of the annual premiums currently paid by us. In lieu of the foregoing, following consultation with Parent, we may purchase, prior to the consummation of the merger, a six-year "tail" prepaid directors' and officers' liability insurance policy in respect of acts or omissions occurring prior to and including the consummation of the merger. In the event that we purchase such a "tail" policy prior to the consummation of the merger, Parent will cause the surviving corporation to maintain such "tail" policy for its full term and continue to honor the obligations thereunder.

        In addition, Parent will, and will cause the surviving corporation to, indemnify to the fullest extent of the law any individual who is or was a director or officer of the Company or any of its subsidiaries prior to the effective time, for any and all costs and expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred provided that the indemnified party provides an undertaking to repay such expenses if it is later determined that such party was not entitled to indemnification hereunder) imposed upon or relating to (i) the fact that such person is or was a director or officer of the Company prior to the effective time or (ii) the merger agreement or any transactions related to the merger agreement, whether arising prior to or after the effective time. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time now existing in favor of any indemnified party as provided in the applicable certificates or articles of incorporation or bylaws (or comparable organizational documents) will survive the merger and will continue in full force and effect.

Certain Effects of the Merger

        If the merger agreement is approved by the requisite vote of the Company stockholders and all other conditions to the closing of the merger are either satisfied or waived, Merger Sub will merge with and into the Company, with the Company surviving the merger. The Company will cease to be an independent public company and will become a wholly owned subsidiary of Parent. You will no longer have any ownership interest in the Company.

        At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares of Company common stock owned by the Company or shares owned by Parent or Merger Sub or their respective affiliates, including those shares held by Gregory H. Sachs, our executive chairman, all of which will be canceled, and no payment will be made with respect thereto; any rollover shares; and any shares of Company common stock held by a stockholder who has properly exercised, and has not failed to perfect, withdrawn or otherwise lost, appraisal rights in accordance with Delaware law) will be converted into the right to receive the merger consideration. All such shares of common stock, when so converted, will no longer be outstanding and shall automatically be canceled and will cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the effective time represented any such shares of Company common stock will cease to have any rights with respect thereto, except the right to receive the merger consideration.

        Each share of common stock of Merger Sub outstanding immediately prior to the effective time will be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the surviving corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the surviving corporation.

        Each stock option granted under the Company stock plan, whether or not vested and exercisable, that is outstanding and unexercised as of immediately prior to the effective time, will be converted by virtue of the merger into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the amount, if any, by which the merger consideration exceeds the exercise price per share of such stock option by (ii) the total number of shares of Company common stock issuable in respect of such stock option. Any stock option that has an exercise price per share that equals or exceeds the merger consideration will be cancelled at the effective time for no consideration or payment. As of the effective time, each outstanding stock option will no longer be outstanding and will automatically be cancelled and each holder thereof will cease to have any rights with respect thereto, other than the right to receive the cash amount set forth above.

        Parent does not currently own any interest in the Company. Following consummation of the merger, Parent will own 100% of the outstanding Company common stock and will have a corresponding interest in our net book value and net earnings. SCG Digital Holdings, LLC, as the sole member of Parent, will indirectly own 100% of the outstanding Company common stock and will have a corresponding interest in our net book value and net earnings. Sachs Capital Group LP, the current sole member of SCG Digital Holdings, LLC, and any other co-investors in SCG Digital Holdings, LLC will have an interest in our net book value and net earnings corresponding to each such person's ownership of SCG Digital Holdings, LLC. Our net book value as of June 30, 2018 was approximately $730,000 and our net earnings/(losses) for the six months ended June 30, 2018 was $(5,002,000).

        The table below sets forth the direct and indirect interests of Parent and Gregory H. Sachs in the Company's net book value and net earnings/(losses) prior to and immediately after the merger, based on the net book value at June 30, 2018 and net earnings/(losses) for the six months ended June 30, 2018.

	Ownership of the Company Prior to the Merger(1)			Ownership of the Company After the Merger(2)
	% Ownership	Net book value as of June 30, 2018	Net earnings/(losses) for the six months ended June 30, 2018	% Ownership	Net book value at June 30, 2018	Net earnings/(losses) for the six months ended June 30, 2018
	(dollars in thousands)
Parent	—	—	—	100%	$730	$(5,002)
Gregory H. Sachs(3)	18.0%	$131	$(900)	—	—	—

(1)
Based upon beneficial ownership as of June 30, 2018 and the Company's net book value at June 30, 2018 and net earnings/(losses) for the six months ended June 30, 2018.

(2)
Based upon the Company's net book value at June 30, 2018 and net earnings/(losses) for the six months ended June 30, 2018.

(3)
Ownership percentage for Mr. Gregory H. Sachs as of June 30, 2018 includes 109,364 shares held by The Gregory H. Sachs Revocable Trust UDT Dtd. 4/24/98, 1,873,656 shares held by White Knight Capital Management LLC, and 29,238 shares held by the 2011 Sachs Family Trust. Mr. Sachs disclaims beneficial ownership of all shares of Company common stock beneficially owned by The Gregory H. Sachs Revocable Trust UDT Dtd. 4/24/98 and the 2011 Sachs Family Trust. This beneficial ownership does not reflect the indirect beneficial ownership of Gregory H. Sachs through Parent.

        Parent expects that the Company's executive officers as of the effective time will continue as the Company's executive officers of the surviving corporation and that the surviving corporation will keep in force the employment agreements described above under "—The Company's Employment Arrangements with Executive Officers," beginning on page 68.

        The Company common stock is currently registered under the Exchange Act and is quoted on the Nasdaq Capital Market under the symbol "RMGN." As a result of the merger, the Company will be a privately held corporation and there will be no public market for its common stock. After the merger, the common stock will cease to be quoted on Nasdaq Capital Market and price quotations with respect to sales of common stock in the public market will no longer be available. In addition, the registration of the common stock under the Exchange Act will be terminated and the Company will no longer file periodic reports with the SEC with respect to its common stock. Termination of registration of the Company common stock under the Exchange Act will significantly reduce the information required to be furnished by the Company to our stockholders, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders' meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Effects on the Company if the Merger Is Not Completed

        If the merger agreement is not adopted by the requisite vote of the Company stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent public company and the Company common stock will continue to be listed and traded on the Nasdaq Capital Market for so long as the Company remains in compliance with the Nasdaq Capital Market listing standards. Upon the resignations, effective August 2, 2018, of Jeffrey Hayzlett, Alan Swimmer, and Jonathan Trutter from the Company's board of directors, the Company is no longer in compliance with the Nasdaq Listing Rules because it has only one independent director on its board of directors and no members on its audit and compensation committees. In addition, as of June 30, 2018, the Company is no longer in compliance with the Nasdaq Capital Market stockholders' equity requirement which could result in the Nasdaq Capital Market initiating delisting proceedings.

        In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that Company stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, increased liquidity risks, increased risks of delisting from the Nasdaq Capital Market, increased competition for customers due to customer perception of Company financial weakness, and general industry, economic, regulatory and market conditions. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Company common stock. From time to time, the board of directors will evaluate and review, among other things, the business operations, properties and capitalization of the Company and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger agreement is not adopted by the Company stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely impacted.

        The Company board of directors believes that if the merger is not consummated for any reason, it is possible that the Company would not be able to continue as a long-term going concern absent a capital raise or other significant liquidity event. See "—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger," beginning on page 42. If the merger does not occur, the Company would need to aggressively pursue one or more alternatives, including immediately restructuring and significantly reducing its operating expense structure, seeking an alternative transaction, seeking new capital through additional financings and the equity capital markets or seeking protection under bankruptcy laws.

Financing of the Merger

        The merger agreement does not contain any condition to the obligations of Parent or Merger Sub relating to the receipt of financing.

        Parent intends to fund the merger consideration with cash on hand or debt raised from private resources, to the extent available on terms acceptable to Parent. Obtaining such financing, however, is not a condition to the closing of the merger.

        The total amount of funds necessary to complete the merger is $12,500,000 (which includes cash intended to be used to increase the Company's working capital) less the value of any common stock held by the rollover investors, if any.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders

        The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. persons (as defined below) whose shares of Company common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term "U.S. person" to mean a beneficial owner of shares of Company common stock that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any of its political subdivisions;

  •
  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        If a partnership, or other entity taxable as a partnership for U.S. federal income tax purposes, holds Company common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. A partner of a partnership holding Company common stock should consult its tax advisor.

        This discussion is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service, each as in effect as of the date hereof, which is subject to change, possibly with retroactive effect. It applies only to beneficial owners who hold shares of Company common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and may not apply to shares of Company common stock received in connection with the exercise of employee stock options or otherwise as compensation, stockholders who hold an equity interest, directly or indirectly, in Parent or the surviving corporation after the merger, or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, controlled foreign corporations, passive foreign investment companies, certain expatriates, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar, or stockholders who hold Company common stock as part of a hedge, straddle or a constructive sale or conversion transaction). This discussion does not address the receipt of cash in connection with the cancellation of shares of restricted stock, restricted share units or options to purchase shares of Company common stock, or any other matters relating to equity compensation or benefit plans. This discussion also does not address the U.S. tax consequences to any stockholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign tax laws.

        The exchange of shares of Company common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a stockholder whose shares of Company common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the stockholder's adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for such shares is more than 12 months at the time of the consummation of the merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

        In addition to regular U.S. federal income tax, a stockholder that is an individual, estate or trust and whose income exceeds certain thresholds is subject to a 3.8% Medicare tax on all or a portion of such stockholder's "net investment income," which may include all or a portion of such stockholder's gain from the disposition of shares of Company common stock. Shareholders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to gain from the disposition of shares of Company common stock.

        Backup withholding of tax may apply to cash payments to which a non-corporate stockholder is entitled under the merger agreement, unless the stockholder or other payee provides a taxpayer identification number (social security number, in the case of individuals, or employer identification number, in the case of other stockholders), certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our stockholders should complete and sign the Substitute Form W-9 included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a stockholder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

        Cash received in the merger will also be subject to information reporting unless an exemption applies.

        The U.S. federal income tax consequences set forth above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder's particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of restricted shares, restricted share units or options to purchase shares of Company common stock, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

Regulatory Approvals

        No federal or state regulatory requirements are required to be complied with and no approvals are required to be obtained in connection with the merger.

Fees and Expenses of the Merger

        We estimate that we will incur transaction-related fees and expenses, consisting primarily of financial, legal, accounting and other professional fees, SEC filing fees and other related charges, totaling approximately $2.8 million. The Company will pay for all of these expenses. This amount includes the following estimated fees and expenses:

Description	Amount to be Paid
Legal, accounting and other professional fees	$1,800,000
Financial advisory fees and expenses	$825,000
SEC filing fees	$1,764
Information agent, printing and mailing expenses	$35,000
Miscellaneous expenses	$140,000

Total	$2,801,764

Effective Time of Merger

        If the merger is approved by our stockholders at the special meeting, then, subject to the satisfaction or, to the extent permitted under the merger agreement and by applicable law, waiver of all the conditions to the merger set forth in the merger agreement, we anticipate that the merger will be completed promptly thereafter. The merger will become effective on the date and at the time of the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later date and time as may be agreed by the parties to the merger agreement in writing and specified in the certificate of merger (which we refer to as the "effective time").

Payment of Merger Consideration and Surrender of Stock Certificates

        Prior to the effective time, Parent will appoint Broadridge Corporate Issuer Services, Inc. as the exchange agent for the purpose of exchanging for the merger consideration the certificated and uncertificated shares of Company common stock. At or prior to the effective time, Parent will deposit, or cause to be deposited, with the exchange agent the aggregate merger consideration to be paid in respect of the certificated and uncertificated shares of Company common stock. To the extent such fund diminishes for any reason below the level required to make prompt payment of the merger consideration, Parent and the surviving corporation will promptly replace or restore the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments.

        Each holder of shares of Company common stock that have been converted into the right to receive the merger consideration will be entitled to receive the merger consideration in respect of their shares of Company common stock upon (1) surrender to the exchange agent of a certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the exchange agent, or (2) receipt of an "agent's message" by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares of Company common stock. Until so surrendered or transferred, each such certificated or uncertificated share will represent after the effective time for all purposes only the right to receive such merger consideration. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificated or uncertificated share.

        If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, it will be a condition to such payment that (1) either such certificate will be properly endorsed or will otherwise be in proper form for transfer or such uncertificated share will be properly transferred and (2) the person requesting such payment will pay to the exchange agent any transfer or other tax required as a result of such payment to a person other than the registered holder of such certificate or uncertificated share or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

        All merger consideration paid upon the surrender of certificated or uncertificated shares in accordance with the terms of the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company common stock formerly represented by such certificated or uncertificated shares. From and after the effective time, there will be no further registration of transfers of shares of Company common stock on the stock transfer books of the surviving corporation. If, after the effective time, certificated or uncertificated shares of Company common stock are presented to the surviving corporation, they will be canceled and exchanged for the merger consideration in accordance with the procedures described in the two paragraphs immediately above.

        Any portion of the payment fund deposited with the exchange agent that remains unclaimed by the holders of shares of Company common stock 12 months after the effective time will be delivered to the surviving corporation, upon demand, and any such holder who has not exchanged shares of Company common stock for the merger consideration in accordance with the merger agreement prior to that time will thereafter look only to Parent or the surviving corporation for payment of the merger consideration, without interest.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings "Summary Term Sheet," "Special Factors," "Special Factors—Projected Financial Information" and in statements containing the words "would," "believes," "will continue," "plans," "expects," "anticipates," "intends," "estimates" or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Many of the factors that will determine our future results are beyond our ability to control or predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. These forward-looking statements speak only as of the date on which the statements were made, and we undertake no obligation to publicly update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise. In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  the risk that the merger may not be consummated in a timely manner or at all, which may adversely affect the Company's business and the price of the Company common stock;

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

  •
  the outcome of any legal proceedings that may be instituted against the Company and others relating to the merger agreement;

  •
  the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger;

  •
  the failure of the merger to close for any other reason;

  •
  risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

  •
  the effect of the announcement of the merger on our customer relationships, operating results and business generally;

  •
  risks related to diverting management's attention from the Company's ongoing business operations;

  •
  the ability to recognize the benefits of the merger;

  •
  the amount of the costs, fees, expenses and charges related to the merger;

  •
  political instability; and

  •
  other risks detailed in our current filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017. See "Where You Can Find More Information," beginning on page 127.

 THE PARTIES TO THE MERGER

The Company

        RMG Networks Holding Corporation (the "Company") is a Delaware corporation with its headquarters in Addison, Texas, and additional offices in the United States, United Kingdom and the United Arab Emirates. The Company goes beyond traditional communications to help businesses increase productivity, efficiency, and engagement through intelligent digital signage messaging. By combining leading software, hardware, business applications, and services, we offer a single point of accountability for integrated data visualization and real-time performance management.

        We provide enterprise communication solutions that empower organizations to visualize critical business data to better run their businesses in contact center, supply chain, internal communications, hospitality, retail and other applications primarily in the financial services, telecommunications, manufacturing, healthcare, pharmaceutical, utility and transportation industries, and for federal, state and local governments. We differentiate ourselves through dynamic business data visualization delivering real-time intelligent visual content that enhances the ways in which organizations communicate with employees and customers. The solutions we provide are designed to integrate seamlessly with a customer's IT infrastructure and data and security environments. Our solutions are comprised of a suite of products that include proprietary software, software-embedded hardware, maintenance and support services, content and creative services, installation services and third-party displays.

        We power thousands of digital screens and end-points, and the diversity of products that we offer, combined with our technical expertise, provide our customers and partners with business data visualization solutions that differentiate us from our competitors. We are led by an experienced senior management team.

        Our operations span over 30 years with our principal subsidiary having been in operation since 1980.

        The Company's principal executive offices are located at 15301 North Dallas Parkway, Suite 500, Addison, Texas 75001, and our telephone number is (800) 827-9666. The Company is publicly traded on the Nasdaq Capital Market under the symbol "RMGN."

        Additional information about the Company is contained in reports we have filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, which is attached as Annex D, and our most recent Quarterly Report on Form 10-Q, which is attached as Annex E, both of which are incorporated by reference into this proxy statement, and on our website at www.rmgnetworks.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not a part of, and is not incorporated by reference into, this proxy statement. See "Where You Can Find Additional Information," beginning on page 127.

Parent

        SCG Digital, LLC ("Parent") is a Delaware limited liability company formed in 2018 in order to effect the merger and the other transactions contemplated by the merger agreement.

        Parent's principal executive offices are located at 2132 Deep Water Lane, Suite 232, Naperville, IL 60564, and its telephone number is (312) 784-3956.

Merger Sub

        SCG Digital Merger Sub, Inc. ("Merger Sub") is a Delaware corporation formed in 2018 in order to effect the merger and the other transactions contemplated by the merger agreement.

        Merger Sub's principal executive offices are located at 2132 Deep Water Lane, Suite 232, Naperville, IL 60564, and its telephone number is (312) 784-3956.

Lender

        SCG Digital Financing, LLC ("Lender") is a Delaware limited liability company formed in 2018 in order to provide the bridge financing and to be a party to the merger agreement (solely for the purposes of Sections 6.19, 8.03 and 8.04 of the merger agreement).

        Lender's principal executive offices are located at 2132 Deep Water Lane, Suite 232, Naperville, IL 60564, and its telephone number is (312) 784-3956.

        For additional information regarding Parent, Merger Sub and Lender, see the section entitled "Important Information About the Parent Parties," beginning on page 117.

THE SPECIAL MEETING

        This section contains information about the special meeting that the Company has called to allow the Company stockholders to consider and vote on the merger proposal and other proposals described in this proxy statement. The Company is mailing this proxy statement to you, as a Company stockholder, on or about [    •    ], 2018. This proxy statement is accompanied by a notice of the special meeting and a form of proxy card that the Company board of directors is soliciting for the Company at the special meeting and at any adjournments or postponements thereof.

Date, Time and Place of the Special Meeting

        The special meeting is scheduled to be held as follows:

Date:	[•], 2018
Time:	[•] [a.m./p.m.], local time
Place:	15301 North Dallas Parkway, Suite 100 Addison, Texas 75001

Purpose of the Special Meeting

        At the special meeting, you will be asked to vote on a proposal to adopt and approve the merger agreement (which we refer to as the "merger proposal"), to approve, on a non-binding advisory basis, the compensation that named executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company, and, if necessary or appropriate, to approve one or more adjournment or postponement of the special meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger proposal. A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of the Company Board of Directors

        Our board of directors, in a meeting on April 2, 2018 attended by each of the six members of the board of directors at the time except Gregory H. Sachs who recused himself due to his interest in the transaction and Alan Swimmer who was unable to attend due to a personal matter, unanimously (1) declared that the original merger agreement and the transactions contemplated by the original merger agreement (other than any rollover by any rollover investor) were advisable, fair to, and in the best interests of the Company and the non-rolling stockholders, (2) approved the original merger agreement and the transactions contemplated by the original merger agreement, including the merger, (3) directed that the approval of the adoption of the original merger agreement be submitted to the Company stockholders, and (4) recommended that the Company stockholders vote in favor of adoption of the original merger agreement. This recommendation is based, in large part, upon the unanimous recommendation of the special committee of the board of directors in a meeting on April 2, 2018 attended by each member of the special committee except for Mr. Swimmer who was unable to attend due to a personal matter.

        Subsequently, our board of directors, in a meeting on August 16, 2018 attended by each of the three members of the board of directors except for Mr. Sachs who recused himself due to his interest in the transaction, unanimously (i) declared that the merger agreement, as amended by the First Amendment, and the transactions contemplated by the merger agreement, as amended by the First Amendment (other than any rollover by any rollover investor), were advisable, fair to, and in the best interests of the Company and its stockholders (other than certain affiliates of Mr. Sachs and any rollover investors), (2) approved the merger agreement, as amended by the First Amendment, and the transactions contemplated by the merger agreement, as amended by the First Amendment, including the merger, (3) directed that the approval of the adoption of the merger agreement, as amended by the

First Amendment, be submitted to the Company stockholders, and (4) recommended that Company stockholders vote in favor of adoption of the merger agreement, as amended by the First Amendment.

        The Company board of directors recommends that the Company stockholders vote "FOR" the merger proposal, "FOR" the compensation proposal and "FOR" the adjournment proposal. See "Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger," beginning on page 42.

Record Date, Quorum, Voting Rights

        We have fixed the close of business on August 3, 2018 as the record date for the special meeting, and only holders of record of Company common stock on the record date are entitled to vote at the special meeting. On the record date, there were 11,156,257 shares of Company common stock issued and outstanding and entitled to vote.

        Each share of Company common stock entitles its holder to one vote on all matters properly coming before the special meeting. The presence in person or by proxy of holders of shares of Company common stock representing a majority of the voting power of all outstanding shares of Company common stock, shall constitute a quorum for the purpose of considering the proposals. Shares of Company common stock represented at the special meeting but not voted, including shares of Company common stock for which proxies have been received but for which stockholders have abstained and broker non-votes (described below), will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

        The vote to approve each proposal at the special meeting is as follows:

Merger Proposal

        Approval of the merger proposal requires the affirmative vote in person or by proxy of holders of at least both (1) a majority of the outstanding shares of Company common stock entitled to vote at the special meeting and (2) a majority of the outstanding shares of Company common stock, excluding shares held by (i) Parent or Merger Sub or any of their respective affiliates, including Gregory H. Sachs, the Company's executive chairman, (ii) any rollover investors, and (iii) any of the Company's executive officers. Parent and the Company may, if they choose, mutually agree to waive the voting requirement set forth in clause (2) above (the "disinterested stockholder approval"), but may not waive the requirement set forth in clause (1). Neither the Company nor Parent has any current intention to waive the disinterested stockholder approval. Any mutual agreement to do so would be made in advance of the special meeting and would be disclosed to the Company stockholders prior to the special meeting.

Compensation Proposal

        Approval, on a non-binding, advisory basis, of the compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting by Company stockholders present in person or by proxy at the special meeting and entitled to vote thereon.

Adjournment Proposal

        Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting by Company stockholders present in person or by proxy at the special meeting and entitled to vote thereon.

Abstentions

        For each proposal, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions will be counted for the purpose of determining whether a quorum is present and will have the same effect as a vote "AGAINST" each proposal.

Broker non-votes

        If you hold your shares in "street name" through a broker, the failure to instruct your broker on how to vote your shares will result in a "broker non-vote." These broker non-votes will be counted for purposes of determining a quorum and will have the same effect as a vote "AGAINST" the merger proposal. Broker non-votes will have no effect on the compensation proposal and adjournment proposal.

Voting Agreement; Intent to Vote

        Certain Company stockholders, who are affiliates of Gregory H. Sachs and who collectively own approximately 18% of the outstanding shares of Company common stock as of the record date, entered into a voting agreement with the Company pursuant to which, among other things, each of them has agreed to vote its shares of Company common stock in favor of the merger proposal.

        The directors and executive officers of the Company have informed the Company that, as of the date of this proxy statement, and to the extent they own shares of Company common stock, they intend to vote in favor of the proposal to adopt and approve the merger agreement. In addition, the directors and executive officers of the Company have informed the Company that, as of the date of this proxy statement, and to the extent they own shares of Company common stock, they intend to vote in favor of the compensation proposal and the adjournment proposal. As of the record date, our directors and executive officers (other than Mr. Sachs) owned, in the aggregate, 3% of the outstanding shares of Company common stock.

        Each Parent Party that owns shares of the Company's common stock intends to vote its shares in favor of all three proposals, including the merger proposal.

Voting and Revocation of Proxies

        Stockholders of record may submit proxies by mail. Stockholders who wish to submit a proxy by mail should mark, date, sign and return the accompanying proxy card in the enclosed postage-paid envelope. If you hold your shares in your name as a stockholder of record, you may vote by telephone or by Internet by following the instructions included with your proxy card. Stockholders who hold shares in "street name" through a bank, broker or other nominee should check their voting instruction card or contact their bank, broker or other nominee to determine whether they will be able to vote by telephone or by Internet.

        Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting. Where a specification is indicated by the proxy, it will be voted in accordance with the specification. If you sign your proxy card without indicating your vote, your shares will be voted "FOR" the merger proposal, "FOR" the compensation proposal and "FOR" the adjournment proposal, and, if any other business properly comes before the special meeting or any adjournment or postponement thereof, your shares will be voted by those named in the proxy card in their best judgment.

        You have the right to revoke your proxy at any time before the vote taken at the special meeting by:

  •
  delivering a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked to the Company's Corporate Secretary at 15301 North Dallas Parkway, Suite 500, Addison, Texas 75001;

  •
  signing and delivering a new proxy relating to the same shares of Company common stock and bearing a later date to the Company's Corporate Secretary at 15301 North Dallas Parkway, Suite 500, Addison, Texas 75001;

  •
  submitting another proxy by telephone or by Internet by the date and time indicated on the applicable proxy card(s); or

  •
  attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

        Please do not send in your stock certificates with your proxy card.    When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration.

Rights of Stockholders Who Object to the Merger

        Company stockholders are entitled to appraisal rights under Delaware law in connection with the merger. This means that, if you properly elect to exercise your appraisal rights, you will be entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation, which valuation will be exclusive of any element of value arising from the accomplishment or expectation of the merger. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and you must not vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See "Appraisal Rights," beginning on page 119, and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C.

Solicitation of Proxies

        This proxy solicitation is being made and paid for by the Company on behalf of its board of directors. We have not retained a proxy solicitor to assist with the solicitation. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request bank, brokers and other nominees to forward proxy solicitation material to the beneficial owners of shares of Company common stock that the banks, brokers and other nominees hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

        If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our information agent, Broadridge Corporate Issuer Solutions, Inc., by telephone at (855) 793-5068 (toll free) or contact the Company in writing at our principal executive offices at 15301 North Dallas Parkway, Suite 500, Addison, Texas 75001, Attention: Investor Relations, or by telephone at (800) 827-9666.

        If you hold your shares in "street name" through a bank, broker or other nominee, please also contact your bank, broker or other nominee for additional information.

THE MERGER AGREEMENT

        This section of the proxy statement describes the material provisions of the original merger agreement, as amended by the First Amendment on August 18, 2018, but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the original merger agreement and the First Amendment, both of which are attached in Annex A to this proxy statement and incorporated by reference into this proxy statement. We urge you to read the full text of the merger agreement, as amended, because it is the legal document that governs the merger. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled "Where You Can Find More Information," beginning on page 127.

The Merger

        The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time, Merger Sub will merge with and into the Company. As a result of the merger, the Company will be the surviving corporation, the separate corporate existence of Merger Sub will cease and the Company will continue as a wholly owned subsidiary of Parent. As the surviving corporation, the Company will possess the rights, powers, privileges, immunities and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under Delaware law.

        The closing of the merger will occur as soon as practicable but in any event within two business days after satisfaction or, to the extent permitted by the terms of the merger agreement, waiver of all of the conditions set forth in the merger agreement and described under the section entitled "—Conditions to the Merger," beginning on page 100, unless another time or date is agreed to in writing by the parties to the merger agreement.

        The merger will become effective when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later time and date as agreed to by the parties in writing and specified in the certificate of merger. The merger is expected to be completed during the third quarter of 2018. However, the parties cannot predict the exact timing of the completion of the merger or whether the merger will be completed at an earlier or later time, as agreed by the parties, or at all.

The Merger Consideration and Conversion of Capital Stock

        At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time will be canceled and converted into the right to receive $1.29 in cash, without interest, other than the following excluded shares:

  •
  shares of Company common stock owned by the Company or shares owned by Parent or Merger Sub or their respective affiliates, including those shares held by Gregory H. Sachs, our executive chairman, all of which will be canceled, and no payment will be made with respect thereto;

  •
  the rollover shares; and

  •
  shares of Company common stock held by a stockholder who has properly exercised, and has not failed to perfect, withdrawn or otherwise lost, appraisal rights in accordance with Delaware law.

Rollover Investors; Rollover Shares

        From the date of the original merger agreement until two business days prior to the special meeting, SCG Digital Holdings, LLC (as successor by conversion of SCG Digital Holdings, Inc.) may from time to time enter into one or more rollover agreements (which we refer to as the "rollover agreements") pursuant to which stockholders as determined by Parent in its discretion (which we refer to as the "rollover investors") agree to contribute to SCG Digital Holdings, LLC the number of shares of Company common stock set forth in the rollover agreements (which we refer to as the "rollover shares"). Rollover investors will receive an equity interest in SCG Digital Holdings, LLC. All of the rollover shares will be cancelled at the effective time.

        Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time will be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the surviving corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the surviving corporation.

Treatment of Company Stock Options

        At the effective time, each stock option granted under the Company stock plan, whether or not vested and exercisable, that is outstanding and unexercised as of immediately prior to the effective time, will be converted by virtue of the merger into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the amount, if any, by which the merger consideration exceeds the exercise price per share of such stock option by (ii) the total number of shares of Company common stock issuable in respect of such stock option. Any stock option that has an exercise price per share that equals or exceeds the merger consideration will be cancelled at the effective time for no consideration or payment. Any payments made to holders of the Company's stock options in connection with the merger will be made through the Company's payroll systems, subject to withholding in accordance with the merger agreement.

Payment Procedures

        Prior to the effective time, Parent will appoint Broadridge Corporate Issuer Solutions, Inc. as the exchange agent for the purpose of exchanging for the merger consideration the certificated and uncertificated shares of Company common stock. At or prior to the effective time, Parent will deposit, or cause to be deposited, with the exchange agent the aggregate merger consideration to be paid in respect of the certificated and uncertificated shares of Company common stock. To the extent such fund diminishes for any reason below the level required to make prompt payment of the merger consideration, Parent and the surviving corporation will promptly replace or restore the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments.

        Each holder of shares of Company common stock that have been converted into the right to receive the merger consideration will be entitled to receive the merger consideration in respect of their shares of Company common stock upon (1) surrender to the exchange agent of a certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the exchange agent, or (2) receipt of an "agent's message" by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares of Company common stock. Until so surrendered or transferred, each such certificated or uncertificated share will represent after the effective time for all purposes only the right to receive such merger consideration. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificated or uncertificated share.

        If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, it will be a condition to such payment that (1) either such certificate will be properly endorsed or will otherwise be in proper form for transfer or such uncertificated share will be properly transferred and (2) the person requesting such payment will pay to the exchange agent any transfer or other tax required as a result of such payment to a person other than the registered holder of such certificate or uncertificated share or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

        All merger consideration paid upon the surrender of certificated or uncertificated shares in accordance with the terms of the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company common stock formerly represented by such certificated or uncertificated shares. From and after the effective time, there will be no further registration of transfers of shares of Company common stock on the stock transfer books of the surviving corporation. If, after the effective time, certificated or uncertificated shares of Company common stock are presented to the surviving corporation, they will be canceled and exchanged for the merger consideration in accordance with the procedures described in the two paragraphs immediately above.

        Any portion of the payment fund deposited with the exchange agent that remains unclaimed by the holders of shares of Company common stock 12 months after the effective time will be delivered to the surviving corporation, upon demand, and any such holder who has not exchanged shares of Company common stock for the merger consideration in accordance with the merger agreement prior to that time will thereafter look only to Parent or the surviving corporation for payment of the merger consideration, without interest.

Company Representations and Warranties

        The merger agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company. The assertions embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the merger agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the merger agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company's or Parent's public disclosures.

        In the merger agreement, we have made representations and warranties to Parent and Merger Sub with respect to, among other things:

  •
  the due incorporation, valid existence, good standing and power of the Company;

  •
  our power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against the Company;

  •
  the required consents and approvals of governmental authorities in connection with the transactions contemplated by the merger agreement;

  •
  the absence of conflicts with, violations or defaults under the Company's governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

  •
  our capitalization, including in particular the number of outstanding shares of Company common stock and preferred stock, and the number of shares of common stock issuable upon the exercise of stock options and warrants; and

  •
  our subsidiaries and their due incorporation or organization, valid existence, good standing, power and authority.

        Many of the representations and warranties in the merger agreement made by the Company are qualified by a "materiality" or "material adverse effect on the Company" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on the Company). For purposes of the merger agreement, a "material adverse effect on the Company" means any effect, change, event, or circumstance that has a material adverse effect on (1) the financial condition or results of operations of the Company and our subsidiaries, taken as a whole, or (2) the ability of the Company to consummate the transactions contemplated by the merger agreement.

        The definition of "material adverse effect on the Company" excludes any adverse effect resulting from or arising out of:

  a)
  the execution, announcement, pendency or consummation of the merger or the other transactions contemplated by the merger agreement;

  b)
  the identity of Parent or any of its affiliates as the acquirer of the Company;

  c)
  general business, economic, financial market or political conditions;

  d)
  general conditions in or affecting the industry in which we operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world;

  e)
  any changes in GAAP (or interpretations thereof) or applicable law (or interpretations thereof);

  f)
  any changes, adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or interpretations thereof) by any governmental authority, or any panel or advisory body empowered or appointed thereby, in each case, after the date of the original merger agreement;

  g)
  the taking of any specific action, or refraining from taking any specific action, in each case at the written direction of Parent or Merger Sub or as expressly required by the merger agreement;

  h)
  any acts of terrorism or war or any weather-related event, fire or natural disaster or any escalation thereof; or

  i)
  any failure of the Company to meet internal or analysts' estimates or projections, performance measures, operating statistics or revenue or earnings predictions for any period or a decline in the price or change in trading volume of shares of Company common stock (provided that the underlying causes of such failure or decline may be taken into account in determining whether a material adverse effect has occurred);

provided that, in the case of (c), (d), (e), (f) or (h) above, such effect may be taken into account in determining whether or not there has been a material adverse effect on the Company if such effect has a materially disproportionate adverse effect on the Company as compared to other participants in the Company's industry, in which case only the incremental disproportionate impacts may be taken into account in determining whether a material adverse effect has occurred.

        In the merger agreement, Parent and Merger Sub made customary representations and warranties to us with respect to, among other things:

  •
  the due incorporation, valid existence and good standing of Parent and Merger Sub;

  •
  the power and authority of each of Parent and Merger Sub to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of Parent and Merger Sub;

  •
  the required consents and approvals of governmental authorities in connection with the transactions contemplated by the merger agreement;

  •
  the absence of conflicts with, violations or defaults under Parent's or Merger Sub's governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

  •
  capitalization of Merger Sub, including in particular the number of outstanding shares of Merger Sub common stock;

  •
  that the vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the merger agreement, which consent will be given immediately following the execution of the merger agreement;

  •
  the absence of certain litigation;

  •
  the sufficiency of funds to pay the merger consideration;

  •
  the absence of certain agreements with the Company's officers, directors or holders of the Company's common stock;

  •
  the absence of ownership of any Company common stock by Parent and Merger Sub;

  •
  that neither Parent, Merger Sub nor any of their affiliates own interests in any entity that derives a significant portion of its revenues from business in the industries in which the Company and our subsidiaries operate that would reasonably be expected to have an adverse effect on Parent's ability to consummate the merger; and

  •
  the absence of undisclosed brokers' fees and expenses.

        The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the effective time. This limit does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time.

        Certain of the representations and warranties in the merger agreement made by Parent and Merger Sub are qualified by a "materiality" or "material adverse effect on Parent" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on Parent). For purposes of the merger agreement, a "material adverse effect on Parent" means any effect, change, event, circumstance or occurrence that (1) would reasonably be expected to prevent or materially delay consummation of the merger or (2) materially impair or delay the ability of Parent or Merger Sub to perform their respective obligations under the merger agreement.

Conduct of the Company's Business During the Pendency of the Merger

        Except for matters permitted or contemplated by the merger agreement, as required by applicable law or the rules or regulations of the Nasdaq Capital Market or undertaken with the prior written consent of Parent, from the date of the merger agreement until the effective time, the Company will, and will cause each of our subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and use our commercially reasonable efforts to:

  •
  preserve intact our business organization and material assets;

  •
  keep available the services of our officers and key employees who are integral to the operations of their businesses as presently conducted;

  •
  maintain in effect all of our government authorizations; and

  •
  maintain satisfactory relationships with our customers, lenders, suppliers, licensors, licensees, distributors and others, in each case who have a material business relationship with the Company or any of our subsidiaries.

        In addition, except for matters permitted or contemplated by the merger agreement, as required by applicable law, the terms of the bridge loan agreement or the rules or regulations of the Nasdaq Capital Market or undertaken with the prior written consent of Parent, from the date of the merger agreement until the effective time, the Company will not, nor will it permit any of our subsidiaries to:

  •
  amend any certificate of incorporation, bylaws or other comparable charter or organizational documents (whether by merger, consolidation or otherwise);

  •
  establish a record date, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of our subsidiaries, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to the Company or any of our other wholly owned subsidiaries (except distributions resulting from the vesting, settlement, exercise or terms of Company stock options or other equity awards);

  •
  split, combine, subdivide or reclassify any capital stock of the Company or any of our subsidiaries;

  •
  except as described below, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any of its subsidiaries;

  •
  purchase, redeem or otherwise acquire any securities of the Company, except in accordance with the terms of Company stock options or other equity awards in effect as of the date of the original merger agreement;

  •
  amend, modify or change of any term of any of our indebtedness;

  •
  issue, deliver, sell, grant, pledge, transfer, subject to any lien or otherwise encumber or dispose of any securities of the Company, other than the issuance of shares of Company common stock upon the exercise of Company stock options or warrants that are outstanding as of the date of the original merger agreement in accordance with the applicable equity award's terms;

  •
  amend any term of any securities of the Company or any of our subsidiaries (whether by merger, consolidation or otherwise);

  •
  adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization with respect to the Company or any of its subsidiaries;

  •
  increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to the Company's current or former directors or executive officers, except as permitted by the merger agreement;

  •
  hire any new employees, unless such hiring is in the ordinary course of business consistent with past practice and is with respect to employees having an annual base salary not to exceed, for each new hire, $150,000;

  •
  pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit not required by any existing Company employee plan;

  •
  enter into or amend any employment contracts or any consulting, bonus, severance, retention, retirement or similar agreement for existing employees, except in the ordinary course of business consistent with past practice;

  •
  except as required to ensure that the Company employee plan is not then out of compliance with applicable law (other than annual renewals of benefit plans and arrangements in the ordinary course of business and consistent with past practice), enter into or adopt any new, or increase benefits under or renew, amend or terminate any existing Company employee plan or benefit arrangement or any collective bargaining agreement;

  •
  acquire any business, assets or capital stock of any person or entity or division of an entity, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise);

  •
  enter into or acquire any interest in any joint venture or similar agreement or arrangement;

  •
  sell, assign, lease, license, pledge, transfer, subject to any lien or otherwise abandon or dispose of any of our intellectual property, material assets or material properties or any material interest therein except (1) pursuant to existing contracts or commitments, (2) nonexclusive licenses of intellectual property to our customers, contractors, partners or suppliers in the ordinary course of business consistent with past practice, (3) sales of inventory or used equipment or vehicles in the ordinary course of business consistent with past practice or (4) permitted liens incurred in the ordinary course of business consistent with past practice or (5) pursuant to the bridge loan agreement;

  •
  agree to any exclusivity, non-competition or similar provision or covenant restricting us or our affiliates from competing in any line of business or with any person or in any area or engaging in any activity or business (including with respect to the marketing or distribution of their respective products or services);

  •
  agree to any exclusivity, non-competition or similar provision or covenant pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging;

  •
  make any material change to any accounting methods, except as required by GAAP or Regulation S-X promulgated under the Exchange Act;

  •
  incur or assume any indebtedness, except (1) for borrowings under or permitted by the bridge loan agreement, (2) for borrowings or issuances of letters of credit or capital leases under our current credit facilities in the ordinary course of business and which constitutes permitted indebtedness under the bridge loan agreement or (3) in respect of indebtedness owing by any wholly owned subsidiary to the Company or another wholly owned subsidiary of the Company;

  •
  assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third party;

  •
  disclose any trade secrets, other than in the ordinary course of business and pursuant to a reasonable confidentiality agreement or obligation;

  •
  make or change any material tax election, change any annual tax accounting period or adopt or change any material method of tax accounting, enter into any material closing agreement, tax sharing agreement or tax indemnity agreement, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund;

  •
  other than in the ordinary course of business consistent with past practice, make or authorize any capital expenditures in an aggregate amount in excess of $250,000;

  •
  enter into any contract that would reasonably be expected to involve annual payments in excess of $250,000, which contains a change in control or similar provision that would be triggered in connection with the merger;

  •
  settle or compromise, or propose to settle or compromise, any claim or proceeding, other than settlements or compromises involving only monetary payment by us in an amount not to exceed $50,000 individually or $250,000 in the aggregate;

  •
  except for (1) any contract for indebtedness permitted by the bridge loan agreement and (2) amendments, terminations, or non-renewals in the ordinary course of business consistent with past practice that would not be material and adverse to the Company, modify, amend, waive, fail to enforce (in each case, in any material respect), assign or terminate any material contract or enter into a contract that would be a material contract if entered into prior to the date of the original merger agreement, other than customer contracts entered into in the ordinary course of business and consistent with past practice;

  •
  implement any employee layoffs that could implicate the WARN Act; or

  •
  authorize, commit or agree to take any of the actions described above.

Company Stockholders Meeting

        Pursuant to the terms of the merger agreement and in accordance with applicable law and the Company's governing documents, the Company agreed to, as promptly as reasonably practicable, duly set a record date for, call, give notice of, convene and hold a special meeting of its stockholders, which we refer to as the "special meeting," for the purpose of considering and taking action upon the adoption of the merger agreement by Company stockholders.

        Unless our board of directors (acting upon the recommendation of the special committee) has effected an adverse recommendation change, we will use our reasonable best efforts to cause this proxy statement to be mailed to Company stockholders and to solicit from Company stockholders proxies in favor of the adoption and approval of the merger agreement and will take all other action necessary or advisable to secure the vote or consent of the Company stockholders required by applicable law to effect the merger. The merger agreement provides that this proxy statement and the Transaction Statement on Schedule 13E-3 shall be filed with the SEC within fifteen business days of the date of the merger agreement (which date was subsequently extended by the parties to May 11, 2018 by a letter agreement, dated May 3, 2018, by and among the parties to the merger agreement). Unless our board of directors has effected an adverse recommendation change, our board of directors will cause the board recommendation (as defined in the section entitled "—Company Board of Directors Recommendation," beginning on page 96) to be included in this proxy statement.

Go-Shop; Non-Solicitation; Competing Acquisition Proposals

        The Company, its subsidiaries and its representatives had, subject to certain conditions, the right to take the following actions from the date of the original merger agreement until either 11:59 p.m. Eastern Time on May 17, 2018 (which we refer to as the "initial go-shop end date"), or, if the Company elected prior to the initial go-shop end date, June 1, 2018 (which period we refer to as the "go-shop period"); on May 16, 2018, the Company elected to extend the initial go-shop end date until June 1, 2018:

  •
  initiate, solicit, facilitate and encourage any inquiry, proposal or offer that constitutes an acquisition proposal (as defined below), including by way of providing non-public information pursuant to acceptable confidentiality agreements, provided that we promptly (and in any event within 24 hours thereafter) provide to Parent and Merger Sub any material non-public information concerning the Company and our subsidiaries that we provide to any person, to the extent such information was not previously made available to Parent or Merger Sub;

  •
  engage in, continue, enter into or otherwise participate in any discussions or negotiations with any person with respect to any acquisition proposal; and

  •
  otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any acquisition proposals.

        After the expiration of the go-shop period, we, our subsidiaries and our respective representatives were required to immediately cease any discussions or negotiations with any person (except as noted below with respect to an excluded party) with respect to, or that could reasonably be expected to lead to, an acquisition proposal; and were required to promptly request the return or destruction of all confidential information from any person who has received non-public information or otherwise entered into a confidentiality or similar agreement in connection with a potential acquisition proposal.

        From the first calendar day immediately following the go-shop period, (which we refer to as the "no-shop period start date"), until the effective time, or, if earlier, the valid termination of the merger agreement, we, our subsidiaries and our respective representatives may not (except as noted below with respect to an excluded party):

  •
  initiate, solicit, or knowingly facilitate or encourage any inquiry, proposal or offer that constitutes, or that would reasonably be expected to lead to, an acquisition proposal;

  •
  knowingly engage in, continue or otherwise participate in any discussions or negotiations with respect to an acquisition proposal, or provide any information or data concerning the Company or its subsidiaries for the purpose of encouraging or facilitating, or that could reasonably be expected to lead to, an acquisition proposal;

  •
  approve, endorse, recommend or enter into any agreement or arrangement with respect to an acquisition proposal; or

  •
  resolve to do any of the foregoing.

        However, we are permitted to take any of the actions noted in the above four bullets with any person who is an excluded party (as defined below) until the date that such person ceases to be an excluded party or we cease to be in continuous active discussions with such person with respect to any alternative proposal. Any such person or group shall cease to be an excluded party if such person or group withdraws or terminated its offer or proposal, such offer or proposal expires, or the special committee determines in good faith that such offer or proposal has ceased to constitute, or is no longer reasonably likely to lead to, a superior proposal.

        Pursuant to the terms of the merger agreement, the go-shop period concluded on June 1, 2018. As further described in the section entitled "Special Factors—Subsequent Events," beginning on page 27, on May 31, 2018, the special committee designated a third party, Hale Capital Partners, Inc. (which we refer to as "Hale"), as an excluded party under the merger agreement. As such, the special committee was permitted under the terms of the merger agreement to continue negotiations with such party as described above. The Company has ceased discussions with Hale with respect to an alternative transaction and, on August 20, 2018, notified Hale that Hale is no longer an excluded party under the merger agreement. See "Special Factors—Subsequent Events," beginning on page 28.

        In addition, at any time following the no-shop period start date and prior to receipt of the requisite stockholder approval, if we receive an unsolicited written acquisition proposal from a third party that did not, directly or indirectly, result from or arise out of a breach of the go-shop or non-solicitation provisions of the merger agreement, and that the board of directors (acting upon the recommendation of the special committee) determines in good faith, after consultation with outside legal counsel and the financial advisor, (i) constitutes or could reasonably be expected to lead to a superior proposal and (ii) that the failure to act would be inconsistent with the directors' fiduciary duties under applicable laws, then we may furnish to such third party non-public information relating to the Company and our subsidiaries pursuant to a confidentiality agreement meeting certain requirements as set forth in the merger agreement and afford such third party access to our businesses, properties, assets and personnel and enter into, maintain and participate in discussions or negotiations with such third party or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations; provided we promptly (and in any event within 24 hours thereafter) provide to Parent any material non-public information concerning the Company or access provided to such third party which was not previously provided to Parent.

        Under the terms of the original merger agreement, an "acquisition proposal" was defined to mean any inquiry, proposal, offer or indication of interest from any third party relating to a transaction or series of related transactions involving (i) any acquisition or purchase by any third party, directly or indirectly, of 25% or more of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any third party beneficially owning 25% or more of any class of outstanding voting or equity securities of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or any of its subsidiaries, the business of which constitutes 25% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, (iii) any sale, lease, exchange, transfer, license (other than licenses in the ordinary course of business), acquisition or disposition of 25% or more of the consolidated assets of the Company and its subsidiaries (measured by the lesser of book or fair market value), or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or significant corporate reorganization of the Company and its subsidiaries, the business of which constitutes 25% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole.

        The term "acquisition proposal" set forth above was amended in the First Amendment to the original merger agreement and clause (ii) in the definition of that term was changed to read as follows: (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or any of its subsidiaries, which would result in a third party becoming entitled to 25% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole.

        In this proxy statement, an "excluded party" generally means any person or group of persons from whom the Company has received a written acquisition proposal after the execution of the merger agreement and prior to the no-shop period start date, which the Company board of directors (or any committee thereof) has determined in good faith (after consultation with its outside legal counsel and financial advisor) is, or would reasonably be expected to lead to, a superior proposal and who are actively engaged in discussions or negotiations with the Company or its representatives with respect to such acquisition proposal as of the expiration of the go-shop period. A person will cease to be an excluded party upon the earlier of (x) the withdrawal, termination or expiration of such written acquisition proposal or (y) the good faith determination of the special committee that such acquisition proposal is no longer, or is no longer reasonably likely to lead to, a superior proposal.

        In this proxy statement, a "superior proposal" generally means any bona fide written acquisition proposal that the Company board of directors (acting upon the recommendation of the special committee) determines in good faith, after consultation with its outside legal counsel and financial advisor, taking into account, among other things, the legal, financial, regulatory, financing and other aspects of the acquisition proposal and the third party making the acquisition proposal, including the form of consideration, financing terms (and certainty of financing) thereof and the likelihood of consummation (in each case, if applicable, taking into account any revisions to the merger agreement or the rollover agreements made or proposed in writing by Parent prior to the time of determination), which, if consummated, would result in a transaction that is more favorable to Company stockholders (solely in their capacity as such, and excluding the rollover investors) than the merger (after taking into account the expected timing and risk and likelihood of consummation). For purposes of the definition of superior proposal, the references to "25% or more" in the definition of acquisition proposal shall be deemed to be references to "more than 80%."

Company Board of Directors Recommendation

        In connection with our board of directors' recommendation to the Company stockholders of the adoption and approval of the merger agreement (which we refer to as the "board recommendation"), and subject to the provisions described below, the merger agreement provides that neither our board of directors nor any committee of our board of directors will:

  (a)
  fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in any manner adverse to the transactions contemplated by the merger agreement, Parent or Merger Sub, the board recommendation;

  (b)
  adopt or recommend, or publicly propose to adopt or recommend, an acquisition proposal or superior proposal;

  (c)
  fail to recommend against acceptance of any third party tender offer or exchange offer for shares of Company common stock within ten business days after the commencement of such offer;

  (d)
  approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any of its subsidiaries to execute or enter into any alternative acquisition agreement;

  (e)
  fail to include the board recommendation to adopt and approve the merger agreement in this proxy statement;

  (f)
  fail to publicly reaffirm the board recommendation to adopt and approve the merger agreement within five business days after receipt of a written request by Parent to provide such affirmation; or

  (g)
  resolve or publicly propose to take any of the foregoing actions.

        We refer to the actions listed in the bullets (a) through (e) above as an "adverse recommendation change."

        Notwithstanding anything to the contrary contained in the merger agreement, prior to the adoption of the merger agreement by the Company stockholders and subject to the Company's and our board of directors' compliance with the go-shop and non-solicitation covenants of the merger agreement, our board of directors (acting upon the recommendation of the special committee) may, if our board of directors (acting upon the recommendation of the special committee) determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to do so would be inconsistent with the directors' fiduciary duties under applicable law, (1) make an adverse recommendation change in response to either a superior proposal received after the date of the merger agreement or any material fact, event, change, development or circumstances not known or reasonably foreseeable by our board of directors as of the date of the merger agreement, which fact, event, change, development or circumstances becomes known to our board of directors prior to the Company stockholder approval (other than the receipt, existence or terms of an acquisition proposal, or any inquiry, indication of interest, proposal or offer that could reasonably be expected to lead to an acquisition proposal) (which we refer to as an "intervening event"), or (2) cause us to terminate the merger agreement and authorize us to enter into an alternative acquisition agreement concerning a transaction that constitutes a superior proposal, subject to the provisions described below.

        Our board of directors will not make an adverse recommendation change or terminate the merger agreement:

  •
  until four business days after we provide written notice to Parent advising Parent that our board of directors (acting upon the recommendation of the special committee) intends to make an adverse recommendation change or terminate the merger agreement with respect to a superior proposal and specifies the reasons therefor, including the material terms and conditions of, and identifying the third party making, such superior proposal and a copy of all relevant transaction documents (and the Company provides a subsequent four business days written notice to Parent with respect to any amendment to the financial terms or any other material term of such superior proposal);

  •
  unless during such four-business day period, we negotiate, to the extent requested by Parent, with Parent in good faith to make such adjustments in the terms and conditions of the merger agreement and the rollover agreements as would enable the board of directors (acting upon the recommendation of the special committee) to maintain the board recommendation and not make an adverse recommendation change or terminate the merger agreement;

  •
  Unless, prior to the expiration of the four business day period, Parent does not make a sufficient proposal to adjust the terms and conditions of the merger agreement and the rollover agreements such that our board of directors (acting upon the recommendation of the special committee) determines again in good faith after consultation with its outside legal counsel and financial advisor, that (i) the failure to make an adverse recommendation change or authorize the termination of the merger agreement would be inconsistent with its fiduciary duties under applicable law, and (ii) after taking into account any adjustment or modification to the terms of the merger agreement and the rollover agreements proposed by Parent, that the acquisition proposal continues to be a superior proposal.

        None of the Company, our board of directors or any committee of our board of directors will enter into any agreement with any third party to limit or prohibit the Company from giving prior notice to Parent of its intention to effect an adverse recommendation change or to terminate the merger agreement in light of a superior proposal.

        Our board of directors (acting upon the recommendation of the special committee) also may, in response to an intervening event, make an adverse recommendation change if:

  •
  the Company provides written notice to Parent at least four business days in advance of its intention to make an adverse recommendation change and specifies the facts underlying the determination that an intervening event has occurred and the reason for the adverse recommendation change;

  •
  during the four business day period, if requested by Parent, the Company negotiates in good faith with Parent to amend the merger agreement and the rollover agreement in such a manner that obviates the need for an adverse recommendation change; and

  •
  within the four business day period, our board of directors (acting upon the recommendation of the special committee) determines in good faith, taking into consideration any amendments to the merger agreement and the rollover agreement proposed by Parent (after consultation with its outside legal counsel and financial advisor), that the failure to effect an adverse recommendation change would be inconsistent with the directors' fiduciary duties under applicable law.

        Any material change to the facts and circumstances relating to such intervening event requires a new notice and the Company will be required to comply again with the requirements above.

        The merger agreement does not prohibit the Company from (1) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (2) making any disclosure to Company stockholders if, in the good faith judgment of our board of directors (acting upon the recommendation of the special committee), after consultation with outside legal counsel, the failure to do so would be inconsistent with the directors' fiduciary duties under applicable law or any disclosure requirements under applicable law. For purposes of the merger agreement, a factually accurate public statement by the Company that describes the Company's receipt of an acquisition proposal and the operation of the merger agreement with respect thereto, or any "stop, look and listen" communication by our board of directors pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the Company stockholders, will not constitute an adverse recommendation change or a proposal by our board of directors to withdraw or modify its recommendation of the merger agreement, the merger or the other transactions contemplated by the merger agreement.

Company Employee Compensation and Benefits

        Employee Benefits and Severance.    With respect to our employees immediately prior to the effective date of the original merger agreement who continue employment with Parent, the surviving corporation or any subsidiary of Parent or the surviving corporation immediately following the effective time (which we refer to as "continuing employees"), Parent will cause the service of each such continuing employee to be recognized for purposes of eligibility to participate, levels of benefits (but not for benefit accruals under any defined benefit pension plan) and vesting under each compensation, retirement, vacation, fringe or other welfare benefit plan, program or arrangement of Parent, the surviving corporation or any of their subsidiaries, but not including any defined benefit pension, nonqualified deferred compensation, post-termination welfare or equity-based compensation plans, programs, agreements or arrangements in which any continuing employee is or becomes eligible to participate in the year in which the effective time occurs, but solely to the extent service was credited to such employee for such purposes under a comparable Company employee plan immediately prior to the effective date of the merger and to the extent such credit would not result in a duplication of benefits. For a period of not less than six months after the closing date of the merger, Parent will provide each continuing employee with (1) base salary or base hourly rate and (2) cash incentive compensation opportunities, in each case in an amount at least equal to the level that was provided to each such continuing employee (i) immediately prior to the closing date of the merger, and (ii) employee benefits (other than equity-based, defined benefit pension, post-termination welfare or nonqualified deferred compensation benefits, except to the extent provided for in any agreements or arrangements existing as of the date of the original merger agreement) that are substantially similar in the aggregate to those provided to each such continuing employee immediately prior to the closing date of the merger under the Company employee plans.

        Additionally, Parent has agreed that with respect to each health benefit plan of Parent in which any continuing employee is or becomes eligible to participate in the plan year of the effective time, Parent will use all commercially reasonable efforts to waive all limitations as to pre-existing conditions, waiting period, required physical examinations, and participation and coverage requirement exclusions that would have been waived under the Company health benefit plan in which such continuing employee would have been eligible to participate.

Agreement as to Director and Officer Indemnification and Insurance

        As discussed under the above header "Special Factors—Interests of the Company's Directors and Officers in the Merger—Director and Officer Indemnification and Insurance," beginning on page 72, for a period of six years following the consummation of the merger, Parent will, and will cause the surviving corporation to, maintain directors' and officers' liability insurance policies with respect to acts or omissions occurring prior to the effective time with respect to each current and former Company director and officer covered by our current policy; provided, that in no event shall Parent be required to expend annually in the aggregate an amount in excess of 250% of the annual premiums currently paid by us. In lieu of the foregoing, following consultation with Parent, we may purchase, prior to the consummation of the merger, a six-year "tail" prepaid directors' and officers' liability insurance policy in respect of acts or omissions occurring prior to and including the consummation of the merger. In the event that we purchase such a "tail" policy prior to the consummation of the merger, Parent will cause the surviving corporation to maintain such "tail" policy for its full term and continue to honor the obligations thereunder.

        In addition, Parent will, and will cause the surviving corporation to, indemnify to the fullest extent of the law any individual who is or was a director or officer of the Company or any of its subsidiaries prior to the effective time, for any and all costs and expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred provided that the indemnified party provides an undertaking to repay such expenses if it is later determined that such party was not entitled to indemnification hereunder) imposed upon or relating to (i) the fact that such person is or was a director or officer of the Company prior to the effective time or (ii) the merger agreement or any transactions related to the merger agreement, whether arising prior to or after the effective time. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time now existing in favor of any indemnified party as provided in the applicable certificates or articles of incorporation or bylaws (or comparable organizational documents) will survive the merger and will continue in full force and effect.

Other Covenants and Agreements

        Access to Information.    Subject to applicable law and certain other exceptions described in the merger agreement, we will afford Parent's officers and other authorized representatives and any proposed rollover investors who sign non-disclosure agreements reasonably acceptable to the Company, reasonable access, during normal business hours throughout the period prior to the effective time, to those properties, personnel, books, contracts, records, tax returns and work papers as Parent may reasonable request.

        Notice of Certain Events.    From the date of the original merger agreement until the effective time, each of the Company, Parent and Merger Sub will promptly notify the other in writing of (1) any inaccuracy or breach of any representation or warranty or breach of covenant or agreement in the merger agreement that could reasonably be expected to cause the conditions to the merger not to be satisfied and (2) any notice or other communication received alleging that the consent from any entity or person is or may be required in connection with the transactions contemplated by the merger agreement.

        State Takeover Laws.    If any "control share acquisition," "fair price," "moratorium" or other anti-takeover law or regulation becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the merger or any other transaction contemplated by the merger agreement, then each of the Company, Parent, Merger Sub, and their respective boards of directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise act to render such laws or regulations inapplicable.

        Voting of Shares.    Parent and Merger Sub will vote any shares of Company common stock beneficially owned by them in favor of adoption of the merger agreement at the special meeting.

        Public Announcements.    Parent and the Company will consult with the other before issuing any press release or making any other public statement or scheduling a press conference or conference call with investors or analysts, with respect to the merger agreement or the transactions contemplated by the merger agreement. Neither will issue any such press release or make any such public statement without the consent of the other party, which will not be unreasonably withheld, except as such release or announcement may be required by applicable law or any listing agreement with or rule of any national securities exchange or association upon which the securities of the Company are listed, in which case the party required to make the release or announcement will consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party will consider such comments in good faith. The Company will not be required to consult with Parent before issuing any press release or making any other public statement with respect to an adverse recommendation change effected in accordance with the merger agreement or with respect to its receipt and consideration of any acquisition proposal.

        Litigation.    The Company will as promptly as reasonably practicable (and in any event within two business days) notify Parent in writing of, and will give Parent the opportunity to review and comment on all material filings and responses to be made by the Company in connection with (which comments the Company will in good faith take into account), and participate and consult in the defense and settlement of, any stockholder litigation related to the merger agreement or the merger or any related transaction, and no such settlement, or other compromise or arrangement, of any such stockholder litigation will be agreed to without Parent's prior written consent. The Company will keep the Parent reasonably informed with respect to the status of any such stockholder litigation.

Commercially Reasonable Efforts

        The Company and Parent will cooperate with each other and use their commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable under the merger agreement and applicable law to consummate the transactions contemplated by the merger agreement as soon as reasonably practicable including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any governmental authority, including without limitation under the antitrust laws, in order to consummate the merger and to fully carry out the purposes of the merger agreement. The Company will use commercially reasonable efforts to take all actions reasonably requested by Parent to obtain waivers or consents from any material customers (as defined in the merger agreement), if required under any contracts with material customers, and any third parties whose waiver or consent is required under any material contract.

Conditions to the Merger

        The obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver of, at or prior to the closing of the merger, of the following conditions:

  •
  adoption and approval of the merger agreement by an affirmative vote of holders of at least both (1) a majority of the outstanding shares of Company common stock entitled to vote at the special meeting and (2) a majority of the outstanding shares of Company common stock, excluding shares held by (i) Parent or Merger Sub or any of their respective affiliates, including Gregory H. Sachs, the Company's executive chairman, (ii) any rollover investors, and (iii) any of the Company's executive officers; and

  •
  no governmental authority with jurisdiction over any party will have issued any order, injunction, judgment, decree or ruling or taken any other action that is in effect (whether temporary,

    preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger and no applicable law or regulation will have been adopted that makes the consummation of the merger illegal or otherwise prohibited provided that the party seeking to assert this condition will have used those efforts required by the merger agreement provision (including its obligations under the header entitled "—Commercially Reasonable Efforts," beginning on page 100) to resist, lift or resolve such order or applicable law.

        The obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction, at or prior to the closing of the merger, of the additional following conditions:

  •
  the representations and warranties of the Company made in the merger agreement, subject to certain exceptions, will be true and correct when made and as of immediately prior to the effective time (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (disregarding materiality or material adverse effect qualifications) would not, individually or in the aggregate, have a material adverse effect on the Company;

  •
  the Company will have performed, in all material respects, its obligations under the merger agreement on or prior to the consummation of the merger;

  •
  no event, change, effect or development has occurred and is continuing that would have a material adverse effect on the Company; and

  •
  The number of shares of Company common stock that are "Dissenting Shares" as defined in the merger agreement must be less than ten percent (10%) of the number of shares of Company common stock outstanding immediately prior to the effective time.

        The obligation of the Company to consummate the merger is subject to the satisfaction of the following additional conditions:

  •
  the representations and warranties of Parent and Merger Sub made in the merger agreement will be true and correct when made and as of immediately prior to the effective time (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (disregarding materiality or material adverse effect qualifications) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent's or Merger Sub's ability to consummate the transactions contemplated by the merger agreement; and

  •
  Parent and Merger Sub will have performed in all material respects their respective obligations under the merger agreement.

Termination of the Merger Agreement

        The merger agreement may be terminated, and the merger may be abandoned at any time before the consummation of the merger, if:

  •
  the Company and Parent mutually agree in writing (notwithstanding any approval of the merger agreement by the Company stockholders);

  •
  the merger has not been consummated on or before September 14, 2018, provided that the date may be extended to September 28, 2018 at the election of either Parent or the Company upon written notice to the other party no later than twenty-four hours prior to September 14, 2018 (which we refer to as the "drop dead date") (notwithstanding any approval of the merger agreement by the Company stockholders);

  •
  the adoption of the merger agreement by the Company stockholders has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof); or

  •
  any governmental authority of competent jurisdiction has issued a final and non-appealable order or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement (notwithstanding any approval of the merger agreement by the Company stockholders); provided that such right to terminate the merger agreement will not be available to any party who has materially breached the commercially reasonable efforts provision of the merger agreement resulting in such order.

        Parent may also terminate the merger agreement if:

  •
  (i) the Company has breached any of its representations, warranties, covenants or other agreements contained in the merger agreement in such a manner that would result in any of the conditions to Parent's obligations to close not being satisfied and such breach either has not been cured by the Company prior to the earlier of the drop dead date or the 30th calendar day following Parent's delivery of written notice describing such breach to the Company (provided that neither Parent nor Merger Sub is in material breach of any representation, warranty, covenant or agreement contained in the merger agreement) or (ii) the Company has materially breached the go-shop; board recommendation and stockholder approval covenants in the merger agreement; or

  •
  our board of directors (or any committee thereof) has, prior to the stockholder approval, effected an adverse recommendation change.

        The Company may also terminate the merger agreement if:

  •
  either of Parent or Merger Sub has breached any of its representations, warranties, covenants or other agreements contained in the merger agreement in such a manner that would result in any of the conditions to the Company's obligations to close not being satisfied, and such breach either has not been cured by Parent or Merger Sub prior to the earlier of the drop dead date or the 30th calendar day following the Company's delivery of written notice describing such breach to Parent (provided that the Company is not in material breach of any representation, warranty, covenant or agreement contained in the merger agreement);

  •
  our board of directors has, prior to the stockholder approval, effected an adverse recommendation change in respect of a superior proposal in accordance with the terms of the merger agreement, the Company has not breached any of its obligations under the non-solicitation provisions in the merger agreement (other than immaterial non-compliance) and, substantially concurrently with such termination, the Company enters into a binding acquisition agreement with respect to such superior proposal; provided that the Company pays the termination fee described below; or

  •
  all of the closing conditions have been satisfied (other than those conditions that are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing) and Parent and Merger Sub fail to consummate the merger at the closing and the Company has notified Parent in writing that we are ready, willing and able to consummate the merger, in which case Lender must make the penalty loan described below to the Company.

Termination Fees, Penalty Loan

        The Company has agreed to pay Parent a $500,000 termination fee (representing approximately 3.5% of our equity value based on a price of $1.29 per share, which is the consideration offered in the merger agreement) if we terminate to enter into a superior proposal after the end of the go-shop period.

        The Company is also required to pay the $500,000 termination fee (i) if Parent terminates because our board of directors made an adverse recommendation change or the Company materially breached the go-shop, board recommendation or stockholder approval covenants, or (ii) if the merger agreement is terminated by the Company or Parent because the Company fails to obtain the stockholder approval or by Parent for certain uncured breaches by the Company, and (a) an acquisition proposal was made and not withdrawn prior to the special meeting or (b) the board of directors fails to publicly reaffirm the board recommendation in favor of the merger within ten (10) business days of a request to do so by Parent following any stockholder of the Company having publicly commenced a withhold or "vote no" campaign in respect of the merger; provided that in the case of clause (ii) the Company will pay $250,000 upon the termination of the merger agreement and the remaining $250,000 only upon consummation of an acquisition proposal for at least 50% of the assets or voting equity of the Company that is accepted by the Company within 12 months after such termination. In no event would the Company be required to pay a termination fee on more than one occasion.

        The merger agreement provides that Parent shall fund to the Company (through the escrow agreement) a $1.5 million penalty loan on terms more fully set forth below in the section entitled "The Bridge Loan and the Penalty Loan," beginning on page 104 (which we refer to as the "penalty loan") if the Company terminates the merger agreement due to uncured material breaches of the merger agreement by the Buyer Entities or if Parent fails to consummate the merger when all conditions to closing are satisfied or waived (other than those conditions that would be and are capable of being satisfied at closing) and the Company has irrevocably notified Parent that it is ready, willing and able to consummate the merger.

        If the merger agreement is terminated and the Company is obligated to pay the termination fee, then Parent is also entitled to reimbursement of certain reasonable, out-of-pocket costs and expenses, which reimbursement is payable in addition to the applicable termination fee.

Costs and Expenses

        Except as expressly set forth in the merger agreement, all other costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such costs and expenses.

Governing Law

        The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Amendments and Waiver

        Any provision of the merger agreement may be amended or waived prior to the effective time only by an amendment or waiver in writing and signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, without the further approval of the Company stockholders, no such amendment or waiver may be made or given after Company stockholders have adopted and approved the merger agreement as described in this proxy statement that requires the approval of the Company stockholders under the DGCL unless the required further approval of the Company stockholders is obtained.

THE VOTING AGREEMENT

        The Gregory H. Sachs Revocable Trust UDT Dtd. 4/24/98, White Knight Capital Management LLC and 2011 Sachs Family Trust, which are each Company stockholders affiliated with Mr. Sachs, entered into a Voting Agreement (which we refer to as the "voting agreement") with the Company, dated as of April 2, 2018, pursuant to which such stockholders have agreed to vote all shares of Company common stock held by such stockholders in favor of the merger proposal and not to transfer such shares during the term of the voting agreement. These stockholders collectively own approximately 18% of the outstanding shares of Company common stock as of the record date. The voting agreement will terminate upon the consummation of the merger or the termination of the merger agreement.

THE BRIDGE LOAN AND THE PENALTY LOAN

        In connection with the original merger agreement, on April 2, 2018, the Company and certain of its subsidiaries (which we refer to as the "Borrowers") entered into a Subordinated Loan and Security Agreement (which we refer to as the "bridge loan agreement") with SCG Digital Financing, LLC (which we refer to as the "Lender"), dated as of April 2, 2018 and amended on August 18, 2018, pursuant to which the Lender agreed to make available to the Borrowers a bridge loan (which we refer to as the "bridge loan") in the principal amount of $2 million. The Lender is an affiliate of Mr. Sachs, Parent and Merger Sub. In the event that the merger agreement is terminated by the Company due to a material breach of the merger agreement by Parent or Merger Sub or in the event that Parent or Merger Sub fails to consummate the merger when otherwise obligated to do so pursuant to the terms and conditions of the merger agreement, the merger agreement provides for Parent to make a penalty loan to the Company upon termination of the merger agreement (which we refer to as the "penalty loan," and the bridge loan together with the penalty loan we refer to as the "subordinated loans"). The penalty loan would be funded through the Escrow Agreement (which we refer to as the "escrow agreement"), dated as of April 23, 2018, among the Company, Parent, Merger Sub, Lender and Citibank, as escrow agent, pursuant to which Lender is required to deposit one or more letters of credit in the aggregate amount of $1,500,000 to secure Parent's obligation to fund the penalty loan, if required pursuant to the merger agreement. If the penalty loan is funded pursuant to the terms of the merger agreement, the penalty loan will also be a credit extension under the bridge loan agreement and subject to its terms. The subordinated loans are secured by a second priority lien on all of the assets of the Borrowers. The bridge loan matures on the later of April 2, 2019 or, if the penalty loan is funded, one year following the funding of the penalty loan, at which time all outstanding principal and interest on the subordinated loans are due. No principal payments are required under either the bridge loan or the penalty loan prior to maturity and, except in limited circumstances, no principal payments are permitted prior to the first anniversary of the closing date. Interest on the bridge loan accrues at a per annum cash interest rate equal to 8.0% above the prime rate plus 2.0% paid-in-kind interest. Interest on the penalty loan would accrue at a per annum paid-in-kind interest rate equal to 5.0% above the prime rate. If the bridge loan is prepaid prior to the stated maturity date thereof in connection with the Company entering into a superior proposal, the Borrowers are obligated to pay a prepayment premium equal to the interest the loans would have accrued if they had remained outstanding through maturity. During an event of default, the rate of interest on the subordinated loans would increase to 2.5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid cash interest is payable quarterly on the last day of each fiscal quarter.

        On and after the conversion trigger date (as defined below), the Lender has the right to convert principal and accrued interest outstanding under the bridge loan into shares of Series A Preferred Stock of the Company on the terms set forth in the bridge loan agreement. The Series A Preferred Stock will carry a liquidation preference, upon the occurrence of an unaffiliated exit event (as defined in the bridge loan agreement), of payment, before any distribution or payment upon any junior stock (as defined in the bridge loan agreement) at three (3) times the sum of principal plus accrued and unpaid interest. The "conversion trigger date" means the earlier of: (a) the next calendar day following the "drop dead date" under the merger agreement (which "drop dead date" shall initially be September 14, 2018, however both Parent and the Company have the right to unilaterally extend such date to September 28, 2018 upon written notice to the other party no later than twenty-four hours prior to September 14, 2018); (b) the termination of the merger agreement pursuant to (i) section 8.01(d) (failure to receive shareholder vote upon a final vote), (ii) section 8.01(e) (Company breach), (iii) on or after August 31, 2018, section 8.01(g) (adverse recommendation change) or (iv) on or after August 31, 2018, section 8.01(h) (Company termination in connection with a superior proposal (as defined in the merger agreement)) of the merger agreement; provided, that if the Borrower terminated the merger agreement under Section 8.01(h) of the merger agreement prior to September 1, 2018, the conversion trigger date shall be the later of (A) 150 days following the execution of the original merger agreement or (B) 100 days following the execution of such definitive agreement with respect to a superior proposal; or (c) the date, if any, on which the Company breaches section 6.02 of the merger agreement.

 PROPOSAL 1—VOTE ON ADOPTION AND APPROVAL OF THE MERGER AGREEMENT

        As discussed elsewhere in this proxy statement, at the special meeting Company stockholders will consider and vote on a proposal to adopt and approve the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement, the merger and the other transactions contemplated by the merger agreement. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement. For more information please see the discussion in the sections entitled "Special Factors," beginning on page 17, and "The Merger Agreement," beginning on page 86, in this proxy statement.

        The Company board of directors recommends that you vote "FOR" the proposal to adopt and approve the merger agreement (which we refer to as the "merger proposal").

        If you submit your proxy, but do not indicate instructions to vote your shares of Company common stock for, against or abstain on the merger proposal, your shares will be voted "FOR" the merger proposal.

        The merger proposal requires the affirmative vote in person by proxy of holders of at least both (1) a majority of the outstanding shares of Company common stock entitled to vote at the special meeting and (2) a majority of the outstanding shares of Company common stock, excluding shares held by (i) Parent or Merger Sub or any of their respective affiliates, including Gregory H. Sachs, the Company's executive chairman, (ii) any rollover investors, and (iii) any of the Company's executive officers. Parent and the Company may, if they choose, mutually agree to waive the voting requirement set forth in clause (2) above (the "disinterested stockholder approval"), but may not waive the requirement set forth in clause (1). Neither the Company nor Parent has any current intention to waive the disinterested stockholder approval. Any mutual agreement to do so would be made in advance of the special meeting and would be disclosed to the Company stockholders prior to the special meeting. If you mark "Abstain" on your proxy card, fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your, broker how to vote, it will have the same effect as a vote "AGAINST" the merger proposal.

        Certain Company stockholders, who are affiliates of Gregory H. Sachs and who collectively own approximately 18% of the outstanding shares of Company common stock as of the record date, entered into a voting agreement with the Company pursuant to which, among other things, each of them has agreed to vote its shares of Company common stock in favor of the adoption and approval of the merger agreement.

        The directors and executive officers of the Company have informed the Company that, as of the date of this proxy statement, and to the extent they own shares of Company common stock, they intend to vote in favor of the merger proposal.

 PROPOSAL 2—ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR THE COMPANY'S NAMED EXECUTIVE OFFICERS

Merger-Related Compensation Proposal

        Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, the Company is seeking a non-binding, advisory stockholder approval of the compensation that named executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company as disclosed in this proxy statement in the section entitled "Special Factors—Interests of the Company's Directors and Officers in the Merger," beginning on page 67 (which we refer to as the "compensation proposal"). The proposal gives the Company stockholders the opportunity to express their views on the merger-related compensation of the Company's executive officers.

        Accordingly, the Company is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:

  "RESOLVED, that the compensation that will or may be paid or become payable to the Company's named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled 'Special Factors—Interests of the Company's Directors and Officers in the Merger' are hereby APPROVED."

The Company board of directors recommends that you vote "FOR" the compensation proposal.

        If you submit your proxy, but do not indicate instructions to vote your shares of Company common stock for, against or abstain on the compensation proposal, your shares will be voted "FOR" the compensation proposal.

        Approval, on a non-binding, advisory basis, of the compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting by Company stockholders present in person or by proxy at the special meeting and entitled to vote thereon. If you mark "Abstain" on your proxy card, it will have the same effect as a vote "AGAINST" the compensation proposal. If you fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your broker how to vote with respect to the compensation proposal, it will have no effect on the compensation proposal.

        The directors and executive officers of the Company have informed the Company that, as of the date of the filing of this proxy statement, and to the extent they own shares of Company common stock, they intend to vote in favor of the compensation proposal.

 PROPOSAL 3—VOTE ON ONE OR MORE ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE

        If, at the special meeting, the number of shares of Company common stock present or represented by proxy and voting in favor of the merger proposal is insufficient to approve the merger proposal, the Company intends to ask its stockholders to vote to adjourn the special meeting to another time or place to allow for the solicitation of additional proxies to approve the merger proposal. In this event, the Company will request that the stockholders vote on the adjournment proposal and not the merger proposal. The Company does not intend to call a vote on the adjournment proposal if the merger proposal has been approved at the special meeting.

        Accordingly, the Company board of directors is asking its stockholders to authorize the holder of any proxy solicited by the Company board of directors, and each of them individually, to vote in favor of adjourning the special meeting to another time and place for the purpose of soliciting additional proxies. If the Company requests a vote on the adjournment proposal and the Company stockholders approve this proposal, the Company could adjourn the special meeting and use this additional time to solicit proxies from its stockholders, including those stockholders who have previously voted.

The Company board of directors recommends that you vote "FOR" the adjournment proposal.

        If you submit your proxy, but do not indicate instructions to vote your shares of Company common stock for, against or abstain on the adjournment proposal, your shares will be voted "FOR" the adjournment proposal.

        Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting by Company stockholders present in person or by proxy at the special meeting and entitled to vote thereon. If you mark "Abstain" on your proxy card, it will have the same effect as a vote "AGAINST" the adjournment proposal. If you fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your broker how to vote with respect to the adjournment proposal, it will have no effect on the adjournment proposal.

        The directors and executive officers of the Company have informed the Company that, as of the date of the filing of this proxy statement, and to the extent they own shares of Company common stock, they intend to vote in favor of the adjournment proposal.

 PROVISIONS FOR UNAFFILIATED STOCKHOLDERS

        No provision has been made (i) to grant the Company's unaffiliated stockholders access to the corporate files of the Company, any other party to the merger or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, any other such party or affiliate.

IMPORTANT INFORMATION ABOUT THE COMPANY

Directors and Executive Officers

        The following information sets forth the names, ages, titles of our directors and executive officers, their present principal occupation and their business experience during the past five years. During the last five years, none of the Company, its executive officers or directors has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the directors and executive officers listed below are U.S. citizens. The business address of each of the director or officer listed below is c/o RMG Networks Holding Corporation, 15301 North Dallas Parkway, Suite 500, Addison, Texas 75001; (800) 827-9666.

Directors

        Robert Michelson, 62, has served as our Chief Executive Officer and President and a member of our board of directors since July 2014. Prior to joining us, Mr. Michelson served as President of Share Rocket, Inc., a company that provides social media ratings globally, from April 2014 to July 2014. From January 2009 to December 2012, Mr. Michelson was an operating partner with Sterling Partners, a private equity firm, overseeing portfolio companies in the technology services, business services, and education sectors. Prior to joining Sterling Partners, Mr. Michelson served as Chief Executive Officer of Goliath Solutions, a technology and marketing services company providing data and data analytics to Fortune 500 companies, and as a Division President of IXL, a digital technology solutions and consulting services company. Prior to that, Mr. Michelson held a number of sales, marketing and senior roles with technology and services companies and began his career with IBM as a systems engineer and marketing representative in 1978. Mr. Michelson received a B.S. degree in Marketing and Finance from Indiana University and sits on the boards of several education-focused non-profit companies.

        Gregory H. Sachs, 53, served as our Chairman, Chief Executive Officer, and President from inception until the consummation of our acquisition of Reach Media Group Holdings in April 2013, at which time he became our executive chairman. Since 2008, he has been Chairman and Chief Executive Officer of Sachs Capital Group LP. From 1993 to 2008 he was Chairman and Chief Executive Officer of Deerfield Capital Management which he founded and oversaw its growth from a fixed income hedge fund with $15 million in assets under management to a global diversified alternative fixed income investment manager with approximately $15 billion in assets under management. While at Deerfield, Mr. Sachs oversaw the management of Deerfield Capital Corp, a publicly traded (NYSE/NASDAQ: DFR) specialty finance company that invested in various credit related asset classes. Deerfield Capital Corp. had gross assets in excess of $8 billion at the time Mr. Sachs sold his interest in Deerfield. Prior to founding Deerfield, Mr. Sachs was Vice President and Trading Manager for Harris Trust and Savings Bank's Global Fixed Income Trading Division. Mr. Sachs is an Adjunct Professor at USC Marshall School of Business in Los Angeles where he teaches a course on building an Alternative Asset Management business to second-year Graduate Students in the Lloyd Greif Center for Entrepreneurial Studies. Mr. Sachs also serves on the Board of Trustees of Chicago's Shedd Aquarium, is Vice-Chairman of the Federal Enforcement Homeland Security Foundation and is a former board member of the Ann & Robert H. Lurie Children's Hospital of Chicago Foundation. He is a former board member of the Triarc Companies (NYSE: TRY) from 2004 to 2007, Deerfield Capital Corp. (NYSE/NASDQ: DFR) from 2005 to 2007 and the Futures Industry Association. Mr. Sachs also has extensive experience investing in public and private companies for his own account. Mr. Sachs graduated from the University of Wisconsin at Madison in 1988 with both an M.S. degree in Quantitative Analysis and Finance and a B.B.A. degree in Actuarial Science and Quantitative Analysis.

        Larry Weber, 63, has been a member of our board of directors since June 2017. He has served as the Chief Executive Officer and Chairman of the Board of Racepoint Global, Inc., a digital marketing services ecosystem of marketing service companies organized to help chief marketing officers in their role as builders of communities and content aggregators, since he founded the company in September 2004. Mr. Weber has served on the board of directors of Pegasystems, Inc., a software company listed on the Nasdaq stock market, since August 2012. From 2011 to 2013, Mr. Weber also served on the board of Avectra, a provider of web-based association management software (AMS) and social CRM software. In 2001, Mr. Weber founded Weber Shandwick, one of the largest public relations agencies in the world. He also served on the board of Vertro, Inc., an online advertising and search company, from June 2005 to March 2012, and as its Chairman from April 2006 to March 2012. Mr. Weber is also a co-Founder and Chairman of the Board of the Massachusetts Innovation & Technology Exchange (MITX), one of the largest interactive advocacy organizations in the world. Mr. Weber has authored five books: Marketing to the Social Web: How Digital Customer Communities Build Your Business; Everywhere: Comprehensive Digital Business Strategy for the Social Media Era; Sticks and Stones: How Digital Business Reputations are Built Over Time and Lost in a Click; The Digital Marketer: Ten New Skills You Must Learn to Stay Relevant and Customer-Centric; and The Provocateur: How a New Generation of Leaders are Building Communities, Not Just Companies. Mr. Weber holds a B.A. in English from Denison University, Ohio and an M.F.A. in Writing and Literature from Antioch College, Oxford.

Executive Officers

        Jana Ahlfinger Bell, 54, was appointed as our Executive Vice President and Chief Financial Officer in April 2015. Prior to joining the Company, Ms. Bell served as Chief Financial Officer of EF Johnson Technologies, Inc., a provider of secure communications solutions, from March 2005 to April 2015. Prior to that, Ms. Bell served as President and Chief Executive Officer of Simple Products Inc., an early stage developer of innovative handset and network technologies for the disposable wireless market, from January 2003 until February 2005. She served as Chief Executive Officer, President, and a director of @TRACK Communications, Inc., a provider of integrated wireless voice, data, and location technologies from September 1998 until September 2002. From June 1998 until September 1998, she served as Executive Vice President and Chief Financial Officer of @TRACK. From March 1992 to June 1998, she was employed in a variety of capacities by AT&T Wireless Services and by its predecessors, LIN Broadcasting and McCaw Cellular Communications, Inc. including Vice President and Chief Financial Officer of the Southwest Region. Ms. Bell practiced public accounting for Ernst & Young LLP, last serving as an audit manager, and is a Certified Public Accountant. She holds a BBA in Accounting from Texas A&M University.

        Robert R. Robinson, 55, joined as our Senior Vice President and General Counsel in August 2015 and was appointed Secretary in November 2015. Prior to joining the Company, Mr. Robinson served as Chief Legal Officer of Hyla, Inc., a provider of cell phone recycling services, from November 2012 to April 2015. Prior to that, Mr. Robinson served as Senior Vice President, General Counsel & Secretary of BancTec, Inc., a manufacturer of large scanning and document handling equipment and a provider of outsourcing services, from June 2008 until November 2012. Before then, Mr. Robinson served in a variety of legal roles for Affiliated Computer Services, Inc., concluding with the title of Senior Vice President and Deputy General Counsel—Corporate, from July 2003 until January 2008. Prior to then, Mr. Robinson served as General Counsel and Vice President of Business Development for Renew Data Corp, Vice President and General Counsel—Americas for Vignette Corp., Staff Counsel for Fair, Isaac & Co., Inc., and as an associate attorney for Pillsbury Madison & Sutro LLP. Mr. Robinson also served for six years on active duty with the United States Navy and retired from the Navy Reserves in 2005. He holds a B.S. in Materials Science & Engineering from the Massachusetts Institute of Technology and a J.D. from the University of California at Berkeley.

Ratio of Earnings to Fixed Charges

        The following presents our ratio of earnings to fixed charges for the six months ended June 30, 2018 and 2017 and the years ended December 31, 2017 and 2016, which should be read in conjunction with our consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 and our Annual Report on Form 10-K for the year ended December 31, 2017, which are attached as Annex E and Annex D, respectively, and are incorporated by reference into this proxy statement.

Computation of Ratio of Earnings to Fixed Charges

	Six Months Ended June 30,		Years Ended December 31,
	2018	2017	2017	2016
	(Unaudited, Dollars in thousands)
Earnings
Loss before income taxes and discontinued operations	$(5,002)	$(2,474)	$(5,141)	$(4,367)
Add: Fixed charges, exclusive of capitalized interest	184	73	144	283

Total	$(4,818)	$(2,401)	$(4,997)	$(4,084)

Fixed Charges
Interest expense	$184	$72	$143	$275
Interest portion of rental expense	—	1	1	8
Capitalized interest	—	—	—	—

Total	$184	$73	$144	$283

Ratio of earnings to fixed charges	*	*	*	*

*
Earnings were insufficient to cover fixed charges by approximately $5.1 million and $4.4 million for the years ended December 31, 2017 and 2016, respectively, and by approximately $5.0 million and $2.5 million for the six months ended June 30, 2018 and 2017, respectively.

Book Value Per Share

        Our net book value per share as of June 30, 2018 was approximately $0.07 (calculated based on 11,156,257 shares of Company common stock outstanding as of such date).

Market Price and Dividend Data

Market Price

        The Company common stock is listed for trading on the Nasdaq Capital Market under the symbol "RMGN". On August 17, 2018, the latest practicable date prior to the date of this proxy statement, there were 20 holders of record. The table below shows the high and low sales prices of shares of

Company common stock, as reported on the Nasdaq Capital Market, for the periods indicated (after giving effect to a 1-for-4 reverse stock split effected in August 2017).

	High	Low
Fiscal Year 2016
First quarter	$4.68	$2.40
Second quarter	$4.76	$3.28
Third quarter	$5.20	$3.24
Fourth quarter	$3.60	$2.36
Fiscal Year 2017
First quarter	$4.44	$2.48
Second quarter	$3.60	$2.36
Third quarter	$3.00	$1.55
Fourth quarter	$2.73	$0.75
Fiscal Year 2018
First quarter	$2.50	$0.76
Second quarter	$1.51	$1.01
Third quarter (July 1, 2018 through August 17, 2018)	$1.22	$1.05

        At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time (except for the excluded shares) will be cancelled and converted into the right to receive the merger consideration of $1.29 in cash without interest.

        On August 17, 2018, the latest practicable date prior to the filing of this proxy statement, the closing price for Company common stock on the Nasdaq Capital Market was $1.12 per share. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares.

Dividend Data

        The Company has not declared or paid dividends on Company common stock during fiscal years 2016, 2017 or 2018.

        Under the terms of the merger agreement, from the date of the original merger agreement until the effective time, the Company may not, nor may we permit any of our subsidiaries to, establish a record date, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of any capital stock of the Company or any of our subsidiaries, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to the Company or any of our other wholly owned subsidiaries (except distributions resulting from the vesting, settlement, exercise or terms of Company stock options or other equity awards).

        Under the terms of the Company's senior loan agreement and the bridge loan agreement, the Company may not, nor may we permit any of our subsidiaries to, pay any dividends or make any distribution or payment or redeem, retire or repurchase any capital stock other than the repurchase of capital stock from former employees or consultants pursuant to stock repurchase agreements (so long as an event of default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, and provided that the aggregate amount of all such repurchases does not exceed $250,000 per fiscal year).

Security Ownership of Certain Beneficial Owners and Management

        The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, the Company believes, based on the information furnished to us, that the persons and entities named in the tables below have voting and investment power with respect to all shares of Company common stock that they beneficially own, subject to applicable community property laws. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days from the date of determination. The footnotes to the tables indicate how many shares each person has the right to acquire within 60 days of August 1, 2018, along with any Company equity awards that vest within 60 days of August 1, 2018. The Company has based the calculation of the percentage of beneficial ownership on 11,156,257 shares of Company common stock outstanding as of August 1, 2018 plus, with respect to each person, the number of shares that person has the right to acquire within 60 days of August 1, 2018 including shares resulting from Company equity awards that vest within 60 days of August 1, 2018.

        SCG Digital Merger Sub, Inc., SCG Digital, LLC, SCG Digital Holdings, LLC, SCG Digital Financing, LLC, and Sachs Capital Group LP do not currently have any beneficial ownership in the Company.

Security Ownership of Certain Beneficial Owners

        The following table sets forth the Company common stock beneficially owned as of August 1, 2018 by each stockholder known to the Company, based on public filings made with the SEC as of August 1, 2018, to beneficially own more than 5% of the Company's outstanding common stock. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate percentage of outstanding Shares
Children's Trust C/U the Donald R. Wilson 2009 GRAT #1(1)	3,078,584	27.6%
Gregory H. Sachs(2)	2,012,258	18.0%
Donald R. Wilson, Jr.(3)	1,172,800	10.5%

(1)
Based on a Schedule 13D (as adjusted for a 1-for-4 reverse stock split effected on August 14, 2017) filed by 2012 DOOH Investments LLC ("DOOH Investments"), DOOH Investment Manager LLC ("DOOH Manager"), DRW Holdings, LLC ("DRW Holdings"), DRW Commodities, LLC ("DRW Commodities"), Donald R. Wilson, Jr. ("Wilson") and Children's Trust C/U The Donald R. Wilson 2009 GRAT #1 (the "Children's Trust"), as amended (including by Amendment No. 10 filed on January 4, 2017) (as so amended, the "Schedule 13D"), the natural person with ultimate voting and investment control over the shares directly held by the selling securityholder is Jennifer Wilson, trustee, and the principal business address of the Children's Trust is 540 W. Madison Street, Suite 2500, Chicago, Illinois 60661.

(2)
Includes (i) 1,873,656 shares held by White Knight Capital Management LLC, an affiliate of Mr. Sachs, (ii) 109,364 shares held by The Gregory H. Sachs Revocable Trust (the "Revocable Trust") and (iii) 29,238 shares held by the 2011 Sachs Family Trust (the "Family Trust"). Mr. Sachs is the trustee and beneficiary of the Revocable Trust and the children of Mr. Sachs are the beneficiaries under the Family Trust. The principal business address of Mr. Sachs is 2132 Deep Water Lane, Suite 232, Naperville, IL 60564.

(3)
Based on the Schedule 13D (as adjusted for a 1-for-4 reverse stock split effected on August 14, 2017). Consists of (i) 712,229 shares held by DRW Commodities and (ii) 460,571 shares held by DOOH Investments. Each of Wilson, DOOH Manager and DOOH Investments may be deemed to have sole voting and sole dispositive power with respect to the shares of Common Stock held by DOOH Investments. In addition, Wilson is the sole manager of DRW Commodities and DRW Holdings, which owns 100% of the outstanding equity of DRW Commodities, and, as such, each of Wilson, DRW Holdings and DRW Commodities may be deemed to have sole voting and sole dispositive power with respect to the shares of Common Stock held by DRW Commodities. The principal business address of Mr. Wilson is 540 W. Madison Street, Suite 2500, Chicago, Illinois 60661.

Security Ownership of Management

        The following table sets forth information about the beneficial ownership as of August 1, 2018 of Company common stock for each named executive officer, each director and all executive officers and directors as a group.

        Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o RMG Networks Holding Corporation, 15301 North Dallas Parkway, Suite 500, Addison, TX 75001.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate percentage of outstanding Shares
Gregory H. Sachs(1)	2,012,258	18.0%
Robert Michelson(2)	210,105	1.9%
Alan Swimmer(3)	77,312	*
Jana Ahlfinger Bell(4)	62,385	*
Robert R. Robinson(5)	25,250	*
Jonathan Trutter(6)	4,808	*
Jeffrey Hayzlett(7)	2,670	*
Lawrence Weber	—	*
All directors and executive officers as a group (eight individuals)	2,394,789	21.0%

*
Less than 1%.

(1)
Includes (i) 1,873,656 shares held by White Knight Capital Management LLC, an affiliate of Mr. Sachs, (ii) 109,364 shares held by the Revocable Trust and (iii) 29,238 shares held by the Family Trust. Mr. Sachs is the trustee and beneficiary of the Revocable Trust and the children of Mr. Sachs are the beneficiaries under the Family Trust. The principal business address of Mr. Sachs is 2132 Deep Water Lane, Suite 232, Naperville, IL 60564.

(2)
Includes 170,833 shares which Mr. Michelson has the right to acquire upon the exercise of options exercisable within 60 days of August 1, 2018.

(3)
Mr. Swimmer resigned as a member of the board of directors effective August 2, 2018.

(4)
Includes 43,333 shares which Ms. Bell has the right to acquire upon the exercise of options exercisable within 60 days of August 1, 2018.

(5)
Includes 25,000 shares which Mr. Robinson has the right to acquire upon the exercise of options exercisable within 60 days of August 1, 2018.

(6)
Mr. Trutter resigned as a member of the board of directors effective August 2, 2018.

(7)
Mr. Hayzlett resigned as a member of the board of directors effective August 2, 2018.

Prior Public Offerings

        In December 2016, the Company completed a rights offering (which we refer to as the "December 2016 Rights Offering") whereby the Company sold 7,741,908 shares of Company common stock at a price of $0.62 per share. As adjusted for a 1-for-4 reverse stock split effected on August 14, 2017, the Company sold 1,935,477 shares of Company common stock at a price of $2.48 per share. The Company received aggregate net proceeds from the December 2016 Rights Offering of approximately $4.4 million, net of $0.4 million in transaction expenses payable by the Company.

Transactions in Common Stock

Transactions in Company Common Stock During the Past 60 Days

        Other than the merger agreement and agreements entered into in connection therewith, including the voting agreement, discussed under "The Voting Agreement," beginning on page 104, the Company, Parent, Merger Sub and Lender and their respective affiliates have not made any transactions with respect to the Company common stock during the past 60 days.

        The outstanding warrants of the Company expired in accordance with their terms on April 8, 2018.

Transactions in Company Common Stock by the Company During the Past Two Years

        The Company has not made any repurchases of Company common stock during the past two years.

Transactions in Company Common Stock by the Parent Parties During the Past Two Years

        White Knight Capital Management, LLC acquired 161,291 shares of the Company common stock in the December 2016 Rights Offering for a purchase price of $0.62 a share.

IMPORTANT INFORMATION ABOUT THE PARENT PARTIES

SCG Digital Merger Sub, Inc.

        SCG Digital Merger Sub, Inc. is a Delaware corporation formed in 2018 solely for the purpose of acquiring the Company and is a wholly owned subsidiary of SCG Digital, LLC. Upon completion of the merger, SCG Digital Merger Sub, Inc. will cease to exist. The business address of SCG Digital Merger Sub, Inc. is 2132 Deep Water Lane, Suite 232, Naperville, IL 60564 and its business telephone number is (312) 784-3956. The sole director and officer of SCG Digital Merger Sub, Inc. is Gregory H. Sachs.

SCG Digital, LLC

        SCG Digital, LLC, a Delaware limited liability company, is a special purpose vehicle formed in 2018 solely in anticipation of the merger by entities affiliated with Gregory H. Sachs, the Company's executive chairman. SCG Digital, LLC is owned by SCG Digital Holdings, LLC. Upon completion of the merger, the Company will be a direct wholly owned subsidiary of SCG Digital, LLC. The business address of SCG Digital, LLC is 2132 Deep Water Lane, Suite 232, Naperville, IL 60564 and its business telephone number is (312) 784-3956. The sole officer of SCG Digital, LLC is Gregory H. Sachs.

SCG Digital Holdings, LLC

        SCG Digital Holdings, LLC is a Delaware limited liability company that is the result of the conversion of SCG Digital Holdings, Inc. from a Delaware corporation into a Delaware limited liability company in 2018. SCG Digital Holdings, Inc. was formed in 2018. SCG Digital Holdings, LLC is the parent of SCG Digital, LLC and is owned by Sachs Capital Group LP, a Delaware limited partnership that is controlled by Gregory H. Sachs. The purpose and principal business of SCG Digital Holdings, LLC is to be a holding entity for SCG Digital, LLC. Rollover investors will receive an equity interest in SCG Digital Holdings, LLC. The business address of SCG Digital Holdings, LLC is 2132 Deep Water Lane, Suite 232, Naperville, IL 60564 and its business telephone number is (312) 784-3956. The sole manager and officer of SCG Digital Holdings, LLC is Gregory H. Sachs.

SCG Digital Financing, LLC

        SCG Digital Financing, LLC, a Delaware limited liability company, is a special purpose vehicle formed in 2018 solely in anticipation of the merger and the bridge loan by entities affiliated with Gregory H. Sachs, the Company's executive chairman. Lender is owned by Sachs Capital Group LP, a Delaware limited partnership that is controlled by Gregory H. Sachs. The business address of SCG Digital Financing, LLC is 2132 Deep Water Lane, Suite 232, Naperville, IL 60564 and its business telephone number is (312) 784-3956. The sole officer of SCG Digital Financing, LLC is Gregory H. Sachs.

Sachs Capital Group LP

        Sachs Capital Group LP is a Delaware limited partnership whose primary business is to make investments. Sachs Capital Group LP is the parent of SCG Digital Holdings, LLC and is controlled by Gregory H. Sachs. The general partner of Sachs Capital Group LP is Redleaf Holdings, LLC. Redleaf Holdings, LLC is managed by Redleaf Management Company, LLC. The managers of Redleaf Management Company, LLC are Madhu Patel and Michelle Sibley. The business address of each of Sachs Capital Group LP, Redleaf Holdings, LLC, Redleaf Management Company, LLC, Madhu Patel and Michelle Sibley is 2132 Deep Water Lane, Suite 232, Naperville, IL 60564 and the business telephone number of each such person is (312) 784-3956. Redleaf Holdings, LLC is an Illinois limited liability company and its principal business is to serve as the general partner of Sachs Capital Group LP. Redleaf Management Company, LLC is a Delaware limited liability company and its principal business is to serve as the manager of Redleaf Holdings, LLC. Michelle Sibley's primary occupation is to be the chief financial officer of Sachs Capital Group LP and its affiliates. Madhu Patel's primary occupation is to be the controller of Sachs Capital Group LP and its affiliates. Ms. Sibley and Mr. Patel are both United States citizens.

The Gregory H. Sachs Revocable Trust UDT Dtd. 4/24/98

        The Gregory H. Sachs Revocable Trust UDT Dtd. 4/24/98 is an Illinois trust with the purpose and principal business of investing in enterprises and is controlled by Mr. Sachs. The business address of The Gregory H. Sachs Revocable Trust UDT Dtd. 4/24/98 is 2132 Deep Water Lane, Suite 232, Naperville, IL 60564 and its business telephone number is (312) 784-3956. The sole trustee of The Gregory H. Sachs Revocable Trust UDT Dtd. 4/24/98 is Gregory H. Sachs.

White Knight Capital Management LLC

        White Knight Capital Management LLC is an Illinois limited liability company formed with the purpose and principal business of investing in enterprises. The business address of White Knight Capital Management LLC is 2132 Deep Water Lane, Suite 232, Naperville, IL 60564 and its business telephone number is (312) 784-3956. White Knight Capital Management LLC is managed by Redleaf Management Company, LLC and does not have any other officers or managers.

2011 Sachs Family Trust

        2011 Sachs Family Trust is an Illinois trust with the purpose and principal business of investing in enterprises. The business address of 2011 Sachs Family Trust is 2132 Deep Water Lane, Suite 232, Naperville, IL 60564 and its business telephone number is (312) 784-3956. The sole trustee of 2011 Sachs Family Trust is Gerald M. Sachs. The business address of Gerald M. Sachs is 2132 Deep Water Lane, Suite 232, Naperville, IL 60564 and his business telephone number is (312) 784-3956. Gerald M. Sachs, a United States citizen, is retired.

Gregory H. Sachs

        Gregory H. Sachs is a natural person whose business address is 2132 Deep Water Lane, Suite 232, Naperville, IL 60564 and business telephone number is (312) 784-3956. Mr. Sachs primary occupation is to be an investor. In addition, Mr. Sachs was the Chairman, Chief Executive Officer, and President of the Company from inception until the consummation of our acquisition of Reach Media Group Holdings in April 2013, at which time he became our executive chairman. Since 2008, he has been Chairman and Chief Executive Officer of Sachs Capital Group LP. Mr. Sachs is an Adjunct Professor at USC Marshall School of Business in Los Angeles where he teaches a course on building an Alternative Asset Management business to second-year graduate students in the Lloyd Greif Center for Entrepreneurial Studies. Mr. Sachs also serves on the Board of Trustees of Chicago's Shedd Aquarium, is Vice-Chairman of the Federal Enforcement Homeland Security Foundation and is a former board member of the Ann & Robert H. Lurie Children's Hospital of Chicago Foundation. Mr. Sachs is a citizen of the United States.

Criminal and Other Judicial Matters

        No Parent Party nor their general partners, directors, managers, trustees and officers (as applicable) have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). No Parent Party nor their general partners, directors, managers, trustees and officers (as applicable) has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

APPRAISAL RIGHTS

        If the Company stockholders adopt the merger agreement, stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly exercise and perfect their demand for appraisal of their shares of Company common stock, who do not effectively withdraw their demand or waive or lose the right to appraisal and who otherwise comply with the requirements for perfecting and preserving their appraisal rights will be entitled to appraisal rights in connection with the merger under Section 262 of the Delaware General Corporation Law (which we refer to as the "DGCL"), which we refer to as Section 262.

        The following discussion is not a complete statement of all applicable requirements pertaining to appraisal rights under the DGCL, and it is qualified in its entirety by reference to Section 262, the full text of which appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of the shares Company common stock is entitled to demand appraisal rights for the shares of Company common stock registered in that holder's name. A person having a beneficial interest in the shares of Company common stock held of record in the name of another person, such as a bank, broker, fiduciary, depositary or other nominee, who wished to exercise their appraisal rights must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

        As more fully described below, under Section 262, record holders of the shares of Company common stock who have neither voted in favor of, nor consented in writing to, the approval of the adoption of the merger agreement, who properly demand appraisal of their shares of Company common stock, who do not withdraw such demand or otherwise waive or lose their right to appraisal, who hold such shares of Company common stock, either of record or beneficially, on the date of making the demand for appraisal and continuously from the date of making the demand through the effective time and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares of Company common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the fair value of such shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The "fair value" of your shares of Company common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, $1.29 the per-share merger consideration that you are otherwise entitled to receive under the terms of the merger agreement. Strict compliance with the statutory procedures in Section 262 is required.

        Section 262 requires that, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation must, not less than 20 days before the meeting, notify each stockholder who was a stockholder on the record date set by the board of directors for such notice (or if no such record date is set, on the close of business on the day next preceding the day on which notice is given), with respect to such shares for which appraisal rights are available, that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company's notice to our stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262, and a copy of Section 262 is attached to this document as Annex C.

        ANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH STOCKHOLDER'S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO EXACTLY

COMPLY WITH THE PROCEDURES SPECIFIED MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE DGCL RELATING TO APPRAISAL RIGHTS, IF A STOCKHOLDER WISHES TO EXERCISE OR PRESERVE SUCH APPRAISAL RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL PROMPTLY.

        Company stockholders wishing to exercise the right to demand appraisal of their shares of Company common stock under Section 262 must satisfy each of the following conditions:

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  The stockholder must not vote the stockholder's shares in favor of the adoption of the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, a stockholder who wishes to exercise appraisal rights must provide instructions in any such proxy to vote against the adoption of the merger agreement or otherwise attend the special meeting and vote against the adoption of the merger agreement, or abstain from voting.

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  As more fully described below, the stockholder must deliver to the Company a written demand for appraisal of the stockholder's shares before the vote on the adoption of the merger agreement at the special meeting is taken.

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  The stockholder must hold the shares on the date of making the demand for appraisal and must continuously hold such shares from the date of making the demand through the effective time.

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  The stockholder (or the surviving corporation in the merger) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving corporation of the merger is under no obligation to file any such petition and has no present intention of doing so. Accordingly, it is the obligation of the stockholder to initiate all necessary action to perfect his, her or its appraisal rights in respect of shares of Company common stock within the time prescribed in Section 262.

        If any stockholder who demands appraisal of shares of Company common stock under Section 262 fails to perfect, or otherwise loses or effectively withdraws, such holder's right to appraisal, the stockholder's shares will be deemed to have been converted at the effective time into the right to receive the merger consideration applicable to the shares, without interest and less applicable withholding taxes.

Written Demand

        If you elect to exercise your appraisal rights, you must deliver to the Company a written demand for appraisal of your shares of Company common stock before the vote is taken to approve the adoption of the merger agreement. That demand must be executed by or on behalf of the stockholder of record and must reasonably inform us of the identity of the holder of record of the shares and that the stockholder intends thereby to demand appraisal of his, her or its shares. Holders of the shares who desire to exercise their appraisal rights must not vote or submit a proxy in favor of the adoption of the merger agreement, nor consent thereto in writing. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger agreement.

        A holder of record of the shares of Company common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time, because appraisal rights will be lost if the shares are transferred prior to the effective time. If you fail to comply with these conditions and the merger is completed, you will be entitled to receive payment for your shares as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares. A proxy card that is submitted and does not contain voting instructions and a proxy submitted by telephone or by Internet that does not contain voting instructions, will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the adoption of merger agreement or abstain from voting on the merger agreement. However, neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on adoption of the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. All demands for appraisal must be sent or delivered to:

RMG Networks Holding Corporation
Attention: Corporate Secretary
15301 North Dallas Parkway, Suite 500
Addison, TX 75001

        A demand for appraisal in respect of the shares of Company common stock should be executed by or on behalf of the holder of record of such shares, fully and correctly, should specify the holder's name and mailing address and the number of the shares registered in the holder's name and must state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. The demand for appraisal cannot be made by the beneficial owner if he, she or it does not also hold the shares of record. The beneficial holder must, in such cases, have the record owner, such as a bank, broker or other nominee, submit the required demand for appraisal in respect of those shares. If you hold your shares through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        If the shares are owned of record by a person other than the beneficial owner, including a bank, broker or other nominee (e.g., a fiduciary such as a trustee, guardian or custodian), a demand for appraisal must be executed by or for such record holder. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record holder or owners and expressly disclose the fact that, in executing the demand, such agent is acting as agent for the record holder. If a stockholder holds the shares through a bank, broker or other nominee who in turn holds the shares through a central securities depository nominee such as Cede & Co. (the nominee for The Depository Trust Company), a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as a record holder. A record holder, such as a broker, who holds the shares as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of the shares as to which appraisal is sought. Where no number of the shares is expressly mentioned, the demand will be presumed to cover all the shares in the name of the record holder.

Notice by the Company

        Within 10 days after the effective time, the Company must give notice of the date that the merger has become effective to each of our stockholders who did not vote in favor of or consent in writing to the adoption of the merger agreement and otherwise complied with Section 262. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal but who has not commenced an appraisal proceeding or joined a proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and accept the merger consideration for that stockholder's shares by delivering to the Company a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the Company. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If the Company does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to a stockholder that withdraws his, her or its demand for appraisal within 60 days after the effective date of the merger, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement and which value will be determined exclusive of any element of value arising from the accomplishment or expectation of the merger.

Filing a Petition for Appraisal

        Within 120 days after the effective time, but not thereafter, either the Company or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all such stockholders. Upon the filing of such a petition by a stockholder, service of a copy of such petition shall be made upon the Company. The Company has no present intent to file such a petition and has no obligation to file such a petition, and holders should not assume that the Company will file a petition. Accordingly, it is the obligation of the stockholders who have complied with the requirements of Section 262 to initiate all necessary action to perfect their appraisal rights, and the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previous written demand for appraisal.

        In addition, within 120 days after the effective time, any stockholder who has properly filed a written demand for appraisal, who has complied with the requirements for exercise of appraisal rights under Section 262, upon written request to the Company, will be entitled to receive from the Company, a written statement setting forth the aggregate number of the shares of Company common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed to the requesting stockholder within 10 days after such written request has been received by the Company or within 10 days after the expiration of the period for delivery of demand for appraisal under Section 262, whichever is later. A person who is the beneficial owner of the shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request to receive from the Company such statement.

        If a petition for appraisal is duly filed by a stockholder, the stockholder must deliver a copy of the petition to the Company, and the Company will then be obligated, within 20 days after such service, to file in the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal for their shares of Company common stock and with whom agreements as to the value of their shares have not been reached by the Company. After the Register in Chancery provides notice to those stockholders and the Company (if ordered by the Delaware Court of Chancery), the Delaware Court of Chancery is empowered to conduct a hearing upon the petition to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require that stockholders who demanded appraisal of their shares and who hold stock represented by certificates to submit their stock certificated to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with such direction, the

Delaware Court of Chancery may dismiss the proceedings as that stockholder. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless the total number of shares entitled to appraisal exceeds 1% of the outstanding shares eligible for appraisal or the value of the consideration provided in the merger for such total number of shares exceeds $1 million.

Determination of Fair Value

        After the Delaware Court of Chancery determines the stockholders entitled to appraisal of their shares, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the "fair value" of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such fair value, with interest thereon accrued during the pendency of the proceeding, if the Court so determines, by the Company to stockholders entitled to receive the same, upon surrender by those stockholders of the certificates representing their shares or, in the case of holders of uncertificated shares, forthwith. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Company may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in Section 262 only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

        You should be aware that an investment bank's opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, "fair value" under Section 262. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a fair value higher or lower than, or the same as, the merger consideration. Moreover, we do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share is less than the merger consideration.

        In determining the "fair value" of the shares, a Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed

Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Each stockholder seeking appraisal is responsible for his, her or its attorneys' and expert witness expenses, although, upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to appraisal.

        Any stockholder who duly demanded appraisal in compliance with Section 262 will not, after the effective time, be entitled to vote the shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment of dividends or distributions payable to stockholders of record as of a date prior to the effective time. However, if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder otherwise fails to perfect his, her or its appraisal rights, successfully withdraws his, her or its demand for appraisal or loses his, her or its right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder's shares will be deemed to have been converted at the effective time into the right to receive the merger consideration pursuant to the merger agreement. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the merger consideration offered pursuant to the merger agreement.

OTHER MATTERS

        The Company does not know of any business to be presented for action at the special meeting other than those items referred to herein. If any other business properly come before the special meeting or any adjournments or postponements thereof, the proxies will be voted by those named in the proxy card in their best judgment.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

        The SEC has adopted rules that permit companies and intermediaries (such as banks, brokers and other nominees) to satisfy the delivery requirement for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to all stockholders at that address, unless one or more of the affected stockholder has provided contrary instructions to such company or intermediary, as applicable. This process is commonly known as "householding." To conserve resources and reduce expenses, we consolidate materials under these rules when possible. Stockholders sharing an address can request delivery of a single copy of our annual reports and proxy statements if they are receiving multiple copies by making an oral or written request to the telephone number or address listed below.

        Certain banks, brokers or other nominees holding shares of Company common stock for their customers may household notices or proxy materials. Stockholders sharing an address whose shares of our common stock are held in "street name" should contact their bank, broker or other nominee if they wish to receive separate copies of these materials in the future or if they are receiving multiple copies and wish to receive only one copy per household in the future. The Company will also promptly deliver a separate copy of the notice or proxy materials upon written or oral request if you contact us at the following address or telephone number: RMG Networks Holding Corporation, Attention: Corporate Secretary, 15301 North Dallas Parkway, Suite 500, Addison, Texas 75001; Telephone: (800) 827-9666.

STOCKHOLDER PROPOSALS

        If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not consummated, we expect to hold our 2018 annual meeting of stockholders and will provide notice of or otherwise publicly disclose the date on which such meeting will be held, including instruction for submitting stockholder proposals to be considered at such 2018 annual meeting.

        Such stockholder proposals must comply with the SEC's rules concerning the inclusion of stockholder proposals in company-sponsored proxy materials as set forth in Rule 14a-8 promulgated under the Exchange Act and our bylaws. For other stockholder proposals (outside of Rule 14a-8), the Company's bylaws require that a stockholder's notice of a proposal to be brought before an annual meeting must be "timely." In order to be timely, the notice must be received by our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day, nor earlier than the opening of business on the 120th day, before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

        For a director nomination to be made by a stockholder, the Company's bylaws require that a stockholder's notice of such a nomination must be "timely" and in proper written form to the Secretary of the Company. To be timely, a stockholder's notice to the Secretary must be received by the Secretary at the principal executive offices of the Company (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You may also retrieve the Company's SEC filings at its website at http://www.rmgnetworks.com under the heading "Company" and then under the heading "SEC Filings" in the "Investor Relations" drop down menu. The information contained on our website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference into this proxy statement.

        Because the merger is a "going private" transaction, the Company has filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits (including any reports, opinions or appraisals) filed or incorporated by reference as a part of it, is available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of Company common stock. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

        The Company is subject to the information requirements of the Exchange Act, however, the Company cannot incorporate by reference certain information into this proxy statement because it is not eligible to do so. The documents listed below have been previously filed with the SEC by the Company, contain important information about the Company and its financial condition, and are included with this proxy statement in the applicable annex set forth below:

Company SEC Filing	Proxy Statement Annex
Annual Report on Form 10-K for the fiscal year ended December 31, 2017	Annex D
Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018	Annex E

        You may request a copy of the documents previously filed by the Company with the SEC or the documents attached as annexes to this proxy statement, excluding all exhibits unless specifically incorporated by reference into such documents, by writing to or calling us. Requests for documents should be directed to the Company at the following address and telephone number:

RMG Networks Holding Corporation
Attention: Corporate Secretary
15301 North Dallas Parkway
Suite 500
Addison, Texas 75001
Telephone: (800) 827-9666

        If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [    •    ], 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

Agreement and Plan of Merger, dated April 2, 2018	A-1
First Amendment and Waiver Agreement, dated August 18, 2018	A-63

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

RMG NETWORKS HOLDING CORPORATION,

SCG DIGITAL, LLC

SCG DIGITAL MERGER SUB, INC.,

AND, SOLELY FOR THE PURPOSES OF SECTIONS 6.19, 8.03 AND 8.04,

SCG DIGITAL FINANCING, LLC

April 2, 2018

The Agreement and Plan of Merger (the "Agreement") contains representations, warranties and covenants that were made only for purposes of the Agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. RMG's stockholders and other investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of RMG, RMG Acquisition, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by RMG and RMG Acquisition.

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated April 2, 2018 ("Execution Date"), is entered into by and among RMG Networks Holding Corporation, a Delaware corporation (the "Company"), SCG Digital, LLC, a Delaware limited liability company ("Parent"), SCG Digital Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and, solely for the purposes of Sections 6.19, 8.03 and 8.04, SCG Digital Financing, LLC.

        WHEREAS, the Boards of Directors of each of the Company (acting upon the recommendation of the Special Committee), Parent and Merger Sub have unanimously with respect to those members present (other than Gregory Sachs, who was present but abstained from voting) approved this Agreement and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Sub with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned Subsidiary of Parent in accordance with the Delaware General Corporation Law (the "DGCL");

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, certain stockholders of the Company are entering into a voting agreement (the "Voting Agreement") with the Company pursuant to which, among other things, such stockholders have agreed, on the terms and subject to the conditions set forth in their respective Voting Agreements, to (a) vote their shares of Company Common Stock in favor of adoption and approval of this Agreement and (b) take certain other actions in furtherance of the transactions contemplated by this Agreement;

        WHEREAS, prior to the date of this Agreement, SCG Digital Financing, LLC ("Lender") has loaned the Company two million dollars ($2,000,000) pursuant to the terms of the Bridge Loan Agreement with respect to an aggregate two million dollar ($2,000,000) bridge financing facility (the "Bridge Facility");

        WHEREAS, pursuant to Section 6.19 hereof, within ten (10) Business Days following execution of this Agreement, Lender will deposit the amount of the Penalty Loan with the Escrow Agent and, in connection therewith, the Company, Lender, Parent, Merger Sub and Citibank, N.A. (the "Escrow Agent") shall enter into that certain Escrow Agreement, substantially in the form of Exhibit A hereto, with respect to the Penalty Loan (the "Escrow Agreement") and;

        WHEREAS, (i) the Boards of Directors of each of the Company (acting upon the recommendation of the Special Committee), Parent and Merger Sub have (A) determined that this Agreement and the Merger are advisable and in the best interests of their respective stockholders, (B) approved the Merger on the terms and subject to the conditions set forth herein, and (C) adopted this Agreement, and (ii) the Company Board has resolved to recommend that the stockholders of the Company adopt and approve this Agreement; and

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

        Section 1.01    Definitions.

        (a)   As used herein, the following terms have the following meanings:

        "Acceptable Confidentiality Agreement" means a customary confidentiality agreement between the Company and any Third Party containing terms no less favorable, in the aggregate, to the Company than the terms of the Confidentiality Agreement; provided that, such agreement shall contain the

Required Standstill Provision and in no event shall restrict the Company from disclosing to Parent at any time (i) the identity of such Third Party and any financing sources thereto, (ii) the terms of any Acquisition Proposal made by such Third Party or (iii) the status of any negotiations with such Third Party; provided, further, that such confidentiality agreement may contain provisions that permit the Company to comply with the provisions of Article 6. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with the Company relating to a purchase of, or business combination with, the Company shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement.

        "Acquisition Proposal" means any inquiry (in writing or otherwise), offer, proposal or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Third Party, directly or indirectly, of 25% or more of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any Third Party beneficially owning 25% or more of any class of outstanding voting or equity securities of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) any sale, lease, exchange, transfer, license (other than licenses in the ordinary course of business), acquisition or disposition of 25% or more of the consolidated assets of the Company and its Subsidiaries (measured by the lesser of book or fair market value thereof) or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Antitrust Laws" means applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.

        "Applicable Law" means, with respect to any Person, any international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation or other similar requirement enacted, adopted, promulgated, issued or applied by a Governmental Authority that is binding upon and applicable to such Person, as amended unless expressly specified otherwise.

        "Bridge Loan Agreement" means that certain Subordinated Loan and Security Agreement, dated as of the date hereof, by and among Lender, the Company and certain subsidiaries of the Company as set forth in the Bridge Loan Agreement.

        "Business Day" means a day, other than Saturday, Sunday or other day on which the Federal Reserve Bank sitting in New York, New York is closed.

        "Closing Date" means the date of the Closing.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Balance Sheet" means the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2017 and the footnotes thereto set forth in the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2017.

        "Company Balance Sheet Date" means September 30, 2017.

        "Company Board" means the Board of Directors of the Company.

        "Company Common Stock" means the shares of common stock, par value $0.0001 per share, of the Company.

        "Company Equity Awards" means the Company Stock Options and any other outstanding equity-based award (whether vested or unvested) denominated in shares of Company Common Stock.

        "Company Financial Advisor" means Lake Street Capital Markets, LLC or another independent financial advisor of nationally recognized reputation.

        "Company Material Adverse Effect" means any effect, change, event or circumstance that, individually or in the aggregate, has or would be reasonably excepted to have, a material adverse effect (i) on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) on the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement, excluding in the case of clause (i) above any such material adverse effect resulting from or arising out of: (A) the execution, announcement, pendency or consummation of the Merger or the other transactions contemplated by this Agreement (including any loss of or adverse change in the relationship of the Company and its Subsidiaries with their respective contractors, customers, partners, or suppliers related thereto); (B) the identity of Parent or any of its Affiliates as the acquirer of the Company; (C) general business, economic, financial market, or political conditions in the United States or elsewhere in the world; (D) general conditions in the industry in which the Company and its Subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world; (E) any changes in GAAP (or interpretations thereof) or Applicable Law (or interpretations thereof); (F) any changes, adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or interpretations thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby, in each case, after the date hereof; (G) the taking of any specific action, or refraining from taking any specific action, in each case at the written direction of Parent or Merger Sub or as expressly required by this Agreement; (H) any outbreak or escalation of acts of terrorism, hostilities, sabotage or war, or any weather-related event, fire or natural disaster or any escalation thereof; or (I) any failure by the Company to meet internal or analysts' estimates, or projections, performance measures, operating statistics, or revenue, earnings or any other financial or performance measures (whether made by the Company or any third parties) for any period, or any decline in the price, or change in trading volume, of shares of the Company Common Stock (it being understood and agreed that facts or occurrences giving rise to or contributing to such failure, decline or change set forth in this clause (I) that are not otherwise excluded from the definition of Company Material Adverse Effect may be taken into account in determining whether there has been a Company Material Adverse Effect); provided that, in the case of clauses (C), (D), (E), (F) and (H), such effect may be taken into account in determining whether or not there has been a Material Company Adverse Effect to the extent the adverse impact on the Company and its Subsidiaries, taken as a whole, is materially disproportionate to the adverse impact on similarly situated parties in the Company's industry.

        "Company Notice" shall have the meaning set forth in the Escrow Agreement.

        "Company Stock Option" means each option (whether vested or unvested) to purchase shares of Company Common Stock outstanding under any Company Stock Plan or otherwise, and any other outstanding equity-based award denominated in shares of Company Common Stock (whether vested or unvested).

        "Company Stock Plan" means any stock option, stock incentive, stock award or other equity compensation plan or agreement sponsored or maintained by the Company or any Subsidiary or Affiliate of the Company.

        "Company Termination Fee" shall mean an amount equal to (a) $0 if this Agreement is terminated by the Company before the Initial Go Shop End Date pursuant to Section 8.01(h) so as to enter into an Alternative Acquisition Agreement with an Excluded Person, (b) $150,000 if (i) the Go Shop Period is extended pursuant to Section 6.2(a) and (ii) this Agreement is terminated by the Company before the Non-Solicitation Start Date pursuant to Section 8.01(h) so as to enter into an Alternative Acquisition Agreement with an Excluded Person and (c) $500,000 in all other cases.

        "Company Warrants" means each warrant (whether vested or unvested) to purchase shares of Company Common Stock.

        "Contract" means any legally binding written contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license or other instrument, obligation, arrangement or understanding of any kind to which the Company or any of its Subsidiaries is a party.

        "Credit Facility" means that certain Amended and Restated Loan and Security, dated as of October 13, 2017, by and among the Company, the other credit parties party thereto, and Silicon Valley Bank (as amended, restated, supplemented or otherwise modified from time to time).

        "Environmental Law" means any Applicable Law concerning pollution or protection of the environment or human health and safety (as such relates to the management of or exposure to Hazardous Substances), including any Applicable Law relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of, or exposure to, any Hazardous Substance.

        "Environmental Permits" means any Governmental Authorizations issued or required under any Environmental Law.

        "Equity Interest" means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security convertible, exchangeable or exercisable therefor,

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" of any Person means any other Person that, together with such entity, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 (b)(1) of ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Excluded Person" means any Person from whom the Company has received during the Go-Shop Period a written Acquisition Proposal that the Company Board or any committee thereof determines in good faith (such determination to be made no later than the Non-Solicitation Start Date), after consultation with its financial advisor and outside legal counsel, is, or would reasonably be expected to lead to, a Superior Proposal. A group of Persons that includes an Excluded Person shall itself be considered an Excluded Person, even if all members of such group are not each an Excluded Person individually. An Excluded Person shall cease to be an Excluded Person for all purposes of this Agreement immediately at such time as an offer or proposal by such Excluded Person is withdrawn, terminated or expires or the Special Committee determines in good faith, that such offer or proposal has ceased to constitute, or is no longer reasonably likely to lead to, a Superior Proposal.

        "executive officer" shall be as defined in Rule 16a-1 (f) under the Exchange Act.

        "Ex-lm Laws" means all applicable U.S. and non-U.S. laws relating to export, reexport, transfer, and import controls, including, without limitation, the Export Administration Regulations, the International Traffic in Arms Regulations, and the EU Dual Use Regulation.

        "GAAP" means generally accepted accounting principles in the United States, consistently applied.

        "Governmental Authority" means (i) any government or any state, department, local authority or other political subdivision thereof, or (ii) any governmental or quasi-governmental body, agency, authority (including any central bank, Taxing Authority or trans governmental or supranational entity or authority), minister or instrumentality (including any court or tribunal or any arbitrator or arbitration panel) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Governmental Authorizations" means, with respect to any Person, all licenses, permits, certificates, waivers, registrations, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any Applicable Law.

        "Government Official" means any officer or employee of a Governmental Authority or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization.

        "Hazardous Substance" means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum-containing product, asbestos-containing material or polychlorinated biphenyl, as listed or regulated under, or any other waste, substance or material which is regulated by or may give rise to standards of conduct or liability pursuant to, any Environmental Law.

        "Holdings" means SCG Digital Holdings, Inc., a Delaware corporation and an Affiliate of Parent.

        "Indebtedness" means, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums, and any other fees, expenses, indemnities and other amounts, in each case payable as a result of prepayment or discharge) of such Person: (i) for borrowed money (including obligations in respect of drawings under overdraft facilities), (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business consistent with past practices), (iv) under capital leases (in accordance with GAAP), (v) in respect of outstanding letters of credit, surety bonds and bankers' acceptances, (vi) for contracts or agreements relating to interest rate or currency rate protection, swap agreements, collar agreements and similar hedging agreements or (vi) any guaranty of any of the foregoing with respect to any other Person.

        "Knowledge of the Company" means actual knowledge of each of the individuals identified in Schedule 1.01(a), after reasonable inquiry.

        "Lease Agreement" means any lease, sublease, license, concession or other agreement, including all amendments, extensions, renewals, guarantees and other agreements with respect thereto, pursuant to which the Company or any Subsidiary holds any Leased Real Property.

        "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

        "Lender Notice" shall have the meaning set forth in the Escrow Agreement.

        "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, right of first refusal, preemptive right, community property right or other similar adverse claim in respect of such property or asset.

        "Made Available" means that such information, document or material was (a) publicly available on the SEC EDGAR database as of 5:00 p.m. Eastern time on April 1, 2018; or (b) made available for review by Parent or Parent's Representatives in the virtual data room maintained by the Company in connection with the transactions contemplated by this Agreement as of 5:00 p.m. Eastern time on April 1, 2018.

        "Majority of the Minority Approval" means approval by the holders of a majority of the outstanding shares of Company Common Stock, voting together as a single class, excluding shares of Company Common Stock owned by the Rollover Investors and all shares of Company Common Stock owned by Parent, Merger Sub or any of their respective Affiliates (other than the Company and its Subsidiaries), or by any officer of the Company or any of its Subsidiaries who has been designated by the Board of Directors of the Company as an executive officer for purposes of Section 16 of the Exchange Act.

        "Nasdaq" means the Nasdaq Capital Market.

        "Order" means, with respect to any Person, any order, writ, injunction, judgment, decree, ruling, settlement or stipulation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or arbitrator that is binding upon or applicable to such Person or its property.

        "Parent Material Adverse Effect" means any event, condition, change, occurrence or development of a state of circumstances that, individually or in the aggregate, would reasonably be expected to prevent or materially delay consummation of the Merger or materially impair or delay the ability of Parent or Merger Sub to perform their respective obligations under this Agreement.

        "Parent Transaction Expenses" means the reasonable and documented out-of-pocket attorney's fees and expenses (including reasonable and documented out-of-pocket attorney's fees and expenses in connection with Parent's rights pursuant to Section 6.13), consulting fees and expenses and due diligence expenses incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement.

        "Penalty Loan" means that certain one million dollar ($1,000,000) loan which loan amount will be deposited by Lender into the Escrow Account pursuant to the Bridge Loan Agreement and the Escrow Agreement within ten (10) Business Days following the execution of this Agreement and which loan may be drawn upon and released to the Parties as set forth in Sections 8.03 and 8.04. If drawn upon and released to the Company pursuant to the terms of this Agreement and the Escrow Agreement, the terms of the Penalty Loan shall be as set forth in the Bridge Loan Agreement.

        "Permitted Liens" means (i) Liens disclosed on the Company Balance Sheet (including Liens arising under the Credit Facility), (ii) Liens for Taxes that are not yet due and payable as of the Closing Date, (iii) Liens to secure landlords or lessors under leases or rental agreements, (iv) requirements and restrictions of zoning, building and other laws which are not violated by the current use or occupancy of such property; (v) mechanics', carriers', workmen's, repairmen's or other like liens or other similar encumbrances arising or incurred in the ordinary course of business consistent with past practice that, in the aggregate, do not materially impair the value or the present or the Company's currently intended use and operation of the assets to which they relate, and (vi) Liens imposed under Applicable Law.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust, firm, joint venture, association or other entity or organization, including a Governmental Authority.

        "Proceeding" means any suit, claim, action, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority.

        "Representatives" means, with respect to any Person, the directors, managers, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.

        "Required Standstill Provision" means the standstill obligation set forth on Exhibit B.

        "Sanctioned Country" means any country or region that is the subject or target of a comprehensive embargo under Sanctions Laws (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine).

        "Sanctions Laws" means all U.S. and non-U.S. laws relating to economic or trade sanctions, including, without limitation, the Applicable Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, and the European Union,

        "Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Special Committee" means the special committee of the Company Board.

        "Stockholder Litigation" means any Proceeding (including any class action or derivative litigation) or Order asserted or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof and/or any of the Company's directors or officers relating directly or indirectly to the Agreement, the Merger or any related transaction (including any such Proceeding or Order based on allegations that the Company's entry into the Agreement or the terms and conditions of the Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board, any member of the board of directors of any of the Company's Subsidiaries or any officer of the Company or any of its Subsidiaries).

        "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

        "Superior Proposal" means any bona fide written Acquisition Proposal that the Company Board (acting upon the recommendation of the Special Committee) determines in good faith (after consultation with the Company Financial Advisor and outside legal counsel), taking into account, among other things, the legal, financial, regulatory, financing, and other aspects of the Acquisition Proposal and the Third Party making the Acquisition Proposal, including the form of consideration, financing terms (and certainty of financing) thereof, and the likelihood of consummation (in each case, if applicable, taking into account any revisions to this Agreement and the Rollover Agreement(s) made or proposed in writing by Parent prior to the time of determination), which, if consummated, would result in a transaction that is more favorable to the Company's stockholders (solely in their capacity as such, and excluding the Rollover Investors) than the Merger (after taking into account the expected timing and risk and likelihood on consummation); provided, however, that, for purposes of this definition of "Superior Proposal," references in the term "Acquisition Proposal" to "25% or more" shall be deemed to be references to "more than 80%."

        "Third Party" means any Person or "group" (as defined under Section 13(d) of the Exchange Act) of Persons, other than the Company, Parent, or any of their respective Affiliates or Representatives.

        "Treasury Regulations" means the regulations promulgated under the Code by the United States Department of Treasury.

        "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988 and any similar Applicable Law. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Aggregate Merger Consideration	2.06(c)
Agreement	Preamble
Alternative Acquisition Agreement	6.02(b)(i)
Anti-Corruption Laws	4.13(a)
Board Recommendation	4.02(b)
Business	4.20(j)(i)
Capitalization Date	4.05(a)
Cash Amount	2.06(a)
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Closing	2.01
Company	Preamble
Company Common Stock	4.05(a)
Company Disclosure Schedule	Article 4
Company Employee Plan	4.16(a)
Company Expenses	9.04(d)
Company Intellectual Property Assets	4.20(j)(ii)
Company Preferred Stock	4.05(a)
Company Return	4.15(m)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Company Software	4.20(j)(iii)
Confidentiality Agreement	6.17
Continuing Employees	6.07(a)
Copyrights	4.20(j)(iv)(C)
Current Premium	6.11 (a)
DGCL	Preamble
Divestiture Action	6.12(d)
DOJ	6.12(b)
Effective Time	2.02(b)
End Date	8.01(b)
Escrow Agent	Preamble
Escrow Agreement	Preamble
FTC	6.12(b)
Go-Shop Period	6.02(a)
Guarantee	Preamble
Guarantor	Preamble
Holdings	Preamble
Indemnified Party	6.11 (b)
Indemnified Party Proceeding	6.11(b)
Insurance Policies	4.18

Term	Section
Intellectual Property Assets	4.20(j)(iv)
Intervening Event	6.03(b)(i)
Marks	4,20(j)(iv)(B)
Material Contract	4.14
Merger	Preamble
Merger Consideration	2.03(a)
Merger Sub	Preamble
Non-Solicitation Start Date	6.02(a)
Notice of Intervening Event	6.03(b)(iii)(A)
Notice of Superior Proposal	6.03(b)(ii)(A)
Parent	Preamble
Open Source Software	4.20(j)(v)
Parent	Preamble
Parent Benefit Plans	6.07(a)
Parent Expenses	9.04(d)
Parent Related Parties	8.03
Patents	4.20(j)(iv)(A)
Payment Fund	2.04(a)
Proxy Statement	6.04(b)
Required Stockholder Approval	4.02(a)
Rollover Agreement	2.03(d)
Rollover Investors	2.03(d)
Rollover Shares	2.03(a)
Schedule 13E-3	6.04(b)
Software	4.20(j)(iv)(E)
Solvent	5.09
Standstill Release/Waiver	6.02(a)
Stockholder Approval	4.02(a)
Stockholder Meeting	6.04(a)
Surviving Corporation	2.02(c)
Systems	4.20(j)(vi)
Tax	4.15(n)
Tax Return	4.15(p)
Taxing Authority	4.15(o)
Third Party Rights	4.20(c)
Trade Control Laws	4.13(a)
Trade Secrets	4.20(j)(iv)(F)
Voting Agreements	Preamble

        Section 1.02    Other Definitional and Interpretative Provisions.     The words "hereof," "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," whether or not they are in fact followed by those words or words of like import. "Writing," "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case, as amended from time to time. References to "$" and "dollars" are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP.

ARTICLE 2
THE MERGER

        Section 2.01    The Closing.     Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Eastern time, on the date that is as soon as practicable (and, in any event, within two (2) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of DLA Piper LLP (US), 444 West Lake Street, Suite 900, Chicago, Illinois 60606-0089, unless another place is agreed to in writing by the parties hereto.

        Section 2.02    The Merger.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Parent and the Company shall cause a certificate of merger (the "Certificate of Merger") to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL.

        (b)   The Merger shall become effective on such date and at such time when the Certificate of Merger has been received for filing by the Secretary of State of the State of Delaware or at such later time and date as may be agreed by the parties in writing and specified in the Certificate of Merger (the "Effective Time").

        (c)   At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation"), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.

        Section 2.03    Conversion of Shares.     At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:

        (a)   except as otherwise provided in Section 2.03(b), Section 2.03(c) or Section 2.05 and except for any shares of Company Common Stock contributed to Holdings by the Rollover Investors (if any) (collectively, the "Rollover Shares") immediately prior to the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive one dollar and twenty-seven cents ($1.27) in cash without interest (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.04, without interest. For the avoidance of doubt, no Rollover Shares shall be converted into the right to receive the Merger Consideration;

        (b)   each share of Company Common Stock owned by the Company and any shares of Company Common Stock owned by Parent or Merger Sub (or any of their respective Affiliates) immediately prior to the Effective Time, shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and

        (c)   each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        (d)   from the date of this Agreement until the date that is two (2) Business Days prior to the date of the Stockholder Meeting, Holdings may from time to time enter into one or more rollover agreements, (the "Rollover Agreement(s)"), pursuant to which no more than fifty (50) stockholders of the Company as determined by Parent in its discretion (any such stockholders, the "Rollover Investors") agree to contribute to Holdings, subject to the terms and conditions therein, the number of shares of Company Common Stock set forth in such agreements. Immediately prior to the Effective Time, the Rollover Investors, if any, shall contribute the shares of Company Common Stock owned by them to Holdings pursuant to the Rollover Agreement(s). Subsequent to the receipt by Holdings of the shares of Company Common Stock from the Rollover Investors (if any), such shares of Company Common Stock shall be automatically cancelled, by virtue of the Merger, in accordance with Section 2.03(b).

        Section 2.04    Surrender and Payment.

        (a)   Prior to the Effective Time, Parent shall appoint as the exchange agent (or such other nationally recognized exchange agent agreed to between the parties) (the "Exchange Agent") to act as agent for the Company's stockholders who shall become entitled to receive funds pursuant to this Agreement, including as agent for the purpose of exchanging for the Merger Consideration, certificates representing shares of Company Common Stock (the "Certificates;" provided, however, that any references herein to "Certificates" are deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock). At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent (the "Payment Fund") an amount in cash equal to the sum of the aggregate Merger Consideration and the aggregate Cash Amount (the "Aggregate Merger Consideration"). To the extent such fund diminishes for any reason below the level required to make prompt payment of the Merger Consideration, Parent and the Surviving Corporation shall promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall be invested by the Exchange Agent as directed by Parent; provided, that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article 2 or affect the amount of Merger Consideration payable hereunder, and following any losses Parent shall promptly provide additional funds to the Exchange Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than thirty (30) days, or guaranteed by, and backed by the full faith and credit of, the United States. Any and all interest or other amounts earned with respect to such funds shall become part of the Payment Fund, and any amounts in excess of the amounts payable hereunder shall be promptly returned to either Parent or the Surviving Corporation. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Company Common Stock and the payment of the Merger Consideration in respect of such shares. Promptly after the Effective Time, and in any event no later than three (3) Business Days after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions in forms reasonably satisfactory to the Company (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.09) to the Exchange Agent for use in such exchange.

        (b)   Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the shares of Company Common Stock represented by a Certificate, promptly, upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of shares of Company Common Stock, and, in each case, delivery to the Exchange Agent of such other documents as may reasonably be requested by the Exchange Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.

        (c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

        (d)   All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

        (e)   Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent or the Surviving Corporation for payment of the Merger Consideration, without interest. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

        Section 2.05    Dissenting Shares.     Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing, who is entitled to appraisal and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration but instead shall be entitled only to payment of the appraised value of such shares in accordance with Section 262 of the DGCL following which such shares shall automatically be canceled and shall cease to exist; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder's right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 2.08) in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such shares. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice, instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Parent shall have the opportunity and right to participate in, and at Parent's election and expense, control all negotiations and proceedings with respect to such demands, subject to keeping the Company reasonably informed as to the status thereof. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

        Section 2.06    Company Stock Options.

        (a)   Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Stock Option, whether or not vested and exercisable, that is outstanding and unexercised immediately prior to the Effective Time, shall be automatically converted into the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option, by (ii) the aggregate number of shares of Company Common Stock that were issuable upon exercise or settlement of such Company Stock Option immediately prior to the Effective Time (such product, the "Cash Amount"). From and after the Effective Time, any Company Stock Option shall no longer represent the right to purchase shares of Company Common Stock by the former holder thereof, but shall only entitle such holder to the payment of the Cash Amount, if any. Payments of the Cash Amount shall be paid as soon as practicable following the Effective Time, without interest. All payments provided pursuant to this Section 2.06(a) shall be made through the Company's payroll systems, subject to withholding in accordance with the provisions of Section 2.08. If the exercise price per share of any Company Stock Option equals or exceeds the Merger Consideration, the Cash Amount therefor shall be zero.

        (b)   As soon as reasonably practicable following the date hereof and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions that are necessary for the treatment of the Company Equity Awards pursuant to this Section 2.06, which resolutions will also provide that such Company Equity Awards shall terminate conditioned upon, and effective immediately after, the Effective Time.

        Section 2.07    Adjustments.     If, during the period between the date hereof and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

        Section 2.08    Withholding Rights.     Each of Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax law. To the extent that amounts are so deducted and withheld and are paid to the applicable Taxing Authority in accordance with Applicable Law by Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, made such deduction and withholding.

        Section 2.09    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in such customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

ARTICLE 3
THE SURVIVING CORPORATION

        Section 3.01    Certificate of Incorporation.     The certificate of incorporation of the Company shall be amended at the Effective Time to read in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time (which shall contain such provisions as are necessary to give full effect to Section 6.11 hereof), and as so amended shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.

        Section 3.02    Bylaws.     The bylaws of the Company shall be amended at the Effective Time to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time (which shall contain such provisions as are necessary to give full effect to Section 6.11 hereof), and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

        Section 3.03    Directors and Officers.     From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as disclosed in the Company SEC Documents filed with or furnished to the SEC and made publicly available since January 1, 2016 and prior to the Execution Date (excluding any disclosures set forth in such Company SEC Report under the heading "Risk Factors," in any section related to forward-looking statements or any other disclosures included therein to the extent they are solely predictive in nature), or (b) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        Section 4.01    Corporate Existence and Power.     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate powers and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has Made Available to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company as currently in effect. The Company is not in violation of any provision of its certificate of incorporation or bylaws in any material respect.

        Section 4.02    Corporate Authorization.

        (a)   The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. The only vote of holders of any class of capital stock of the Company necessary to adopt and approve this Agreement and to consummate the Merger and the transactions contemplated by this Agreement (under Applicable Law, the bylaws of the Company or otherwise) is adoption and approval of this Agreement by the affirmative vote of a majority of the outstanding shares of Company Common Stock, voting as a single class (such vote, the "Required Stockholder Approval" and, together with the Majority of the Minority Approval, the "Stockholder Approval"). This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors' rights generally and by general principles of equity.

        (b)   At a meeting duly called and held, prior to the execution of this Agreement, at which a quorum of directors of the Company were present and voting in favor (other than Gregory Sachs, who was present but abstained from voting), the Company Board (acting upon the recommendation of the Special Committee) duly adopted resolutions (i) declaring that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders, (ii) approving the Merger and the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including consummation of the Merger, (iii) taking all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in Section 203 of the DGCL will not apply with respect to or as a result of the Merger, this Agreement and the transactions contemplated hereby and thereby, (iv) to the extent applicable, directing that the adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement be submitted to a vote of the stockholders of the Company at the Stockholder Meeting and (v) recommending adoption and approval of this Agreement to the stockholders of the Company (the "Board Recommendation").

        Section 4.03    Governmental Authorization; Government Contracts.     The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not require any action, approval, permit, consent, declaration, registration or authorization by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, or the rules or regulations of Nasdaq, and (iii) any actions, filings, approvals, permits, consents, declarations, registrations or authorizations the absence of which would not (x) reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (y) prevent the Company from consummating the Merger and the other transactions contemplated by this Agreement.

        Section 4.04    Non-contravention.     Except as set forth in Section 4.04 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or other organizational and governing documents, as applicable) of any of the Company's Subsidiaries, (iii) assuming compliance with the matters referred to in Section 4.03 and that the Stockholder Approval is obtained, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; (iv) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default (with or without notice or lapse of time, or both) under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancelation of any material benefit under any Material Contract (other than Company Employee Plans or customer, partner or vendor Contracts entered into in the ordinary course and consistent with past practice) to which the Company or any Subsidiary of the Company is a party, or by which they or any of their respective properties or assets may be bound or affected or any Governmental Authorization affecting, or relating in any way to, the property, assets or business of the Company or any of its Subsidiaries; or (v) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with such exceptions, in each case of clauses (ii), (iii), (iv) and (v), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.05    Capitalization.

        (a)   The authorized capital stock of the Company consists solely of (i) 250,000,000 shares of common stock of the Company, par value $0.0001 per share (the "Company Common Stock"), and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (the "Company Preferred Stock"). The rights and privileges of the Company Common Stock and the Company Preferred Stock are as set forth in the Company's amended and restated certificate of incorporation. At the close of business on April 2, 2018 (the "Capitalization Date"): 11,156,257 shares of Company Common Stock were issued and outstanding; Company Stock Options to purchase an aggregate of 523,750 shares of Company Common Stock with a weighted average exercise price of $9.23 per share were issued and outstanding; Company Warrants to purchase an aggregate of 2,756,810 shares of Company Common Stock were issued and outstanding, all of which will expire on April 8, 2018; 1,076,250 shares of Company Common Stock were reserved for future issuance under the Company Stock Plans; and zero shares of Company Preferred Stock were issued and outstanding. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights. Since the Capitalization Date through the date hereof, neither the Company nor any of its Subsidiaries has (1) issued any Company Securities or incurred any obligation to make any payments to any Person based on the price or value of any Company Securities or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Securities.

        (b)   Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the close of business on the Capitalization Date, the aggregate number of all outstanding Company Stock Options. The Company Stock Plans set forth on Section 4.05(b) of the Company Disclosure Schedule are the only plans or programs the Company or any of its Subsidiaries maintain under which stock options, restricted stock awards, restricted stock units, stock appreciation rights or other compensatory equity-based awards or profit participation or similar rights are outstanding. The Company Stock Options set forth in Section 4.05(b) of the Company Disclosure Schedule constitute all of the Company Equity Awards outstanding as of the Capitalization Date. The Company has Made Available to Parent each form of award agreement under the Company Stock Plans.

        (c)   Except as set forth in this Section 4.05 (including, for the avoidance of doubt, as contemplated in the Company Disclosure Schedule), for the outstanding Company Warrants and for changes since the Capitalization Date resulting from the exercise or settlement of Company Equity Awards outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments (contingent or otherwise) of the Company to issue, transfer, dispose or sell any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, or (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the "Company Securities"), (v) voting trusts, proxies or other similar agreements or understandings to which Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the disposition or voting of any shares of capital stock of the Company or any of its Subsidiaries or (vi) contractual obligations or commitments of any character of the Company or its Subsidiaries relating to any Company Securities or any securities of the Company's Subsidiaries, including any agreements restricting the transfer of, requiring the registration for sale of or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to, any Company Securities or any securities of the Company's Subsidiaries. There are no outstanding obligations or commitments of any character of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. All Company Stock Options may, by their terms or the terms of the applicable Company Stock Plan, be treated in accordance with Section 2.06.

        Section 4.06    Subsidiaries.

        (a)   The Company has no Subsidiaries, except for the entities identified in Section 4.06(a) of the Company Disclosure Schedule, which sets forth the name, jurisdiction of incorporation or organization (as applicable) and entity form of each Subsidiary of the Company; and neither the Company nor any of its Subsidiaries: (i) owns any share capital of, or any Equity Interest of any nature in, any other Person, other than the Company or its Subsidiaries; or (ii) has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Person.

        (b)   Each Subsidiary of the Company is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers and authority required to own, lease and operate its properties and assets and to carry on its business as now conducted. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has Made Available to Parent complete and correct copies of the certificate of incorporation and bylaws (or other organizational and governing documents, as applicable) of each of the Company's material Subsidiaries as currently in effect. None of the Company's Subsidiaries is in violation of any provision of its certificate of incorporation or bylaws (or other organizational and governing documents, as applicable) in any material respect.

        (c)   Except as set forth in Section 4.06(c) of the Company Disclosure Schedules, each outstanding share of capital stock of, or other Equity Interest or voting security in, each Subsidiary of the Company is (i) owned, directly or indirectly, beneficially and of record, by the Company, (ii) to the extent required by Applicable Law, duly authorized, validly issued, fully paid and non-assessable, (iii) free and clear of all Liens (other than Permitted Liens), (iv) not subject to any preemptive rights or any restriction on the right to vote, transfer, sell or otherwise dispose of such outstanding capital stock or other Equity Interest or voting security and (v) not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, commitment, understanding, restriction or arrangement under any provision of Applicable Law, the organizational documents of such Subsidiary or any Contract to which such Subsidiary is a party or otherwise bound. No Subsidiary of the Company owns any Company Securities.

        Section 4.07    SEC Filings and the Sarbanes-Oxley Act.

        (a)   The Company has Made Available to Parent complete and correct copies of (i) the Company's annual reports on Form 10-K for its fiscal years ended December 31, 2016, December 31, 2015 and December 31, 2014, (ii) its proxy or information statements filed by the Company relating to meetings of the stockholders of the Company since January 1, 2016 and (iii) all of its other reports, statements, schedules and registration statements filed by the Company with the SEC since January 1, 2016, (the documents referred to in this Section 4.07(a), together with all information incorporated by reference therein in accordance with applicable SEC regulations, are collectively referred as the "Company SEC Documents").

        (b)   Since December 31, 2014, the Company has filed with or furnished to the SEC each report, statement, schedule, form or other document or filing required by Applicable Law to be filed with or furnished to the SEC by the Company at or prior to the time so required. No Subsidiary of the Company is required to file or furnish any report, statement, schedule, form or other document with, or make any other filing with, or furnish any other material to, the SEC.

        (c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.

        (d)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), no Company SEC Document filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        Section 4.08    Financial Statements; Internal Controls.

        (a)   The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, for any absence of footnotes), and (iii) fairly presented (except as may be indicated in the notes thereto) in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates thereof and for the periods presented therein (subject to normal year-end adjustments in the case of any unaudited interim financial statements which would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole). Except as set forth in the financial statements included in Company SEC Documents, there are no off-balance sheet arrangements that are material to the Company's financial condition.

        (b)   The Company's system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of Company management, and (iii) that any unauthorized use, acquisition or disposition of the Company's assets that would materially affect the Company's financial statements would be prevented or detected in a timely manner. Since December 31, 2016, none of the Company, its Subsidiaries or, to the Knowledge of the Company, the Company's independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting utilized by the Company; (B) any illegal act or fraud, whether or not material, that involves the management or other employees of the Company or any of its Subsidiaries; or (C) any claim or allegation regarding any of the foregoing. The Company has not had any disagreement with its independent public accounting firm that required disclosure in the Company SEC Documents.

        (c)   The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(c) under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

        Section 4.09    Absence of Certain Changes.     Except as set forth in Section 4.09 of the Company Disclosure Schedule, since December 31, 2016 through the date hereof, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been any event, development or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as contemplated by this Agreement, since the Company Balance Sheet Date through the date of this Agreement, the Company has not taken any actions which, had such actions been taken after the date of this Agreement, would have required the prior written consent of Parent pursuant to Section 6.01(a), (f), (g), (h), (i), (j), or (o).

        Section 4.10    No Undisclosed Material Liabilities.     There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are required to be recorded or reflected on a balance sheet prepared in accordance with GAAP, other than:

          (a)   liabilities or obligations disclosed or provided for in the Company SEC Documents;

          (b)   liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date in amounts consistent with past practice;

          (c)   liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole; and

          (d)   liabilities or obligations incurred in connection with the transactions contemplated by this Agreement (including the Merger).

        Section 4.11    Litigation.     There is no (a) Proceeding pending against or, to the Knowledge of the Company, threatened in writing against the Company, any of its Subsidiaries or any present or, to the Knowledge of the Company, former officer, director or employee of the Company or any of its Subsidiaries (in such individuals' capacity as such), or any property or asset of the Company or its Subsidiaries, and no such Proceeding has been filed against the Company or any of its Subsidiaries since January 1, 2016 or (b) outstanding Order to which the Company or any of its Subsidiaries is subject which, in either case of clauses (a) or (b), (i) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (ii) as of the date hereof, challenges the validity or propriety, or seeks to prevent, materially impair or materially delay, or would reasonably be expected to have the effect of preventing, impairing or materially delaying, consummation of the Merger.

        Section 4.12    Compliance with Applicable Law.

        (a)   The Company and each of its Subsidiaries is and, since January 1, 2017, has been, in compliance in all material respects with all Applicable Laws and Orders. Except as set forth in Section 4.12(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written notice since January 1, 2014 (i) of any administrative, civil or criminal investigation or audit by any Governmental Authority relating to the Company or any of its Subsidiaries or (ii) from any Governmental Authority alleging that the Company or any of its Subsidiaries is not in compliance with any Applicable Law or Order, except for such notices described in clauses (i) and (ii) that would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

        (b)   Except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole, (i) each of the Company and its Subsidiaries has in effect all Governmental Authorizations necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as now conducted and (ii) there have occurred no defaults (with or without notice or lapse of time or both) under, violations of, or events giving rise to any right of termination, amendment or cancelation of, any such Governmental Authorizations, nor shall any such Governmental Authorizations cease to be effective as a result of the transactions contemplated by this Agreement.

        Section 4.13    Anti-Corruption Laws; Trade Control Laws.

        (a)   During the three (3) years prior to the date hereof, none of the Company nor any of its Subsidiaries, nor, while acting on behalf of the Company or any of its Subsidiaries, any of their respective officers, directors or employees, and to the Knowledge of the Company, none of the third-party Representatives acting on behalf of the Company or any Subsidiary of the Company, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment or unlawfully given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to foreign or domestic Government Officials or employees or to foreign or domestic political parties or campaigns; or (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, or any rules or regulations hereunder, or any comparable foreign law or statute ("Anti-Corruption Laws").

        (b)   Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees while acting on behalf of the Company or any of its Subsidiaries, nor to the Knowledge of the Company, any agent or other third party Representative acting on behalf of the Company or any of its Subsidiaries, is currently, or has been in the last three (3) years: (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, to the extent such activities violate applicable Sanctions Laws or Ex-lm Laws if conducted by a corporation incorporated in the

United States or in a European Union member state, (iv) engaging in any export, reexport, transfer or provision of any goods, software, technology, technical data or service without, or exceeding the scope of, any required or applicable Governmental Authorizations under all applicable Ex-lm Laws, or (v) otherwise in violation of applicable Sanctions Laws, Ex-lm Laws, or the anti-boycott laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury's Internal Revenue Service ("Trade Control Laws").

        (c)   During the three (3) years prior to the date hereof, neither the Company nor any of its Subsidiaries has, in connection with or relating to any Anti-Corruption Laws or Trade Control Laws applicable to the business of the Company or any of its Subsidiaries: received from any Governmental Authority or, to the Knowledge of the Company, any other Person, any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit concerning any actual or potential violation of Anti-Corruption Laws and Trade Control Laws.

        Section 4.14    Material Contracts.     Except for this Agreement, or as set forth in Section 4.14 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any Subsidiary of the Company is a party to any contract, arrangement, commitment or understanding currently in effect or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound:

            (i)  that is a "material contract" (as such term is defined in Item 601 (b)(10) of Regulation S-K of the Exchange Act),

           (ii)  that is a Contract with the ten (10) largest customers of the Company and its Subsidiaries (determined on the basis of amounts invoiced by the Company and its Subsidiaries for the calendar year ending December 31, 2017),

          (iii)  containing a covenant limiting in any material respect the ability of the Company or any Subsidiary of the Company to compete or engage in any line of business or to compete with any Person in any geographic area, or that prevents the Company or any of its Subsidiaries from entering any territory, market or field or freely engaging in business anywhere in the world,

          (iv)  relating to or evidencing Indebtedness or any guarantee for the benefit of a Third Party of Indebtedness by the Company or any Subsidiary of the Company in excess of $250,000.

           (v)  that is a license to Company Intellectual Property Assets other than non-exclusive licenses granted to customers in the ordinary course of business,

          (vi)  that is a license to the Company or any of its Subsidiaries of any Intellectual Property Assets of another Person (excluding licenses for unmodified, commercially available, off-the-shelf Software with a replacement cost or annual license fee of less than $100,000),

         (vii)  that is for any collaboration, joint development, a strategic alliance or other similar arrangement,

        (viii)  to which any of the Company's or its Subsidiaries' directors or officers is a party (other than Company Employee Plans and any award agreements thereunder or employment agreements entered into between such individuals and the Company's non-U.S. Subsidiaries in the ordinary course of business solely as to comply with Applicable Law or custom),

          (ix)  that relates to the formation, creation, governance or control of, or the economic rights or obligations of the Company or any of its Subsidiaries in, any joint venture, limited liability company, partnership or other similar arrangement (excluding organizational documents of the Company's Subsidiaries), in each case, that is material to the Company and its Subsidiaries, taken as a whole.

           (x)  that relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) that was entered into after January 1, 2016 and (a) pursuant to which any earn-out or deferred or contingent payment obligations remain outstanding or (b) pursuant to which a claim for indemnification may still be made against the Company or any of its Subsidiaries for breaches of general representations and warranties within the general survival period set forth therein (excluding claims based on willful misconduct, intentional misrepresentation or fraud), or

          (xi)  that is a collective bargaining agreement or other agreement with any labor organization.

        The Company has not received any written notice from any Person that such Person intends to terminate, or not renew, any Material Contract. Each contract, arrangement, commitment or understanding of the type described above in this Section 4.14, whether or not set forth in Section 4.14 of the Company Disclosure Schedule is referred to herein as a "Material Contract." All of the Material Contracts are valid and binding on the Company or any Subsidiary of the Company, as the case may be, and, to the Knowledge of the Company, each other party thereto, as applicable, and in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors' rights generally and by general principles of equity. As of the date hereof, neither the Company nor any Subsidiary of the Company has, and to the Knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which (with or without notice, lapse of time or both) would constitute a default under the provisions of any Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole, and, as of the date hereof, neither the Company nor any Subsidiary of the Company has received written notice of any of the foregoing. To the Knowledge of the Company, no Person is challenging the validity or enforceability of any Material Contract, and neither the Company nor any Subsidiary of the Company has received written notice of any of the foregoing.

        Section 4.15    Taxes.

        (a)   (i) All income and other material Company Returns required by Applicable Law to be filed with any Taxing Authority have been filed when due (taking into account extensions) in accordance with all Applicable Laws, (ii) each such Company Return is true, correct and complete in all material respects, and (iii) the Company and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes due and owing.

        (b)   Neither the Company nor any of its Subsidiaries has granted any currently effective extension or waiver of the statute of limitations period applicable to any federal or material state income or material franchise Company Return, which period (after giving effect to such extension or waiver) has not yet expired.

        (c)   (i) No deficiencies for Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed in writing by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved, (ii) except as set forth in Section 4.15(c) of the Company Disclosure Schedule, there is no claim, audit, action, suit, proceeding or investigation pending or threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any Tax; and (iii) no claim has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file income, franchise, sales, or use Tax Returns that it is or may be subject to taxation by that jurisdiction.

        (d)   There are no Liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens.

        (e)   During the three (3) year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a "distributing corporation" or a "controlled corporation" in a transaction intended to be governed by Section 355 of the Code.

        (f)    Neither the Company nor any of its Subsidiaries has participated in any "listed transaction" within the meaning of Treasury Regulations Section 1.601 l-4(b)(2).

        (g)   (i) Neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return (other than the group of which the Company or one of its Subsidiaries is or was the common parent); and (ii) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, or by contract (other than customary commercial or financial arrangements entered into the ordinary course of business consistent with past practice).

        (h)   There are no material Tax sharing agreements or similar arrangements, including Tax indemnity arrangements (other than customary commercial or financial arrangements entered into in the ordinary course of business consistent with past practice) with respect to or involving the Company or any of its Subsidiaries.

        (i)    To the Knowledge of the Company, all transactions and arrangements entered into among any of the Company and/or any of its Subsidiaries have been made on substantially arm's-length terms for purposes of Section 482 of the Code and any other relevant transfer pricing laws in any jurisdiction.

        (j)    Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting or use of an impermissible method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date outside of the ordinary course of business, or (v) election under Section 108(i) of the Code.

        (k)   None of the Company's non-U.S. Subsidiaries (i) has, or at any time since January 1, 2016, has had, a material amount that is includible in the income of a United States person under Section 951 of the Code, (ii) has, or at any time since January 1, 2016, has had, a material investment in United States property as defined in Section 956 of the Code which gave rise to income that has not otherwise been reflected in the U.S. tax return, (iii) is a passive foreign investment company as defined in Section 1297(a) of the Code, (iv) is engaged in the conduct of a trade or business within the United States within the meaning of Sections 864(b) or 882(a) of the Code, or is treated as or considered to be so engaged under Section 882(d) or Section 897 of the Code, or (v) is filing tax returns in any jurisdiction other than the country in which it is organized by virtue of having a permanent establishment, fixed place of business, or otherwise.

        (l)    "Company Return" means any Tax Return of, with respect to or that includes the Company or any of its Subsidiaries.

        (m)  "Tax" means any tax or other like governmental assessment or charge (including withholding required by applicable Tax law on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount with respect thereto.

        (n)   "Taxing Authority" means any Governmental Authority responsible for the imposition of any Tax.

        (o)   "Tax Return" means any report, return, document, declaration or other information required to be filed with or supplied to a Taxing Authority, including information returns, any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

        Section 4.16    Employee Benefit Plans.

        (a)   Section 4.16(a) of the Company Disclosure Schedule contains a correct and complete list identifying each Company Employee Plan. "Company Employee Plan" means each "employee benefit plan," as defined in Section 3(3) of ERISA (whether or not subject to ERISA), each employment, retention, termination, severance or similar contract, plan, arrangement or policy and each other Contract, plan, agreement, program, policy or arrangement providing for compensation or benefits, including bonuses, profit-sharing, stock option or other stock-related or equity-based rights or other forms of incentive or deferred compensation, insurance (including any self-insured arrangements), health or medical benefits, fringe benefit, employee assistance program, vacation, paid time off, disability or sick leave benefits, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than any employment Contract, plan, arrangement or policy that is terminable "at will" (or following a notice period imposed by Applicable Law) without any contractual obligation on the part of the Company to make any severance, termination, change in control, or similar payment (which, in the case of non-U.S. employees is not in excess of such benefits that are statutorily required), which is sponsored, maintained, administered or contributed to or required to be contributed to by the Company or any Subsidiary of the Company or with respect to which the Company or any Subsidiary of the Company has any current or contingent liability or obligation. With respect to each Company Employee Plan, the Company has Made Available to Parent complete and correct copies, to the extent applicable, of (i) the plan and trust documents (and all material amendments thereto) and the most recent summary plan description (and any summaries of material modifications), (ii) the most recent annual report (Form 5500 series), (iii) the most recent financial statements, (iv) the most recent Internal Revenue Service determination, opinion or advisory letter and (v) all related insurance contracts and administrative service agreements. Neither the Company nor any Subsidiary of the Company has any current or contingent liability or obligation with respect to any benefit or compensation plan, program, agreement, Contract or arrangement by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

        (b)   None of the Company, any of its Subsidiaries, or any ERISA Affiliate of the Company or any of its Subsidiaries or any predecessor thereof sponsors, maintains, participates in or contributes or is obligated to contribute to, or has in the past six (6) years sponsored, maintained or contributed or has been obligated to contribute to, and neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation under or with respect to any: (i) defined benefit plan (as defined in Section 3(35) of ERISA) or plan that is or was subject to Section 412 of the Code or Title IV of ERISA: (ii) multiemployer plan within the meaning of Section 4001(a)(3) or 3(37) of ERISA; or (iii) multiple employer welfare arrangement (as defined in Section 3(40) of ERISA).

        (c)   Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code has timely received or is permitted to rely upon a favorable determination or advisory or opinion letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and no act or omission has occurred that would reasonably be expected to adversely affect the qualification of such Company Employee Plan. Each Company Employee Plan and each related trust, insurance contract and fund has been established, maintained, funded, operated and administered in material compliance with its terms and with the requirements prescribed by Applicable Law including ERISA and the Code, which are applicable to such Company Employee Plan. All required contributions, payments, reimbursements, accruals and premiums for all periods ending prior to or as of the Closing Date with respect to each Company Employee Plan have been made or properly accrued. No events have occurred with respect to any Company Employee Plan that would result in a payment or assessment by or against the Company or any of its Subsidiaries of any excise Taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

        (d)   Neither the Company nor any of its Subsidiaries has received notice that any Company Employee Plan is under audit or is subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor, the SEC or any other Governmental Authority.

        (e)   Except as provided in Section 2.06 and Section 2.07, or as set forth in Section 4.16(e) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event): (i) entitle any current or former employee or director or other service provider of the Company or any of its Subsidiaries to severance pay, compensation or benefits under any Company Employee Plan; (ii) accelerate the time of payment or vesting of any compensation or equity-based award or benefits; (iii) trigger any funding (through a grantor trust or otherwise) of compensation or benefits under any Company Employee Plan; or (iv) trigger any payment, increase the amount payable or trigger any other obligation pursuant to any Company Employee Plan.

        (f)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement would (either alone or in conjunction with any other event) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code. Neither the Company nor any of its Subsidiaries is obligated to reimburse or gross-up any service provider for any Tax that might be imposed under Section 409A(a) or Section 4999 of the Code.

        (g)   Except as provided in Section 4.16(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement or post-termination health, medical or life insurance benefits for retired, former or current employees or directors or other service providers of the Company or its Subsidiaries except as required to comply with Section 4980B of the Code or any similar stale law provision.

        (h)   There is no Proceeding (or claim against the Company from a non-Governmental Authority) pending against or involving or, to the Knowledge of the Company, threatened against or involving any Company Employee Plan (other than routine claims for benefits).

        (i)    Each Company Employee Plan which is a "non-qualified deferred compensation plan" (as such term is defined in Section 409A(d)(1) of the Code) is in material compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder. Each Company Stock Option (i) is exempt from the additional tax and interest described in Section 409A(a)(1)(B) of the Code, (ii) has an exercise price at least equal to the fair market value of Company Common Stock on a date no earlier than the date of the corporate action authorizing the grant if such Company Stock Option, (iii) no Company Stock Option has had its exercise date or grant date delayed or "back-dated," and (iv) all Company Stock Options have been issued in compliance in all material respects with all Applicable Laws and properly accounted for in all material respects in accordance with GAAP.

        (j)    Except as would not be material to the Company and its Subsidiaries, taken as a whole, any individual who performs services for the Company or any of its Subsidiaries and who is not treated as an employee for U.S. federal income tax purposes by the Company or any of its Subsidiaries is not an employee under Applicable Law and is not an employee for any purpose (including Tax withholding purposes or Company Employee Plan purposes). Except as would not be material to the Company and its Subsidiaries, taken as a whole, each U.S. employee of the Company and any of its Subsidiaries has been properly classified as "exempt" or "non-exempt" under Applicable Law.

        Section 4.17    Labor and Employment Matters.

        (a)   Except as listed in Section 4.17(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries are, and since January 1, 2016 have been, in material compliance with all federal, state, and foreign Applicable Laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, and wages and hours, including, to the extent applicable, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, state anti-discrimination laws and other than normal accruals of wages during regular payroll cycles, there are no arrearages in the payment of wages except for possible violations or arrearages, which, individually or in the aggregate, are not and would not be, individually or in the aggregate, material in magnitude. Since January 1, 2016, (i) neither the Company nor any of its Subsidiaries has received notice of any Proceedings pending, scheduled or threatened (in writing) by or before any Governmental Authority pertaining to the employment practices of the Company and (ii) no written complaints relating to employment practices of the Company have been received by the Company or, to the Knowledge of the Company, made to any Governmental Authority, in the case of each clause (i) and (ii) that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

        (b)   Except as listed in Section 4.17(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is a party to, or otherwise bound by, any collective bargaining agreement or relationship or other agreement or understanding with a labor union, works council or other labor organization. Neither the Company nor any Subsidiary of the Company is, or has been since January 1, 2016, subject to any charge, demand, petition or representation proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization. To the Knowledge of the Company, no union organizing activities are underway or threatened with respect to employees of the Company or any of its Subsidiaries and no such activities have occurred since January 1, 2016. There are no pending or, to the Knowledge of the Company, threatened labor strikes, walkouts, slowdowns, lockouts or other material labor disputes involving the Company or any Subsidiary of the Company, and no such disputes have occurred since January 1, 2016.

        (c)   As of the date hereof, to the Knowledge of the Company, no senior employee (including any "C' suite employee) has notified the Company in writing that such individual intends to cease employment with the Company (whether as a result of the Merger or otherwise).

        Section 4.18    Insurance Policies.     Section 4.18 of the Company Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers or directors of the Company and its Subsidiaries as of the date hereof (collectively, the "Insurance Policies"). All of the Insurance Policies or renewals thereof are in full force and effect. Neither the Company nor any of its Subsidiaries has received any written notice that coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid when due, and the Company and its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the Knowledge of the Company, there is no termination of any Insurance Policy threatened in writing.

        Section 4.19    Environmental Matters.

        (a)   The Company and its Subsidiaries are and have for the past three (3) years been in compliance in all material respects with all Environmental Laws.

        (b)   The Company and its Subsidiaries hold all Environmental Permits required for the operation of the business of the Company and its Subsidiaries and are and have for the past three (3) years been in compliance in all material respects with the terms and conditions of such Environmental Permits.

        (c)   No claim or written notice is pending, or to the Knowledge of the Company, threatened in writing against the Company or any Subsidiary alleging that the Company or any Subsidiary is in material violation of, or has material liability under, any Environmental Law.

        (d)   No Hazardous Substance has been released, treated, stored, disposed of, arranged for the disposal of, transported, or handled, and no Person has been exposed to any Hazardous Substances, in each case so as to give rise to any material liabilities (contingent or otherwise) of the Company and its Subsidiaries arising under Environmental Laws.

        (e)   To the Knowledge of the Company, neither this Agreement nor the consummation of the transactions contemplated by this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of Government Authorities or Third Parties, in each case, pursuant to any of the so called "transaction triggered" or "responsible property transfer" Environmental Laws, including the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and the rules and regulations promulgated thereunder.

        (f)    The Company and its Subsidiaries have Made Available to Parent all material environmental audits, reports and other material environmental documents relating to the Company's and its Subsidiaries' past or current properties, facilities or operations which are in their possession or under their reasonable control.

        Section 4.20    Intellectual Property.

        (a)   Section 4.20(a) of the Company Disclosure Schedule contains a complete list of all (i) issued Patents and applications for Patents, (ii) registered Marks and applications for Marks, (iii) registered Copyrights and applications for Copyrights, (iv) domain name registrations; and (v) Company Software, in each such case that are included in the Company Intellectual Property Assets. The Company and its Subsidiaries own the Company Intellectual Property Assets listed on Section 4.20(a) of the Company Disclosure Schedule and all other Company Intellectual Property Assets, in each case, free and clear of all Liens other than Permitted Liens and, to the Knowledge of the Company, have a valid and enforceable right to use all other Intellectual Property Assets used in or necessary to the conduct of the Business.

        (b)   All Patents, Marks and Copyrights owned by the Company and its Subsidiaries that are issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world have been duly maintained (including the payment of maintenance fees) and are not expired, canceled or abandoned, except for such issuances, registrations or applications that are not material to the Business or that the Company or any of its Subsidiaries has permitted to expire or has canceled or abandoned in its reasonable business judgment and, to the Knowledge of the Company, all of the foregoing that are issued or registered are valid and enforceable.

        (c)   In the three (3) years immediately prior to the date hereof, there have been, and as of the date hereof there arc, no Proceedings pending, or, to the Knowledge of the Company, threatened in writing, (i) alleging material infringement, misappropriation or any other material violation of any Intellectual Property Assets of any Person ("Third Party Rights") by the Company or any of its Subsidiaries, or (ii) contesting the validity, scope, use, enforceability, ownership or registrability of any Company Intellectual Property Assets.

        (d)   To the Knowledge of the Company, the operation of the Business does not infringe, misappropriate or otherwise violate, and the operation of the business of the Company and its Subsidiaries for the past three (3) years has not infringed, violated or misappropriated, any Third Party Right.

        (e)   To the Knowledge of the Company, there is no material infringement by any Person of any of the Company Intellectual Property Assets.

        (f)    All Persons who have made material contributions to the conception or development of any Company Intellectual Property Assets have executed and delivered to the Company or one of its Subsidiaries a valid and enforceable written Contract (i) providing for the non-disclosure by such Person of all Trade Secrets of the Company and its Subsidiaries, and (ii) providing for the assignment (by way of a present grant of assignment) by such Person to the Company or one of its Subsidiaries of all Intellectual Property Assets conceived of or developed by such Person in connection with his or her employment by, engagement by or Contract with the Company or such Subsidiary, as applicable.

        (g)   Except as set forth in Section 4.20(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incorporated any Open Source Software into the Company products, and the Company and its Subsidiaries are and have been in material compliance with all applicable licenses with respect thereto. The Company has not used any Open Source Software in any manner that would require the Company to disclose any source code for the Company Software. Except as set forth in Section 4.20(g) of the Company Disclosure Schedule and pursuant to escrow agreements with customers entered into in the ordinary course of business, neither the Company nor any of its Subsidiaries has disclosed, licensed, or delivered to any Person or agreed to disclose, license, or deliver to any Person, any source code for the Company Software. Neither the Company nor its Subsidiaries has taken any action, and, to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in a requirement that any source code for the Company Software be disclosed, licensed, released or delivered to any Person by the Company or any of its Subsidiaries.

        (h)   The Company and its Subsidiaries have taken reasonable security measures to protect the confidentiality of Trade Secrets owned by the Company and its Subsidiaries.

        (i)    The Systems are (i) sufficient for operation of the Business, including as to capacity and ability to process current and anticipated peak volumes in a timely manner, and (ii) to the Knowledge of the Company free of any disabling codes or instructions, including viruses or worms capable of detection through the latest versions of commercially available anti-virus software. In the past three (3) years, there have not been any material malfunctions, material breakdowns or continued substandard performance of any Systems.

        (j)    For purposes of this Agreement:

            (i)  "Business" means the business of the Company and its Subsidiaries as currently conducted.

           (ii)  "Company Intellectual Property Assets" means all intellectual Property Assets owned by the Company and its Subsidiaries, including Company Software.

          (iii)  "Company Software" means all Software internally developed and owned by, or acquired from any Person and owned by, the Company and its Subsidiaries.

          (iv)  "Intellectual Property Assets" means rights in the following worldwide:

            (A)  patents and patent applications (collectively, "Patents");

            (B)  trade names, logos, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration (collectively, "Marks");

            (C)  copyrights in both published and unpublished works, including all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications (collectively, "Copyrights");

            (D)  Internet domain names;

            (E)  software (including source and object code), together with any error corrections, updates, modifications or enhancements thereto, firmware, development tools, algorithms, files and program architecture (collectively, "Software") and rights in data, databases, and other collections of data; and

            (F)  trade secrets, know-how and confidential and proprietary information (including source code for Software) (collectively, "Trade Secrets").

           (v)  "Open Source Software" means Software governed by any (a) license that is, or has substantially similar terms as, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (which licenses shall include all versions of GNU GPL, GNU LGPL, GNU Affero GPL, Eclipse Public License, Common Public License, CDDL, and Mozilla Public License) and (b) "copyleft," "free software" or "public" license, or other licenses with substantially similar terms.

          (vi)  "Systems" means the Software, computer firmware, hardware, data processing, communications, telecommunications, networks and computer systems that are owned by the Company and its Subsidiaries.

        Section 4.21    Properties.

        (a)   Neither the Company nor any of its Subsidiaries owns any real property or interests in real property in fee (or the equivalent interest in the applicable jurisdiction).

        (b)   Section 4.21(b) of the Company Disclosure Schedule sets forth (x) a true and complete list of all Lease Agreements having annual rental obligations of $250,000 or more as of the date hereof, (y) the address for each Leased Real Property subject to each such Lease Agreement and (z) current rent amounts payable by the Company or its Subsidiaries pursuant to each such Lease Agreement. The Company has delivered or made available to Parent a true and complete copy of each such Lease Agreement. All such Lease Agreements are valid and binding obligations of the Company and in full force and effect. Except as set forth in Section 4.21(b) of the Company Disclosure Schedule, with respect to each of the Lease Agreements set forth in Section 4.21(b) of the Company Disclosure Schedule: (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Lease Agreement, is in breach or default under such Lease Agreement in any material respect, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent, or the loss of any security deposits or other amounts or instruments deposited by or on behalf of the Company or any Subsidiary under such Lease Agreement in a manner that is or would reasonably be expected to be material to the Business; (ii) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; and (iii) no Lease Agreement is subject to any Lien other than Permitted Liens.

        Section 4.22    Material Clients.     Schedule 4.22 lists, with respect to year ended December 31, 2017, the top ten clients (by amount invoiced) of the Company and its Subsidiaries, taken as a whole, during such period (showing the amount invoiced for each) (the Persons required to be so scheduled, the "Material Clients"). As of the date hereof, the Company has not received any written notice from any Material Client stating that such Material Client has, nor to the Knowledge of the Company has any Material Client, terminated or ceased, or, since January 1, 2017, significantly modified the volume or amount of its business with the Company.

        Section 4.23    Interested Party Transaction.     Since the Company Balance Sheet date to the date hereof, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.

        Section 4.24    Brokers' Fees.     Except for the Company Financial Advisor, a copy of whose engagement agreement (and all indemnification and other agreements related to such engagement) has been Made Available to Parent, and for Carl Marks Securities LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacity as officers or directors, who is entitled to any banking, broker's, finder's or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.

        Section 4.25    Opinion of Financial Advisor.     The Special Committee has received from the Company Financial Advisor a written opinion (or an oral opinion to be confirmed in writing), dated as of the date hereof, to the effect that, as of such date and based upon and subject to the assumptions, qualifications, matters and limitations set forth therein, the consideration to be received in the Merger by the holders of Company Common Stock (other than Parent, Holdings, the Company, Merger Sub, the Rollover Investors (if any), and their respective direct or indirect wholly-owned Subsidiaries and any holders of Company Common Stock that have properly and validly exercised their statutory rights of appraisal in respect of such shares under Section 262 of the DGCL) pursuant to this Agreement is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is for the benefit of the Special Committee and the Company Board, and may not be relied upon by Parent or Merger Sub). A signed copy of such opinion shall be delivered to Parent as soon as practicable for information purposes only.

        Section 4.26    Proxy Statement and Schedule 13E-3.     None of the information supplied or to be supplied by the Company or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or in the Schedule 13E-3 will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation is made by the Company with respect to information supplied by Parent, Merger Sub, or the Rollover Investors (in their capacities as such) or their respective Representatives for inclusion therein.

        Section 4.27    No Additional Representations.     Except for the specific representations and warranties of the Company contained in this Article 4 (which to the extent provided for in this Agreement include and are subject to the Company Disclosure Schedule and the Company SEC Documents), none of the Company, its Subsidiaries or Affiliates and their respective stockholders, controlling persons, Representatives or any other Person makes or has made any representation or warranty, either express or implied, with respect to the Company or its Subsidiaries or Affiliates and their business, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided (including in any management presentations, information or descriptive memorandum, certain "data rooms" maintained by the Company, supplemental information or other materials or information with respect to any of the above) or otherwise made available to Parent, Merger Sub or any of their respective Affiliates, stockholders or Representatives. Except for the specific representations and warranties of the Company contained in this Article 4, if applicable (which to the extent provided for in this Agreement include and are subject to the Company Disclosure Schedule and the Company SEC Documents publicly available prior to the date of this Agreement), (a) each of Parent and Merger Sub disclaims reliance upon any other representations and warranties and (b) acknowledges that none of the Company, its Affiliates or its Representatives makes any representations or warranties relating to (i) the maintenance, repair, condition, design, performance or marketability of any asset or property of the Company or any of its Affiliates, including merchantability of fitness for a particular purpose, (ii) the operation of the business by Parent after the Closing, (iii) the maturity or acceleration of any contingent liability or other liability not yet due and owing relating to the Company and its Affiliates or their respective businesses, or (iv) the probable success or profitability of the business of the Company and its Affiliates after the Closing.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company that:

        Section 5.01    Corporate Existence and Power.     Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate powers required to carry on its business as now conducted.

        Section 5.02    Corporate Authorization.     Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors' rights generally and by general principles of equity.

        Section 5.03    Governmental Authorization.     The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not require any action, approval, permit, consent, declaration, registration or authorization by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, and (c) any actions, filings, approvals, permits, consents, declarations, regulations or authorizations the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.04    Non-contravention.     The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both) (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of Parent or the certificate of incorporation and bylaws of Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order binding upon or applicable to Parent or Merger Sub or any of their respective properties or assets, or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancelation of any material benefit under any contract, commitment or arrangement (whether written or oral) to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, with such exceptions, in the case of each of clauses (b) and (c) above, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.05    Capitalization and Operation of Merger Sub.     The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Closing Date will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Closing Date will have engaged in no other business activities and will have incurred no liabilities or obligations other than in connection with the transactions contemplated hereby.

        Section 5.06    No Vote of Parent Stockholders; Required Approval.     No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or to approve the Merger or the other transactions contemplated by this Agreement. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.

        Section 5.07    Litigation.     As of the date hereof, there is no Proceeding pending against or, to the knowledge of Parent, threatened in writing against or affecting, Parent or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.08    Available Funds.     Parent has, and will have, and will cause the Merger Sub to have, available funds in the aggregate sufficient for Parent and Merger Sub and the Surviving Corporation to pay the amounts contemplated in Article 2, including the Aggregate Merger Consideration, to make any repayment or refinancing of debt, to pay any other amounts required to be paid on the Closing Date in connection with the consummation of the transactions contemplated by this Agreement and to pay all related fees and expenses required to be paid on the Closing Date.

        Section 5.09    Stock Ownership.    Neither Parent nor Merger Sub owns any shares of capital stock of the Company.

        Section 5.10    Competing Businesses.    None of Parent, Merger Sub nor any of their respective Affiliates owns any interest in any Person that derives a significant portion of its revenues from a line of business in the industries in which the Company or its Subsidiaries operate that would reasonably be expected to have an adverse effect on the ability of Parent to consummate the transactions contemplated hereby in accordance with the terms hereof.

        Section 5.11    Brokers' Fees.    There is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacities as officers or directors, who is entitled to any advisory, banking, broker's, finder's or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.

        Section 5.12    Proxy Statement and Schedule 13E-3.    None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or in the Schedule 13E-3 will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or its Subsidiaries, the Rollover Investors, or any of their respective Representatives which is contained or incorporated by reference in the Proxy Statement or the Schedule 13E-3.

        Section 5.13    No Additional Representations.    Each of Parent and Merger Sub is a sophisticated purchaser, possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment under this Agreement. In entering into this Agreement and each of the other documents and instruments relating to the Merger referred to herein, Parent and Merger Sub have each relied solely upon its own investigation and analysis, and Parent and Merger Sub acknowledge and agree (a) that, except for the specific representations and warranties of the Company contained in Article 4, if applicable (which to the extent provided for in this Agreement include and are subject to the Company Disclosure Schedule and the Company SEC Documents since January 1, 2015 or as otherwise specifically set forth herein) none of the Company, its Subsidiaries or Affiliates and their respective stockholders, controlling persons, Representatives or any other Person makes or has made any representation or warranty, either express or implied, with respect to the Company or its Subsidiaries or Affiliates and their business, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided (including in any management presentations, information or descriptive memorandum, certain "data rooms" maintained by the Company, supplemental information or other materials or information with respect to any of the above) or otherwise made available to Parent, Merger Sub or any of their respective Affiliates, stockholders or Representatives and (b) that, to the fullest extent permitted by applicable Law, none of the Company, its Affiliates or Subsidiaries, stockholders, Representatives or any other Person shall have any Liability or responsibility whatsoever to Parent or Merger Sub, their Affiliates or their Subsidiaries, stockholders, Representatives or any other Person on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made (or any omissions therefrom), to Parent, Merger Sub, their respective Affiliates or any of their respective Subsidiaries, stockholders, Representatives or any other Person, except as and only to the extent expressly set forth in this Agreement. Each of Parent and Merger Sub, its Affiliates and its Representatives have received and may continue to receive from the Company, its Affiliates and their respective Representatives certain projections, estimates and other forward-looking information for the business of the Company and its Affiliates and certain plan and budget information. Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them, their Affiliates or their respective Representatives (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets) and acknowledge and agree that each of Parent and Merger Sub is not relying on any estimates, projections, forecasts, plans or budgets made available or otherwise furnished by the Company, its Affiliates or their respective Representatives, and each of Parent and Merger Sub shall not, and shall cause its Affiliates and its Representatives not to, hold any such Person liable with respect thereto (whether in warranty, contract, tort (including negligence or strict liability) or otherwise). There are uncertainties inherent in attempting to make projections, estimates or other forward-looking information, and Parent is familiar with such uncertainties.

ARTICLE 6
COVENANTS

        Section 6.01    Conduct of the Company.     Except for matters (i) expressly permitted by this Agreement, (ii) set forth on Schedule 6.01, (iii) required by Applicable Law or the rules or regulations of Nasdaq or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to (w) preserve intact its business organization and material tangible and intangible assets, (x) keep available the services of its officers and employees who are integral to the operations of their businesses as presently conducted, (y) maintain in effect all of its Governmental Authorizations, and (z) maintain satisfactory relationships with customers, lenders, suppliers, licensors, licensees, distributors and others, in each case who have a material business relationship with the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, except for matters expressly permitted or contemplated by this Agreement or as set forth on Schedule 6.01, as required by Applicable Law or the rules or regulations of Nasdaq or as required by the Bridge Facility (or any security issued thereunder), from the date hereof until the Effective Time, the Company shall not, nor shall it permit any of its Subsidiaries to, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

          (a)   amend the Company's certificate of incorporation, bylaws or other comparable charter or organizational documents of the Company's Subsidiaries (whether by merger, consolidation or otherwise);

          (b)   (i) establish a record date for, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any capital stock of the Company or any capital stock or other Equity Interests of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or any of the Company's other wholly owned Subsidiaries (except for dividends or distributions resulting from the vesting, settlement, exercise or terms of Company Equity Awards), (ii) split, combine, subdivide or reclassify any Company Securities or any capital stock or other Equity Interests, or securities convertible, exchangeable or exercisable for capital stock or other Equity Interests, of its Subsidiaries, (iii) except as otherwise provided in Section 6.01(c), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any Company Securities or any shares of capital stock or other Equity Interests, or securities convertible, exchangeable or exercisable for capital stock or other Equity Interests, of its Subsidiaries, (iv) purchase, redeem or otherwise acquire any Company Securities, except for acquisitions of shares of Company Common Stock by the Company in accordance with the terms of Company Equity Awards in effect as of the date hereof or Company Equity Awards issued, granted or awarded as permitted by Section 6.01(c), or (v) amend, modify or change any term of any Indebtedness of the Company or any of its Subsidiaries;

          (c)   (i) issue, deliver, sell, grant, announce, pledge, transfer, subject to any Lien or otherwise encumber or dispose of any Company Securities, other than (w) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or Company Warrants, in each case, that are outstanding on the date of this Agreement or that may be awarded as contemplated in this Section 6.01(c) and in accordance with the applicable equity award's terms, (x) the issuance of shares of the Company Common Stock in accordance with the provisions of Section 2.06(c) hereof; (y) grants or awards of Company Securities required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof or the (z) the issuance of shares of Company Common Stock upon the exercise of Company Warrants that are outstanding on the date of this Agreement and in accordance with the applicable terms hereof or (ii) amend any term of any Company Security or any outstanding share of capital stock of, or other Equity Interest or voting security in, any Subsidiary of the Company (in each case, whether by merger, consolidation or otherwise);

          (d)   except as otherwise set forth in Section 6.03, adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, in each case, with respect to the Company or any of its Subsidiaries;

          (e)   (i) increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to the Company's current or former directors, employees or executive officers, except for (A) increases required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof or (B) increases required under any Company Employee Plan set forth in Section 4.16 of the Company Disclosure Schedule, collective bargaining agreement, or under Applicable Law; (ii) hire any new employees, unless such hiring is in the ordinary course of business, consistent with past practice, and is with respect to employees having an annual base salary not to exceed, for each such new hire, $150,000 (and excluding any annual bonus opportunity, which may be awarded in the ordinary course, consistent with past practice); (iii) pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit not required by any existing Company Employee Plan: (iv) enter into or amend any Contracts of employment or any consulting, bonus, severance, retention, retirement or similar agreement for existing employees, except in the ordinary course of business, consistent with past practice; or (v) except as required to ensure that any Company Employee Plan is not then out of compliance with Applicable Law or with respect to annual renewals (or substantially similar replacements) of benefit plans and arrangements in the ordinary course of business and consistent with past practice, enter into or adopt any new, or increase benefits under, amend, establish, adopt, modify or terminate any existing Company Employee Plan or any collective bargaining agreement;

          (f)    (i) acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), or (ii) enter into or acquire any interest in any joint venture or similar agreement or arrangement;

          (g)   sell, assign, lease, license, pledge, transfer, permit to lapse, subject to any Lien or otherwise abandon or dispose of any Company Intellectual Property Assets, material assets or material properties or any material interest therein except (i) pursuant to existing Contracts, (ii) non-exclusive licenses of Company Intellectual Property Assets to its customers, contractors, partners or suppliers in the ordinary course of business, consistent with past practice, (iii) sales of inventory or used equipment in the ordinary course of business, consistent with past practice, (iv) Permitted Liens incurred in the ordinary course of business, consistent with past practice or (v) pursuant to the Bridge Loan Agreement;

          (h)   agree to any exclusivity, non-competition or similar provision or covenant (x) restricting the Company, any of its Subsidiaries or any of their respective Affiliates, from (A) competing in any line of business or with any Person or in any geographic area or (B) engaging in any activity or business (including with respect to the marketing or distribution of their respective products or services), or (y) pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging;

          (i)    make any material change to any of the accounting methods used by the Company, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act;

          (j)    (i) incur or assume any Indebtedness except (x) for borrowings under or permitted by the Bridge Facility, (y) for borrowings and issuances of letters of credit under the Company's current credit facilities as in effect on the date hereof (other than the Bridge Facility) or capital leases, in each case in the ordinary course of business which constitutes "Permitted Indebtedness" pursuant to the Bridge Loan Agreement or (z) in respect of Indebtedness owing by any wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than the Company or any of its wholly owned Subsidiaries);

          (k)   disclose any Trade Secrets to any other Person, other than in the ordinary course of business and pursuant to a reasonable confidentiality agreement or obligation;

          (l)    make or change any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, enter into any material closing agreement, Tax sharing agreement or Tax indemnity agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund;

          (m)  other than in the ordinary course of business consistent with past practice, make or authorize any capital expenditures in an aggregate amount in excess of $250,000;

          (n)   settle or compromise, or propose to settle or compromise, any claim or Proceeding involving or against the Company or any of its Subsidiaries, other than settlements or compromises involving only monetary payment by the Company or any of its Subsidiaries in an amount not to exceed $50,000 individually or $250,000 in the aggregate;

          (o)   except for (A) any Contract for Indebtedness permitted by the Bridge Loan Agreement (including any Replacement Financing as defined in and permitted by the Bridge Loan Agreement) or (B) amendments, terminations, or non-renewals in the ordinary course of business consistent with past practice that would not be material and adverse to the Company and its Subsidiaries, taken as a whole, modify, amend, waive, fail to enforce (in each case, in any material respect), assign to any Third Party or terminate any (i) Material Contract or (ii) any other Contract evidencing or in respect of Indebtedness of the Company or any Subsidiary of the Company, or enter into a Contract that would be a Material Contract if entered into prior to the date hereof or that evidences Indebtedness, other than customer Contracts entered into in the normal course of business, consistent with past practice;

          (p)   implement any employee layoffs that would reasonably be expected to implicate the WARN Act; or

          (q)   authorize, commit or agree to take any of the foregoing actions.

Notwithstanding the foregoing, nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. In addition, notwithstanding the foregoing, nothing in this Section 6.01 shall restrict the Company and its Subsidiaries from, or require the consent of Parent prior to, engaging in any transaction or entering into any agreement exclusively among the Company and its Subsidiaries.

        Section 6.02    Go-Shop; Unsolicited Proposals.

        (a)   During the period beginning on the date hereof and continuing until 11:59 p.m. Eastern time on May 17, 2018 (the "Initial Go Shop End Date"); provided that such end date may be extended at the election of the Company (upon written notice to Parent) at any time prior to the Initial Go Shop End Date until June 1, 2018 (such period commencing with the Execution Date, as may be extended, the "Go-Shop Period," and the first (1st) calendar day immediately after the Go-Shop Period, the "Non-Solicitation Start Date"), the Company and its Subsidiaries and its and their Representatives shall have the right to: (i) solicit, initiate, facilitate and encourage any inquiry, proposal or offer that could constitute an Acquisition Proposal, including by way of providing access to non-public information to any Person pursuant to an Acceptable Confidentiality Agreement; provided, that the Company shall promptly (and in any event within twenty-four (24) hours) make available to Parent and Merger Sub any non-public information concerning the Company or its Subsidiaries that the Company provides to any Person given such access that was not previously made available to Parent or Merger Sub, (ii) engage in, continue, enter into and otherwise participate in any discussion or negotiation with any Person with respect to any Acquisition Proposal, and (iii) otherwise cooperate with, assist, participate in, and facilitate any such inquiry, proposal, offer, discussion or negotiation and any effort or attempt to make any Acquisition Proposal, including through the waiver or release by the Company, at its sole discretion, of any standstill or similar agreement with any Person (a "Standstill Release/Waiver").

        (b)   Subject to Section 6.03(b) and Section 6.03(c) and except as permitted by this Section 6.02, until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to and in accordance with Section 8.01, beginning on the Non-Solicitation Start Date:

            (i)  the Company shall not, nor shall the Company permit any of its Subsidiaries to, nor shall the Company authorize or knowingly permit any of its Representatives or any of its Subsidiary's Representatives to, directly or indirectly (other than with respect to Parent and Merger Sub and any Excluded Person), (A) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries (including by way of providing information), proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal, (B) knowingly engage in, continue or otherwise participate in any discussions or negotiations with any Third Party regarding an Acquisition Proposal, or furnish to any Third Party information or data or provide to any Third Party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries in connection with, for the purpose of encouraging or facilitating, or that could reasonably be expected to lead to, an Acquisition Proposal, (C) approve, endorse, recommend, or execute or enter into any agreement, arrangement or understanding, including any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or similar agreement respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an "Alternative Acquisition Agreement") or enter into any agreement, contract or commitment requiring the Company to abandon, terminate, breach or fail to consummate the transactions contemplated by this Agreement, or (D) resolve, propose or agree to do any of the foregoing; and

           (ii)  the Company shall, and shall cause its Subsidiaries to, and shall direct the Company's and its Subsidiaries' Representatives to immediately cease and terminate any existing solicitation, encouragement, discussion or negotiation with any Third Party, other than an Excluded Person, theretofore conducted by the Company, its Subsidiaries or their respective Representatives with respect to an Acquisition Proposal and the Company shall request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Third Party (other than an Excluded Person) be returned or destroyed in accordance with the applicable Acceptable Confidentiality Agreement.

        (c)   Notwithstanding anything to the contrary contained in Section 6.02(b), if, at any time on or after the Non-Solicitation Start Date, but prior to the Stockholder Approval; (i) the Company receives an unsolicited written Acquisition Proposal from a Third Party, (ii) such Acquisition Proposal did not, directly or indirectly, result from or arise out of a breach of this Section 6.02 (other than an unintentional and immaterial breach), (iii) the Company Board (acting upon the recommendation of the Special Committee) determines in good faith, after consultation with the Company Financial Advisor and outside legal counsel, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (iv) the Company Board shall have determined in good faith, after consultation with the Company Financial Advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors' fiduciary duties under Applicable Law, then the Company may (A) furnish information and data with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal and afford such Third Party access to the businesses, properties, assets and personnel of the Company and its Subsidiaries, and (B) enter into, maintain and participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such Third Party for the purpose of receiving non-public information relating to such

Third Party's business); provided, however, that the Company (1) will not, and will not permit its Subsidiaries or its or their Representatives to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement and (2) will promptly (but in any event within twenty-four (24) hours of provision thereof to any Third Party) provide to Parent any material non-public information concerning the Company or its Subsidiaries or access provided to such Third Party, which was not previously provided to Parent. Notwithstanding anything to the contrary contained in this Agreement, the Company and its Representatives may (x) following the receipt of an Acquisition Proposal from a Third Party, and provided that such Acquisition Proposal shall not have been obtained in violation of Section 6.02(a) (other than unintentional and immaterial violations or noncompliance) and the Company shall have complied with the requirements of this Section 6.02 with respect to such Acquisition Proposal, contact such Third Party solely (other than contacts in the ordinary course of business) in order to clarify and understand the terms and conditions of an Acquisition Proposal made by such Third Party so as to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (y) direct any Persons to this Agreement, including the specific provisions and restrictions of this Section 6.02. Notwithstanding the foregoing, the Company and its Subsidiaries and its and their Representatives may continue to engage in any of the activities described in this Section 6.02(c) with respect to any Excluded Person with respect to which discussions are actively continuing with respect to an Acquisition Proposal(s) and with respect to which the Special Committee in good faith believes could reasonably be expected to lead to a Superior Proposal.

        (d)   On the first (1st) Business Day following the Non-Solicitation Start Date, the Company shall deliver to Parent (x) a list identifying all Excluded Persons and (y) a copy of any Acquisition Proposal made in writing by any Excluded Person and any other material written terms or proposals provided to the Company by any Excluded Person. From and after the Non-Solicitation Start Date, the Company shall as promptly as practicable (and in any event within twenty-four (24) hours) notify Parent if any proposals or offers with respect to an Acquisition Proposal are received from a Third Party, or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, any of the Company's Subsidiaries or any of the Company's Representatives, in each case by a Third Party for the purpose of making an Acquisition Proposal or seeking to initiate discussions or negotiations concerning an Acquisition Proposal, which notification shall include (i) a copy of the applicable written Acquisition Proposal (or, if oral, the material terms and conditions of such Acquisition Proposal), (ii) the identity of the Third Party making such Acquisition Proposal or information request and (iii) whether the Company has any intention to provide confidential information to such person. The Company shall thereafter keep Parent informed on a reasonably current basis of the status of (and in any event within twenty-four (24) hours of any material developments, discussions or negotiations regarding) any such Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto). Without limiting the generality of the foregoing, the Company shall provide Parent with a copy of documentation setting forth the material terms of the Acquisition Proposal that is exchanged between the Third Party (or its Representatives) making such Acquisition Proposal and the Company (or its Representatives) within twenty-four (24) hours after the exchange thereof.

        (e)   Except as permitted under Section 6.02(a), the Company agrees not to effect a Standstill Release/Waiver, other than to the extent the Company Board or any committee thereof determines in good faith, after consultation with the Company Financial Advisor and outside legal counsel, that failure to provide a Standstill Release/Waiver would be inconsistent with the directors' fiduciary duties under Applicable Law, and the Company will use its reasonable best efforts to enforce or cause to be enforced to the fullest extent permitted by Applicable Law each such agreement.

        (f)    The Company agrees that in the event any Subsidiary or Representative is acting at the direction of the Company or one of its Subsidiaries and such action which, if taken by the Company, would constitute a breach by the Company of Section 6.02(b), Section 6.02(c) or Section 6.02(e) , the Company shall be deemed to be in breach of Section 6.02(b), Section 6.02(c) or Section 6.02(e), as applicable.

        Section 6.03    Board Recommendation.

        (a)   Subject to Section 6.03(b) and Section 6.03(c), none of the Company Board, the Special Committee or any other committee of the Company Board shall (i) fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in any manner adverse to the transactions contemplated by this Agreement, Parent or Merger Sub, the Board Recommendation, (ii) adopt or recommend, or publicly propose to adopt or recommend, an Acquisition Proposal or Superior Proposal, (iii) fail to recommend against acceptance of any Third Party tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after commencement of such offer, (iv) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any Subsidiary of the Company to execute or enter into any Alternative Acquisition Agreement, (v) fail to include the Company Recommendation in the Proxy Statement (each of the foregoing actions described in clauses (i) through (v) being referred to as an "Adverse Recommendation Change"), (vi) other than as described in clause (iii) above, fail to publicly reaffirm the Board Recommendation within five (5) Business Days after receipt of a written request by Parent to provide such affirmation or (vii) resolve or publicly propose to take any action described in the foregoing clauses (i) through (vi).

        (b)   (i) Notwithstanding anything in this Agreement to the contrary, at any time prior to the Stockholder Approval, and subject to the Company's or the Company Board's, as applicable, compliance with this Section 6.03 and Section 6.02, the Company Board (acting upon the recommendation of the Special Committee) may, if the Company Board (acting upon the recommendation of the Special Committee) determines in good faith (after consultation with the Company Financial Advisor and outside legal counsel), that the failure to do so would be inconsistent with the fiduciary duties of the directors under Applicable Law, (A) make an Adverse Recommendation Change in response to either (1) a Superior Proposal received after the date hereof or (2) any material fact, event, change, development or circumstances not known or reasonably foreseeable by the Company Board as of the date hereof, which fact, event, change, development or circumstances becomes known to the Company Board prior to the Stockholder Approval (such material fact, event, change, development or circumstance, an "Intervening Event"); provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal, or any inquiry, indication of interest, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, constitute an Intervening Event, or (B) cause the Company to terminate this Agreement pursuant to Section 8.01(h) and to authorize the Company to enter into a binding written Agreement concerning a transaction that constitutes a Superior Proposal (which agreement shall be entered into substantially concurrently with such termination), subject in each case to compliance with the terms of paragraph (ii) or (iii) below, as applicable.

           (ii)  In the case of an Adverse Recommendation Change sought to be made under clause (1) of Section 6.03(b)(i)(A) or termination of this Agreement pursuant to Section 8.01(h) in response to a Superior Proposal, (x) no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made and (y) no termination of this Agreement pursuant to Section 8.01(h) may be made, in either ease

            (A)  until after the fourth (4th) Business Day following written notice from the Company advising Parent that the Company Board (acting upon the recommendation of the Special Committee) intends to make an Adverse Recommendation Change or terminate this

    Agreement pursuant to Section 8.01(h) (a "Notice of Superior Proposal") and specifying the reasons therefor, including, if applicable, the material terms and conditions of, and the identity of the Third Party making, such Superior Proposal, and a copy of all relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Superior Proposal, which shall require a new notice period of four (4) Business Days, and compliance with this Section 6.03(b) with respect to such new notice);

            (B)  unless during such four (4) Business Day period, the Company shall, and shall cause its Representatives to, to the extent requested by Parent, negotiate with Parent in good faith to make such adjustments to the terms and conditions of this Agreement and the Rollover Agreement(s) (if any) as would enable the Company Board (acting upon the recommendation of the Special Committee) to maintain the Board Recommendation and not make an Adverse Recommendation Change or terminate this Agreement; and

            (C)  unless, prior to the expiration of such four (4) Business Day period, Parent does not make a proposal to adjust the terms and conditions of this Agreement and the Rollover Agreement(s) (if any) that the Company Board (acting upon the recommendation of the Special Committee) determines in good faith (x) after consultation with the Company Financial Advisor and outside legal counsel, that the failure to make an Adverse Recommendation Change or authorize the termination of this Agreement would be inconsistent with its fiduciary duties under Applicable Law and (y) after taking into account any adjustment or modification to the terms of this Agreement, and the Rollover Agreement(s) (if any) proposed by Parent, that the Acquisition Proposal constitutes a Superior Proposal.

None of the Company, the Company Board or any committee of the Company Board shall enter into any agreement with any Third Party to limit or prohibit the Company from giving prior notice to Parent of the Company's intention to (x) effect an Adverse Recommendation Change or (y) terminate this Agreement in light of a Superior Proposal.

          (iii)  In the case of an Intervening Event, no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made

            (A)  until after the fourth (4th) Business Day following written notice from the Company advising Parent that the Company Board or any committee thereof intends to take such action and specifying the facts underlying the determination by the Company Board (acting upon the recommendation of the Special Committee) that an Intervening Event has occurred, and the facts underlying the reason for the Adverse Recommendation Change, in reasonable detail (a "Notice of Intervening Event");

            (B)  unless during such four (4) Business Day period, the Company shall, and shall cause its Representatives to, to the extent requested by Parent, negotiate with Parent in good faith to enable Parent to amend this Agreement and the Rollover Agreement(s) (if any) in such a manner that obviates the need for an Adverse Recommendation Change; and

            (C)  unless, by the expiration of such four (4) Business Day period, the Company Board (acting upon the recommendation of the Special Committee) determines in good faith, taking into consideration any amendments to this Agreement and the Rollover Agreement(s) (if any) proposed by Parent (after consultation with the Company Financial Advisor and outside legal counsel), that the failure to effect an Adverse recommendation Change would be inconsistent with the fiduciary duties of the directors under Applicable Law.

The provisions of this Section 6.03(b)(iii) shall also apply to any material change to the facts and circumstances relating to an Intervening Event, in which case such change shall require a new Notice of

Intervening Event and the Company shall be required to comply again with the provisions of this Section 6.03(b)(iii).

        (c)   Nothing contained in Section 6.02 or this Section 6.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal, or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the directors (acting upon the recommendation of the Special Committee), after consultation with outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Applicable Law or any disclosure requirements under Applicable Law; provided, however, that that the Company and the Company Board may not effect an Adverse Recommendation Change, except to the extent permitted by Section 6.03(b). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company that describes the Company's receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, or any "stop, look and listen" communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company, shall not constitute an Adverse Recommendation Change or a proposal by the Company Board to withdraw or modify its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement.

        Section 6.04    Approval of Merger.

        (a)   As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company shall, in accordance with Applicable Law and the Company's governing documents, duly set a record date for, call, give notice of, convene and hold a special meeting of the Company's stockholders (including any adjournments and postponements thereof, the "Stockholder Meeting") for the purpose of considering and taking action upon the matters requiring Stockholder Approval (with the record date and meeting date set in consultation with Parent). Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Stockholder Meeting if (i) there are holders of an insufficient number of shares of Company Common Stock present or represented by proxy at the Stockholder Meeting to constitute a quorum at the Stockholder Meeting or (ii) the Company is required to postpone or adjourn the Stockholder Meeting by Applicable Law, Order or a request from the SEC or its staff. Unless the Company Board (acting upon the recommendation of the Special Committee) has withdrawn the Company Recommendation in compliance with Section 6.03, the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company's stockholders and to solicit from stockholders of the Company proxies in favor of the adoption and approval of this Agreement at the Stockholder Meeting and shall take all other action necessary or advisable to secure the vote or consent of the holders of Shares required by Applicable Law to effect the Merger. In furtherance and not in limitation of this Section 6.04(a), the Company agrees that the definitive Proxy Statement may be mailed to the Company's stockholders, setting forth the record date and meeting date for the Stockholder Meeting, prior to the Non-Solicitation Start Date, unless the timing of such mailing would, on the advice of outside legal counsel or the SEC, reasonably be expected to violate Applicable Law, the Company Board's fiduciary duties, or SEC guidance.

        (b)   As promptly as reasonably practicable after the execution of this Agreement (and in any event within fifteen (15) Business Days of the date of this Agreement), (i) the Company shall prepare a proxy/information statement in preliminary form for the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the "Proxy Statement and the Schedule 13E-3") seeking stockholder approval of the matters requiring Stockholder Approval and file it with the SEC and (ii) the Company and Parent shall jointly prepare and file with the SEC a Rule 13E-3 transaction statement on Schedule 13E-3 (the "Schedule 13E-3"). Subject to Section 6.03 and Article 8, the Company Board shall cause the Board Recommendation to be included in the Proxy Statement. The Company shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement and the Schedule 13E-3, and to resolve any such comments, and shall, subject to Section 6.04(a), cause the Proxy Statement to be mailed to its stockholders as promptly as reasonably practicable after the resolution of any such comments. The Company and Parent shall use commercially reasonable efforts to jointly respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Schedule 13E-3, and to resolve any such comments; provided that, notwithstanding anything to the contrary, the identity of any Schedule 13E-3 "filing persons" on filings with the SEC shall be made by Parent (in its reasonable determination taking into consideration input from counsel to the Company or the Special Committee) and the parties understand and agree that Parent will have a reasonable opportunity to reasonably object to any determination of the SEC or its staff in respect thereof, including to (i) file responses to SEC comments without conceding to any such determination and (ii) appeal to an supervisory SEC personnel. Each of the parties shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and the Schedule 13E-3 and shall supply the other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or the Schedule 13E-3. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall reasonably cooperate with the Company in connection with the preparation and filing of the Proxy Statement and the Schedule 13E-3, including as promptly as practicable furnishing to the Company in writing upon request any and all information relating to it as may be required to be set forth in the Proxy Statement and the Schedule 13E-3 under Applicable Law. Parent shall ensure that such information supplied by it in writing for inclusion in the Proxy Statement and the Schedule 13E-3 will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting or filed with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or any other required filings (any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on such document or response and shall consider Parent's comments in good faith. The Company shall ensure that the Proxy Statement and the Schedule 13E-3 (i) will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading and (ii) will comply as to form in all material respect with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement and the Schedule 13E-3. If, at any time prior to the Effective Time, any information relating to the Company, Parent or Merger Sub, or any of their respective Subsidiaries, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment to the Proxy Statement and the Schedule 13E-3 so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, then the party hereto that discovers such information shall promptly notify the other party hereto and, to the extent required by Applicable Law, the Company shall file as promptly as practicable with the SEC and disseminate to the holders of Company Common Stock an appropriate amendment or supplement containing such information.

        Section 6.05    Access to Information.     Subject to Applicable Law, Section 6.12(c), Section 6.18 and applicable contractual restrictions, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent's officers and Parent's other authorized Representatives and its proposed Rollover Investors who sign non-disclosure agreements reasonably acceptable to the Company (which agreements shall include a prohibition on any sales or purchases of the Company's Common Stock by such proposed Rollover Investors and their Affiliates until the termination of this Agreement pursuant to its terms) ("Restricted Rollover Investors") and who shall only be granted such access to accompany Parent or its officers or authorized representatives and not individually, during reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, Contracts, personnel, Tax Returns, work papers, and records as Parent may reasonably request to review. Without limiting the foregoing, the Company agrees to make reasonably available management of the Company to Parent (including specific individuals or functional roles as Parent may request) and its Representatives (and Restricted Rollover Investors only in connection with a request by Parent or its Representatives and only to accompany Parent or its Representatives and not individually) on reasonable advance notice to discuss operational or other information with respect to the Company, provided that, in the Company's discretion, any such meetings shall be accompanied by the Company's financial advisor. The foregoing shall not require the Company (a) to provide access to or otherwise make available or furnish any books, Contracts, work papers, or records governed by a confidentiality, non-disclosure or other similar agreement in effect as of the date hereof owing to a third party, (b) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would, in the good faith judgment of the Company based on the advice of counsel, reasonably be expected to result in the loss of any attorney-client, work product or other legal privilege or protection (it being agreed that, (i) in the case of clauses (a) and (b), the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such restriction or waive the applicable privilege or protection and (ii) in the case of clause (a), the Company shall use commercially reasonable efforts to obtain any consents of third parties that are necessary to permit such access), (c) to provide access to or otherwise make available any information relating to the process conducted by the Company that led to the execution of this Agreement, or (d) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would, in the good faith judgment of the Company based on the advice of counsel, reasonably be expected to violate any Applicable Law. All requests for information made pursuant to this Section 6.05 shall be directed to the executive officer or other Person designated by the Company. All such information shall be deemed Evaluation Material (as such term is defined in the Confidentiality Agreement) and be governed by the terms of the Confidentiality Agreement. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives and proposed Rollover Investors not to, contact any customer or supplier of the Company with regard to the Merger or any of the other transactions contemplated by this Agreement unless such contact is arranged by and with a Representative of the Company (provided that, if so requested by Parent, the Company and its Representatives shall use commercially reasonable efforts in good faith to facilitate such contacts) or is otherwise authorized by the Company in writing (such authorization not to be unreasonably withheld, conditioned or delayed). Nothing in this Agreement shall give Parent or Merger Sub, directly or indirectly, rights to control or direct the Company's or its Subsidiaries' operations before the Effective Time. Before the Effective Time, the Company shall, consistent with the terms and conditions of this Agreement, exercise complete control and supervision over the operations of the Company and its Subsidiaries. Without limiting the foregoing and for the avoidance of doubt, nothing in this Agreement shall be deemed to restrict or prevent the Company's officers or directors from conducting the business of the Company (including board meetings and meetings with management) in the Ordinary Course of Business.

        Section 6.06    Notice of Certain Events.     From the date of this Agreement until the Effective Time, each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a current basis of any material developments related to such notice) of any inaccuracy or breach of any representation or warranty or breach of covenant or agreement contained in this Agreement that could reasonably be expected to cause, in the case of Parent and Merger Sub, any of the conditions set forth in Section 7.01 or Section 7.03 not to be satisfied, and, in the case of the Company, any of the conditions set forth in Section 7.01 or Section 7.02 not to be satisfied and (b) any written notice or other communication received by such party or any of its Subsidiaries from any Person alleging that the consent of such party is or may be required in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the delivery of notice given by any party pursuant to this Section 6.06 shall not cure any breach of any of the representations, warranties, covenants, obligations or conditions contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

        Section 6.07    Employee Benefit Plan Matters.

        (a)   With respect to employees of the Company or its Subsidiaries immediately before the Effective Time who continue employment with Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation immediately following the Effective Time ("Continuing Employees"), Parent shall cause the service of each such Continuing Employee to be recognized for purposes of eligibility to participate, levels of benefits (but not for benefit accruals under any defined benefit pension plan) and vesting under each compensation, retirement, vacation, fringe or other welfare benefit plan, program or arrangement of Parent, the Surviving Corporation or any of their Subsidiaries, but not including any defined benefit pension, nonqualified deferred compensation, post-termination welfare or equity-based compensation plans, programs, agreements or arrangements in which any Continuing Employee is or becomes eligible to participate in the year in which the Effective Time occurs (collectively, the "Parent Benefit Plans"), but solely to the extent service was credited to such employee for such purposes under a comparable Company Employee Plan immediately prior to the Closing Date and to the extent such credit would not result in a duplication of benefits or compensation.

        (b)   For a period of not less than six (6) months after the Closing Date (or, if earlier, until the termination of employment of the relevant employee), Parent shall provide or cause to be provided each Continuing Employee with (i) (A) base salary or base hourly rate and (B) cash incentive compensation opportunities, in each case in an amount at least equal to the same level that was provided to each such Continuing Employee immediately prior to the Closing Date, and (ii) employee benefits (other than equity-based, defined benefit pension, post-termination welfare or nonqualified deferred compensation benefits, except to the extent provided for in any agreements or arrangements existing as of the date hereof) that are substantially similar in the aggregate to those provided to each such Continuing Employee immediately prior to the Closing Date under the Company Employee Plans set forth in Section 4.16 of the Company Disclosure Schedule. Any obligation of Parent under this Section 6.07(b) is subject to Section 6.07(d).

        (c)   With respect to each Parent Benefit Plan that is a health benefit plan in which any Continuing Employee is or becomes eligible to participate in the plan year in which the Effective Time occurs, Parent shall use or cause the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation to use commercially reasonable efforts to cause each such Parent Benefit Plan to (i) waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Employee Plan in which such Continuing Employee was a participant immediately prior to his commencement of participation in such Parent Benefit Plan; provided, however, that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment, Section 6.07(a) shall control; and (ii) provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan in satisfying any applicable co-payment or deductible requirements under such Parent Benefit Plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company Employee Plan.

        (d)   Nothing in this Section 6.07 shall (i) be deemed to establish, amend or modify any Parent Benefit Plan or any other benefit or compensation plan, program, agreement, Contract, policy or arrangement or limit the ability of Parent, the Surviving Corporation or any of their Affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement, Contract, policy or arrangement at any time, (ii) confer upon any Person not a party to this Agreement any rights or remedies of any nature or kind whatsoever, including any third-party beneficiary rights, or any right to employment or continued employment or any term or condition of employment, or (iii) restrict the ability of Parent, the Surviving Corporation or any of their Affiliates to terminate the employment of any Person (including any Continuing Employee) at any time and for any or no reason.

        Section 6.08    State Takeover Laws.     If any "control share acquisition," "fair price," "moratorium" or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, as applicable, and their respective Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

        Section 6.09    Obligations of Merger Sub.     Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby on the terms and conditions set forth in this Agreement.

        Section 6.10    Voting of Shares.     Parent shall vote any shares of Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Stockholder Meeting, and will vote or cause to be voted the shares of Merger Sub held by it or any of its Subsidiaries, as the case may be, in favor of adoption of this Agreement.

        Section 6.11    Director and Officer Liability.

        (a)   For six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 6.11(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 250% of the amount per annum the Company paid in its last full fiscal year prior to the date hereof (the "Current Premium") and if such premiums for such insurance would at any time exceed 250% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation's good faith judgment, provide the maximum coverage available at an annual premium equal to 250% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid "tail" or "runoff' policies have been obtained by the Company (with the consent of Parent, which will not be unreasonably withheld, conditional or delayed) prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, in respect of the transactions contemplated by this Agreement; provided, however, that the amount paid for such prepaid policies does not exceed 250% of the Current Premium. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

        (b)   From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to): (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each, an "Indemnified Party") for any and all costs and expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred; provided, that the Indemnified Party shall not be entitled to such advancement unless and until such Indemnified Party has made an undertaking to repay such expenses if it is ultimately determined that such Indemnified Party was not entitled to indemnification under this Section 6.11), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or reasonably incurred by such Indemnified Party in connection with or arising out of any action, suit or other proceeding (whether civil or criminal, and including any proceeding before any regulatory, administrative or legislative body or agency) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an "Indemnified Party Proceeding") (A) by reason of such Indemnified Party's being or having been such director or officer of the Company or such Subsidiary or otherwise in connection with any action taken or not taken at the request of the Company or such Subsidiary (B) arising out of such Indemnified Party's service in connection with any other corporation or organization for which he or she serves or has served as a director, officer, trustee or fiduciary at the request of the Company (including in any capacity with respect to any employee benefit plan), in each of (A) or (B), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened and at, or at any time prior to, the Effective Time (including any Indemnified Party Proceeding relating in whole or in part to the transactions contemplated by this Agreement or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party subject to the undertaking in this Section 6.11 to repay advanced amounts), to the fullest extent permitted under Applicable Law; and (ii) fulfill and honor in all respects the obligations of the Company and its Subsidiaries pursuant to: (x) each indemnification agreement in effect between the Company or any of its Subsidiaries and any Indemnified Party as of the date hereof, the form of which has been Made Available to Parent; and (y) any indemnification provision (including advancement of expenses subject to the undertaking in this Section 6.11 to repay advanced amounts) and any exculpation provision set forth in the certificate of incorporation or bylaws of the Company or its Subsidiary, as applicable, as in effect on the date hereof. Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by Indemnified Parties in connection with their enforcement of their rights provided under this Section 6.11. The Surviving Corporation's obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses under this Section 6.11 in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. If the Surviving Corporation fails to comply with its obligations in this Section 6.11(b) and an Indemnified Party commences a suit which results in a final determination that the Surviving Corporation failed to comply with such obligation, Surviving Corporation shall pay such Indemnified Party its reasonable costs and expenses (including reasonable attorney's fees and disbursements) in connection with such suit.

        (c)   If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.11.

        (d)   The provisions of this Section 6.11 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any certificate of incorporation or bylaws, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party to whom this Section 6.11 applies unless (x) such termination or modification is required by Applicable Law or (y) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties to whom this Section 6.11 applies shall be third party beneficiaries of this Section 6.11; provided, however, that such rights of the Indemnified Parties as third-party beneficiaries under this Section 6.11 shall not arise unless and until the Merger is consummated).

        Section 6.12    Commercially Reasonable Efforts.

        (a)   Subject to the terms and conditions of this Agreement and without limiting the generality of anything contained in this Section 6.12, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable on its part under this Agreement and Applicable Law to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Authority, including under the Antitrust Laws, in order to consummate the Merger and to fully carry out the purposes of this Agreement. The Company shall use commercially reasonable efforts to take all actions reasonably requested by Parent to obtain waivers or consents from any Material Customers, if required under any Contracts with Material Customers, and any Third Parties whose waiver or consent is required under any Material Contract.

        (b)   In furtherance and not in limitation of the foregoing, each of the Company and Parent (and their respective Affiliates, if applicable) shall: (i) promptly make all filings, and use commercially reasonable efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and to cause the expiration or termination of any applicable waiting periods, as may be required under any applicable Antitrust Laws (to the extent required); (ii) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Proceeding by or before any Governmental Authority with respect to the Merger or the other transactions contemplated by this Agreement; and (iii) keep the other parties reasonably informed as to the status of any such consent, permit, authorization, waives, clearance, approval, request, inquiry, investigation, action or Proceeding. Subject to Applicable Law, in advance and to the extent practicable, each of Parent or Company, as the case may be, will consult the other on all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries that appear in any filing made with, or substantive written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger or the other transactions contemplated by this Agreement (including the Proxy Statement) and shall incorporate all comments reasonably proposed by Parent or the Company, as the case may be.

        Section 6.13    Stockholder Litigation.     The Company shall as promptly as reasonably practicable (and in any event within two (2) Business Days) notify Parent in writing of, and shall give Parent the opportunity to review and timely comment on all filings and responses to be made by the Company in connection with (which such comments the Company will in good faith take into account), and participate and consult in the defense and settlement of, any Stockholder Litigation, and no such settlement, or other compromise or arrangement, or any Stockholder Litigation shall be agreed to without Parent's prior written consent (which shall not be unreasonably withheld, conditioned or delayed). The Company shall keep Parent reasonably informed with respect to the status of any Stockholder Litigation. Without otherwise limiting Parent's rights with regard to the right to counsel, following the Effective Time, Parent shall be entitled to continue to retain any counsel selected by Parent prior to the Effective Time to defend any Stockholder Litigation.

        Section 6.14    Public Announcements.     Parent and the Company shall consult with each other before issuing any press release or making any other public statement, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated by this Agreement and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, except as such release or announcement may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association upon which the securities of the Company or Parent, as applicable, are listed, in which case the party required to make the release or announcement shall, to the extent practicable, consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party will consider such comments in good faith; provided, however, that notwithstanding the foregoing, the Company shall not be required to consult with Parent in respect of the content of the applicable press release before issuing any press release or making any other public statement with respect to effecting an Adverse Recommendation Change in accordance with Section 6.03 or with respect to its receipt and consideration of any Acquisition Proposal. The parties hereto agree that the initial press release to be issued with respect to the transactions contemplated hereby following execution of this Agreement shall be substantially in the form heretofore agreed to by Parent and the Company.

        Section 6.15    Further Assurances.     At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        Section 6.16    Section 16 Matters.     Parent and the Company agree that, in order to most effectively compensate and retain those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Merger, prior to and after the Effective Time, it is desirable that such Persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by Applicable Law in connection with the transactions contemplated by this Agreement and, for that compensatory and retentive purpose, agree to the provisions of this Section 6.16. Promptly after the date hereof, the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Applicable Law.

        Section 6.17    Confidentiality.     Parent and the Company hereby acknowledge and agree to continue to be bound by the letter agreement dated as of November 11, 2017 between Sachs Capital Group, LP and the Company (the "Confidentiality Agreement"). Notwithstanding the terms of the Confidentiality Agreement, the Company agrees that Parent may share Confidential Information (as defined in the Confidentiality Agreement) with any Restricted Rollover Investors.

        Section 6.18    Director Resignations.     Prior to the Closing, other than with respect to any directors identified by Parent in writing to the Company ten (10) Business Days prior to the Closing Date, the Company shall use its reasonable best efforts to deliver to Parent resignations executed by each director of the Company (and, to the extent requested by Parent, any director (or any equivalent) or each Subsidiary of the Company) in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

        Section 6.19    Penalty Loan.     Within ten (10) Business Days following the date hereof, Lender will either (i) deposit the amount of the Penalty Loan with the Escrow Agent or (ii) establish a letter of credit in the amount of the Penalty Loan in favor of the Escrow Agent which letter of credit shall be on terms reasonably acceptable to the Special Committee, in either case to be distributed pursuant to the Escrow Agreement (which shall be executed in connection therewith) and Sections 8.03 and 8.04 hereof.

ARTICLE 7
CONDITIONS TO THE MERGER

        Section 7.01    Conditions to the Obligations of Each Party.     The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of, on or prior to the Closing, of the following conditions:

        (a)   the Stockholder Approval shall have been obtained; and

        (b)   no Governmental Authority having jurisdiction over any party hereto shall have issued any Order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited; provided, that the party seeking to assert this condition shall have used those efforts required hereunder (including under Section 6.12) to resist, lift or resolve such Order or Applicable Law;

        Section 7.02    Conditions to the Obligations of Parent and Merger Sub.     The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

        (a)   the representations and warranties of the Company set forth in this Agreement shall be true and correct on the date hereof and on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to "materiality," "Company Material Adverse Effect" or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect, provided that, notwithstanding the foregoing, (i) the representations and warranties set forth in Section 4.01 (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.23 (Brokers' Fees), and Section 4.24 (Opinion of Financial Advisor) shall be true and correct in all material respects as of the Closing Date as if made on and as of such date (other than representations and warranties that address matters only as of an earlier date, which shall be true and correct in all material respects as of such earlier date) and (ii) the representations and warranties set forth in Section 4.05 (Capitalization) shall be true and correct in all respects as of the Closing Date as if made on and as of such date (other than representations and warranties that address matters only as of an earlier date, which shall be true and correct as of such earlier date), except for any inaccuracies that would not, individually or in the aggregate, increase the Aggregate Merger Consideration payable in the Merger by more than $100,000 (disregarding any failures to be true and correct resulting or arising from any actions not prohibited by Section 6.01 or otherwise consented to by Parent or Merger Sub);

        (b)   the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

        (c)   Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.02(a) and Section 7.02(b) and been satisfied;

        (d)   since the date of the Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect; and

        (e)   the number of shares of Company Common Stock that are Dissenting Shares shall be less than ten percent (10%) of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

        Section 7.03    Conditions to the Obligations of the Company.     The obligation of the Company to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

        (a)   the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct on the date hereof and on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to "materiality" or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent's or Merger Sub's ability to consummate the transactions contemplated by this Agreement;

        (b)   Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and

        (c)   the Company shall have received at the Closing a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

ARTICLE 8
TERMINATION

        Section 8.01    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing.

        (a)   by mutual written agreement of the Company and Parent (notwithstanding any approval of this Agreement by the stockholders of the Company);

        (b)   by either Parent or the Company, upon prior written notice to the other party, if the Merger has not been consummated on or before August 30, 2018 (the "Drop Dead Date") (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of the failure of the conditions to Closing set forth in Article 7 to be satisfied;

        (c)   by either Parent or the Company, upon prior written notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall not have (i) breached in any material respects its obligations under Section 6.12 and (ii) been the primary cause of such Order due to failure to perform any such obligations;

        (d)   by either Parent or the Company, upon prior written notice to the other party, if the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof);

  (e)
  (i) by Parent, upon prior written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the thirtieth (30th) calendar day following Parent's delivery of written notice describing such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if, at the time of such termination, either Parent of Merger Sub is in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

           (ii)  by Parent, upon prior written notice to the Company, in the event of a material breach by the Company of Section 6.02, Section 6.03 or Section 6.04;

        (f)    by the Company, upon prior written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03 not being satisfied and (ii) has not been cured prior to the earlier of the Drop Dead Date or the thirtieth (30th) calendar day following the Company's delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if, at the time of such termination, the Company is in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

        (g)   by Parent, upon prior written notice to the Company, if, prior to the Stockholder Approval, the Company Board or any committee thereof shall have effected an Adverse Recommendation Change;

        (h)   by the Company, upon prior written notice to Parent, if prior to the Stockholder Approval the Company Board shall have effected an Adverse Recommendation Change in respect of a Superior Proposal in accordance with Section 6.03, the Company has complied in all respects (other than immaterial noncompliance) with Section 6.02, and substantially concurrently with such termination the Company enters into a definitive agreement with respect to such Superior Proposal; provided, that, in the case of any termination on or following the Initial Go Shop End Date, the effectiveness of the Company's termination of this Agreement pursuant to this Section 8.01(h) is conditioned upon and subject to the prior or substantially concurrent payment by the Company to Parent (or its designee) of the Company Termination Fee in accordance with Section 9.04, and any purported termination pursuant to this Section 8.01(h) shall be void and of no force or effect until the Company shall have paid the Company Termination Fee;

        (i)    by the Company, upon prior written notice to Parent, if (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (ii) Parent and Merger Sub have failed to consummate the Merger at the Closing pursuant to Section 2.01 and (iii) the

Company has irrevocably notified Parent in writing that (A) the Company is ready, willing and able to consummate the Merger and (B) all conditions set forth in Section 7.03 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is willing to waive any unsatisfied conditions set forth in Section 7.03; or

        (j)    by the Company, upon prior written notice to Parent, if the Special Committee determines that Lender has breached its obligations pursuant to Section 6.19 hereof; provided the termination right set forth in this Section 8.01(j) shall not apply following the time that Lender (i) deposited the amount of the Penalty Loan with the Escrow Agent or (ii) established a letter of credit in the amount of the Penalty Loan in favor of the Escrow Agent which letter of credit shall be on terms reasonably acceptable to the Special Committee.

        Section 8.02    Effect of Termination.     If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that the provisions of (i) this Section 8.02, (ii) the third-to-last and second-to-last sentences of Section 6.05, (iii) Section 6.17(e), (iv) Section 8.03 and (v) Article 9 shall survive any termination hereof pursuant to Section 8.01. Notwithstanding anything to the contrary provided in this Agreement, including in the foregoing provisions of this Section 8.02, nothing shall relieve any party for actual and intentional fraud.

        Section 8.03    Penalty Loan and Limitation of Remedy.

        (a)   Notwithstanding anything to the contrary set forth in this Agreement, Parent and Merger Sub shall have no liability relating to or arising out of this Agreement (for breach or otherwise) or the transactions contemplated by this Agreement, except for their obligations as set forth in the Bridge Loan Agreement, the Escrow Agreement and this Section 8.03.

        (b)   The Company may submit a Company Notice to the Escrow Agent for disbursement of the Penalty Loan in the following circumstances:

            (i)  In the event that (a) all of the conditions to Closing set forth in Sections 7.01 and 7.02 (other than such conditions that by their terms are not satisfied until the Closing Date but are capable of satisfaction on such date) are satisfied or waived, (b) the Company has irrevocably notified Parent in writing that (1) the Company is ready, willing and able to consummate the Merger and (2) all conditions set forth in Section 7.03 have been and continue to be satisfied (other than those conditions that by their terms are not satisfied until the Closing Date but are capable of satisfaction on such date) and (c) within five (5) Business Days of the satisfaction of the later to occur of clauses (a) and (b) (such five (5) Business Day period, the "Buyer Close Period"), Parent and Merger Sub do not fulfill their obligations to consummate the Merger pursuant to Section 2.01, then, immediately following the Buyer Close Period, the Company may submit a Company Notice to the Escrow Agent; and

           (ii)  In the event that this Agreement is terminated by the Company pursuant to Section 8.01(f), then immediately following the Company's termination of this Agreement the Company may submit a Company Notice to the Escrow Agent.

        (c)   Lender may submit a Lender Notice to the Escrow Agent for release of the Penalty Loan back to Lender in the following circumstances:

            (i)  In the event that this Agreement is terminated by Parent pursuant to Sections 8.01(e), (g) or (h), then immediately following Parent's termination of this Agreement, Lender may submit a Lender Notice to the Escrow Agent; and

           (ii)  In the event that the parties consummate the Merger pursuant to Section 2.01 and the terms of this Agreement, then immediately following the Effective Time, Lender may submit a Lender Notice to the Escrow Agent.

        (d)   In the event that this Agreement is properly terminated pursuant to Sections 8.01(a), (b), (c) or (d), then Lender and the Company shall submit a Joint Release Instruction to the Escrow Agent.

        (e)   Each of Parent, Lender and the Company agree that (1) the Penalty Loan shall be the Company's sole and exclusive remedy against the Parent, Lender, Merger Sub or any of their Representatives, Affiliates and direct and indirect equityholders (collectively, the "Parent Related Parties") for any breach of the Merger Agreement (including any willful or intentional breach or failure to consummate the Merger by Parent and/or Merger Sub) and (2) none of the Company, its Subsidiaries, officers or directors or any equityholders of the Company (or any other constituents of the Company) shall have any rights or claims against any of the Parent Related Parties under this Agreement, whether at law or equity (including any claim for monetary damages or specific performance), in contract, or tort or otherwise, other in respect of the Penalty Loan. Following disbursement of the Penalty Loan pursuant to Section 8.03(b) , (A) none of the Parent Related Parties shall have any further liability or obligation of any kind relating to or arising out of this Agreement or the transactions contemplated by this Agreement, other than Lender's obligations with respect to the Bridge Loan Agreement and (B) this Agreement shall forthwith be terminated.

        (f)    Each party acknowledges and agrees that the agreement contained in this Section 8.03 is an integral part of the transactions contemplated by this Agreement, that without this agreement the parties hereto would not have entered into this Agreement. The exclusive remedy provisions set forth in Section 8.03(a) and 8.03(e) shall apply regardless of whether this Agreement remains in effect (i.e., has not yet been terminated); provided that nothing in this Section 8.03 shall limit the provisions of Section 8.02 in respect of any prior termination of this Agreement.

        (g)   Concurrently with the initial funding of the Penalty Loan amount to the Escrow Agent within ten (10) Business Days following execution of this Agreement in accordance with the Bridge Facility, the Company, Lender, Parent and Merger Sub shall enter into that certain Escrow Agreement with the Escrow Agent with respect to the escrow and disbursement of the Penalty Loan pursuant this Section 8.03.

        Section 8.04    Arbitration.

        (a)   Upon the issuance of any Challenge Notice (as defined in the Escrow Agreement) by Lender or Hold Notice (as defined in the Escrow Agreement) by the Company, either of the Parties may provide a written demand for arbitration of the dispute pursuant to this Section 8.04 to the other (an "Arbitration Demand"). If an Arbitration Demand is made, the Parties agree that all claims and disputes that are related to any Challenge Notice or Hold Notice shall be determined by binding and non-appealable arbitration before a single arbitrator in New York, New York, pursuant to the Federal Arbitration Act, 9 U.S.C. § 1, et seq. The arbitration shall take place at, and only be administered by, AAA. Following the execution of this Agreement, the Parties agree to use commercially reasonable efforts to appoint the single arbitrator, as well as an alternate arbitrator (the "Alternate Arbitrator") to be used if the first arbitrator is unavailable at the time of an Arbitration Demand, prior to the Effective Time. Any arbitration shall apply the substantive laws of the State of Delaware, without giving effect to principles of conflict of Laws. An award of arbitration may be confirmed by any court of competent jurisdiction. The single arbitrator selected shall serve as a neutral, independent, and impartial arbitrator. The Parties expressly waive any right to appeal, and agree not to object to, the arbitrator's award and/or entry of that award by any court of competent jurisdiction including, without limitation, in the State of Delaware. If the previously appointed arbitrator or Alternate Arbitrator is not available at the time of the Arbitration Demand, then AAA will have five (5) Business Days to select the single arbitrator. No discovery shall be allowed in the arbitration. The following time limits are to apply to any arbitration, provided that, if the Arbitrator (solely due to the Arbitrator's schedule and not due to any actions or omissions of the Parties) is unable to complete the steps set forth below on the time frames specified below, then the Parties shall use their commercially reasonable efforts to cause the arbitration to take place as promptly as possible thereafter:

        (b)   The evidentiary hearing on the merits (the "Hearing") is to commence within ten (10) days from the date of the Arbitration Demand (or, if a new arbitrator is appointed by AAA then within ten (10) days of the appointment of the arbitrator).

        (c)   Each side shall provide the arbitrator and the other side any documents or exhibits the side intends to introduce or present at the Hearing, and a list of witnesses the side intends to call to testify at the Hearing, at least twenty-four (24) hours prior to the Hearing.

        (d)   The Hearing shall last no longer than one (1) day, and the arbitrator shall determine in advance of the Hearing the allocation of time for each side to present evidence.

        (e)   The arbitrator shall render a brief, reasoned award within five (5) days of the close of the Hearing.

        (f)    The arbitrator must agree to the foregoing time frames before accepting appointment. Failure to meet any of the foregoing deadlines will not render the award invalid, unenforceable, or subject to being vacated. The arbitrator, however, may impose appropriate sanctions and draw appropriate adverse inferences against the Party primarily responsible for the failure to meet any such deadlines, including, but not limited to, deciding the claims and disputes at issue against the offending Party. Any Party's inability to appear in person for the Hearing for any reason shall not foreclose the Hearing from proceeding and/or the award from being rendered; provided, however, that a Party shall be entitled to participate in the Hearing via such Party's counsel even if the Party does not attend in person.

        (g)   The non-prevailing party in such arbitration pursuant to this Section 8.04 shall be responsible for the fees and expenses of the arbitrator; provided, that, if the Company is the prevailing party, then the fees and expenses of the arbitrator pursuant to this Section 8.04 shall be deducted from the interest payable by the Company to Lender pursuant to the Bridge Loan Agreement.

ARTICLE 9
MISCELLANEOUS

        Section 9.01    Notices.     Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided confirmation of e-mail receipt is obtained), in each case as follows:

if to Parent, Merger Sub, or the Surviving Corporation, to:
SCG Digital, LLC c/o Sachs Capital Group, LLC 2132 Deep Water Lane, Suite 232 Naperville, IL 60564
Attention:	Gregory Sachs
Facsimile No.:
Email:	gsachs@sachscapitalgroup.com

with a copy to (which shall not constitute notice):
Gardere Wynne Sewell LLP 2021 McKinney Ave. Suite 1600 Dallas, Texas 75230
Attention:	Evan Stone, Esq. Chris Babcock, Esq.
Facsimile No.:	(214) 999-3906
Email:	estone@gardere.com cbabcock@gardere.com
if to the Company (prior to the Merger) to:
RMG Networks Holding Corporation 15301 Dallas Parkway, Suite 125 Addison, Texas 75001
Attention:	Bob Robinson, Esq.
Facsimile No.:	(972) 767-3415
Email:	bob.robinson@rmgnetworks.com
with a copy (which shall not constitute notice) to:
DLA Piper LLP (US) 444 West Lake Street, Suite 900 Chicago, Illinois 60606-0089
Attention:	Richard Chesley, Esq. Neal Aizenstein, Esq.
Facsimile No.:	(312)251-2870
Email:	richard.chesley@dlapiper.com neal.aizenstein@dlapiper.com
and
Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606
Attention:	Ameer I. Ahmad
Email:	aahmad@mayerbrown.com

        Section 9.02    Survival of Representations and Warranties.     The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

        Section 9.03    Amendments and Waivers.

        (a)   Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of the Company's stockholders, no such amendment or waiver shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained; provided, further, that no amendment shall be made to this Section 9.03, Section 9.05, Section 9.06, Section 9.07, Section 9.08, Section 9.09 or Section 9.12.

        (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

        Section 9.04    Expenses; Payment of Termination Fee.

        (a)   Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.

        (b)   In the event that:

            (i)  this Agreement is terminated pursuant to Section 8.01(g) (Adverse Recommendation Change);

           (ii)  this Agreement is terminated pursuant to Section 8.01(h) (Company Superior Proposal) at any time on or following the Initial Go Shop End Date;

          (iii)  (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.01(d) (No Vote) or by Parent pursuant to Section 8.01(e)(i) (Company Breach) and (B) prior to the Stockholder Meeting, (1) an Acquisition Proposal shall have been made publicly or to the Company Board and not withdrawn or (2) the Company Board shall have failed to publicly reaffirm the Board Recommendation within ten (10) Business Days of receipt of a written request by Parent to provide such reaffirmation following any stockholder of the Company having publicly commenced a withhold or "vote no" campaign in respect of the Merger; provided that for all purposes of this Section 9.04(b)(iii) all percentages in the definition of Acquisition Proposal shall be replaced with 50%; or

          (iv)  this Agreement is terminated (A) by Parent pursuant to Section 8.01(e)(ii) (Company Breach of Go Shop/No Shop, Recommendation, Meeting and Proxy Solicitation covenants) or (B) by Parent or the Company pursuant to Section 8.01(b) and the Company shall have materially breached Section 6.02, Section 6.03 or Section 6.04;

then the Company shall pay Parent (A) the Company Termination Fee by wire transfer of same-day funds to an account designated by Parent (i) in the case of Section 9.04(b)(i) or Section 9.04(iv) within two (2) Business Days after such termination, (ii) in the case of Section 9.04(b)(ii), concurrently with the termination of this Agreement pursuant to Section 8.01(h), and (iii) in the case of Section 9.04(b)(iii), one half of such fee within two (2) Business Days after such termination and, if the Company subsequently enters into a definitive agreement within twelve (12) months of the date this Agreement is terminated with any Third Party with respect to any Acquisition Proposal and one half of such fee on the date that the Company consummates a transaction with respect to an Acquisition Proposal and (B) following receipt of an invoice therefor, no later than two (2) Business Days after the date of such termination (or, if later, after the date of receipt of the invoice therefor), Parent Transaction Expenses not to exceed the Expense Make Whole Threshold. In the event that Parent shall become entitled to receive payment of the Company Termination Fee pursuant to this Section 9.04(b), the receipt of the Company Termination Fee and any Parent Transaction Expenses shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, the Company shall have no further liability, whether pursuant to a claim at law or in equity, to Parent, Merger Sub or any of their respective Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective affiliates or any other Person shall be entitled to bring or maintain any claim, action or Proceeding against the Company or any of its Affiliates for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Company Termination Fee (including any portion thereof) and any Parent Transaction Expenses), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination. The "Expense Make Whole Threshold" shall mean the greater of (1) $250,000 or (2) a dollar amount which, when added together with the applicable Company Termination Fee, equals the actual amount of Parent Transaction Expenses.

        (c)   For the avoidance of doubt, any payment made by the Company under Section 9.04(b) shall be payable only once with respect to Section 9.04(b) and not in duplication even though such payment may be payable under one or more provisions hereof.

        (d)   In the event this Agreement is terminated by (i) Parent or the Company pursuant to Section 8.01(d) (No Vote) (other than a circumstance in which Section 9.04(b)(iii) applies) or (ii) the Company pursuant to Section 8.01(h) (Company Superior Proposal) at any time prior to the Initial Go Shop End Date, then the Company shall, following receipt of an invoice therefor, no later than two (2) Business Days after the date of such termination (or, if later, after the date of receipt of the invoice therefor), pay, or cause to be paid, at the direction of Parent, the Parent Transaction Expenses.

        (e)   Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 9.04 are an integral part of the Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to this Section 9.04 are not a penalty but rather constitute liquidated damages in a reasonable amount to compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Agreement, and (iii) without the agreements contained in this Section 9.04, the parties hereto would not have entered into this Agreement.

        Section 9.05    Assignment; Benefit.     This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (a) one or more of its Affiliates at any time, (b) after the Effective Time, to any parties providing secured debt financing for purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of such secured debt financing, and (c) after the Effective Time, to any Person; provided, that any assignment by Parent or Merger Sub shall not relieve Parent or Merger Sub of its obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (a) the rights of the Company's stockholders to receive the Merger Consideration at the Effective Time pursuant to the terms and conditions of this Agreement, (b) the rights of the holders of Company Equity Awards to receive the payments in respect thereof following the Effective Time pursuant to Section 2.06, and (c) the rights of the Indemnified Parties pursuant to Section 6.11. For the avoidance of doubt, prior to the Effective Time, the rights and remedies conferred on the Company's stockholders pursuant to Article 2 concerning payment of the Aggregate Merger Consideration may only be enforced by the Company acting on the behalf of the Company's stockholders. The parties hereto further agree that, except for those rights contained in clause (d) of the second preceding sentence, the rights of third-party beneficiaries under this Section 9.05 shall not arise unless and until the Merger is consummated.

        Section 9.06    Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

        Section 9.07    Jurisdiction.     The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of

Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law.

        Section 9.08    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATED TO ANY DEBT FINANCING USED TO CONSUMMATE THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED THEREBY).

        Section 9.09    Specific Performance.

        (a)   The parties hereto agree that Parent and Merger Sub would suffer irreparable harm in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached, and, accordingly that Parent and Merger Sub hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity in connection with this Agreement. The parties hereto agree that unless and until this Agreement is validly terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, (i) Parent and Merger Sub hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 9.07 to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions of this Agreement (for the avoidance of doubt, including to specifically enforce the Company's obligation to effect the Closing), without bond, or other security being required, and (ii) the right of specific enforcement of Parent and Merger Sub is an integral part of the transactions contemplated by this Agreement, including the Merger, and without that right, Parent or Merger Sub would not have entered into this Agreement. The parties hereto also agree that that unless and until this Agreement is terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, the Company shall be entitled to an injunction, specific performance or other equitable remedy to specifically enforce Parent's and Merger Sub's obligations under Section 6.19 and 8.03 hereof. Except with respect to Sections 6.19 and 8.03, the Company shall not have specific performance rights in respect of any other obligation of Parent or Merger Sub under this Agreement.

        (b)   The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.09(a) as provided therein, a party shall not in any respect waive its right to seek any other form of relief that may be expressly available to a party under this Agreement (including actual and intentional fraud remedies) for breach of any of the provisions of this Agreement or in the event that the remedies provided for in this Section 9.09 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.09 shall require any party hereto to institute any Proceeding for (or limit any party's right to institute any Proceeding for) specific performance under this Section 9.09 prior or as a condition to exercising any termination right under Article 8 (and pursuing actual and intentional fraud remedies), nor shall the commencement of any Proceeding pursuant to this

Section 9.09 or anything set forth in this Section 9.09 restrict or limit any party's right to terminate this Agreement in accordance with the terms of Article 8 or pursue any other remedies under this Agreement that may be available to such party at any time.

        Section 9.10    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

        Section 9.11    Parent Guarantee.     Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other transactions contemplated by this Agreement. As a material inducement to the Company's willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the transactions contemplated by this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 9.11 to "Merger Sub" shall also include the Surviving Corporation following the Effective Time.

        Section 9.12    Entire Agreement.     This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement, the Company Disclosure Schedule and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

        Section 9.13    Rules of Construction.     Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

        Section 9.14    Schedules.

        (a)   Notwithstanding any provision of this Agreement to the contrary, a disclosure set forth under one Section of a Company Disclosure Schedule shall be deemed to be disclosed in any other Section or Sections of such Company Disclosure Schedule to the extent that it is reasonably apparent from a reading of such disclosure that it is relevant or applicable to such other Section(s). Cross-references have been added for convenience and do not waive or diminish the Company's rights. It is understood and agreed that (i) nothing in any Company Disclosure Schedule is intended to broaden the scope of any representation or warranty of any party contained in this Agreement and (ii) the fact that any information is disclosed in a Company Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Without limiting the foregoing, the information set forth in a Company Disclosure Schedule, and the dollar thresholds set forth in this Agreement, shall not be used as a basis for interpreting the terms "material" or "Company Material Adverse Effect" or other similar terms in this Agreement.

        (b)   The inclusion of, or the reference to, any item within any particular Section of a Company Disclosure Schedule does not constitute an admission by Parent, Merger Sub or the Company that such item meets any or all of the criteria set forth in the Agreement for inclusion in such Section. The disclosure of any matter in any Section of a Company Disclosure Schedule shall expressly not be deemed to constitute a waiver by Parent, Merger Sub or the Company of any attorney-client privilege, any protection afforded by the work-product doctrine or any similar privileges and protections. Nothing disclosed in a Disclosure Schedule constitutes an admission of liability or obligation of Parent, Merger Sub, the Company or any Subsidiary or is an admission against the interest of Parent, Merger Sub, the Company or any of their respective Subsidiaries. All section headings are inserted for convenience of reference only and will not affect the meaning or interpretation of the Company Disclosure Schedules.

        Section 9.15    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

RMG NETWORKS HOLDING CORPORATION
By:	/s/ ROBERT MICHELSON
	Name:	Robert Michelson
	Title:	President and Chief Executive Officer

SCG DIGITAL, LLC
By:	/s/ GREGORY SACHS
	Name:	Gregory Sachs
	Title:	President

SCG DIGITAL MERGER SUB, INC.
By:	/s/ GREGORY SACHS
	Name:	Gregory Sachs
	Title:	President and Secretary

SCG DIGITAL FINANCING, LLC, solely for the purposes of Sections 6.19, and 8.04
By:	/s/ GREGORY SACHS
	Name:	Gregory Sachs
	Title:	President

Signature Page to Agreement and Plan of Merger

Exhibit B

Required Standstill Provision

        [Third party] agrees that, for a period of one year after the date of this Agreement (the "Standstill Period"), unless specifically invited by the Company at the Company's request, neither it nor any of its respective Representatives, will in any manner, directly or indirectly:

          (a)   effect, seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist any other Person to effect, seek, offer or propose (whether publicly or otherwise) to effect or participate in:

              (i)  any acquisition of any securities (or beneficial ownership thereof) or all or substantially all of the assets of the Company or any of its subsidiaries,

             (ii)  any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries,

            (iii)  any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Company or any of its subsidiaries,

            (iv)  any debt financing of the Company or any of its subsidiaries; or

             (v)  any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company;

          (b)   form, join or in any way participate in a "group" (as defined under the 1934 Act) with respect to the securities of Company;

          (c)   make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving the Company or its securities or assets;

          (d)   otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company;

          (e)   take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or

          (f)    enter into any discussions or arrangements with any third party with respect to any of the foregoing.

        Recipient also agrees during the Standstill Period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section [    ] (including this sentence).

        THIS FIRST AMENDMENT AND WAIVER AGREEMENT (this "Amendment"), dated August 18, 2018 ("Amendment Date") is entered into by and among RMG Networks Holding Corporation, a Delaware corporation (the "Company"), SCG Digital, LLC, a Delaware limited liability company ("Parent"), SCG Digital Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and, solely for the purposes of Sections 6.19, 8.03 and 8.04 of the Merger Agreement (as defined therein), SCG Digital Financing, LLC ("SCG Financing"). Unless otherwise defined herein, defined terms have the meaning set forth in that certain Agreement and Plan of Merger dated April 2, 2018 between the parties hereto (as amended hereby, the "Merger Agreement").

        WHEREAS, during the Go Shop Period under the Merger Agreement, the Company received an alternative proposal from a third party, Hale Capital Partners, L.P., a Delaware limited partnership ("Hale"), to engage in a recapitalization transaction (the "Alternative Transaction");

        WHEREAS, at a meeting held by the Special Committee on August 1, 2018, the Special Committee unanimously determined that the Alternative Transaction would result in a Superior Proposal;

        WHEREAS, in a subsequent meeting of the Company Board on August 1, 2018, the Company Board did not approve the Alternative Transaction;

        WHEREAS, Hale subsequently delivered a new non-binding proposal to the Company providing a stockholder option to receive cash in exchange for the shares of Company Common Stock, which proposal is subject to negotiation and documentation;

        WHEREAS, under the terms of that certain Bridge Loan Agreement, SCG Financing has rights (the "Conversion Rights") to convert the outstanding indebtedness owing to it by the Company to preferred stock if a transaction (either the Merger or an alternative transaction) does not close by August 30, 2018 (the "Triggering Date"), which is also the Drop Dead Date under the Merger Agreement;

        WHEREAS, the Company Board believes that the Company will require an extension of the Drop Dead Date under the Merger Agreement and of the corresponding Triggering Date under the Loan Agreement in order to complete the Merger or an alternative transaction and to avoid triggering the Conversion Rights following the Triggering Date;

        WHEREAS, Parent has also offered to amend the Merger Agreement to, among other things, (1) increase the Merger Consideration to $1.29 in cash without interest, (2) waive certain alleged breaches by the Company of the Merger Agreement occurring prior to the Amendment Date; (3) extend the Drop Dead Date and the corresponding Triggering Date to September 14, 2018, with a right of either Parent or the Company to unilaterally further extend such dates to September 28, 2018; and (4) increase the amount of the Penalty Loan from $1,000,000 to $1,500,000;

        WHEREAS, the Board believes that the foregoing proposed modifications to the Merger Agreement represent material improvements to its terms that are in the best interests of stockholders;

        WHEREAS, effective upon the execution of this Amendment, the Company will remove the designation from Hale as an Excluded Person for purposes of the Merger Agreement; and

        WHEREAS, certain amendments and waivers to the Bridge Loan Agreement are being made concurrently herewith.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

  1.
  Merger Consideration.    The words "one dollar and twenty-seven cents ($1.27)" in Section 2.03(a) of the Merger Agreement are hereby amended and restated in their entirety to read as follows: "one dollar and twenty-nine cents ($1.29)".

  2.
  Penalty Loan.    The definition of "Penalty Loan" (in Section 1.01(a) of the Merger Agreement) is hereby changed to read in its entirety as follows:

      "Penalty Loan" means that certain one million and five hundred thousand dollar ($1,500,000) loan, which loan may be drawn upon and released to the Parties as set forth in Sections 8.03 and 8.04. The Parties acknowledge and agree that one million dollars ($1,000,000) of such loan amount was deposited by Lender into the Escrow Account on or prior to April 23, 2018, and the remaining $500,000 of such loan amount shall be deposited by Lender into the Escrow Account pursuant to the Bridge Loan Agreement and the Escrow Agreement no later than two (2) Business Days prior to the end of the Buyer Close Period. If drawn upon and released to the Company pursuant to the terms of this Agreement and the Escrow Agreement, the terms of the Penalty Loan shall be as set forth in the Bridge Loan Agreement.

  3.
  Drop Dead Date.    The words "August 30, 2018 (the "Drop Dead Date")" in Section 8.01(b) of the Merger Agreement are hereby amended and restated in their entirety to read as follows: "September 14, 2018, provided that such date may be extended to September 28, 2018 at the election of either Parent or the Company upon written notice to the other party no later than twenty-four (24) hours prior to September 14, 2018 (the "Drop Dead Date")".

  4.
  Breach Waiver.    Parent hereby agrees that any actions constituting breaches of the Merger Agreement committed by the Company, or the Special Committee on behalf of the Company, and currently known to Parent (including but not limited to actions expressly described in letters from Parent to the Special Committee and the Company and alleged to be breaches of the Merger Agreement) are hereby waived by Parent, and Parent agrees not to enforce any of its rights or remedies under Section 8.01(e) of the Merger Agreement or at law or equity on the basis of such alleged breach or breaches. Notwithstanding the foregoing, the waivers provided in this Section 4 are conditioned upon the Company's performance of its obligations under Section 5 below. If the Company breaches any of its obligations under Section 5 below, each waiver granted in this Section 4 shall be null and void and without effect ab initio, and Parent and Merger Sub shall be permitted to enforce any right which they may have with respect to any alleged breach described in this Section 4.

  5.
  Excluded Person and Standstill.    The Company shall immediately cease all discussions with Hale (and all Representatives and Affiliates thereof) with respect to the Alternative Transaction or any other transaction proposal. No later than two (2) business days following the Amendment Date, the Company shall notify Hale that it is no longer an Excluded Person. The Company agrees to fully enforce the Required Standstill Provision set forth in the Acceptable Confidentiality Agreement to which Hale and the Company are a party. To that end, the Company shall immediately inform Parent of any breach of such Required Standstill Provision (including but not limited to any waiver request thereunder) and shall pursue enforcement actions in respect of such breach as reasonably requested by Parent.

  6.
  Acquisition Proposal.    The definition of "Acquisition Proposal" set forth in Section 1.01(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

      "Acquisition Proposal" means any inquiry (in writing or otherwise), offer, proposal or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Third Party, directly or indirectly, of 25% or more of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any Third Party beneficially owning 25% or more of any class of outstanding voting or equity securities of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, which would result in a Third Party becoming entitled to 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) any sale, lease, exchange, transfer, license (other than licenses in the ordinary course of business), acquisition or disposition of 25% or more of the consolidated assets of the Company and its Subsidiaries (measured by the lesser of book or fair market value thereof) or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole.

  7.
  Governing Law; Jurisdiction; Waiver of Jury Trial.    Sections 9.06, 9.07 and 9.08 of the Merger Agreement shall apply to this Amendment, mutatis mutandis.

  8.
  Counterparts.    This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Amendment shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

  9.
  Miscellaneous.    The Merger Agreement remains in full force and effect, as amended hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

RMG NETWORKS HOLDING CORPORATION
By:	/s/ ROBERT MICHELSON
	Name:	Robert Michelson
	Title:	President and Chief Executive Officer
SCG DIGITAL, LLC
By:	/s/ GREGORY SACHS
	Name:	Gregory Sachs
	Title:	President
SCG DIGITAL MERGER SUB, INC.
By:	/s/ GREGORY SACHS
	Name:	Gregory Sachs
	Title:	President and Secretary
SCG DIGITAL FINANCING, LLC, solely for the purposes of Sections 6.19, and 8.04
By:	/s/ GREGORY SACHS
	Name:	Gregory Sachs
	Title:	President

Annex B

[Letterhead of Lake Street Capital Markets, LLC]

**CONFIDENTIAL**

April 2, 2018

Special Committee of the Board of Directors of
              RMG Networks Holding Corporation
15301 Dallas Parkway, Suite 500
Addison, Texas 75001

Members of the Special Committee of the Board of Directors of RMG Networks Holding Corporation:

        We understand that RMG Networks Holding Corporation, a Delaware corporation ("RMG" or the "Company"), is considering entering into an Agreement and Plan of Merger (the "Merger Agreement") with SCG Digital, LLC, a Delaware limited liability company (the "Purchaser") and SCG Digital Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Purchaser ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, with the Company remaining as the surviving corporation and a wholly-owned subsidiary of the Purchaser (the "Transaction"). We further understand that the Purchaser is substantially owned or controlled by Mr. Gregory Sachs, the Executive Chairman of the Company and the beneficial holder of approximately 2,000,000 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"). In connection with and at the effective time of the Transaction, all outstanding shares of Common Stock will be cancelled and will cease to exist, and the former holders thereof, other than any shares held by the Purchaser or its affiliates and by certain rollover holders (the "Cashed-Out Stockholders"), will be entitled to receive $1.27 in cash for each share of Common Stock formerly held. The Merger Agreement will provide for a forty-five (45) day "go-shop" period after announcement of the Transaction, which will include the right of the Purchaser to respond to a bona fide written proposal that could reasonably be expected to lead to a proposal that is more favorable to the Company's stockholders than the Transaction. Separate from the Transaction, Mr. Sachs or an affiliate of Mr. Sachs also intends to provide a bridge loan of $2.0 million to the Company (the "Bridge Loan").

        You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the Cashed-Out Stockholders in the Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision to proceed with or effect the Transaction. Further, we are not expressing any opinion as to the Bridge Loan.

        In connection with our review of the Transaction and in arriving at our opinion, we have, among other things:

  i.
  reviewed a draft of the definitive Merger Agreement, including the most recent draft, provided to us on April 2, 2018 (the "Transaction Documents");

  ii.
  reviewed certain business, financial and other information and data with respect to RMG that was either publicly available or made available to us from internal records of RMG;

  iii.
  reviewed certain internal financial projections for RMG and RMG's draft Annual Report on Form 10-K for the year ended December 31, 2017, prepared for financial planning purposes and furnished to us by RMG's management;

  iv.
  conducted discussions with members of senior management with respect to the past and present operations of the business and prospects of RMG;

  v.
  compared the financial performance of RMG with that of other publicly traded companies deemed by us to be comparable to RMG;

  vi.
  reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

  vii.
  performed a sum-of-the-parts and discounted cash flows analysis for RMG, based on projected financial performance prepared by management of RMG;

  viii.
  reviewed certain publicly available information and stock price data for stockholder buyout transactions;

  ix.
  reviewed the historical market prices and trading activity of RMG's common stock; and

  x.
  performed such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary and appropriate in arriving at our opinion.

        We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by or for us. We have further assumed that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that management of the Company is not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.

        In connection with our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. Our opinion does not address any legal, regulatory, tax or accounting issues.

        In arriving at our opinion, we have assumed that the executed documents for the Transaction (the "Transaction Documents") will be in all material respects identical to the draft Transaction Documents reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the Transaction Documents and all related documents and instruments that are referred to therein are true and correct, (ii) each party to the Transaction Documents will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Transaction will be consummated pursuant to the terms of the Transaction Documents without amendments thereto, and (iv) all conditions to the consummation of the Transaction will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Transaction will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Transaction.

        In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity or the ability of the Company to operate as a going concern, whether or not the Transaction is consummated. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

        This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of the Company's Common Stock may trade following announcement of the Transaction or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

        We, as a customary part of our investment banking business, engage in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and other valuations for estate, corporate and other purposes. We have been engaged by the Company solely to provide this opinion in connection with the Transaction and have not been engaged by the Company to serve as its financial advisor in connection with the Transaction. We will receive a fee from the Company for providing this opinion and our fee is not contingent upon the consummation of the Transaction. Further, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities that may arise in relation to our engagement. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, we may at any time hold a long or short position in such securities. We have not performed financial advisory or investment banking services for the Company in the past and have not received customary fees and expense reimbursements for such services. In the future, we may provide other financial advisory and investment banking services to the Company and its affiliates for which we would expect to receive compensation.

        Consistent with applicable legal and regulatory requirements, Lake Street Capital Markets, LLC has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company and the Transaction that differ from the views of our investment banking personnel.

        This opinion is furnished pursuant to our engagement letter dated March 20, 2018. This opinion is directed to the Special Committee of the Board of Directors of the Company for its confidential use in connection with its consideration of the Transaction and is not intended to be and does not constitute a recommendation to the Company or any stockholder of the Company. This opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval, except that this opinion may, if required by law, be included in its entirety in any filing made by the Company with the Securities and Exchange Commission in connection with the Transaction in accordance with the terms of our engagement letter with the Company. This opinion has been approved for issuance by the Lake Street Capital Markets, LLC Fairness Opinion Committee.

        This opinion addresses only the fairness, from a financial point of view, to the Company of the proposed consideration to be received by the Cashed-Out Stockholders in the Transaction. We have not been requested to opine as to, and our opinion does not in any manner address the relative merits of the Transaction or any alternatives to the Transaction, the Company's underlying decision to proceed with or effect the Transaction, or any other aspect of the Transaction. This opinion does not address the fairness of the Transaction to creditors or other constituencies of the Company, or to any particular stockholder relative to the consideration to be received by the Company's stockholders as a group. This opinion is not a valuation of the Company or its assets or any class of securities of the Company. We have not evaluated the solvency or fair value of the Company. We are not experts in, nor do we express an opinion on, legal, tax, accounting or regulatory issues. We do not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees, of the Company, whether or not relative to the Transaction.

        Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the consideration to be received by the Cashed-Out Stockholders in the Transaction is fair, from a financial point of view, to such stockholders as of the date hereof.

Sincerely,

/s/ Lake Street Capital Markets, LLC

Lake Street Capital Markets, LLC

Annex C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Section 262. Appraisal Rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2017
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 001-35534

RMG NETWORKS HOLDING CORPORATION

Delaware (State or other jurisdiction of incorporation or organization)	27-4452594 (I.R.S. Employer Identification Number)

15301 Dallas Parkway
Suite 500
Addison, Texas 75001
(800) 827-9666
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Common Stock, par value $0.0001 per share
Securities registered pursuant to Section 12(b) of the Act

NASDAQ Capital Market
Name of each exchange on which registered

Warrants to purchase shares of Common Stock
Units, each comprising of one share of Common Stock and one Warrant
Securities registered pursuant to Section 12(g) of the Act:

          Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐    No ☒.

          Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. Yes ☐    No ☒.

          Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐.

          Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

          Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒    No ☐.

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

          Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒.

          As of June 30, 2017, the aggregate market value of the common stock held by nonaffiliates of the registrant, based on the $2.64 closing price (following the 1-for-4 reverse stock split completed on August 14, 2017) of the registrant's common stock as reported on the NASDAQ Stock Market on that date, was approximately $12.6 million. For purposes of this computation, all officers, directors and 10% beneficial owners of the registrant are deemed to be affiliates. Such determination should not be deemed to be an admission that such officers, directors or 10% beneficial owners are, in fact, affiliates of the registrant.

          As of April 4, 2018, there were 11,156,257 shares of common stock of the registrant outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

          The information required by Part III of this annual report on Form 10-K, to the extent not set forth in this Form 10-K, is incorporated herein by reference from the registrant's definitive proxy statement relating to the annual meeting of stockholders to be held in 2018, to be filed with the Securities and Exchange Commission within 120 days after the end of the registrant's fiscal year ended December 31, 2017.

        Unless the context otherwise requires, when we use the words the "Company," "RMG", "RMG Networks," "we," "us," or "our Company" in this Form 10-K, we are referring to RMG Networks Holding Corporation, a Delaware corporation, and its subsidiaries, unless it is clear from the context or expressly stated that these references are only to RMG Networks Holding Corporation.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Annual Report on Form 10-K (the "Report") includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology, including the words "believes," "estimates," "anticipates," "expects," "intends," "plans," "may," "will," "potential," "projects," "predicts," "continue," or "should," or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. You should read statements that contain these words carefully because they:

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  discuss future expectations;

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  contain projections of future results of operations or financial condition; or

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  state other "forward-looking" information.

        We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this Form 10-K provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in our forward-looking statements, including among other things:

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  our history of incurring significant net losses;

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  the ability to maintain our Nasdaq listing;

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  the risk that any projections, including earnings, revenues, expenses, margins or any other financial items are not realized;

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  business development activities, including our ability to contract with, and retain, customers on attractive terms;

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  the competitive environment in the markets in which we operate;

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  success in retaining or recruiting, or changes required in, our management and other key personnel;

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  the potential liquidity and trading of our securities;

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  our ability to raise additional capital, if needed, on satisfactory terms, or at all;

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  the general volatility of the market price of our common stock;

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  risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and

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  changing legislation and regulatory environments;

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  general economic conditions.

        You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 10-K. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual future results to differ materially from those projected or contemplated in the forward-looking statements.

        All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Form 10-K or to reflect the occurrence of unanticipated events. You should be aware that the

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occurrence of the events described in the "Risk Factors" section and elsewhere in this Form 10-K could have a material adverse effect on us.

        This Form 10-K contains statistical data that we obtained from various government and private publications. We have not independently verified the data in these reports. Statistical data in these publications also include projections based on a number of assumptions. The industries referenced may not grow at such projected rates or at all. The failure of these industries to grow at such projected rates may have a material adverse effect on our business and the market price of our securities. Furthermore, if any one or more of the assumptions underlying the statistical data turns out to be incorrect, actual results may differ from the projections based on these assumptions.

D-iii

PART I

Item 1.    Business

Overview

        RMG goes beyond traditional communications to help businesses increase productivity, efficiency, and engagement through intelligent digital signage messaging. By combining leading software, hardware, business applications, and services, we offer a single point of accountability for integrated data visualization and real-time performance management. We are headquartered in Addison, Texas, with additional offices in the United States, United Kingdom and the United Arab Emirates.

        We provide enterprise communication solutions that empower organizations to visualize critical business data to better run their businesses in contact center, supply chain, internal communications, hospitality, retail and other applications primarily in the financial services, telecommunications, manufacturing, healthcare, pharmaceutical, utility and transportation industries, and for federal, state and local governments. We differentiate ourselves through dynamic business data visualization delivering real-time intelligent visual content that enhances the ways in which organizations communicate with employees and customers. The solutions we provide are designed to integrate seamlessly with a customer's IT infrastructure and data and security environments. Our solutions are comprised of a suite of products that include proprietary software, software-embedded hardware, maintenance and support services, content and creative services, installation services and third-party displays.

        We power thousands of digital screens and end-points, and the diversity of products that we offer, combined with our technical expertise, provide our customers and partners with business data visualization solutions that differentiate us from our competitors. We are led by an experienced senior management team with a proven track record of building and successfully running and growing technology and services companies.

        Our operations span over 30 years with our principal subsidiary having been in operation since 1980.

Proposed Transaction with an Affiliate of the Company's Executive Chairman Gregory H. Sachs

        On April 2, 2018, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with SCG Digital, LLC, a Delaware limited liability company ("Parent"), SCG Digital Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and SCG Digital Financing, LLC, a Delaware limited liability company and an affiliate of Parent, solely for the purposes of Sections 6.19, 8.03 and 8.04 of the Merger Agreement. Under the terms, and subject to the conditions, of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger"). Shareholders of the Company's common stock (other than Parent and its affiliates and rollover shareholders that enter into agreements with Parent to contribute shares of Company common stock to an affiliate of Parent prior to the closing of the Merger) will receive $1.27 in cash per share in the Merger. Shareholders of the Company's common stock (other than Parent and its affiliates and rollover shareholders that enter into agreements with Parent to contribute shares of Company common stock to an affiliate of Parent prior to the closing of the Merger) will receive $1.27 in cash per share in the Merger. Parent is owned by SCG Digital Holdings, Inc., a Delaware corporation and an affiliate of Gregory H. Sachs, the Company's Executive Chairman (collectively, the "Sponsor").

        Mr. Sachs and certain of his affiliates have entered into a voting agreement (the "Voting Agreement") with the Company and agreed, among other things, to vote his shares of the Company's common stock in favor of adoption and approval of this Agreement and to take certain other actions in furtherance of the transactions contemplated by the Merger Agreement. All members of the Board of

Directors of the Company in attendance at the meeting approved the Merger Agreement on the unanimous recommendation (with Mr. Sachs recusing himself and one member unable to attend the final meeting due to a personal matter) of a Special Committee comprised entirely of independent directors of the Company (the "Special Committee").

        The Merger Agreement contains a "go shop" provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through May 17, 2018 (the "Initial Go Shop End Date"); provided that such end date may be extended at the election of the Company (upon written notice to Parent) at any time prior to the Initial Go Shop End Date until June 1, 2018 (such period commencing with the Execution Date, as may be extended, the "Go-Shop Period"). After the conclusion of the Go-Shop Period, the Company may continue discussions with any "Excluded Person", defined as a party that submits (and has not withdrawn) a written proposal during the Go-shop Period that the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, is, or would reasonably be expected to lead to, a "Superior Proposal," as defined in the Merger Agreement and with whom the Company remains in continuous active discussions.

        Except with respect to Excluded Persons, after the conclusion of the Go-Shop Period, the Company will be subject to a "no-shop" restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a "fiduciary-out" provision that allows the Company to provide information and participate in discussions with respect to third party proposals submitted after the conclusion of the Go-Shop Period and with respect to which the Special Committee has made the determinations previously described.

        The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a Superior Proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, a termination fee, as well as reimbursement for certain fees and expenses up to an "Expense Make Whole Threshold" may be payable by the Company to Parent in the following circumstances: (i) if such termination occurs before the Initial Go Shop End Date, the Company will not be required to pay a termination fee, (ii) if the Go Shop Period is extended and the Merger Agreement is terminated by the Company before the Non-Solicitation Start Date so that the Company can enter into an alternative acquisition agreement with an Excluded Person, then the Company will be required to pay a fee of $150,000 and (iii) if the Merger Agreement is terminated by the Company or Parent in certain other circumstances more fully set forth in the Merger Agreement, then the Company will be required to pay a fee of $500,000. In the event that the Merger Agreement is terminated by the Company due to a material breach of the Merger Agreement by Parent or Merger Sub or in the event that Parent or Merger Sub fail to consummate the Merger when otherwise obligated to do so pursuant to the terms and conditions thereof, the Merger Agreement provides for Parent to pay to the Company a penalty loan of $1 million (the "Penalty Loan") upon termination of the Merger Agreement.

        Consummation of the Merger is subject to various conditions, including adoption of the Merger by a vote of a majority of the minority shareholders of the outstanding shares of the Company's common stock (other than any rollover investors, shareholders affiliated with Parent and the Company's executive officers) and other customary closing conditions described in the Merger Agreement, and other customary closing conditions. The parties expect to close the transaction during the second quarter of 2018.

        In connection with the Merger Agreement, on April 2, 2018, the Company and certain of its subsidiaries (the "Borrowers") entered into the Subordinated Loan and Security Agreement (the "Subordinated Loan Agreement") with SCG Digital Financing, LLC (the "Subordinated Lender"), pursuant to which the Subordinated Lender agreed to make available to the Borrowers a bridge loan (the "Bridge Loan") in the principal amount of $2 million. The Subordinated Lender is an affiliate of

Mr. Sachs. If the Penalty Loan is funded pursuant to the terms of the Merger Agreement, the Penalty Loan will also be a credit extension under the Subordinated Loan Agreement and subject to its terms (the Penalty Loan together with the Bridge Loan, the "Subordinated Loans"). The Subordinated Loans are secured by a second priority lien in all of the assets of the Borrowers. The Bridge Loan matures on the later of April 2, 2019 or, if the Penalty Loan is funded, one year following the funding of the Penalty Loan, at which time all outstanding principal and interest on the Subordinated Loans are due. No principal payments are required under either the Bridge Loan or the Penalty Loan prior to maturity and, except in limited circumstances, no principal payments are permitted prior to the first anniversary of the closing date. Interest on the Bridge Loan accrues at a per annum cash interest rate equal to 8.0% above the prime rate plus 2.0% paid-in-kind and interest on the Penalty Loan will accrue at a per annum paid-in-kind interest rate equal to 5% above the prime rate. If the Bridge Loan is prepaid prior to the stated maturity date thereof, the Borrowers are obligated to pay a prepayment premium equal to the interest the loans would have accrued if they had remained outstanding through maturity. During an event of default, the rate of interest on the Subordinated Loans would increase to 2.5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid cash interest is payable quarterly on the last day of each fiscal quarter.

        Upon the occurrence of certain events (including the failure of the Company's unaffiliated shareholders to approve the Merger), the Subordinated Lender has the right to convert principal and accrued interest outstanding under the Bridge Loan into shares of Series A Preferred Stock of the Company on the terms set forth therein.

        The Subordinated Loans are subordinated to the obligations under the Amended and Restated Loan and Security Agreement (the "Restated Loan Agreement") dated October 13, 2017 with Silicon Valley Bank (the "Bank") pursuant to a Subordination Agreement dated as of April 2, 2018.

        On April 2, 2018, the Borrowers also entered into the First Amendment (the "First Amendment") to the Restated Loan Agreement with the Bank. Pursuant to the First Amendment, the minimum EBITDA covenant in the Restated Loan Agreement was amended and the Bank consented to the incurrence of certain subordinated debt pursuant to the Subordinated Loan Agreement (as defined above) by the Company and certain of its subsidiaries, among other things.

        The Special Committee engaged Lake Street Capital Markets LLC ("Lake Street") to provide a fairness opinion to the Special Committee. On April 2, 2018, Lake Street delivered an opinion to the Special Committee that as of the date of the opinion, the merger consideration to be received by holders of the Company's common stock is fair to such holders (other than the holders of Company common stock that are affiliates of Parent) from a financial point of view.

History

        We were incorporated in Delaware on January 5, 2011 as a "blank check company" for the purpose of effecting a business combination with one or more businesses. On April 8, 2013, we consummated the acquisition of RMG Networks Holdings, Inc., f/k/a Reach Media Group Holdings, Inc. ("Reach Media Group"), which became our Media business, pursuant to a merger agreement, dated as of January 11, 2013, as amended. On April 19, 2013, we consummated the acquisition of RMG Enterprise Holdings Corporation, f/k/a Symon Holdings Corporation ("Symon"), which became our Enterprise Solutions business, pursuant to a merger agreement, dated as of March 1, 2013. As a result of the Reach Media Group and Symon acquisitions, Reach Media Group and Symon became our subsidiaries, and the businesses and assets of Reach Media Group, Symon and their subsidiaries became our only operations. Symon was considered to be our predecessor for accounting purposes. On July 1, 2015, we sold the assets of our Airline Media Network to an unaffiliated third party, effectively exiting what were the legacy operations of our Media business.

Industry

        We believe digital signage in business environments allows companies to engage targeted audiences, such as employees and consumers, more effectively than traditional communications. The digital signage industry is comprised of software, hardware, content, and professional services that create solutions for business customers. Frost & Sullivan, in its 2015 Analysis of the Global Digital Signage Systems Market report, estimated that the market for digital signage system technology in 2014 was approximately $1.5 billion and expects the market to grow from 2014 to 2020 at a compound annual growth rate of 13.2%. Others, such as IHS, Inc. estimate that aggregate global digital signage expenditures, including ancillary components, approached $14 billion in 2014.

        As digital signage systems have evolved, they have become more cost effective and are able to provide richer media content. The initial costs of planning and deploying digital signage infrastructure have dropped, reducing a significant barrier to growth. Today's solutions support remote manageability, energy efficiency and the ability to process and blend rich media content. We believe customers are increasingly recognizing the flexibility and cost-effectiveness digital signage can provide compared to other forms of communication.

        A key market driver that is dramatically impacting the traditional digital signage industry and driving increased utilization of digital signage solutions is a demand for real-time information. Because of increased technology enablement, both organizations and individual consumers expect information to be more available and timely. Digital signage solutions are increasingly providing organizations with multiple ways of distributing and collecting data in real time, often in an interactive manner.

Competitive Strengths

        We believe that the following factors differentiate us from our competitors and position us for continued growth:

        We provide dynamic "real time" business data visualization.    Differentiated from digital signage solutions that only offer the capability to place a set loop of content onto one or a few display endpoints, we offer solutions to dynamically visualize critical business data and content that help companies track and measure their operations or communicate with target audiences more efficiently and effectively. Our technology platforms and integrated solutions can interface with a customer's disparate business systems, assemble data, apply business logic and display the output in real-time on thousands of end points across a multinational network.

        Our products can be easily adapted to satisfy a wide array of customer applications.    Our solutions encompass a full array of key consumer-facing, corporate and advertising network types. We believe our solutions add significant value and provide a definable return on investment across a diverse set of business applications such as real-time reporting and alerting for contact centers, supply chain warehousing and manufacturing. Other enterprise uses include company news and "real time" information for employee or corporate communications. Our products are also commonly used in public-facing environments, such as retail operations, hotels, convention centers, hospitals, universities, casinos and government facilities. Our enterprise software suite incorporates leading network security features and is both robust and scalable. Our solutions meet the requirements of many of the largest financial services and telecommunications companies in the United States. Our data-integration components ensure that nearly any external source can be leveraged in a solution, including databases, telephony, interactive kiosks, POS, RSS and web content, among others.

        We offer comprehensive, configurable solutions and not just individual solution components.    One key to our market leadership is our robust software suite that offers flexibility for nearly any client application. This includes installations ranging from a single display to many hundreds or even thousands of end-points. This platform allows us to build, manage, maintain and monetize comprehensive visual communication solutions for our customers. To accomplish this, we approach the market with a full complement of integrated ready-to-use technologies, including our proprietary software and software-embedded appliances, and a wide range of proprietary and third-party flat screen displays, kiosks, video walls, mobile devices and other digital signage endpoints. We also provide a wide range of professional services including installation and training, software and hardware maintenance and support, and creative content. We are typically the prime source for technical resources for implementations that feature our proprietary software and software-embedded appliances. We maintain strong customer support groups in the United States and internationally offering around-the-clock client support. In addition, we have a full-time multinational team of content writers, video producers, graphic designers and editors who develop both original and subscription content as required by customers.

        We are trusted by some of the largest organizations in the world.    Some of the largest and most demanding organizations, including a majority of Fortune 100 companies, count on our solutions every day to inform, educate and motivate their employees and customers and to build their brands. Because of our products' abilities to integrate with mission critical software applications, our solutions are required to pass a higher level of security testing. We have found that add-on sales opportunities and customer longevity are very high when our hardware and software have been authorized by customers to work behind their firewalls. Being a trusted solution provider to large multi-national corporations also affords us the opportunity to efficiently cross sell throughout a customer's global footprint and sell solutions for additional application areas into a single organization.

        We serve customers through a multinational footprint.    We have offices or personnel focused on developing business located in North America, Europe, and the Middle East. We service thousands of customers worldwide and estimate that hundreds of thousands of people globally view our content each day on our customers' installations. Our multinational presence enables us to satisfy the worldwide requirements of our multi-national customers and to pursue market opportunities in high-growth geographies outside of North America. To efficiently utilize our multinational footprint, we have well-established relationships with leading business partners and resellers around the world.

        Experienced management team.    Our management team has significant experience in growing technology and services companies.

Growth Strategy

        Our growth strategy is to leverage and continue to build upon our past successes, including through the following:

        Expanding our installed customer footprint.    We have identified and are pursuing numerous opportunities to expand our customer base, including:

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  Driving technology innovation and launching new solutions, applications and products that provide increasing value to our customers.

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  Selling additional solutions to our large, multinational customers and expanding the geographies in which these customers use our solutions.

        Growing and expanding our customer base.    We have identified and are currently pursuing numerous opportunities to expand our existing base of business, including:

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  Growing our presence in segments that have shown a high propensity to deploy data-driven visual communications like contact center management, supply chain management, internal communications, higher education, healthcare and customer-facing retail applications.

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  Developing additional reseller channels and strategic partners who are "best in class" in their specific industries to supplement our direct sales efforts.

Products and Solutions

        We provide enterprise communication solutions that empower organizations to visualize critical business data to better run their businesses. Our proprietary software platform seamlessly integrates with our customers' existing mission critical departmental applications and offers premise-based or hosted content management, content subscription services and mobility solutions. We work closely with leading global technology partners, developing proprietary technical interfaces.

        Our solutions portfolio, comprised of solutions for contact center, internal communications, supply chain and consumer-facing retail, financial services, higher education and hospitality applications are offered through our Enterprise Server Software platform and our newly-released KorbytTM Software platform.

Enterprise Server Software Platform

        Our enterprise server software platform solutions are primarily offered with perpetual use software licenses and annual maintenance & support contracts and are generally on-premises deployments within our customers' networks. Substantially all of our historical revenue has been generated from our enterprise server software platform. Solutions are assembled from the following product components:

        Enterprise Server ("ES") is a robust software application server used to collect content (data, video, graphics, and text) from various application and other data sources, organize the content according to business rules and distribute the content to a variety of end-points, including our proprietary media players, PCs and mobile devices. Our data collectors connect ES with customers' enterprise applications to retrieve real-time data. Our data collectors give us a distinct advantage by being able to deliver solutions more quickly, less expensively and with higher quality than the competition.

        Design Studio ("DS") is a software offering that is installed on the client's PC (DS) and used to design the look, feel, function and timing of how content is played on end-point displays. The software features a set of pre-designed templates that can be combined with external content feeds that are provided by us or other external content providers.

        InView™ software is a fully integrated internal communications software product delivering real-time business data and other content across all employee devices, including desktop, laptop, mobile and tablet. InView is a messaging platform that enables real time communication of rich media, including business data, to all or a subset of connected corporate users. Automatic message delivery ensures employees are aware of critical events, for example call volumes spikes or emergency weather conditions, allowing them to quickly respond with appropriate actions to exceed established company goals.

Korbyt™ Software Platform

        We released our Korbyt Software Platform in the fourth quarter of 2017. Our Korbyt software platform solutions are primarily offered through a subscription model and have the flexibility of being deployed in the cloud, on-premises or in a hybrid environment. Our Korbyt cloud offering utilizes a multi-tenant architecture, which enables us to run a single instance of our software code, add subscribers with minimal incremental expense and deploy new applications and upgrades quickly and efficiently. Solutions are assembled from the following product components:

        Korbyt™ Signage gives companies the power to communicate more effectively with seamless content creation and distribution across digital signage networks. Korbyt Signage provides end users with an easy to use, browser-based content authoring tool, an intuitive content management system and enterprise scalable device management and alerting features.

        KorbytGO™ provides companies with a mobile app platform that enables organizations to connect with their employees, managers and leadership through a mobile phone, a device that is readily used and preferred by employees. Employers are able to communicate in real-time to keep employees up to date on company initiatives, key performance indicators, benefits information, safety announcements and more. Key features include a dynamic company newsfeed, personalized messaging capabilities based on the employee's preferences, built-in shift scheduling and employee chat applications, user generated content publishing, and advanced audience analytics for administrators included automatic employee groups and messaging based on a user's behavior in the application.

Hardware and Subscription Products:

        Subscription Content Services provides syndicated "business-appropriate" news and current information, created by our editors. In addition, weather, stock information, airport flight data and over 100 ticker feeds allow clients to customize the desired output in almost any manner they require. This service is hosted by us, and it complements customers' messaging by keeping their audience engaged with fresh news and information throughout the day.

        Media Players/Smart Digital Appliances ("SDA") are media players with our software pre-loaded that function as the content storage and rendering hardware between our ES or Korbyt content engine and the visual display end-points (LED displays, HD TVs or PCs). SDAs "pull" content and content rules and parameters from ES or Korbyt and then render the content on the displays according to established rules and layouts.

        Electronic Displays ("ED") include a line of displays designed by us, such as door displays that are architected to work seamlessly with our content management software. We also offer a large portfolio of third-party displays from some of the most recognizable brands in screen and electronic display technology.

        RMG MAX LED ("MAX") includes a line of customizable LED display solutions for indoor and outdoor market applications. RMG's MAX series offers full custom LED solution that scale to HD-quality image support, 4K and beyond, in addition to delivering embedded audio, energy efficiency, low heat emissions and an industry-leading 1.2mm pixel pitch. RMG MAX LED visual solutions integrate with RMG's current software and creative content media players to further leverage the strength of existing platforms.

Multinational Sales Model

        We sell products and services through a multinational professional sales force, as well as through a select group of resellers and local partners. In North America, approximately 91% of sales were generated solely by our sales team, with approximately 9% through resellers in the year ended December 31, 2017. Outside of the United States, the situation is reversed, with approximately 70% of sales coming from the reseller channel. Overall, approximately 70% of global sales were derived from direct sales, with the remaining 30% generated through indirect partner channels.

        Our multinational sales team includes approximately 41 sales representatives and sales support staff as of December 31, 2017. The sales representatives each have multiple years of specific experience in selling complex enterprise technology solutions. The sales team is supported in the pre-sales process by a team of highly skilled subject matter experts and sales engineers, who help to present solutions that meet each customer's specific needs. In general, the sales compensation structure for the sales staff is approximately half base salary and half commissions. The amount of payment of commissions is dependent on representatives reaching their quarterly and annual sales objectives. In addition, commissions are modified by the overall profitability of the mix of products that are sold. Our resellers globally are generally supported by one or more of our sales team members to assist them with proposing unique solutions for clients and prospects.

Customers

        Customers around the world purchase our enterprise communication solutions including software, hardware and services. For larger customers, a master services agreement is individually negotiated when necessary. Upon approval of the customer's or reseller's credit, customers purchase a solution which includes licensed software, hardware, installation services, training services, maintenance services and/or content services. Maintenance and content services are sold on an annualized basis, creating an annuity income stream and a close business relationship. Our resellers purchase products and services from us to resell to their clients. In general, we assist resellers with installation, training services and on-going support in partnership with our resellers.

Competition

        Holding a strong, competitive position in the market for intelligent visual solutions requires maintaining a diverse product portfolio that addresses a wide variety of customer needs. We believe we have been a leading multinational provider of such products and services for more than 30 years. Our customers include many of the largest organizations in the world and, as a result, our brand is established in the geographies in which we do business. The worldwide digital signage market is vast and diverse. In addition to the scope of our product and service portfolio, we compete based upon commercial availability, price, visual performance, brand reputation and customer service. Customer requirements vary as to products and services, and as to the size and geographic location of the solutions.

        We compete with a broad range of companies, including local, national and international organizations. Some competitors offer a range of products and services; others offer only a single part of the overall digital signage solution. Though our direct competitors are numerous, diverse and vary greatly in size, we view our principal competitors as Broadsign, Four Winds Interactive, Inova, Janus Displays, Nanonation, Navori, Scala, Stratacache, Nanolumens, Visix, Social Chorus and Dynamic Signal.

        Our competitive strategy is built around our ability to provide end-to-end solutions; extensive software and hardware options; a consultative sales and partnership approach that delivers optimized customer solutions; a highly qualified staff of installation, integration and creative design professionals; seamless integration with customers' IT infrastructure, data, and security environments; custom screen and content design; and post-sale customer service and multinational technical support. We believe that our relative size and competitive strategy gives us an advantage in the markets we serve.

Employees

        As of December 31, 2017, we had 162 multinational employees, with 111 in our North American operations and 51 employees in our international operations. Our U.S. employees are not covered by any collective bargaining units and we have never experienced a work stoppage in the U.S. Our international employees are also not covered by any national union contracts.

Intellectual Property and Trademarks

        We rely on a combination of trademark, copyright, patent, unfair competition and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish, maintain and protect our proprietary rights. These laws, procedures and contractual restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. Further, the laws of certain countries do not protect proprietary rights to the same extent as the laws of the United States and, therefore, in certain jurisdictions, we may be unable to protect our proprietary technology. We generally require employees, consultants, customers, suppliers and partners to execute confidentiality agreements with us that restrict the disclosure of our intellectual property. We also generally require our employees and consultants to execute invention assignment agreements with us that protect our intellectual property rights. Despite these precautions, third parties may obtain and use without our consent intellectual property that we own or license. Any unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

        As of December 31, 2017, we had two issued patents in the United States that expire in 2021. Neither of these patents are material to our business. We cannot ensure that any future patent applications will be granted or that any of our issued patents will adequately protect our intellectual property. In addition, third parties could claim invalidity or co-inventorship, or make similar claims with respect to any of our currently issued patents or any patents that may be issued to us in the future. Any such claims, whether or not successful, could be extremely costly to defend, divert management's time, attention, and resources, damage our reputation and brand and substantially harm our business.

        We expect that we and others in the industry may be subject to third-party infringement claims as the number of competitors grows and the functionality of products and services overlaps. Our competitors could make a claim of infringement against us with respect to our products and underlying technology. Third parties may currently have, or may eventually be issued, patents upon which our current solution or future technology infringe. Any of these third parties might make a claim of infringement against us at any time.

Government Regulation

        We are subject to varied federal, state and local government regulation in the jurisdictions in which we conduct business, including tax laws and regulations relating to our relationships with our employees, public health and safety, zoning, and fire codes. We operate each of our offices, and distribution operations in accordance with standards and procedures designed to comply with applicable laws, codes and regulations.

        We import and export products into and from the United States. These activities are subject to laws and regulations, including those issued and/or enforced by U.S. Customs and Border Protection. We work closely with our suppliers to ensure compliance with the applicable laws and regulations in these areas.

Available Information

        We make available free of charge on or through our Internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission, or SEC. Our website address is www.rmgnetworks.com.

Item 1A.    Risk Factors

        An investment in our securities involves a high degree of risk. Holders of our securities should carefully consider the following risk factors and the other information contained in this Form 10-K, including our historical financial statements and related notes included herein. The following discussion highlights some of the risks that may affect future operating results. Additional risks and uncertainties not presently known to us, which we currently deem immaterial or which are similar to those faced by other companies in our industry or businesses in general, may also impair our businesses or operations. If any of the following risks or uncertainties actually occur, our business, financial condition and operating results could be adversely affected in a material way. This could cause the trading prices of our securities to decline, perhaps significantly, and you may lose part or all of your investment.

Risks Relating to the Merger

The consummation of the proposed merger of the Company with an affiliate of Gregory H. Sachs, the Company's Executive Chairman, is not certain and its delay or failure could adversely affect our operating results or the price of our common stock.

        On April 3, 2018, the Company announced an agreement to be acquired through the Merger of the Company with an entity controlled by SCG Digital Holdings, Inc., a Delaware corporation and an affiliate Gregory H. Sachs. The Company cannot provide any assurance that the proposed Merger will be consummated. If consummated, it is currently anticipated to be completed in the second quarter of 2018. However, the Company cannot assure you of the timing of the closing.

        Consummation of the proposed Merger is subject to the satisfaction of various conditions, including adoption of the Merger by a vote of a majority of the minority shareholders of the outstanding shares of the Company's common stock and other customary closing conditions described in the Merger Agreement. The Company cannot guarantee that these closing conditions will be satisfied, that the Company will receive the required approvals or that the proposed Merger will be successfully completed. Many of these conditions are out of the Company's control. In the event that the proposed Merger is not completed or is delayed:

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  management's and employees' attention to the Company's day-to-day business may be diverted because matters related to the proposed Merger may require substantial commitments of their time and resources;

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  the Company could lose key employees;

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  the Company's relationships with customers and suppliers may be substantially disrupted as a result of uncertainties with regard to our business and prospects;

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  under certain circumstances, if the proposed Merger is not completed and the Merger Agreement is terminated, including if the stockholder vote is not obtained, the Company may be required to pay to Parent, an affiliate of Gregory H. Sachs, the Company's Executive Chairman, a termination fee of up to a maximum of $500,000 (which amount would depend on the circumstances of the termination), plus reimbursement of Parent's out of pocket legal fees and other expenses;

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  under certain circumstances, if the proposed Merger is not completed, an affiliate of the Company's Executive Chairman, Gregory H. Sachs, may be required to fund a penalty loan of $1 million to the Company, which loan would bear interest at the WSJ Prime Rate plus five percent and would be payable in kind, and such penalty loan would be the Company's only source of recovery, regardless of the total amount of the actual damages the Company may suffer as a result of the delay in or failure of the proposed Merger's consummation; and

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  the market price of shares of the Company's common stock may decline (to the extent that the current market price of those shares reflects a market assumption that the proposed Merger will be completed).

        Any of these events could have a materially negative impact on the Company's results of operations and financial condition and could adversely affect the price of the Company's common stock.

We have incurred, and will continue to incur, substantial costs in connection with the proposed merger.

        The Company has incurred, and will continue to incur, substantial costs in connection with the proposed Merger. These costs are primarily associated with the fees of attorneys, accountants and financial advisors of the Special Committee of our Board of Directors and of our Board of Directors. In addition, the Company has diverted significant management resources in an effort to complete the proposed Merger, and we are subject to restrictions contained in the Merger Agreement on the conduct of our business until the closing of the proposed Merger. If the proposed Merger is not completed, the Company will have incurred significant costs, including the diversion of management resources and, depending on the circumstances, payment of a termination fee of up to $500,000 to Parent, plus reimbursement for Parent's out of pocket legal fees and other expenses, for which we will have received little or no benefit.

If we breach covenants under our $2 million Bridge Loan with SCG Digital Financing LLC ("Subordinated Lender"), an affiliate of Gregory H. Sachs, our Executive Chairman, we could be held in default under such loan, which could accelerate our repayment date and materially adversely affect the value of our stockholders' investments in us.

        On April 2, 2018, in connection with the Merger Agreement, we obtained the Bridge Loan from the Subordinated Lender in an aggregate principal amount of $2 million. The Bridge Loan was fully drawn as of the closing of the facility and is secured by a second lien on all of the Borrowers' assets. The Bridge Loan bears interest at a rate equal to the prime rate plus 10% and imposes a number of affirmative and negative covenants on the Borrowers. If the Bridge Loan is prepaid, prior to the stated maturity date thereof, the Borrowers are obligated to pay a prepayment premium equal to the interest the loans would have accrued if they had remained outstanding through maturity. If we should breach certain of those covenants or otherwise default on the Bridge Loan, or if the Merger Agreement is terminated other than for a material breach of Parent or in the event that the Company enters into a definitive agreement with respect to an alternative transaction that constitutes a Superior Proposal pursuant to the Merger Agreement, Subordinated Lender would have the right to accelerate the repayment date. If we do not have sufficient cash to repay the Bridge Loan at that time, we would be forced to refinance the Bridge Loan. We cannot assure you that such refinancing would be available to the Company on favorable terms or at all. In the event that we are unable to refinance the Bridge Loan, subject to certain restrictions in the subordination agreement among Silicon Valley Bank, our senior lender, Subordinated Lender and the Borrower, Subordinated Lender is entitled to take remedies against the company, including foreclosing on the collateral securing the Bridge Loan. In such event, the Company may be forced to file for bankruptcy protection, which would materially adversely affect the value of our stockholders' investments in us.

Risks Related to Our Business

We may not be able to generate sufficient cash to service our debt obligations.

        Effective October 13, 2017, we entered into an amended and restated loan and security agreement (the "Restated Loan Agreement") with Silicon Valley Bank (the "Bank") pursuant to which the Bank agreed to make a revolving credit facility available to the Company and certain of its subsidiaries

(collectively, the "Borrowers") in the principal amount of up to $7.5 million (the "Revolving Facility"). The Revolving Facility is secured by a first-priority security interest in substantially all of our assets. When we have a balance outstanding, our ability to make payments on and to refinance our outstanding indebtedness will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. Likewise, when we have a balance outstanding, we may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If we are unable to make payments or otherwise default on our debt obligations, the lender could foreclose on our assets, which would have a material adverse effect on our business, financial condition and results of operations.

Our outstanding indebtedness requires us to comply with certain financial covenants, the default of which may result in the acceleration of our indebtedness.

        The Revolving Facility contains financial and operational covenants, including covenants requiring us to achieve specified levels of consolidated EBITDA. Failure to comply with these or other covenants in the Revolving Facility would result in an event of default. In the event of any default under the Revolving Facility, the lenders could elect to declare all borrowings outstanding, together with accrued and unpaid interest and other fees, to be immediately due and payable and could foreclose on our assets.

We may require significant amounts of additional financing to execute our business plan and fund our other liquidity needs. If our future operating results do not meet or exceed our projections or we are unable to raise sufficient funds, we may be unable to continue operations and could be forced to substantially curtail operations or cease operations all together.

        As of December 31, 2017, we had cash and cash equivalents of $1.5 million, including $1.2 million held in bank accounts of our subsidiaries located outside the United States, approximately $1.3 million in outstanding indebtedness under the Revolving Facility, and approximately $2.5 million in unused availability under the Revolving Facility. If we are unable to increase our revenues or decrease our operating expenses to meet our operating plan, or if we fail to meet any of the financial covenants in the Revolving Facility and are unable to obtain a waiver or an amendment from the Bank to allow us to continue to borrow under the Revolving Facility, we may need to obtain additional capital within the next twelve months to fund our planned operations. Under those circumstances, we may need to pursue one or more alternatives, such as to reduce or delay planned capital expenditures or investments in our business, seek additional financing, sell assets or curtail our operations. Any such actions may materially and adversely affect our future prospects. In addition, we cannot assure you that we will be able to raise additional equity capital or obtain additional financing on commercially reasonable terms or at all.

We have a history of incurring significant net losses, and our future profitability is not assured.

        For the years ended December 31, 2017 and 2016, we incurred total losses from continuing operations of approximately $5.2 million and $4.5 million, respectively. Our operating results for future periods are subject to numerous uncertainties and there can be no assurances that we will be profitable in the foreseeable future, if at all. If our revenues in a given period are below levels that would result in profitable operation, we may be unable to reduce costs since a significant part of our cost of revenues and operating expenses are fixed, which could materially and adversely affect our business and, therefore, our results of operations and lead to a net loss (or a larger net loss) for that period and subsequent periods.

The markets for digital signage are competitive and we may be unable to compete successfully.

        The markets for digital signage are very competitive and we must compete with other established providers. We compete with larger companies in many of the markets we serve.

        We expect existing competitors and new entrants into the markets where we do business to constantly revise and improve their business models, technology, and offerings in light of challenges from us or other companies in the industry. If we cannot respond effectively to advances by our competitors, our business and financial performance may be adversely affected.

        Increased competition may result in new products and services that fundamentally change our markets, reduce prices, reduce margins or decrease our market share. We may be unable to compete successfully against current or future competitors, some of whom may have significantly greater financial, technical, manufacturing, marketing, sales and other resources than we do.

Implementation and integration of new products, such as expanding our software, media player and services product portfolios and our recently-released Korbyt Software platform offerings, could harm our results of operations.

        A key component of our growth strategy is to develop and market new products. We may be unable to produce new products and services that meet customers' needs or specifications. If we fail to meet specific product specifications requested by a customer, the customer may have the right to seek an alternate source for a product or service or to terminate an underlying agreement. A failure to successfully meet the specifications of our potential customers could decrease demand or otherwise significantly hinder market adoption of our products and may have a material adverse effect on our business, financial condition or results of operations.

        The process of introducing a new product to the market is extremely complex, time consuming and expensive, and will become more complex as new platforms and technologies emerge. In the event we are not successful in developing a wide range of offerings or do not gain wide acceptance in the marketplace, we may not recoup our investment costs, and our business, financial condition and results of operations may be materially adversely affected. In addition, implementation of our Korbyt Software platform offerings may reduce demand for our existing product lines, which may have a material adverse effect on our business, financial condition or result of operations.

If we fail to successfully manage our business model transition to cloud-based products and a subscription pricing model, our results of operations could be negatively impacted.

        To address the industry transition to cloud and mobile, we have accelerated our move to the cloud with the release of our Korbyt Software platform in the fourth quarter of 2017. The launch of the Korbyt Software platform begins our multi-year, strategic transition from a perpetual use software license and maintenance business model to a subscription business model. While we will continue to sell perpetual use software licenses for our ES software platform, we expect the customer transition to the Korbyt platform and subscription business model will drive an increasing portion of our revenues in the future to subscriptions. The subscription model prices and delivers our products in a way that differs from the historical perpetual pricing and delivery methods. These changes reflect a significant shift from perpetual license sales and distribution of our software in favor of providing our customers the right to access certain of our software in a hosted environment or use downloaded software for a specified subscription period. During this transition, revenue, orders, gross margin, gross margin, net income (loss), earnings (loss) per share, deferred revenue, and cash flow from operations will be impacted as more revenue is recognized ratably rather than up front.

        Our ability to achieve our financial objectives is subject to risks and uncertainties. Our new offerings require a considerable investment of technical, financial, legal, and sales resources, and a scalable organization. Market acceptance of such offerings is affected by a variety of factors, including but not limited to: security, reliability, performance, current license terms, customer preference, social/community engagement, customer concerns with entrusting a third party to store and manage their data, public concerns regarding privacy and the enactment of restrictive laws or regulations. Whether our business model transition will prove successful and will accomplish our business and financial objectives is subject to numerous uncertainties, including but not limited to: customer demand, attach and renewal rates, channel acceptance, our ability to further develop and scale infrastructure, our ability to include functionality and usability in such offerings that address customer requirements, tax and accounting implications, pricing, and our costs. In addition, the metrics we use to gauge the status of our business model transition may evolve over the course of the transition as significant trends emerge. If we are unable to successfully establish these new offerings and navigate our business model transition in light of the foregoing risks and uncertainties, our results of operations could be negatively impacted.

Our operations are subject to the strength or weakness of our customers' businesses, and we may not be able to mitigate that risk.

        A large percentage of our business is attributable to customers in industries that are sensitive to general economic conditions. During periods of economic slowdown or during periods of weak business results, our customers often reduce their capital expenditures and defer or cancel pending projects or facilities upgrades. Such developments occur even among customers that are not experiencing financial difficulties.

        Similar slowdowns could affect our customers in the hospitality industry in the wake of terrorist attacks, economic downturns or material changes in corporate travel habits. In addition, expenditures tend to be cyclical, reflecting economic conditions, budgeting and buying patterns. Periods of a slowing economy or recession, or periods of economic uncertainty, may be accompanied by a decrease in spending.

        Continued weakness in the industries we serve has had, and may in the future have, an adverse effect on sales of our products and our results of operations. A long term continued or heightened economic downturn in one or more of the key industries that we serve, or in the worldwide economy, could cause actual results of operations to differ materially from historical and expected results.

        Furthermore, even in the absence of a downturn in general economic conditions, our customers may reduce the money they spend on our products and services for a number of other reasons, including:

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  a decline in economic conditions in an industry we serve;

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  a decline in capital spending in general;

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  a decision to shift expenditures to competing products;

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  unfavorable local or regional economic conditions; or

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  a downturn in an individual business sector or market.

        Such conditions could have a material and adverse effect on our ability to generate revenue from our products and services, with a corresponding adverse effect on our financial condition and results of operations.

The process of a U.K. exit from the European Union could adversely impact our business, results of operations and financial condition.

        On June 23, 2016, the U.K. Government held an in-or-out referendum on the U.K.'s membership within the E.U. The referendum results favored a U.K. exit from the E.U. ("Brexit"). On March 29, 2017, the U.K. government delivered formal notice to the E.U. of its intent to exit, triggering a two-year countdown to the U.K.'s withdrawal from the E.U. A process of negotiation is determining the future terms of the U.K.'s relationship with the E.U.

        When Brexit occurs, we will likely face new regulatory costs and challenges, the scope of which are presently unknown. Depending on the terms of Brexit, if any, the U.K. could also lose access to the single E.U. market and to the global trade deals negotiated by the E.U. on behalf of its members. Such a decline in trade could affect the attractiveness of the U.K. as a global investment center and, as a result, could have a detrimental impact on U.K. growth. Such a decline could also make our doing business in Europe more difficult, which could delay new sales contracts and reduce the scope of such sales contracts. The uncertainty of the outcome of the Brexit process could also have a negative impact on the U.K. and other European economies. Although we have an international customer base, we could be adversely affected by reduced growth and greater volatility in the U.K. and European economies.

        Currency exchange rates in the British pound and the euro with respect to each other and the U.S. dollar have already been affected by Brexit. As a significant portion of our revenues are derived from our U.K. operations, further exchange rate fluctuations could adversely affect our business, our results of operations and financial condition.

        Our revenues are sensitive to fluctuations in foreign currency exchange rates and are principally exposed to fluctuations in the value of the U.S. dollar, the British pound and the euro. Changes to U.K. immigration policy could likewise occur because of Brexit. Although the U.K. would likely retain its diverse pool of talent, London's role as a global center for business may decline, particularly if access to the single E.U. market is interrupted. Any of the foregoing factors could have a material adverse effect on our business, results of operations or financial condition.

The recent and ongoing global economic uncertainty may adversely impact our business, operating results or financial condition.

        As widely reported, financial markets in the U.S., Europe and Asia experienced extreme disruption in 2008 and 2009. While there has been improvement in recent years, the worldwide economy remains fragile as uncertainty remains regarding when each global region's economy will improve to historical growth levels. In addition, political changes in the United States, the United Kingdom and other nations, including the probability of Brexit, contribute to economic uncertainty. Any return to the conditions that existed during the 2008-2009 recession or other unfavorable changes in economic conditions, including declining consumer confidence, concerns about inflation or deflation, the threat of another recession, increases in the rates of default and bankruptcy, sovereign credit concerns in Europe and the Middle East, the extended decline in crude oil prices and its effects on Middle Eastern economies and extreme volatility in the credit and equity markets, may lead to decreased demand or delay in payments by our customers or to slowing of their payments to us, and our results of operations and financial condition could be adversely affected by these actions. These challenging economic conditions also may result in:

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  increased competition for fewer industry dollars;

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  pricing pressure that may adversely affect revenue and gross margin;

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  reduced credit availability and/or access to capital markets;

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  difficulty forecasting, budgeting and planning due to limited visibility into the spending plans of current or prospective customers; or

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  customer financial difficulty and increased risk of doubtful accounts receivable.

Currency fluctuations may adversely affect our business.

        For the year ended December 31, 2017, approximately 34% of our revenues were generated outside of the United States. Accordingly, we receive a significant portion of our revenues in pounds sterling, euros, and other foreign currencies. However, for financial reporting purposes, we use the U.S. dollar. To the extent the U.S. dollar strengthens against the pounds sterling and other foreign currencies, the translation of foreign currency denominated transactions will result in reduced revenue, operating expenses and net income for us. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited, and we may not be able to successfully hedge our exchange rate risks.

A higher percentage of our sales and profitability occur in the third and fourth quarters.

        We sell more of our products in the third and fourth quarters because of traditional technology buying patterns of our customers. Corporate year end budgets, government buying, and regional economics will affect the amount of our products and services that will fit into customers' budgets late in the year. Any unanticipated decrease in demand for our products during the third and fourth quarters could have an adverse effect on our annual sales, profitability, and cash flow from operations. In addition, slower selling cycles during the first and second quarters may adversely affect our stock price.

Our quarterly revenues and operating results are difficult to predict and may fluctuate significantly in the future.

        Our quarterly revenues and operating results are difficult to predict and may fluctuate significantly from quarter to quarter. These fluctuations may cause the market price of our common stock to decline. We base our planned operating expenses in part on expectations of future revenues, and our expenses are relatively fixed in the short term. If revenues for a particular quarter are lower than we expect, we may be unable to proportionately reduce our operating expenses for that quarter, which would harm our operating results for that quarter. In future periods, our revenue and operating results may be below the expectation of analysts and investors, which may cause the market price of our common stock to decline. Factors that are likely to cause our revenues and operating results to fluctuate include those discussed elsewhere in this section.

Our business could be adversely affected if our consumer protection, data privacy and security practices are not adequate, or are perceived as being inadequate, to prevent data breaches, or by the application of consumer protection and data privacy and security laws generally.

        In the course of our business, we collect certain personal information that may be considered personally identifiable information ("PII"). Although we take measures to protect PII from unauthorized access, acquisition, disclosure and misuse, our security controls, policies and practices may not be able to prevent the improper or unauthorized access, acquisition or disclosure of such PII. In addition, third party vendors and business partners which in the course of our business receive access to PII that we collect also may not prevent data security breaches with respect to the PII we provide them or fully enforce our policies, contractual obligations, and disclosures regarding the collection, use, storage, transfer and retention of personal data. The unauthorized access, acquisition or disclosure of PII could significantly harm our reputation, compel us to comply with disparate breach notification laws and otherwise subject us to proceedings by governmental entities or others and substantial legal liability. A perception that we do not adequately secure PII could result in a loss of current or potential consumers and business partners, as well as a loss of anticipated revenues. Our key business partners also face these same risks with respect to PII they collect and data security breaches with respect to such information could cause reputational hard to them and negatively impact our ability to offer our products and services through their platforms.

        In addition, the rate of data privacy, security and consumer protection law-making is accelerating globally, and the interpretation and application of consumer protection and data privacy and security laws in the United States, Europe and elsewhere are often uncertain, contradictory and in flux. It is possible that these laws may be interpreted or applied in a manner that is adverse to us or otherwise inconsistent with our practices, which could result in litigation, regulatory investigations and potential legal liability or require us to change our practice in a manner adverse to our business. As a result, our reputation may be harmed, we could incur substantial costs, and we could lose both customers and revenue.

        Any failure by us, or our agents to comply with our privacy policies or with other federal, state or international privacy-related or data protection laws and regulations could result in proceedings against us by governmental entities or others as well as resulting liability.

Our business could be adversely affected if our cybersecurity practices are inadequate to prevent unauthorized intrusions or theft of data.

        We are at risk for interruptions, outages, and breaches of: (i) operational systems (including business, financial, accounting, product development, consumer receivables, data processing, or manufacturing processes); and/or (ii) our facility security systems. Such cyber incidents could materially disrupt operational systems; result in loss of trade secrets or other proprietary or competitively sensitive information; compromise personally identifiable information of customers, employees or other; jeopardize the security of our facilities; and/or affect the performance of our customer-facing solutions. A cyber incident could be caused by malicious third parties using sophisticated, targeted methods to circumvent firewalls, encryption, and other security defenses, including hacking, fraud, trickery, or other forms of deception. The techniques used by third parties change frequently and may be difficult to detect for long periods of time. A significant cyber incident could impact production capability, harm our reputation and/or subject us to regulatory actions or litigation.

We rely significantly on information systems and any failure, inadequacy, interruption or security failure of those systems could harm our ability to effectively operate our business, harm our net sales, increase our expenses and harm our reputation.

        Our ability to effectively serve our customers on a timely basis depends significantly on our information systems. To manage the growth of our operations, we will need to continue to improve and expand our operational and financial systems, internal controls and business processes; in doing so, we could encounter implementation issues and incur substantial additional expenses. The failure of our information systems to operate effectively, problems with transitioning to upgraded or replacement systems or a breach in security of these systems could adversely impact financial accounting and reporting, efficiency of our operations and our ability to properly forecast earnings and cash requirements. We could be required to make significant additional expenditures to remediate any such failure, problem or breach. Such events may have a material adverse effect on us.

        Our current or future internet-based operations may be affected by our reliance on third-party hardware and software providers, technology changes, risks related to the failure of computer systems that operate our internet business, telecommunications failures, electronic break-ins and similar disruptions. Furthermore, our ability to conduct business on the internet may be affected by liability for online content, patent infringement and state and federal privacy laws. In addition, we may now and in the future implement new systems to increase efficiencies and profitability. To manage growth of our operations and personnel, we will need to continue to improve and expand our operational and financial systems, internal controls and business processes. When implementing new or changing existing processes, we may encounter transitional issues and incur substantial additional expenses.

        Experienced computer programmers and hackers, or even internal users, may be able to penetrate our network security and misappropriate our confidential information or that of third parties, including our customers, create system disruptions or cause shutdowns. In addition, employee error, malfeasance or other errors in the storage, use or transmission of any such information could result in a disclosure to third parties outside of our network. As a result, we could incur significant expenses addressing problems created by any such inadvertent disclosure or any security breaches of its network. Any compromise of customer information could subject us to customer or government litigation and harm our reputation, which could adversely affect our business and growth.

We rely on third parties for data transmission, and the interruption or unavailability of adequate bandwidth for transmission could prevent us from distributing our cloud-based and program services as planned.

        We transmit our cloud-based offerings and most of the content that we provide to our customers using Internet connectivity supplied by a variety of third-party network providers. If we experience failures or limited network capacity, we may be unable to maintain programming commitments. Problems with data transmission may be due to hardware failures, operating system failures or other causes beyond our control. In addition, there are a limited number of Internet providers with whom we could contract, and we may be unable to replace our current providers on favorable terms, if at all. If the transmission of data to our customers becomes unavailable, limited due to bandwidth constraints or is interrupted or delayed because of necessary equipment changes, our customer relationships and our ability to obtain revenues from current and new customers could suffer.

Shortages of components or a loss of, or problems with, a supplier could result in a disruption in the installation or operation of our products or services.

        From time to time, we have experienced delays in manufacturing our products for several reasons, including component delivery delays, component shortages and component quality deficiencies. Component shortages, delays in the delivery of components and supplier product quality deficiencies may occur in the future. These delays or problems have in the past and could in the future result in delivery delays, reduced revenues, strained relations with customers and loss of business. Also, in an effort to avoid actual or perceived component shortages, we may purchase more components than we may otherwise require. Excess component inventory resulting from over-purchases, obsolescence, installation cancellations or a decline in the demand for our products could result in equipment impairment, which in the past has had and, in the future, would have a negative effect on our financial results.

        We obtain several of the components used in our products from limited sources. We rarely have guaranteed supply arrangements with our suppliers and cannot be sure that suppliers will be able to meet our current or future component requirements. If component manufacturers do not allocate a sufficient supply of components to meet our needs or if current suppliers do not provide components of adequate quality or compatibility, we may have to obtain these components at a higher cost from distributors or on the spot market. If we are forced to use alternative suppliers of components, we may have to alter our manufacturing processes or solutions offerings to accommodate these components. Modification of our manufacturing processes or our solutions offerings to use alternative components could cause significant delays and reduce our ability to generate revenues.

The failure of our service providers to provide, install and maintain our equipment could result in service interruptions and damage to our business.

        We are and will continue to be significantly dependent upon third-party service providers to provide, install and maintain relevant video display and media player equipment at our installations. The failure of any third-party provider to continue to perform these services adequately and timely could interrupt our business and damage our relationship with our partners and their relationship with consumers. Any outage would also impact our ability to deliver on the contracted service levels, which would prevent us from recognizing revenues.

Our products often operate on the same network used by our customers for other aspects of their businesses, and we may be held responsible for defects or breakdowns in these networks if it is believed that such defects or breakdowns were caused by our products.

        Our products are operated across our customers' proprietary networks, which are used to operate other aspects of these customers' businesses. In these circumstances, any defect or virus that occurs on our products may enter a customer's network, which could impact other aspects of the customer's business. The impact on a customer's business could be severe, and if we were held responsible, it could have an adverse effect on our customer relationships and on our operating results.

The content we distribute to customers may expose us to liability.

        We provide or facilitate the distribution of content for our customers. This content is procured from third-parties and can include news, weather, sports and stock information as well as other types of media content. As a distributor of content, we face potential liability for negligence, copyright, patent or trademark infringement, or other claims based on the content that we distribute. We or entities that we license content from may not be adequately insured or indemnified to cover claims of these types or liability that may be imposed on us.

Our operations are subject to numerous U.S. and foreign laws, regulations and restrictions affecting our services, solutions, labor and the markets in which we operate, and non-compliance with these laws, regulations and restrictions could have a material adverse effect on our business and financial condition.

        Various aspects of our services and solutions offerings are subject to U.S. federal, state and local regulation, as well as regulations outside the United States. Failure to comply with regulations may result in the suspension or revocation of licenses or registrations, the limitation, suspension or termination of service, and/or the imposition of civil and criminal penalties, including fines which could have a material adverse effect on our business, reputation and financial condition. In addition, our international business subjects us to numerous U.S. and foreign laws and regulations, including, without limitation, the Foreign Corrupt Practices Act ("FCPA"). We hold contracts with various instrumentalities of foreign governments, potentially increasing our FCPA compliance risk. Our failure or the failure of our sales representatives or consultants to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operation. In addition, even an inadvertent failure to comply with laws and regulations, as well as rapidly evolving social expectations of corporate fairness, could damage our reputation and brands. Any or all of the foregoing could have a negative impact on our business, financial condition, results of operations, and cash flow.

We are subject to risks related to our international operations.

        We currently have direct sales coverage in North America, the United Kingdom, South East Asia and the United Arab Emirates, as well as coverage of emerging markets through distributors, value added resellers and system integrators in Europe, Asia and the Middle East. Approximately 34% and

31% of our revenue was derived from international markets in the years ended December 31, 2017 and 2016, respectively, and we hope to expand the volume of the services and solutions that we provide internationally. Our international operations subject us to additional risks, including:

  •
  uncertainties concerning import and export license requirements, tariffs and other trade barriers;

  •
  restrictions on repatriating foreign profits back to the United States;

  •
  changes in foreign policies and regulatory requirements;

  •
  changes in data privacy regulations in foreign legal systems;

  •
  inadequate intellectual property protection in foreign countries;

  •
  difficulty in enforcing agreements and collections in foreign legal systems;

  •
  changes in, or unexpected interpretations of, intellectual property laws in any country in which we operate;

  •
  difficulties in staffing and managing international operations;

  •
  taxation issues;

  •
  the extended decline in crude oil prices and its effects on Middle Eastern and other economies;

  •
  political, cultural and economic uncertainties; and

  •
  potential disruption due to terrorist threat or action in certain countries in which we operate.

        These risks could restrict our ability to provide services to international clients and could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to receive or retain the necessary licenses or authorizations required for us to export or re-export our products, technical data or services, which could have a material adverse effect on our business, financial condition and results of operations.

        In order for us to export certain services or solutions, we are required to obtain licenses from the U.S. government. We cannot be sure of our ability to obtain the U.S. government licenses or other approvals required to export our services and solutions for sales to foreign governments, foreign commercial clients or foreign destinations. Failure to receive required licenses or authorizations could hinder our ability to export our services and solutions and could harm our business, financial condition and results of operations. Export transactions may also be subject to the import laws of the importing and destination countries. If we fail to comply with these import laws, our ability to sell our services and solutions may be negatively impacted which would have a material adverse effect on our business and results of operations.

If we fail to manage our growth effectively, we may not be able to take advantage of market opportunities or execute on expansion strategies.

        We continue to strive to expand, our operations into new markets. The growth in our business and operations has required, and will continue to require, significant attention from management and places a strain on operational systems and resources. To accommodate this growth, we will need to upgrade, improve or implement a variety of operational and financial systems, procedures and controls, including the improvement of accounting and other internal management systems, all of which require substantial management efforts.

        We will also need to continue to expand, train, manage and motivate our workforce, manage our relationships with our customers, and add sales and marketing offices and personnel to service these relationships. All of these endeavors will require substantial managerial efforts and skill and additional expenditures. We may not be able to manage our growth effectively and, as a result, may not be able to take advantage of market opportunities, execute on expansion strategies or meet the demands of our customers.

Our strategy to expand our sales and marketing operations and activities may not generate the revenue increases anticipated or such revenue increases may only be realized over a longer period than currently expected.

        Building a digital signage solutions customer base and achieving broader market acceptance of our digital signage solutions will depend to a significant extent on our ability to expand our sales and marketing operations and activities. We plan to expand our direct sales force both domestically and internationally; however, there is significant competition for direct sales personnel with the sales skills and technical knowledge that we require. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient numbers of direct sales personnel. Our business could be harmed if our sales and marketing expansion efforts do not generate a corresponding significant increase in revenue.

We must adapt our business model to keep pace with rapid changes in the visual communications market, including rapidly changing technologies and the development of new products and services.

        Providing visual communications solutions is a relatively new and rapidly evolving business, and we will not be successful if our business model does not keep pace with new trends and developments. If we are unable to adapt our business model to keep pace with changes in the industry, or if we are unable to continue to demonstrate the value of our services to our customers, our business, results of operations, financial condition and liquidity could be materially adversely affected. Our success is also dependent on our ability to adapt to rapidly changing technology and to make investments to develop new products and services. Accordingly, to maintain our competitive position and our revenue base, we must continually modernize and improve the features, reliability and functionality of our products and services. Future technological advances may result in the availability of new service or product offerings or increase in the efficiency of our existing offerings. Some of our competitors have longer operating histories, larger client bases, longer relationships with clients, greater brand or name recognition, or significantly greater financial, technical, marketing and public relations resources than we do. As a result, they may be in a position to respond more quickly to new or emerging technologies and changes in customer requirements, and to develop and promote their products and services more effectively than we can. We may not be able to adapt to such technological changes or offer new products on a timely or cost-effective basis or establish or maintain competitive positions. If we are unable to develop and introduce new products and services, or enhancements to existing products and services, in a timely and successful manner, our business, results of operations, financial condition and liquidity could be materially and adversely affected.

We may not obtain sufficient patent protection for our systems, processes and technology, which could harm our competitive position and increase our expenses.

        Our success and ability to compete depends in some regard upon the protection of our proprietary technology. As of December 31, 2017, we held two issued patents in the United States. Any patents issued may provide only limited protection for our technology and the rights that may be granted under any future issued patents may not provide competitive advantages to us. Also, patent protection in foreign countries may be limited or unavailable where we need this protection. Competitors may independently develop similar technologies, design around our patents or successfully challenge any issued patent that we hold.

We rely upon trademark, copyright and trade secret laws and contractual restrictions to protect our proprietary rights, and if these rights are not sufficiently protected, our ability to compete and generate revenues could be harmed.

        We rely on a combination of trademark, copyright and trade secret laws, and contractual restrictions, such as confidentiality agreements and licenses, to establish and protect our proprietary rights. Our ability to compete and expand our business could suffer if these rights are not adequately protected. We seek to protect our source code for our software, design code for our advertising network, documentation and other written materials under trade secret and copyright laws. We license our software under signed license agreements, which impose restrictions on the licensee's ability to utilize the software. We also seek to avoid disclosure of our intellectual property by requiring employees and consultants with access to our proprietary information to execute confidentiality and invention assignment agreements. The steps taken by us to protect our proprietary information may not be adequate to prevent misappropriation of our technology. Our proprietary rights may not be adequately protected because:

  •
  laws and contractual restrictions may not prevent misappropriation of our technologies or deter others from developing similar technologies; and

  •
  policing unauthorized use of our products and trademarks is difficult, expensive and time-consuming, and we may be unable to determine the extent of any unauthorized use.

        The laws of certain foreign countries may not protect the use of unregistered trademarks or our proprietary technologies to the same extent as do the laws of the United States. As a result, international protection of our image may be limited and our right to use our trademarks and technologies outside the United States could be impaired. Other persons or entities may have rights to trademarks that contain portions of our marks or may have registered similar or competing marks for digital signage in foreign countries. There may also be other prior registrations of trademarks identical or similar to our trademarks in other foreign countries. Our inability to register our trademarks or technologies or purchase or license the right to use the relevant trademarks or technologies in these jurisdictions could limit our ability to penetrate new markets in jurisdictions outside the United States.

        We have not registered copyrights for many of our software, written materials or other copyrightable works. The United States Copyright Act automatically protects all of our copyrightable works, but, without registration, we cannot enforce those copyrights against infringers or seek certain statutory remedies for any such infringement. Preventing others from copying our products, written materials and other copyrightable works is important to our overall success in the marketplace. In the event we decide to enforce any of our unregistered copyrights against infringers, we will first be required to register the relevant copyrights, and we cannot be sure that all of the material for which we seek copyright registration would be registrable, in whole or in part, or that, once registered, we would be successful in bringing a copyright claim against any such infringers.

        Litigation may be necessary to protect our trademarks and other intellectual property rights, to enforce these rights or to defend against claims by third parties alleging that we infringe, dilute or otherwise violate third-party trademark or other intellectual property rights. Any litigation or claims brought by or against us, whether with or without merit, or whether successful or not, could result in substantial costs and diversion of our resources, which could have a material adverse effect on our business, financial condition, results of operations or cash flows. Any intellectual property litigation or claims against us could result in the loss or compromise of our intellectual property rights, could subject us to significant liabilities, require us to seek licenses on unfavorable terms, if available at all or prevent us from manufacturing or selling certain products, any of which could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We may face intellectual property infringement claims that could be time-consuming, costly to defend and result in its loss of significant rights.

        Other parties may assert intellectual property infringement claims against us, and our products may infringe the intellectual property rights of third parties. From time to time, we receive letters alleging infringement of intellectual property rights of others. We may also initiate claims against third parties to defend our intellectual property. Intellectual property litigation is expensive and time-consuming and could divert management's attention from our core business. If there is a successful claim of infringement against us, we may be required to pay substantial damages to the party claiming infringement, develop non-infringing technology or enter into royalty or license agreements that may not be available on acceptable terms, if at all. Our failure to develop non-infringing technologies or license the proprietary rights on a timely basis could harm our business. Also, we may be unaware of filed patent applications that relate to our products. Parties making infringement claims may be able to obtain an injunction, which could prevent us from operating portions of our business or using technology that contains the allegedly infringing intellectual property. Any intellectual property litigation could adversely affect our business, financial condition or results of operations.

We depend on key executive management and other key personnel and may not be able to retain or replace these individuals or recruit additional personnel, which could harm our business.

        We depend on the leadership and experience of our key executive management, as well as other key personnel with specialized industry, sales and technical knowledge and/or industry relationships. Because of the intense competition for these employees, particularly in certain of the metropolitan areas in which we operate, we may be unable to retain our management team and other key personnel and may be unable to find qualified replacements if their services were no longer available to us. Most of our key employees are employed on an "at will" basis and we do not have key-man life insurance covering any of our employees. The loss of the services of any of our executive management members or other key personnel could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all.

Our facilities are located in areas that could be negatively impacted by natural disasters.

        Our business operations depend on our ability to maintain and protect our facilities, computer systems and personnel, which are primarily located in Addison, Texas. In addition, we manage our networks from our headquarters in Addison. Addison is located in an area that experiences frequent severe weather, including tornadoes. Should a tornado, war, terrorist act or other catastrophe, such as fires, floods, power loss, communication failure or similar events, disable our facilities, our operations would be disrupted. While we have developed a backup and recovery plan, such plan may not ultimately prove effective.

Changes in government regulation could require us to change our business practices and expose us to legal action.

        The Federal Communications Commission, or the FCC, has broad jurisdiction over the telecommunications industry in the United States, and the governments of other nations have regulatory bodies performing similar functions. FCC licensing, program content and related regulations generally do not currently affect us. However, the FCC or analogous agencies in other countries could promulgate new regulations that impact our business directly or indirectly or interpret existing laws in a manner that would cause us to incur significant compliance costs or force us to alter our business strategy.

        FCC (and similar foreign agency) regulations also affect many of our content providers and, therefore, these regulations may indirectly affect our business. In addition, the industries in which we provide service are subject to regulation by the Federal Trade Commission, the Food and Drug Administration and other federal and state agencies, and to review by various civic groups and trade organizations. New laws or regulations governing our business or the industries we serve could substantially harm our business.

        We may also be required to obtain various regulatory approvals from local, state or national governmental bodies. We may not be able to obtain any required approvals, and any approval may be granted on terms that are unacceptable to us or that adversely affect our business.

Changes in regulations relating to Wi-Fi networks, cellular networks or other areas of the Internet may require us to alter our business practices or incur greater operating expenses.

        A number of regulations, including those referenced below, may impact our business as a result of our use of Wi-Fi and cellular networks. The Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, liability for distributing materials that infringe copyrights or other rights. Portions of the Communications Decency Act are intended to provide statutory protections to online service providers who distribute third-party content. The Child Online Protection Act and the Children's Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. The costs of compliance with these regulations, and other regulations relating to our Wi-Fi networks or other areas of our business, may be significant. The manner in which these and other regulations may be interpreted or enforced may subject us to potential liability, which in turn could have an adverse effect on our business, financial condition or results of operations. Changes to these and other regulations may impose additional burdens on us or otherwise adversely affect our business and financial results because of, for example, increased costs relating to legal compliance, defense against adverse claims or damages, or the reduction or elimination of features, functionality or content from our Wi-Fi networks. Likewise, any failure on our part to comply with these and other regulations may subject us to additional liabilities.

We may not realize the anticipated benefits of future acquisitions or investments.

        In the past, we have grown our businesses in part through acquisitions. As part of our business strategy, we may make future acquisitions of, or investments in, technologies, products and businesses that we believe could complement or expand our business, enhance our technical capabilities or offer growth opportunities. However, we may be unable to identify suitable acquisition candidates in the future or make these acquisitions on a commercially reasonable basis, or at all. In addition, we may spend significant management time and resources in analyzing and negotiating acquisitions or investments that do not come to fruition. These resources could otherwise be spent on our own customer development, marketing and customer sales efforts and research and development.

        Any future acquisitions and investments we may undertake, subject us to various risks, including:

  •
  failure to transition key customer relationships and sustain or grow sales levels, particularly in the short-term;

  •
  loss of key employees related to acquisitions;

  •
  inability to successfully integrate acquired technologies or operations;

  •
  failure to realize anticipated synergies in sales, marketing and distribution;

  •
  diversion of management's attention;

  •
  adverse effects on our existing business relationships;

  •
  potentially dilutive issuances of equity securities or the incurrence of debt or contingent liabilities;

  •
  expenses related to amortization of intangible assets and potential write-offs of acquired assets; and

  •
  the inability to recover the costs of acquisitions.

The growth of our business is dependent in part on successfully implementing our international expansion strategy.

        Our growth strategy includes expanding our geographic coverage in or into the Asia-Pacific region, Europe and the Middle East. In many cases, we have limited experience in these regions, and may encounter difficulties due to different technology standards, legal considerations, language barriers, distance and cultural differences. We may not be able to manage operations in these regions effectively and efficiently or compete effectively in these new markets. If we do not generate sufficient revenues from these regions to offset the expense of expansion into these regions, or if we do not effectively manage accounts receivable, foreign currency exchange rate fluctuations and taxes, our business and our ability to increase revenues and enhance our operating results could suffer.

Risks Related to Our Common Stock

The concentration of our capital stock ownership with insiders will likely limit your ability to influence corporate matters.

        As of December 31, 2017, Donald R. Wilson, Jr. and affiliated entities beneficially owned approximately 42% of our outstanding common stock, and Gregory H. Sachs, our Executive Chairman, and affiliated entities beneficially owned approximately 23% of our outstanding common stock. As a result, these persons and entities have the ability to exercise control over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. Corporate action might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change in control of our company that other stockholders may view as beneficial.

We may not be able to maintain our listing on Nasdaq.

        On January 9, 2018, we received a written notice from Nasdaq indicating that we were not in compliance with the Nasdaq Listing Rule which requires us to maintain a minimum bid price of $1.00 per share, and providing us with a period of 180 calendar days, until July 9, 2018, to remedy the noncompliance by maintaining a minimum bid price of $1.00 per share for at least ten consecutive business days. On March 15, 2018, we received written notification from Nasdaq indicating that we had regained compliance with the minimum bid price requirement, as a result of the closing bid price of our common stock having been at $1.00 per share or greater for at least ten consecutive business days. Notwithstanding that we are not currently subject to delisting based on the minimum bid price requirement, our common stock has traded below $1.00 on many trading days. If the closing bid price for our common stock is below $1.00 for a period of 30 consecutive business days, we would again be subject to potential delisting from Nasdaq. Furthermore, we have received non-compliance notices from Nasdaq in the past, and in 2017, we effected a 1-for-4 reverse stock split of our common stock in order to regain compliance following a previous notice of failure to meet the Nasdaq minimum bid price requirement. We intend to continue to monitor the bid price of our common stock. If our common stock once again does not trade at a level that is likely to maintain compliance with the Nasdaq requirements, our board of directors may consider other options that may be available to achieve compliance, including by carrying out an additional reverse stock split, if necessary. Such measures could have negative implications.

        If our common stock is delisted from Nasdaq, it would likely trade only on the over-the-counter market (the "OTC"). If our common stock were to trade on the OTC, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts' coverage may be reduced. In addition, in the event our common stock is delisted, broker-dealers transacting in our common stock would be subject to certain additional regulatory burdens, which may discourage them from effecting transactions in our common stock, thus further limiting the liquidity of our common stock and potentially resulting in lower prices and larger spreads in the bid and ask prices for our common stock.

Compliance with the Sarbanes-Oxley Act of 2002 requires substantial financial and management resources.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and, if and when we are no longer a "smaller reporting company," will require that we have such system of internal controls audited. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or Stockholder litigation. Any inability to provide reliable financial reports could harm our business. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We may issue additional shares of our common stock or other equity securities, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders. This might have an adverse effect on the market price of our common stock.

        We may finance the execution of our business plan or generate additional working capital through additional equity financings. Therefore, subject to the rules of the SEC and Nasdaq, we may issue additional shares of our common stock, preferred stock, warrants and other equity securities of equal or senior rank, with or without stockholder approval, in a number of circumstances from time to time. The issuance by us of shares of our common stock, preferred stock, warrants or other equity securities of equal or senior rank may have the following effects:

  •
  a decrease in the proportionate ownership interest in us held by our existing stockholders;

  •
  the relative voting strength of each previously outstanding share of common stock may be diminished; and

  •
  the market price of our common stock or warrants may decline.

        In addition, 9,649,318 outstanding warrants to purchase an aggregate of 2,756,810 shares of common stock are currently exercisable. These warrants would only be exercised if the $40.25 per share exercise price is below the market price of our common stock. To the extent they are exercised, additional shares of our common stock will be issued, which will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market.

Provisions in our charter documents and Delaware law may discourage or delay an acquisition that stockholders may consider favorable, which could decrease the value of our common stock.

        Our certificate of incorporation, our bylaws, and Delaware corporate law contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors. These provisions include those that: authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series without a stockholder vote; limit stockholders' ability to call special meetings; establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings; and provide for staggered terms for our directors. In addition, in certain circumstances, Delaware law also imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

We have not paid cash dividends to our shareholders and currently have no plans to pay future cash dividends.

        We plan to retain earnings to finance future growth and have no current plans to pay cash dividends to shareholders. In addition, our credit facility restricts our ability to pay dividends. Because we have not paid cash dividends, holders of our securities will experience a gain on their investment in our securities only in the case of an appreciation of value of our securities. You should neither expect to receive dividend income from investing in our securities nor an appreciation in value.

Item 1B.    Unresolved Staff Comments

        None.

Item 2.    Properties

        Our corporate headquarters is located in a facility in Addison, a suburb of Dallas, Texas, with approximately 31,255 rentable square feet.

        Our EMEA (Europe, Middle East & Asia) operations are based in our leased offices located in and around London, England, with two sub-offices serving the Middle East located in Dubai and Abu Dhabi, United Arab Emirates.

        Our corporate headquarters is subject to a long-term lease, which expires in 2025. We believe our facilities are adequate to meet our current needs and intend to add or change facilities as our needs require.

        We also have leased office space associated with our legacy Media business, which we sold on July 1, 2015. These office leases are located in New York City and expire from 2018 to 2021. We have subleased these offices.

Item 3.    Legal Proceedings

        From time to time, we have been and may become involved in legal proceedings arising in the ordinary course of its business. Although the results of litigation and claims cannot be predicted with certainty, we are not presently involved in any legal proceeding in which the outcome, if determined adversely to us, would be expected to have a material adverse effect on our business, operating results, or financial condition. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

Class Action and Stockholder Derivative Lawsuit

        On March 23, 2018, a class action and a verified stockholder derivative complaint on behalf of the Company entitled Eric Weinstein et al. v. Gregory H. Sachs et al., Case No. 2018-0210-AGB was filed in the Court of Chancery in the State of Delaware against the Company, as nominal defendant, and certain individual shareholders, directors and former employee of the Company, as defendants (the "Weinstein Proceeding"). The lawsuit alleges that certain members of the Company's Board breached their fiduciary duties of good faith and loyalty by agreeing to enter into a purchase agreement (the "Purchase Agreement") with certain investors on March 25, 2015 to sell such investors shares of preferred stock of the Company, (i) on terms that allowed a small group of investors to acquire common stock of the Company at a significant discount, in a quantity that entrenched their power within the Company, favoring their interests to the detriment of the Company's minority stockholders, and (ii) by knowingly making false and misleading disclosures, and failing to disclose all material information, to the Company's stockholders. The complaint further alleges that Mr. Sachs and Mr. Donald Wilson, as the Company's controlling stockholders, breached their fiduciary duties of good faith and loyalty by agreeing to issue preferred stock of the Company on terms that allowed a small group of investors to acquire common stock of the Company at a significant discount, in a quantity that entrenched their power within the Company, favoring their interests to the detriment of the Company. The complaint also alleges that certain of the Company's insiders, including four directors and a former employee, were unjustly enriched by the opportunity to acquire common stock of the Company at a discount to its trading price at the time. The lawsuit seeks to cause the defendants to disgorge to the Company the stock that they received at a discount to the market price, and also seeks an award of appropriate damages, plus pre- and post-judgment interest for the plaintiff, the class and the Company. The Company believes that the allegations set forth in the complaint are without merit and intends to defend itself vigorously in the proceedings. Due to the inherent uncertainties of litigation and the early stage of the proceedings, the Company cannot predict the ultimate outcome of this matter.

Patent Litigation

        On March 27, 2018, Ultravision Technologies, LLC ("Ultravision"), filed patent infringement complaints against us in the International Trade Commission ("ITC") and the United States District Court for the Eastern District of Texas, Marshall Division ("District Court"), alleging infringement of claims in two United States patents based on modular LED display panels sold by the Company. The ITC matter is entitled In the Matter of Certain Modular LED Display Panels (No. 337-3302). The ITC complaint seeks exclusion and cease and desist orders. Pursuant to the complaint filed in the District Court, Case No. 2:18-cv-00109-JRG, Ultravision is seeking to enjoin the Company from further acts of direct and/or indirect infringement of such United States patents, including the manufacture, sale, offer for sale, importation and use of the infringing products, unspecified monetary relief, injunctive relief for the payment of royalties and reimbursement for costs and attorneys' fees. The Company intends to defend itself vigorously in the proceedings. Due to the inherent uncertainties of litigation and the early stage of the proceedings, the Company cannot predict the ultimate outcome of this matter.

Item 4.    Mine Safety Disclosures

        Not applicable.

PART II

Item 5.    Market for Registrant's Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities

Market Price for Equity Securities

        Our common stock is quoted on the NASDAQ Capital Market after transitioning from the NASDAQ Global Market on February 25, 2016, and our warrants and units are quoted on the OTC bulletin board, under the symbols "RMGN" and "RMGNW, respectively. Our units commenced public trading on April 13, 2011 and were quoted on the OTC bulletin board until April 18, 2016. Our common stock was quoted on the OTC bulletin board until its listing on the NASDAQ Stock Market on May 2, 2012.

        The following table sets forth the high and low bid prices as quoted on the NASDAQ Stock Market (with respect to our common stock) and OTCBB (with respect to our warrants) for the periods indicated (after giving effect to a 1-for-4 reverse stock split effected in August 2017).

	RMGN Common Stock		RMGNW Warrants
Quarter Ended	High	Low	High	Low
12/31/17	$2.73	$0.75	$0.01	$—
09/30/17	$3.00	$1.55	$0.01	$0.01
06/30/17	$3.60	$2.36	$0.02	$—
03/31/17	$4.44	$2.48	$0.03	$—
12/31/16	$3.60	$2.36	$0.03	$—
09/30/16	$5.20	$3.24	$0.01	$0.01
06/30/16	$4.76	$3.28	$0.02	$0.01
03/31/16	$4.68	$2.40	$0.01	$0.01

        As of March 22, 2018, there were 20 holders of record of our common stock, five holders of record of our warrants and one holder of record of our units. These numbers exclude holders whose securities are held in nominee or street name by brokers.

Dividends

        To date, we have not paid any dividends on our common stock, and we do not expect to pay any dividends in the foreseeable future. The payment of any future cash dividend will be dependent upon revenue and earnings, if any, capital requirements and general financial condition. As a holding company without any direct operations, our ability to pay cash dividends may be limited to availability of cash provided to us by our operating subsidiaries through a distribution, loan or other transaction, and will be within the discretion of our board of directors. The terms of our existing indebtedness also limits our ability to pay dividends. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Item 6.    Selected Financial Data

        As a smaller reporting company, we are not required to provide the information required by this Item.

Item 7.    Management's Discussion and Analysis of Financial Condition and Results of Operations

Overview

        The Company was formed on January 5, 2011, for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. The Company consummated the acquisition Reach Media Group on April 8, 2013, and on April 19, 2013, acquired Symon. Symon is considered to be the Company's predecessor corporation for accounting purposes.

        The Company is one of the largest integrated digital signage solution providers, offering enterprise-class digital signage solutions that are relied upon by a majority of Fortune 100 companies and thousands of overall customers in locations worldwide. Through an extensive suite of products that include proprietary software, software-embedded hardware, maintenance and creative content service, installation services, and third-party displays, the Company delivers complete end-to-end intelligent visual communication solutions to its clients for critical contact center, supply chain, internal communications, hospitality, retail and other applications with a large concentration of customers in the financial services, telecommunications, manufacturing, healthcare, pharmaceutical, utility and transportation industries, and in federal, state and local governments. Our installations deliver real-time intelligent visual content that enhances the ways in which organizations communicate with employees and customers to drive productivity and engagement. The solutions are designed to integrate seamlessly with a customer's IT infrastructure, data and security environments. The Company conducts operations through its RMG Enterprise Solutions business unit.

        On July 1, 2015, the Company divested its RMG Media Networks business unit which was focused on selling advertising across airline digital media assets in executive clubs, on in-flight entertainment, on in-flight Wi-Fi portals and in private airport terminals. Therefore, the financial information discussed below and in the consolidated financial statements and accompanying footnotes are exclusive of our Media business, classified as discontinued operations, unless specifically identified otherwise.

Revenue

        The Company derives its revenue as follows from three primary sources:

  1.
  Product sales:

  •
  Licenses to use its proprietary software products;

  •
  Proprietary software-embedded media players; and

  •
  Third-party flat screen displays and other third-party hardware.

  2.
  Subscription and customer support services:

  •
  Product maintenance services;

  •
  Subscription-based content services; and

  •
  Subscription-based software-as-a-service.

  3.
  Professional services:

  •
  Professional installation services;

  •
  Custom, "innovative" creative services; and

  •
  Training services.

        Revenue is recognized as outlined in "Critical Accounting Policies—Revenue Recognition" below. The Company sells its solutions through its multinational sales force and through a select group of resellers and business partners. In North America, the Company's sales team generated approximately 91% and 92% of its annual sales in 2017 and 2016, respectively, while 9% and 8% of its sales were generated through resellers in 2017 and 2016, respectively. Outside the United States, approximately 70% and 66% of sales come from the reseller channel in 2017 and 2016, respectively. Overall, approximately 70% and 75% of the Company's multinational enterprise sales are derived from direct sales in 2017 and 2016, respectively, with the remaining 30% and 25% generated through indirect partner channels in 2017 and 2016, respectively.

        The Company has formal contracts with its resellers that set the terms and conditions under which the parties conduct business. The resellers purchase products and services from the Company, generally with agreed-upon discounts, and resell the products and services to their customers, who are the end-users of the products and services. The Company does not offer contractual rights of return other than under standard product warranties, and product returns from resellers have been insignificant to date. The Company sells directly to its resellers and recognizes revenue on sales to resellers upon delivery, consistent with its recognition policies. The Company bills resellers directly for the products and services they purchase. Software licenses and product warranties pass directly from the Company to the end-users.

Cost of Revenue

        The cost of revenue associated with product sales consist primarily of the costs of media players, the costs of third-party flat screen displays and the operating costs of the Company's assembly and distribution operations. The cost of revenue associated with professional services consists of the salary and related benefit costs and the travel costs of the Company's employees providing installation and training services as well as on-site installation costs from third-party providers. The cost of revenue associated with maintenance and content services consists of the salary and related benefit costs of the Company's employees engaged in providing customer support and content services, the annual costs associated with acquiring data from third-party content providers, and costs associated with cloud hosting services related to providing software-as-a-service to customers.

Operating Expenses

        The Company's operating expenses are comprised of the following components:

  •
  Sales and marketing expenses include salary and related benefit costs of sales personnel, sales commissions, travel by sales and sales support personnel, and marketing and advertising costs.

  •
  Research and development ("R&D") costs consist of salary and related benefit costs of R&D personnel and expenditures to outside third-party contractors. To date, all R&D expenses are expensed as incurred.

  •
  General and administrative expenses consist primarily of salary and related benefit costs of executives, accounting, finance, administrative, and IT personnel. Also included in this category are other corporate expenses such as rent, utilities, insurance, professional service fees, office expenses, travel by general and administrative personnel and meeting expenses.

  •
  Depreciation and amortization expenses include depreciation of the Company's office furniture, fixtures and equipment and amortization of intangible assets.

Trends in Operating Results

        The Company is a leading multinational provider of enterprise-class digital signage solutions and as such, its operations are subject to factors that generally affect corporate budgets, including but not limited to general economic conditions, employment levels, business conditions, and global uncertainty.

        Since the arrival of our chief executive officer in July 2014, the Company has been executing a multi-year strategic turnaround plan that emphasizes delivering new, innovative products and solutions, diversifying into select industry verticals, improving the effectiveness and productivity of its sales and marketing efforts, and implementing a cost rationalization effort. During 2015, the Company made progress on its multi-year strategic turnaround plan by strengthening the executive leadership team, enhancing the breadth and depth of its suite of product offerings, continuing its targeted solution area focus such as contact centers and internal communications, improving the effectiveness and productivity of its sales organization, significantly reducing its cost structure, and divesting its non-core Media business. The Company continued executing its strategic plan in 2016 and 2017, as it further enhanced its product offerings and solution portfolio and strengthened its management team with the addition of a new chief technology officer and chief marketing and creative officer. In the fourth quarter of 2017, the Company released KorbytTM, its next-generation visual enterprise communications software platform that gives companies the power to communicate more effectively with seamless content creation and distribution across digital signage networks, desktops and mobile devices. In the fourth quarter of 2017, the Company also released KorbytGOTM, a mobile app that enables organizations to connect with its employees, managers and leadership through a mobile phone, a device that is readily used and preferred by employees. The Korbyt platform offers a set of innovative features as well as flexible deployment options, both in cloud and on-premise environments, that are anticipated to open new global market opportunities, particularly in the retail, hospitality and internal communications markets. The platform also leverages the Company's heritage and expertise in data-intensive applications, such as contact center and supply chain, offering an application programming interface ("API") set that helps enable data integration with virtually any enterprise-level data sources as well as offering substantially improved scalability in high-performance environments. Finally, the Company maintained a reduced level of operating costs to support its effort to achieve long-term sustainable profitability.

Revenues

        The launch of Korbyt in the fourth quarter of 2017 begins the Company's multi-year, strategic transition from a perpetual use software license and maintenance business model to a subscription business model. While we will continue to sell perpetual use software licenses for our ES software platform, we expect the customer transition to the Korbyt platform and subscription business model will drive an increasing portion of our revenues in the future to subscriptions. The subscription model prices and delivers our products in a way that differs from the historical perpetual pricing and delivery methods. These changes reflect a significant shift from perpetual license sales and distribution of our software in favor of providing our customers the right to access certain of our software in a hosted environment or use downloaded software for a specified subscription period. During this transition, revenue, orders, gross margin, gross margin, net income (loss), earnings (loss) per share, deferred revenue, and cash flow from operations will be impacted as more revenue is recognized ratably rather than up front.

        Professional services revenue varies greatly based on the open project backlog at designated points in time. Going forward, we expect that professional services revenues will be largely dependent on the Company's success in signing larger deals with significant professional services components.

Expenses

        Since 2015, the Company has significantly reduced its overall cost structure as a result of headcount reductions across the organization, closing underperforming geographies, divesting its non-core Media business, reducing ineffective marketing initiatives, and developing more efficient product distribution operations. Beginning in 2017, the Company has begun investing in areas that it believes have a strong return potential such as sales and marketing, content-related services and research and development, while it continues to tightly monitor general and administrative costs.

Results of Operations

Comparison of the years ended December 31, 2017 and 2016

        The following financial statements present the results of operations of the Company for the years ended December 31, 2017 and 2016.

	Years Ended December 31,
(in thousands)	2017	2016	% Chg
Revenue	$37,042	$37,601	(1.5)%
Cost of Revenue	15,909	15,480	2.8%

Gross Profit	21,133	22,121	(4.5)%
Operating Expenses—Sales and marketing	8,985	8,522	5.4%
General and administrative	11,226	12,495	(10.2)%
Research and development	2,728	2,568	6.2%
Depreciation and amortization	3,074	3,147	(2.3)%

Total Operating Expenses	26,013	26,732	(2.7)%

Operating Loss	(4,880)	(4,611)	(5.8)%
Gain on change in warrant liability	288	(193)	(249.2)%
Interest expense and other income—net	(549)	437	225.6%

Loss before income taxes and discontinued operations	(5,141)	(4,367)	(17.7)%
Income Tax Expense	52	143	(63.6)%

Net loss before discontinued operations	(5,193)	(4,510)	(15.1)%
Loss from discontinued operations, net of taxes	—	(260)	100.0%

Net Loss	$(5,193)	$(4,770)	(8.9)%

Revenue

        Revenue was $37.0 million and $37.6 million for the years ended December 31, 2017 and 2016, respectively, a decrease of $0.6 million, or 1.5%.

        The following table reflects the Company's revenue on a geographic basis.

	Years Ended December 31,
(in thousands) Region	2017		2016
North America	$24,406	65.9%	$25,892	68.9%
International:
United Kingdom	6,117	16.5%	5,669	15.0%
Middle East	5,386	14.5%	3,376	9.0%
Europe	908	2.5%	1,833	4.9%
Other	225	0.6%	831	2.2%

Total International	12,636	34.1%	11,709	31.1%

Total	$37,042	100.0%	$37,601	100.0%

        Revenues declined in the North America region in 2017, resulting primarily from weaker orders driving decreased products revenue. United Kingdom revenues increased in 2017 as compared to 2016, due to higher product revenue, offset by lower maintenance and content services and professional services revenue. Revenue in the Middle East region increased 59.5% in 2017 as compared to 2016, due to higher products revenue driven by several significant projects in the region. Revenue in Europe and Other regions decreased 57.5% as compared to 2016, due primarily to lower orders driving decreased product revenue.

        The following table summarizes the composition of the Company's revenue and cost of revenue for the years ended December 31, 2017 and 2016.

	Years Ended December 31,
(in thousands)	2017	%	2016	%
Revenue:
Products	$16,350	44.1%	$16,246	43.2%
Maintenance and content services	13,545	36.6%	13,888	36.9%
Professional services	7,147	19.3%	7,467	19.9%

Total Revenue	37,042	100.0%	37,601	100.0%
Cost of Revenue:
Products	9,405	59.1%	8,900	57.5%
Maintenance and content services	1,538	9.7%	1,252	8.1%
Professional services	4,966	31.2%	5,328	34.4%

Total Cost of Revenue	$15,909	100.0%	$15,480	100.0%

        Revenues derived from product sales for the year ended December 31, 2017 increased by $0.1 million, or 0.6%, as compared to the year ended December 31, 2016, primarily driven by increased sales of proprietary media player hardware and RMG MAX LED screens in international markets, partially offset by decreased hardware and software sales in North America. Revenues derived from maintenance and content service contracts for the year ended December 31, 2017 decreased by $0.3 million, or 2.5%, as compared to the year ended 2016, primarily due lower revenues in the United Kingdom. Professional service revenue is impacted by the sales mix and professional services employee utilization in any given year. In the year ended December 31, 2017, professional services revenue decreased $0.3 million, or 4.3%, as compared to the year ended December 31, 2016.

Cost of Revenue

        Cost of revenue was $15.9 million and $15.5 million for the years ended December 31, 2017 and 2016, respectively, an increase of $0.4 million, or 2.8%, primarily attributable to a sales mix with a lower proportion of software sales in 2017 and a combination of non-recurring credits to product and maintenance costs from a component manufacturer and resolution of a vendor billing matter that occurred in 2016. Specifically, cost of revenue related to products increased $0.5 million in 2017 as compared to 2016 due primarily to lower software sales in 2017 and the non-recurring credit to product costs from a component manufacturer in 2016. Cost of revenue related to maintenance and content increased $0.3 million due to the non-recurring credits to maintenance costs from resolution of a vendor billing matter during the year ended 2016. Cost of revenue related to professional services decreased $0.4 million in 2017 due to lower headcount and cost reductions implemented during the year.

        The following table reflects the Company's gross margins for the years ended December 31, 2017 and 2016:

	Years Ended December 31,
(in thousands)	2017	%	2016	%
Products	$6,945	42.5%	$7,346	45.2%
Maintenance and content services	12,007	88.6%	12,636	91.0%
Professional services	2,181	30.5%	2,139	28.6%

Total	$21,133	57.1%	$22,121	58.8%

        The Company's overall gross margin for the year ended December 31, 2017 decreased to 57.1% from 58.8% for the year ended December 31, 2016. The lower gross margin was primarily attributable to the following:

  •
  Gross margin resulting from product revenue decreased to 42.5% for the year ended December 31, 2017, as compared to 45.2% for the year ended December 31, 2016, due to lower software sales in 2017 and a non-recurring credit to product costs from a component manufacturer in 2016, offset by a lower warehousing and distribution costs during 2017.

  •
  Gross margin resulting from maintenance and content services revenue decreased to 88.6% for the year ended December 31, 2017 as compared to 91.0% for the year ended December 31, 2016, due primarily to lower maintenance and content services revenue in 2017 and lower costs in 2016 resulting from a combination of non-recurring credits from a component manufacturer and resolution of a vendor billing matter.

  •
  Gross margin resulting from professional services revenue increased to 30.5% for the year ended December 31, 2017 as compared to 28.6% for the year ended December 31, 2016, due primarily to higher utilization rates and slightly higher bill rates.

Operating Expenses

        Operating expenses totaled $26.0 million for the year ended December 31, 2017, a $0.7 million decrease as compared to $26.7 million for the year ended December 31, 2016. This 2.7% decrease was attributable to the following items:

  •
  Sales and marketing expenses increased $0.5 million for the year ended December 31, 2017, as compared to the prior year, as planned investments in sales and marketing that started in the beginning of 2017 continued through the year.

  •
  General and administrative expenses decreased $1.3 million for the year ended December 31, 2017, as compared to prior year, due primarily to due to lower professional accounting and legal fees, lower stock compensation expense and lower office rent expenses.

  •
  Research and development expenses increased $0.1 million for the year ended December 31, 2017 as compared to 2016, as the Company continued to invest in its strategic technology roadmap, including Korbyt, the Company's next-generation enterprise visual communications software platform that was released in the fourth quarter of 2017.

  •
  Depreciation and amortization remained flat in the year ended December 31, 2017 as compared to 2016, as the Company controlled its capital expenditures during 2017.

Warrant Liability Expense

        The Company calculates its warrant liability based on the quoted market value of its outstanding warrants. The gain (loss) on change in warrant liability for the years ended December 31, 2017 and 2016, were $0.3 million and $(0.2) million, respectively. A gain on change in warrant liability represents a decrease in the amount of the Company's warrant liability during that year.

Interest and other—Net

        Interest (expense) and other income—net for the year ended December 31, 2017 and 2016 was $(0.5) million and $0.4 million, respectively, a $1.0 million increase in expense. The changes to Interest (expense) and other income—net was primarily due to the stabilization of the British pound sterling against the U.S. dollar resulting in a foreign currency loss as compared to the opposite situation in 2016 that resulted in a foreign currency gain.

Income Tax Expense

        The income tax expense for the years ended December 31, 2017 and 2016 were $52 thousand and $143 thousand, respectively, resulting from foreign taxes. The Company had book net losses in the years ended December 31, 2017 and 2016 with a U.S. full valuation allowance against the resulting deferred tax asset at December 31, 2017 and 2016.

Liquidity and Capital Resources

        The Company has a history of operating losses and negative cash flow, including the Media business which continued to generate losses until its divestiture on July 1, 2015. As such, the Company took several steps in 2016 to reduce its operating costs and in 2017, continued to closely monitor its cash projections and evaluate its operating structure for opportunities to reduce operating costs. In order to ensure the Company had adequate working capital, effective November 2, 2015, the Company and certain of its subsidiaries (collectively, the "Borrowers") entered into a loan and security agreement (the "Loan Agreement") with Silicon Valley Bank (the "Bank"), pursuant to which the Bank agreed to make a revolving credit facility (the "Revolving Facility") available to the Borrowers in the principal amount of up to $7.5 million. The Revolving Facility has an effective date (the "Effective Date") of October 13, 2015, and originally matured on October 13, 2017. The Revolving Facility was amended and restated effective October 13, 2017, pursuant to an amended and restated loan and security agreement (the "Restated Loan Agreement"), with an extended maturity date of March 31, 2019. Availability under the Revolving Facility is tied to a borrowing base formula. Interest on advances under the Revolving Facility (the "Advances") will accrue on the unpaid principal balance of such Advances at a per annum rate equal to the greater of 4.50% or either 1.75% above the prime rate or 2.75% above the prime rate, depending on whether certain conditions are satisfied. During an event of default, the rate of interest would increase to 5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid interest is payable monthly on the last calendar day of each month.

        While the Company was in compliance with its financial covenants under the Loan Agreement as of December 31, 2017, management determined that it expected to become non-compliant with its financial covenants under the Loan Agreement in 2018. The Company entered into discussions with the Bank and, on April 2, 2018, the Borrowers entered into the First Amendment with the Bank. Pursuant to the First Amendment, the minimum EBITDA covenant in the Restated Loan Agreement was amended and the Bank consented to the incurrence of certain subordinated debt pursuant to the Subordinated Loan Agreement by the Company and certain of its subsidiaries, among other things.

        In connection with the First Amendment and the Merger Agreement, on April 2, 2018, the Borrowers also entered into the Subordinated Loan Agreement with the Subordinated Lender, pursuant to which the Subordinated Lender agreed to make available to the Borrowers the Bridge Loan in the principal amount of $2 million, providing the Company with additional liquidity. The Subordinated Lender is an affiliate of Mr. Sachs. If the Penalty Loan is funded pursuant to the terms of the Merger Agreement, the Penalty Loan will also be a credit extension under the Subordinated Loan Agreement and subject to its terms. The Subordinated Loans are secured by a second priority lien in all of the assets of the Borrowers. The Bridge Loan matures on the later of April 2, 2019 or, if the Penalty Loan is funded, one year following the funding of the Penalty Loan, at which time all outstanding principal and interest on the Subordinated Loans are due. No principal payments are required under either the Bridge Loan or the Penalty Loan prior to maturity and, except in limited circumstances, no principal payments are permitted prior to the first anniversary of the closing date. Interest on the Bridge Loan accrues at a per annum cash interest rate equal to 8.0% above the prime rate plus 2.0% paid-in-kind and interest on the Penalty Loan will accrue at a per annum paid-in-kind interest rate equal to 5% above the prime rate. If the Bridge Loan is prepaid prior to the stated maturity date thereof, the Borrowers are obligated to pay a prepayment premium equal to the interest the loans would have accrued if they had remained outstanding through maturity. During an event of default, the rate of interest on the Subordinated Loans would increase to 2.5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid cash interest is payable quarterly on the last day of each fiscal quarter.

        In November 2016, the Company filed a "shelf" registration statement on Form S-3 with the SEC which allows the Company to quickly seek to raise equity capital through a variety of structures in the public markets. On December 29, 2016, the Company completed a rights offering to existing stockholders of record at November 29, 2016 as well as the related sale of shares to existing stockholders pursuant to a standby purchase agreement. Pursuant to the rights offering and the related private placement, the Company issued an aggregate of 1,935,477 split-adjusted shares of common stock at a price of $2.48 per share for gross proceeds of approximately $4.8 million. The rights offering generated $4.4 million in net cash proceeds, net of $0.4 million in transaction expenses, to be used for general working capital purposes.

        At December 31, 2017, the Company had $1.3 million in borrowings and $2.5 million in unused availability under the Revolving Facility. At December 31, 2017, the Company's cash and cash equivalents balance was $1.5 million. This includes cash and cash equivalents of $1.2 million held in bank accounts of its subsidiaries located outside the United States. The Company currently plans to use this cash to fund its ongoing foreign operations. Starting in 2018, if the Company were to repatriate the cash held by its subsidiary located outside the United States, it may not incur tax liabilities due to the Tax Cuts and Jobs Act of 2017 passed by the U.S. Congress.

        The Company continues to analyze its liquidity to ensure it is able to execute its planned operations. Through the combination of the Company's cash and availability under the Revolving Facility, the ability to seek new capital through the equity capital markets via its effective "shelf" registration statement, and its current forecasts, the Company believes it should have adequate cash to operate the Company through at least the next twelve months. However, if the Company is unable to achieve its forecasts, fails to meet any of the financial covenants in the Revolving Facility and is unable to obtain a waiver or an amendment from the Bank to allow it to continue to borrow, or raise additional equity capital, the Company may need to pursue one or more alternatives, such as to reduce or delay investments in its business, or seek additional financing. There is no assurance, however, that the Company will be able to raise additional capital or obtain additional financing on commercially reasonable terms or at all.

        The Company has generated and used cash, inclusive of discontinued operations, as follows:

	Years Ended December 31,
(in thousands)	2017	2016
Operating cash flow	$(3,680)	$(2,422)
Investing cash flow	(120)	(348)
Financing cash flow	(84)	5,229

Total	$(3,884)	$2,459

Operating Activities

        Cash used in operating activities of $3.7 million during 2017 resulted primarily from the Company's net loss of $5.2 million. The net loss is offset primarily by the following non-cash items:

  •
  Non-cash depreciation and amortization expense of $3.1 million

  •
  Non-cash gain related to the increase in the Company's warrant liability of $0.3 million

  •
  Stock-based compensation of $0.4 million

  •
  Non-cash amortization of loan origination fees of $75 thousand

  •
  Non-cash inventory reserve adjustment for obsolescence of $44 thousand

  •
  Non-cash allowance for doubtful accounts of $(19) thousand

        In addition, the following principal changes in assets and liabilities affected cash from operating activities during the year:

  •
  Accounts receivable increased by $0.4 million due to timing and mix of collections and invoicing in 2017 as compared to 2016 as well as by a $0.3 million foreign exchange impact of the weakened U.S. Dollar that increased accounts receivable held internationally in British Pound sterling

  •
  Inventory decreased by $37 thousand as the Company improved demand forecasting and inventory management

  •
  Other current assets increased by $0.2 million

  •
  Accounts payable decreased by $0.7 million due primarily to the timing of payments on obligations in 2017 as compared to 2016

  •
  Accrued liabilities decreased by $1.0 million due to lower operating expenses in 2017

  •
  Deferred revenue increased by $0.6 million due primarily to the timing of the renewal of annual maintenance and content contracts at December 31, 2017 as compared to 2016

Investing Activities

        Cash used in investing activities of $0.1 million during 2017 resulted primarily from expenditures for property and equipment.

Financing Activities

        Cash used in financing activities of $0.1 million during 2017 resulted primarily from the $0.1 million of debt issuance costs from renewing the Revolving Facility during 2017. See "Note 4. Revolving Facility" in the accompanying Notes to the Consolidated Financial Statements.

Critical Accounting Policies

        The Company's significant accounting policies are described in Note 1 of the Company's consolidated financial statements included elsewhere in this filing. The Company's consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States. Certain accounting policies involve significant judgments, assumptions, and estimates by management that could have a material impact on the carrying value of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

        Accounts receivable are comprised of sales made primarily to entities located in the United States, United Kingdom, Europe, Middle East and Asia. Accounts receivable are recorded at the invoiced amounts and do not bear interest. The allowance requires judgment and is reviewed monthly, and the Company establishes reserves for doubtful accounts on a case-by-case basis based on historical collection experience and a current review of the collectability of accounts. The Company's collection experience has been consistent with its estimates.

Inventory

        Inventory consists primarily of software-embedded smart products, electronic components, computers and computer accessories. Inventories are stated at the lower of average cost or net realizable value. Slow moving and obsolete inventories are written off based on historical experience and estimated future usage.

Intangible Assets

        Intangible assets include software and technology and customer relationships associated with the acquisition of Symon. The intangible assets are being amortized over their estimated useful lives. The definite lived intangible assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The impairment evaluation involves testing the recoverability of the asset on an undiscounted cash-flow basis, and, if the asset is not recoverable, recognizing an impairment charge, if necessary, to reduce the asset's carrying amount to its fair value. Intangible assets are evaluated for impairment annually and on an interim basis as events and circumstances warrant by comparing the fair value of the intangible asset with its carrying amount.

        There was no impairment of definite lived intangible assets during 2017 and 2016.

        The Company's intangible assets are amortized as follows:

Acquired Intangible Asset:	Remaining Amortization Period: (years)
Software and technology	1
Customer relationships	3

Deferred Revenue

        Deferred revenue consists of billings or payments received in advance of revenue recognition from maintenance and content services contracts, software subscriptions and some professional service agreements. Deferred revenue is recognized as the revenue recognition criteria are met. The Company generally invoices the customer in advance for maintenance and content agreements and software subscriptions.

Impairment of Long-lived Assets

        In accordance with ASC 360, Property, Plant, and Equipment, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted net cash flows expected to be generated by the asset. If the carrying value of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying value of the asset exceeds the fair value of the asset.

        There was no impairment of long-lived assets during 2017 and 2016.

Income Taxes

        The Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. The Company measures deferred tax assets and liabilities using enacted tax rates expected to be applied to taxable income in the years in which those differences are expected to be recovered or settled. The Company recognizes in income the effect of a change in tax rates on deferred tax assets and liabilities in the period that includes the enactment date.

        Under ASC 740, Income Taxes ("ASC 740"), the Company recognizes the effect of uncertain tax positions, if any, only if those positions are more likely than not of being realized. It also requires the Company to accrue interest and penalties where there is an underpayment of taxes, based on management's best estimate of the amount ultimately to be paid, in the same period that the interest would begin accruing or the penalties would first be assessed. The Company maintains accruals for uncertain tax positions until examination of the tax year is completed by the applicable taxing authority, available review periods expire, or additional facts and circumstances cause it to change its assessment of the appropriate accrual amounts (see Note 5 of the Company's consolidated financial statements included elsewhere in this filing). As of December 31, 2017 and 2016, the Company had no accrual recorded for uncertain tax positions. In December 2017, the U.S. Congress passed the Tax Cut and Jobs Act of 2017 ("TCAJA") which reduced the federal income tax rate applicable to corporations to 21% from a maximum rate of 35%. The new rate is applicable for the 2018 tax year, but the Company applied the new rate to temporary differences that will reverse after 2017 in accordance with ASC 740, resulting in a decreased value to deferred tax assets of $9.5 million, which is fully offset against the change in the valuation allowance attributable to such assets (see Note 5 of the Company's consolidated financial statements included elsewhere in this filing). In addition to the reduced tax rate, the TCAJA includes a deemed repatriation provision which requires companies to pay tax on their foreign accumulated earnings and profits measured at either November 2, 2017 or December 31, 2017, whichever produces the greater amount, at a reduced rate with an election to pay the tax over an 8-year period. As of December 31, 2017, the Company has $5.2 million of accumulated earnings in controlled foreign subsidiaries of which $2.3 million is includible as taxable income in 2017 subject to this tax provision. Due to the Company's current tax loss and federal net operating loss carryforwards of approximately $68.7 million, the Company will apply the deemed repatriation to 2017 taxes and not opt to defer the tax over 8 years. The Company reinvests earnings of foreign subsidiaries in foreign operations and expects that future earnings will also be reinvested in foreign operations indefinitely. The Company has elected to recognize accrued interest and penalties related to income tax matters as a component of income tax expense if incurred.

Revenue Recognition

        The Company recognizes revenue primarily from these sources:

  •
  Products

  •
  Maintenance and content services

  •
  Professional services

        The Company recognizes revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred, which is when product title transfers to the customer, or services have been rendered; (iii) customer payment is deemed fixed or determinable and free of contingencies and significant uncertainties; and (iv) collection is reasonably assured. The Company assesses collectability based on a number of factors, including the customer's past payment history and its current creditworthiness. If it is determined that collection of a fee is not reasonably assured, the Company defers the revenue and recognizes it at the time collection becomes reasonably assured, which is generally upon receipt of cash payment. If a customer's acceptance is required for professional services, revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period. Sales and use taxes are reported on a net basis, excluding them from revenue and cost of revenue.

Multiple-Element Arrangements

        Products consist of proprietary software and hardware equipment. The Company considers the sale of software more than incidental to the hardware as it is essential to the functionality of the hardware products. The Company enters into multiple-product and services contracts, which may include any combination of equipment and software products, professional services, maintenance and content services.

        Multiple Element Arrangements ("MEAs") are arrangements with customers which include multiple deliverables, including a combination of equipment and services. The deliverables included in the MEAs are separated into more than one unit of accounting when (i) the delivered equipment has value to the customer on a stand-alone basis, and (ii) delivery of the undelivered service element(s) is probable and substantially in the Company's control. Revenue from arrangements for the sale of tangible products containing both software and non-software components that function together to deliver the product's essential functionality requires allocation of the arrangement consideration to the separate deliverables using the relative selling price ("RSP") method for each unit of accounting based first on Vendor Specific Objective Evidence ("VSOE") if it exists, second on third-party evidence ("TPE") if it exists, and on estimated selling price ("ESP") if neither VSOE or TPE of selling price of the Company's various applicable tangible products containing essential software products and services. The Company establishes the pricing for its units of accounting as follows:

  •
  VSOE—for certain elements of an arrangement, VSOE is based upon the pricing in comparable transactions when the element is sold separately. The Company determines VSOE based on its pricing and discounting practices for the specific product or service when sold separately, considering geographical, customer, and other economic or marketing variables, as well as renewal rates or standalone prices for the service element(s).

  •
  TPE—if the Company cannot establish VSOE of selling price for a specific product or service included in a multiple-element arrangement, it uses third-party evidence of selling price. The Company determines TPE based on sales of comparable amounts of similar products or services offered by multiple third parties considering the degree of customization and similarity of the product or service sold.

  •
  ESP—the estimated selling price represents the price at which the Company would sell a product or service if it were sold on a stand-alone basis. When VSOE or TPE does not exist for an element, the Company determines ESP for the arrangement element based on sales, cost and margin analysis, as well as other inputs based on its pricing practices. Adjustments for other market and Company-specific factors are made as deemed necessary in determining ESP.

        The Company has also established VSOE for its professional services, software subscriptions, and maintenance and content services based on the same criteria as previously discussed under the software revenue recognition rules.

        The Company uses the estimated selling price to determine the relative sales price of its products. Revenue for elements that cannot be separated is recognized once the revenue recognition criteria for the entire arrangement has been met or over the period that our last remaining obligation to perform is fulfilled. Consideration for elements that are deemed separable is allocated to the separate elements at the inception of the arrangement on the basis of their relative selling price and recognized based on meeting authoritative criteria.

        The Company sells its products and services through its multinational sales force and through a select group of resellers and business partners. In North America, approximately 91% of sales in 2017 were generated solely by the Company's sales team, with 9% through resellers. Internationally, the situation is reversed, with around 70% of sales in 2017 coming from the reseller channel. Overall, approximately 70% of the Company's multinational sales in 2017 were derived from direct sales, with the remaining 30% generated through indirect partner channels. The Company has formal contracts with its resellers that set the terms and conditions under which the parties conduct business. The resellers purchase products and services from the Company, generally with agreed-upon discounts, and resell the products and services to their customers, who are the end-users of the products and services. The Company does not offer contractual rights of return other than under standard product warranties and product returns from resellers have be insignificant to date. The Company therefore sells directly to its resellers and recognizes revenue on sales to resellers upon delivery, consistent with its recognition policies as discussed above. The Company bills the resellers directly for the products and services they purchase. Software licenses and product warranties pass directly from the Company to the end-users.

        The Company recognizes revenue on sales to resellers consistent with its recognition policies as discussed below.

Product revenue

        The Company recognizes revenue on product sales generally upon delivery of the product or customer acceptance depending upon contractual arrangements with the customer. Shipping charges billed to customers are included in revenue and the related shipping costs are included in cost of revenue.

Maintenance and content services revenue

        Maintenance support revenue consists of support and updates for perpetual use software licenses, and hardware maintenance and repair. Software subscription revenue consists of the right to access and use software, support and software updates. Software updates provide customers with rights to unspecified software product upgrades and maintenance releases and patches released during the term of the support period. Support includes access to technical support personnel for software and hardware issues. Content subscription services consist of providing customers live and customized news feeds.

        Maintenance and content services revenue is recognized ratably over the term of the contracts, which is typically one to five years. Perpetual use software license maintenance, content services and software subscriptions are renewable by the customer at the end of each contract term. Rates, including subsequent renewal rates, are typically established based upon specified rates as set forth in the arrangement. The Company's hosting support agreement fees are based on the level of service provided to its customers, which can range from monitoring the health of a customer's network to supporting a sophisticated web-portal.

Professional services revenue

        Professional services consist primarily of project management, installation, training and custom creative services. Installation fees are contracted either on a fixed-fee basis or on a time-and-materials basis. For both fixed-fee and time-and materials contracts, the Company recognizes revenue using the percentage-of-completion method as services are performed. Such services are readily available from other vendors and are not considered essential to the functionality of the product. Training services are also not considered essential to the functionality of the product and have historically been insignificant;

the fee allocable to training is recognized as revenue using the percentage-of-completion method as the Company performs the services.

Use of Estimates

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk and Fair Value of Financial Instruments

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities reflected in the financial statements approximates fair value due to the short-term maturity of these instruments; the secured line of credit's carrying value approximates its fair value due to the variable market interest rate of the debt.

        The Company does not generally require collateral or other security for accounts receivable. However, credit risk is mitigated by the Company's ongoing evaluations of customer creditworthiness. The Company maintains an allowance for doubtful accounts receivable balances.

        The Company maintains its cash and cash equivalents in the United States with one financial institution. These balances routinely exceed the Federal Deposit Insurance Corporation insurable limit. Cash and cash equivalents of $1.2 million held in foreign countries as of December 31, 2017 were not insured.

Fair Value Measurements

        The Company follows the authoritative guidance on fair value measurements and disclosures with respect to assets and liabilities that are measured at fair value on both a recurring and non-recurring basis. Under this guidance, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The hierarchy is broken down into three levels defined as follows:

  •
  Level 1—Inputs are quoted prices in active markets for identical assets or liabilities.

  •
  Level 2—Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.

  •
  Level 3—Inputs are unobservable for the asset or liability.

        As part of its testing of intangible assets for impairment, the Company fair values all of its assets and liabilities, many of which were based on discounted cash flows analysis and forecasted future operating results which represent Level 3 inputs. In addition, the Company values its warrant liability at the end of each period based on Level 2 inputs.

Research and Development Costs

        Research and development costs incurred prior to the establishment of technological feasibility of the related software product are expensed as incurred. After technological feasibility is established, any additional software development costs are capitalized in accordance with ASC 985-20, Costs of Software to be Sold, Leased, or Marketed. The Company believes its process for developing software is essentially completed concurrent with the establishment of technological feasibility and, accordingly, no software development costs have been capitalized to date.

Net Income (Loss) per Common Share

        Basic net income (loss) per share for each class of participating common stock, excluding any dilutive effects of stock options, and warrants, is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted income (loss) per share is computed similar to basic; however diluted income (loss) per share reflects the assumed conversion of all potentially dilutive securities. There were no stock options, warrants, or other equity instruments outstanding at December 31, 2017 and 2016 that had a dilutive effect on net loss per share.

Foreign Currency Translation

        The functional currency of the Company's United Kingdom subsidiary is the British pound sterling. All assets and all liabilities of the subsidiary are translated to U.S. dollars at period-ending exchange rates. Income and expense items are translated to U.S. dollars at the weighted-average rate of exchange prevailing during the period. Resultant translation adjustments are recorded in accumulated other comprehensive income (loss), a separate component of stockholders' equity.

        The Company includes currency gains and losses on temporary intercompany advances in the determination of net income. Currency gains and losses are included in interest and other expenses in the consolidated statements of comprehensive loss.

Business Segment

        Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the Company's chief operating decision maker (the Company's Chief Executive Officer ("CEO")) in assessing performance and deciding how to allocate resources. The Company's business operates as one business segment, Enterprise Solutions. See "Note 14, Discontinued Operations" of the Company's consolidated financial statements included elsewhere in this filing regarding the Company's decision to exit the Media segment in 2015.

Stock-Based Compensation

        The Company accounts for stock-based compensation in accordance with FASB ASC No. 718-10—"Compensation—Stock Compensation". Stock-based compensation expense recognized during the period is based on the value of the portion of share-based awards that are ultimately expected to vest during the period. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The fair value of restricted stock is determined based on the number of shares granted and the closing price of the Company's common stock on the date of grant. Compensation expense for all share-based payment awards is recognized using the straight-line amortization method over the vesting period.

Item 7A.    Quantitative and Qualitative Disclosures about Market Risk

        As a smaller reporting company, we are not required to provide the information required by this Item.

Item 8.    Financial Statements and Supplementary Data

        Our consolidated financial statements and related notes required by this item are set forth as a separate section of this Report. See Part IV, Item 15 of this Form 10-K.

Item 9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        Not applicable.

Item 9A.    Controls and Procedures

Evaluation of Disclosure Controls and Procedures

        An evaluation was carried out under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) as of the end of the period covered by this report. Based on the evaluation of our disclosure controls and procedures, our Chief Executive Officer and our Chief Financial Officer have concluded that our disclosure controls and procedures were effective to ensure that the information required to be disclosed by us in the reports that we file or submit under the Exchange Act was recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and that such information required to be disclosed is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Changes in Internal Controls

        There were no changes in our internal controls over financial reporting during the year ended December 31, 2017 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Management's Report on Internal Control over Financial Reporting

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f). Our internal control system was designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

        A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Under the supervision and with the participation of management, including its principal executive officer and principal financial officer, our management assessed the design and operating effectiveness of internal control over financial reporting as of December 31, 2017 based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (May 14, 2013). Based on its evaluation under the framework in Internal Control—Integrated Framework, our management concluded that our internal control over financial reporting was effective as of December 31, 2017.

PART III

        The information required by Items 10, 11, 12, 13 and 14 is incorporated herein by reference to the definitive Proxy Statement to be filed pursuant to Regulation 14A of the Exchange Act for our 2018 Annual Meeting of Stockholders, which will be filed no later than 120 days after December 31, 2017.

PART IV

Item 15.    Exhibits, Financial Statement Schedules.

        The following documents are filed as part of this report. All amounts presented and discussed are in thousands, except share and per share data.

  (1)
  Financial Statements

        Consolidated Financial Statements:

  •
  Report of Independent Registered Public Accounting Firm;

  •
  Consolidated Balance Sheets as of December 31, 2017 and 2016;

  •
  Consolidated Statements of Comprehensive Loss for the years ended December 31, 2017 and 2016;

  •
  Consolidated Statements of Stockholders' Equity for the years ended December 31, 2017 and 2016;

  •
  Consolidated Statements of Cash Flows for the years ended December 31, 2017 and 2016.

  (2)
  Financial Statement Schedules

        No financial statement schedules have been filed as part of this Annual Report on Form 10-K because they are not applicable, not required or because the information is otherwise included in our financial statements or notes thereto.

  (3)
  Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 12, 2013(1)
3.2	Amended and Restated Bylaws(3)
4.1	Specimen Unit Certificate(2)
4.2	Specimen Common Stock Certificate(2)
4.3	Specimen Warrant Certificate(10)
4.4	Warrant Agreement, dated April 12, 2011, by and between SCG Financial Acquisition Corp. and Continental Stock Transfer & Trust company(4)
10.1	Registration Rights Agreement, dated April 12, 2011, by and between SCG Financial Acquisition Corp. and SCG Financial Holdings LLC(4)
10.2	Form of Indemnity Agreement(2)
10.3	Registration Rights Agreement, dated April 8, 2013, by and among SCG and the former RMG stockholders party thereto(5)

Exhibit No.	Description
10.4	Registration Rights Agreement, dated April 8, 2013, by and among SCG, Special Value Opportunities Fund, LLC, Special Value Expansion Fund, LLC and Tennenbaum Opportunities Partners V, LP(5)
10.5
Investor Rights Agreement, dated April 19, 2013, by and among SCG Financial Acquisition Corp., Plexus Fund II, L.P., Kayne Anderson Mezzanine Partners (QP), LP, KAMPO US, LP and Kayne Anderson Mezzanine Partners, LP(6)
10.6	Registration Rights Agreement, dated April 19, 2013, by and between SCG Financial Acquisition Corp. and DRW Commodities, LLC(6)
10.7	Executive Employment Agreement, dated as of August 13, 2013, between RMG Networks Holding Corporation and Gregory H. Sachs(7)
10.8	Employment Agreement, dated as of July 22, 2014, by and between SCG Financial Merger I Corp. and Robert Michelson(3)
10.9	Confidential Separation Agreement and General Release, dated as of July 23, 2014, by and between the Company and Garry K. McGuire, Jr.(3)
10.10	Purchase Agreement, dated March 25, 2015, among the Company and the Investors party thereto(8)
10.11	Registration Rights Agreement, dated March 25, 2015, among the Company and the Investors party thereto(8)
10.12	Form of Lock-Up Agreement entered into in March 2015(8)
10.13	Form of Support Agreement entered into in March 2015(8)
10.14	Loan and Security Agreement, dated as of October 13, 2015(9)
10.15	First Amendment to Loan and Security Agreement, dated as of November 17, 2015.
10.16	Second Amendment to Loan and Security Agreement, dated as of March 9, 2016.
10.17	Third Amendment to Loan and Security Agreement, dated September 30, 2016(11)
10.18	Fourth Amendment to Loan and Security Agreement, dated March 1, 2017
10.19
Standby Purchase Agreement, dated November 30, 2016, by and among RMG Networks Holding Corporation, 2012 DOOH Investments LLC, DRW Commodities, LLC and Children's Trust C/U The Donald R. Wilson 2009 GRAT #1(12)
10.20
Registration Rights Agreement, dated December 29, 2016, by and among RMG Networks Holding Corporation, 2012 DOOH Investments LLC, DRW Commodities, LLC and Children's Trust C/U The Donald R. Wilson 2009 GRAT #1(13)
10.21	Amended and Restated Loan and Security Agreement, dated November 6, 2017(16)
10.22	First Amendment to Amended and Restated Loan and Security Agreement, dated as of April 2, 2018(23)
10.23
Bridge Loan Agreement, dated April 2, 2018, by and among SCG Digital Financing, LLC, RMG Networks Holding Corporation, RMG Enterprise Solutions, Inc., RMG Networks Limited and RMG Networks Middle East, LLC(23)
10.24	Voting Agreement, dated April 2, 2018, by and between the Company and certain stockholders of the Company.(23)

Exhibit No.		Description
10.25		Agreement and Plan of Merger, dated April 2, 2018, by and among RMG Networks Holding Corporation, SCG Digital, LLC, SCG Digital Merger Sub, Inc., and, solely for the purposes of Section 8.03 and 8.04, SCG Digital Financing, LLC(23)
14.1		Code of Conduct(2)
21.1		List of subsidiaries*
23.1		Consent of Whitley Penn, LLP*
24.1		Power of Attorney (included on the signature page to this report)*
31.1		Certification of the Chief Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a).*
31.2		Certification of the Chief Financial Officer required by Rule 13a-14(a) or Rule 15d-14(a).*
32.1		Certification of the Chief Executive Officer and Chief Financial Officer required by Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. 1350.**
101.INS	*	XBRL Instance Document
101.SCH	*	XBRL Taxonomy Extension Schema
101.CAL	*	XBRL Taxonomy Calculation Linkbase
101.LAB	*	XBRL Taxonomy Label Document
101.PRE	*	XBRL Definition Linkbase Document
101.DEF	*	XBRL Definition Linkbase Document

(1)
Incorporated by reference to an exhibit to the Current Report on Form 8-K filed by the registrant on July 18, 2013.

(2)
Incorporated by reference to an exhibit to the Registration Statement on Form S-1 filed by the registrant on March 24, 2011.

(3)
Incorporated by reference to an exhibit to the Current Report on Form 8-K filed by the registrant on July 24, 2014.

(4)
Incorporated by reference to an exhibit to the Current Report on Form 8-K filed by the registrant on April 18, 2011.

(5)
Incorporated by reference to an exhibit to the Current Report on Form 8-K filed by the registrant on April 12, 2013.

(6)
Incorporated by reference to an exhibit to the Registration Statement on Form S-1 filed by the registrant on June 28, 2013.

(7)
Incorporated by reference to an exhibit to the Quarterly Report on Form 10-Q filed by the registrant on August 14, 2013.

(8)
Incorporated by reference to an exhibit to the Current Report on Form 8-K filed by the registrant on March 25, 2015.

(9)
Incorporated by reference to an exhibit to the Current Report on Form 8-K filed by the registrant on November 4, 2015.

(10)
Incorporated by reference to an exhibit to the Registration Statement on Form S-1 filed by the registrant on March 8, 2011.

(11)
Incorporated by reference to an exhibit to the Current Report on Form 8-K filed by the registrant on September 30, 2016.

(12)
Incorporated by reference to an exhibit to the Current Report on Form 8-K filed by the registrant on November 30, 2016.

(13)
Incorporated by reference to an exhibit to the Current Report on Form 8-K by the registrant on January 3, 2017.

(14)
Incorporated by reference to an exhibit to the Annual Report on Form 10-K by the registrant on March 10, 2016.

(15)
Incorporated by reference to an exhibit to the Annual Report on Form 10-K by the registrant on March 2, 2017.

(16)
Incorporated by reference to an exhibit to the Quarterly Report on Form 10-Q filed by the registrant on November 8, 2017.

(17)
Incorporated by reference to an exhibit to the Current Report on Form 8-K filed by the registrant on November 30, 2016.

(18)
Incorporated by reference to an exhibit to the Current Report on Form 8-K by the registrant on January 3, 2017.

(19)
Incorporated by reference to an exhibit to the Annual Report on Form 10-K by the registrant on March 10, 2016.

(20)
Incorporated by reference to an exhibit to the Annual Report on Form 10-K by the registrant on March 2, 2017.

(21)
Incorporated by reference to an exhibit to the Quarterly Report on Form 10-Q filed by the registrant on November 8, 2017.

(22)
Incorporated by reference to an exhibit to the Current Report on Form 8-K filed by the registrant on March 19, 2018.

(23)
Incorporated by reference to an exhibit to the Current Report on Form 8-K filed by the registrant on April 3, 2018.

*
Filed herewith

**
Furnished herewith

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
RMG Networks Holding Corporation

Opinion on the Financial Statements

        We have audited the accompanying consolidated balance sheets of RMG Networks Holding Corporation and subsidiaries (the "Company") as of December 31, 2017 and 2016, and the related consolidated statements of comprehensive loss, stockholders' equity, and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2015.

/s/ Whitley Penn LLP

Dallas, Texas
April 4, 2018

RMG Networks Holding Corporation

Consolidated Balance Sheets

December 31, 2017 and 2016

(in thousands, except share and per share data)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$1,538	$5,142
Accounts receivable, net of allowance for doubtful accounts of $374 and $364, respectively	10,961	10,381
Inventory, net	771	830
Prepaid assets	977	762

Total current assets	14,247	17,115
Property and equipment, net	2,895	3,710
Intangible assets, net	4,572	6,780
Loan origination fees	51	66
Other assets	183	228

Total assets	$21,948	$27,899

Liabilities and Stockholders' equity
Current liabilities:
Accounts payable	$2,504	$3,231
Accrued liabilities	2,409	3,392
Secured line of credit	1,250	1,274
Deferred revenue	7,949	7,327

Total current liabilities	14,112	15,224
Warrant liability	1	289
Deferred revenue—non-current	700	655
Deferred rent and other	1,430	1,646

Total liabilities	16,243	17,814

Stockholders' equity:
Common stock, $.0001 par value, (250,000,000 shares authorized; 11,231,257 shares issued; 11,156,257 shares outstanding, at December 31, 2017 and 2016, respectively.)	1	1
Additional paid-in-capital	113,961	113,514
Accumulated other comprehensive loss	(578)	(944)
Retained earnings (accumulated deficit)	(107,199)	(102,006)
Treasury Stock, at cost (75,000 shares)	(480)	(480)

Total stockholders' equity	5,705	10,085

Total liabilities and stockholders' equity	$21,948	$27,899

The accompanying notes are an integral part of these consolidated financial statements.

RMG Networks Holding Corporation

Consolidated Statements of Comprehensive Loss

Years Ended December 31, 2017 and 2016

(in thousands, except share and per share data)

	Years Ended December 31,
	2017	2016
Revenue:
Products	$16,350	$16,246
Maintenance and content services	13,545	13,888
Professional services	7,147	7,467

Total Revenue	37,042	37,601
Cost of Revenue:
Products	9,405	8,900
Maintenance and content services	1,538	1,252
Professional services	4,966	5,328

Total Cost of Revenue	15,909	15,480

Gross Profit	21,133	22,121

Operating expenses:
Sales and marketing	8,985	8,522
General and administrative	11,226	12,495
Research and development	2,728	2,568
Depreciation and amortization	3,074	3,147

Total operating expenses	26,013	26,732

Operating loss	(4,880)	(4,611)
Other Income (Expense):
Gain (loss) on change in warrant liability	288	(193)
Interest expense and other income—net	(549)	437

Loss before income taxes and discontinued operations	(5,141)	(4,367)
Income tax expense	52	143

Total loss from continuing operations	(5,193)	(4,510)
Loss from discontinued operations, net of taxes	—	(260)

Net loss	(5,193)	(4,770)

Other comprehensive loss:
Foreign currency translation adjustments	366	(748)

Total comprehensive loss	$(4,827)	$(5,518)
Continuing operations	$(0.47)	$(0.49)
Discontinued operations	—	(0.03)

Net loss per share of Common Stock (basic and diluted)	$(0.47)	$(0.52)

Weighted average shares used in computing basic and diluted net loss per share of Common Stock	11,156,257	9,236,990

The accompanying notes are an integral part of these consolidated financial statements.

RMG Networks Holding Corporation

Consolidated Statements of Stockholders' Equity

Years Ended December 31, 2017 and 2016

(in thousands)

	Common Stock	Preferred Shares	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Treasury Stock	Total Stockholders' Equity (Deficit)
Balances, December 31, 2015	$4	$—	$108,237	$(196)	$(97,236)	$(480)	$10,329
Common stock issued, net of fees	1		4,369				4,370
Stock-based compensation			904				904
Foreign currency translation adjustment				(748)			(748)
Net loss					(4,770)		(4,770)

Balances, December 31, 2016	$5	$—	$113,510	$(944)	$(102,006)	$(480)	$10,085

	Common Stock	Preferred Shares	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Treasury Stock	Total Stockholders' Equity (Deficit)
Balances, December 31, 2016	$5	$—	$113,510	$(944)	$(102,006)	$(480)	$10,085
4 to 1 reverse stock split	(4)		4				—
Stock-based compensation			447				447
Foreign currency translation adjustment				366			366
Net loss					(5,193)		(5,193)

Balances, December 31, 2017	$1	$—	$113,961	$(578)	$(107,199)	$(480)	$5,705

The accompanying notes are an integral part of these consolidated financial statements.

RMG Networks Holding Corporation

Consolidated Statements of Cash Flows

Years Ended December 31, 2017 and 2016

(Inclusive of Discontinued Operations)

(in thousands)

	Years Ended December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(5,193)	$(4,770)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,074	3,147
Loss (gain) on change in warrant liability	(288)	193
Loss from disposal of fixed assets—net of accumulated depreciation	76	—
Stock-based compensation	447	904
Non-cash loan origination fees	75	72
Inventory reserve adjustment for obsolescence	44	60
Allowance for doubtful accounts	(19)	93
Deferred tax (benefit)	—	(18)
Changes in operating assets and liabilities:
Accounts receivable	(419)	(518)
Inventory	37	127
Other current assets	(194)	334
Non-current deferred tax liabilities	—	(5)
Other assets, net	45	3
Accounts payable	(747)	268
Accrued liabilities	(999)	(739)
Deferred revenue	596	(685)
Loss (gain) on long-term contract	—	(616)
Deferred rent and other liabilities	(215)	(272)

Net cash used in operating activities	(3,680)	(2,422)

Cash flows from investing activities
Purchases of property and equipment	(120)	(348)

Net cash used in investing activities	(120)	(348)

Cash flows from financing activities
Borrowings on secured line of credit	1,250	3,500
Payments on secured line of credit	(1,274)	(2,626)
Debt issuance costs	(60)	(15)
Issuance of common stock, net of issuance costs	—	4,370

Net cash provided by (used in) financing activities	(84)	5,229

Effect of exchange rate changes on cash	280	(523)

Net increase (decrease) in cash and cash equivalents	(3,604)	1,936
Cash and cash equivalents, beginning of year	5,142	3,206

Cash and cash equivalents, end of year	$1,538	$5,142

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$199	$158
Cash paid during the year for income taxes	$356	$386

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

1. Organization and Summary of Significant Accounting Policies

Description of the Company

        RMG Networks Holding Corporation ("RMG" or the "Company") is a holding company which owns 100% of the capital stock of RMG Networks Holding, Inc. f/k/a Reach Media Group Holdings, Inc. ("Reach Media Group") and its subsidiaries and RMG Enterprise Solutions Holdings Corporation, f/k/a Symon Holdings Corporation ("Symon") and its subsidiaries.

        The Company's common stock currently trades on The Nasdaq Capital Market ("Nasdaq"), under the symbol "RMGN". Its warrants are quoted on the Over-the-Counter Bulletin Board quotation system under the symbol "RMGNW".

        The consolidated financial statements for all prior periods have been retroactively adjusted to reflect the August 14, 2017 1-for-4 reverse stock split of the Company's common stock.

Description of the Business

        The Company is one of the largest integrated digital signage solution providers, offering enterprise-class digital signage solutions that are relied upon by a majority of Fortune 100 companies and thousands of overall customers in locations worldwide. Through an extensive suite of products that include proprietary software, software-embedded hardware, maintenance and creative content service, installation services, and third-party displays, the Company delivers complete end-to-end intelligent visual communication solutions to its clients for critical contact center, supply chain, internal communications, hospitality, retail and other applications with a large concentration of customers in the financial services, telecommunications, manufacturing, healthcare, pharmaceutical, utility and transportation industries, and in federal, state and local governments. The Company's installations deliver real-time intelligent visual content that enhance the ways in which organizations communicate with employees and customers to drive productivity and engagement. The solutions are designed to integrate seamlessly with a customer's IT infrastructure, data and security environments. The Company conducts operations through its RMG Enterprise Solutions business unit.

        On July 1, 2015, the Company divested its RMG Media Networks business unit which was focused on selling advertising across airline digital media assets. Therefore, the financial information discussed below and in the consolidated financial statements and accompanying footnotes are exclusive of our Media business, classified as discontinued operations, unless specifically identified otherwise.

        At December 31, 2017, the Company had $1.3 million in borrowings and $2.5 million in unused availability under the Revolving Facility. At December 31, 2017, the Company's cash and cash equivalents balance was $1.5 million. This includes cash and cash equivalents of $1.2 million held in bank accounts of its subsidiaries located outside the United States. Through the combination of the Company's cash and availability under the Revolving Facility, the ability to seek new capital through additional financing and equity capital markets via its effective "shelf" registration statement, and its current forecasts, the Company believes it should have adequate cash to operate the Company through at least the next twelve months. However, if the Company is unable to achieve its forecasts, fails to meet the financial covenants in the Revolving Facility and is unable to obtain a waiver or an amendment from the Bank to allow it to continue to borrow, or raise additional capital, the Company may need to pursue one or more alternatives, such as to reduce or delay investments in its business.

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

1. Organization and Summary of Significant Accounting Policies (Continued)

Basis of Presentation for Financial Statements

        The audited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for financial information and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission. In the opinion of management, the audited consolidated financial statements reflect all adjustments and disclosures necessary for a fair presentation of the results of the reported years.

Principles of Consolidation

        The consolidated financial statements of RMG Networks Holding Corporation include the accounts of Reach Media Group and its wholly-owned subsidiaries and the accounts of Symon and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

        For purposes of the statements of cash flows, cash and cash equivalents include demand deposits in financial institutions and investments with an original maturity of three months or less from the date of purchase.

Accounts Receivable

        Accounts receivable are comprised of sales made primarily to entities located in the United States of America, Europe, Middle East, and Asia. Accounts receivable are recorded at the invoiced amounts and do not bear interest. Payment is generally due ninety days or less from the invoice date and accounts more than ninety days are analyzed for collectability. The allowance for doubtful accounts is reviewed monthly and the Company establishes reserves for doubtful accounts on a case-by-case basis based on a current review of the collectability of accounts and historical collection experience. Once all collection efforts have been exhausted, the account is written-off against the allowance. The allowance for doubtful accounts was $374 thousand and $364 thousand at December 31, 2017 and 2016, respectively. As of and for the years presented, no single customer accounted for more than 10% of accounts receivable or revenues.

Inventory

        Inventory consists primarily of software-embedded smart products, electronic components, computers and computer accessories. Inventories are stated at the lower of average cost or market. Write-offs of slow moving and obsolete inventories are provided based on historical experience and estimated future usage.

(in thousands)	December 31, 2017	December 31, 2016
Finished Goods	$721	$683
Raw Materials	50	147

Total	$771	$830

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

1. Organization and Summary of Significant Accounting Policies (Continued)

Property and Equipment

        The Company records purchases of property and equipment at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset.

Intangible Assets

        Intangible assets include software and technology and customer relationships associated with the acquisition of Symon. The intangible assets are being amortized over their estimated useful lives. The definite lived intangible assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The impairment evaluation involves testing the recoverability of the asset on an undiscounted cash-flow basis, and, if the asset is not recoverable, recognizing an impairment charge, if necessary, to reduce the asset's carrying amount to its fair value. Intangible assets are evaluated for impairment annually and on an interim basis as events and circumstances warrant by comparing the fair value of the intangible asset with its carrying amount.

        There were no impairments of definite lived intangible assets during the years 2017 and 2016.

        The Company's remaining intangible assets in 2017 are being amortized as follows:

Acquired Intangible Asset:	Amortization Period:(years)
Software and technology	1
Customer relationships	3

Deferred Revenue

        Deferred revenue consists of billings or payments received in advance of revenue recognition from maintenance and content services contracts, software subscriptions and some professional service agreements. Deferred revenue is recognized as the revenue recognition criteria are met. The Company generally invoices the customer in advance for maintenance and content agreements and software subscriptions.

Impairment of Long-lived Assets

        In accordance with ASC 360, Property, Plant, and Equipment, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted net cash flows expected to be generated by the asset. If the carrying value of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying value of the asset exceeds the fair value of the asset.

        There was no impairment of long-lived assets during 2017 and 2016.

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

1. Organization and Summary of Significant Accounting Policies (Continued)

Income Taxes

        The Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. The Company measures deferred tax assets and liabilities using enacted tax rates expected to be applied to taxable income in the years in which those differences are expected to be recovered or settled. The Company recognizes in income the effect of a change in tax rates on deferred tax assets and liabilities in the period that includes the enactment date.

        Under ASC 740, Income Taxes ("ASC 740"), the Company recognizes the effect of uncertain tax positions, if any, only if those positions are more likely than not of being realized. It also requires the Company to accrue interest and penalties where there is an underpayment of taxes, based on management's best estimate of the amount ultimately to be paid, in the same period that the interest would begin accruing or the penalties would first be assessed. The Company maintains accruals for uncertain tax positions until examination of the tax year is completed by the applicable taxing authority, available review periods expire, or additional facts and circumstances cause it to change its assessment of the appropriate accrual amounts (see Note 5). As of December 31, 2017 and 2016, the Company had no accrual recorded for uncertain tax positions. In December 2017, the U.S. Congress passed the Tax Cut and Jobs Act of 2017 ("TCAJA") which reduced the federal income tax rate applicable to corporations to 21% from a maximum rate of 35%. The new rate is applicable for the 2018 tax year, but the Company applied the new rate to temporary differences that will reverse after 2017 in accordance with ASC 740, resulting in a decreased value to deferred tax assets of $9.5 million, which is fully offset against the change in the valuation allowance attributable to such assets (see Note 5). In addition to the reduced tax rate, the TCAJA includes a deemed repatriation provision which requires companies to pay tax on their foreign accumulated earnings and profits measured at either November 2, 2017 or December 31, 2017, whichever produces the greater amount, at a reduced rate with an election to pay the tax over an 8-year period. As of December 31, 2017, the Company has $5.2 million of accumulated earnings in controlled foreign subsidiaries of which $2.3 million is includible as taxable income in 2017 subject to this tax provision. Due to the Company's current tax loss and federal net operating loss carryforwards of approximately $68.7 million, the Company will apply the deemed repatriation to 2017 taxes and not opt to defer the tax over 8 years. The Company reinvests earnings of foreign subsidiaries in foreign operations and expects that future earnings will also be reinvested in foreign operations indefinitely. The Company has elected to recognize accrued interest and penalties related to income tax matters as a component of income tax expense if incurred.

Revenue Recognition

        The following revenue recognition accounting policy is based on the accounting principles that were used to prepare these 2017 consolidated financial statements. On January 1, 2018, the Company adopted Accounting Standard Update 2014-09, Revenue from Contracts with Customers, as amended ("ASC 606"). ASC 606 replaces existing revenue recognition rules with a comprehensive revenue measurement and recognition standard and expanded disclosure requirements. See Recently Issued Accounting Pronouncements below for additional information.

        The Company recognizes revenue primarily from these sources:

  •
  Products

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

1. Organization and Summary of Significant Accounting Policies (Continued)

  •
  Maintenance and content services

  •
  Professional services

        The Company recognizes revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred, which is when product title transfers to the customer, or services have been rendered; (iii) customer payment is deemed fixed or determinable and free of contingencies and significant uncertainties; and (iv) collection is reasonably assured. The Company assesses collectability based on a number of factors, including the customer's past payment history and its current creditworthiness. If it is determined that collection of a fee is not reasonably assured, the Company defers the revenue and recognizes it at the time collection becomes reasonably assured, which is generally upon receipt of cash payment. If an acceptance period is required, revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period. Sales and use taxes are reported on a net basis, excluding them from revenue and cost of revenue.

Multiple-Element Arrangements

        Products consist of proprietary software and hardware equipment. The Company considers the sale of software more than incidental to the hardware as it is essential to the functionality of the hardware products. The Company enters into multiple-product and services contracts, which may include any combination of equipment and software products, professional services, maintenance and content services.

        Multiple Element Arrangements ("MEAs") are arrangements with customers which include multiple deliverables, including a combination of equipment and services. The deliverables included in the MEAs are separated into more than one unit of accounting when (i) the delivered equipment has value to the customer on a stand-alone basis, and (ii) delivery of the undelivered service element(s) is probable and substantially in the Company's control. Revenue from arrangements for the sale of tangible products containing both software and non-software components that function together to deliver the product's essential functionality requires allocation of the arrangement consideration to the separate deliverables using the relative selling price ("RSP") method for each unit of accounting based first on Vendor Specific Objective Evidence ("VSOE") if it exists, second on third-party evidence ("TPE") if it exists, and on estimated selling price ("ESP") if neither VSOE or TPE of selling price of the Company's various applicable tangible products containing essential software products and services. The Company establishes the pricing for its units of accounting as follows:

  •
  VSOE—For certain elements of an arrangement, VSOE is based upon the pricing in comparable transactions when the element is sold separately. The Company determines VSOE based on its pricing and discounting practices for the specific product or service when sold separately, considering geographical, customer, and other economic or marketing variables, as well as renewal rates or standalone prices for the service element(s).

  •
  TPE—If the Company cannot establish VSOE of selling price for a specific product or service included in a multiple-element arrangement, it uses third-party evidence of selling price. The Company determines TPE based on sales of comparable amounts of similar products or services offered by multiple third parties considering the degree of customization and similarity of the product or service sold.

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

1. Organization and Summary of Significant Accounting Policies (Continued)

  •
  ESP—The estimated selling price represents the price at which the Company would sell a product or service if it were sold on a stand-alone basis. When VSOE or TPE does not exist for an element, the Company determines ESP for the arrangement element based on sales, cost and margin analysis, as well as other inputs based on its pricing practices. Adjustments for other market and Company-specific factors are made as deemed necessary in determining ESP.

        The Company has also established VSOE for its professional services, software subscriptions, and maintenance and content services based on the same criteria as previously discussed under the software revenue recognition rules.

        The Company uses the estimated selling price to determine the relative sales price of its products. Revenue for elements that cannot be separated is recognized once the revenue recognition criteria for the entire arrangement has been met or over the period that our last remaining obligation to perform is fulfilled. Consideration for elements that are deemed separable is allocated to the separate elements at the inception of the arrangement on the basis of their relative selling price and recognized based on meeting authoritative criteria.

        The Company sells its products and services through its multinational sales force and through a select group of resellers and business partners. In North America, in 2017 approximately 91% of sales were generated solely by the Company's sales team, with approximately 9% through resellers. Internationally, the situation is reversed, with around 70% of sales coming from the reseller channel in 2017. Overall, approximately 70% of the Company's multinational sales were derived from direct sales, with the remaining 30% generated through indirect partner channels. The Company has formal contracts with its resellers that set the terms and conditions under which the parties conduct business. The resellers purchase products and services from the Company, generally with agreed-upon discounts, and resell the products and services to their customers, who are the end-users of the products and services. The Company does not normally offer contractual rights of return other than under standard product warranties and product returns from resellers have been insignificant to date. The Company therefore sells directly to its resellers and recognizes revenue on sales to resellers upon delivery, consistent with its recognition policies as discussed above. The Company bills the resellers directly for the products and services they purchase. Software licenses and product warranties pass directly from the Company to the end-users as well as applying to the resellers.

        The Company recognizes revenue on sales to resellers consistent with its recognition policies as discussed below.

Product revenue

        The Company recognizes revenue on product sales generally upon delivery of the product or customer acceptance depending upon contractual arrangements with the customer. Shipping charges billed to customers are included in revenue and the related shipping costs are included in cost of revenue.

Maintenance and content services revenue

        Maintenance support revenue consists of support and updates for perpetual use software licenses, hardware maintenance and repair. Software subscription revenue consists of the right to access and use software, support and software updates. Software updates provide customers with rights to unspecified

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

1. Organization and Summary of Significant Accounting Policies (Continued)

software product upgrades and maintenance releases and patches released during the term of the support period. Support includes access to technical support personnel for software and hardware issues. Content subscription services consist of providing customers live and customized news feeds.

        Maintenance and content services revenue is recognized ratably over the term of the contracts, which is typically one to five years. Perpetual use software license maintenance, content services and software subscriptions are renewable by the customer at the end of each contract term. Rates, including subsequent renewal rates, are typically established based upon specified rates as set forth in the arrangement. The Company's hosting support agreement fees are based on the level of service provided to its customers, which can range from monitoring the health of a customer's network to supporting a sophisticated web-portal.

Professional services revenue

        Professional services consist primarily of project management, installation, training and custom creative services. Installation fees are contracted either on a fixed-fee basis or on a time-and-materials basis. For fixed-fee and time-and materials contracts, the Company recognizes revenue as services are performed. Such services are readily available from other vendors and are not considered essential to the functionality of the product. Training services are also not considered essential to the functionality of the product and have historically been insignificant; the fee allocable to training is recognized as revenue as the Company performs the services.

Research and Development Costs

        Research and development costs incurred prior to the establishment of technological feasibility of the related software product are expensed as incurred. After technological feasibility is established, any additional software development costs are capitalized in accordance with ASC 985-20, Costs of Software to be Sold, Leased, or Marketed. The Company believes its process for developing software is essentially completed concurrent with the establishment of technological feasibility and, accordingly, no software development costs have been capitalized to date.

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk and Fair Value of Financial Instruments

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and accounts payable. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities reflected in the financial statements approximates fair value due to the short-term maturity of these instruments; the secured line of credit's carrying value approximates its fair value due to the variable market interest rate of the debt.

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

1. Organization and Summary of Significant Accounting Policies (Continued)

        The Company does not generally require collateral or other security for accounts receivable. However, credit risk is mitigated by the Company's ongoing evaluations of customer creditworthiness. The Company maintains an allowance for doubtful accounts receivable balances.

        The Company maintains its cash and cash equivalents in the United States with one financial institution. These balances routinely exceed the Federal Deposit Insurance Corporation insurable limit. Cash and cash equivalents of $1.2 million held in foreign countries as of December 31, 2017 were not insured.

Fair Value Measurements

        The Company follows the authoritative guidance on fair value measurements and disclosures with respect to assets and liabilities that are measured at fair value on both a recurring and non-recurring basis. Under this guidance, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The hierarchy is broken down into three levels defined as follows:

  •
  Level 1—Inputs are quoted prices in active markets for identical assets or liabilities.

  •
  Level 2—Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.

  •
  Level 3—Inputs are unobservable for the asset or liability.

        As part of its testing of intangible assets for impairment, the Company fair values all of its assets and liabilities, many of which were based on discounted cash flows analysis and forecasted future operating results which represent Level 3 inputs. In addition, the Company values its warrant liability at the end of each period based on Level 2 inputs.

Net Income (Loss) per Common Share

        Basic net income (loss) per share of common stock, excluding any dilutive effects of stock options, warrants and unvested restricted stock, is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted income (loss) per share is computed similar to basic; however diluted income (loss) per share reflects the assumed conversion of all potentially dilutive securities. Due to the reported net loss for all periods presented, all stock options, warrants, or other equity instruments outstanding at December 31, 2017 and 2016 are anti-dilutive.

Foreign Currency Translation

        The functional currency of the Company's United Kingdom subsidiary is the British pound sterling. All assets and all liabilities of the subsidiary are translated to U.S. dollars at year-end exchange rates. Income and expense items are translated to U.S. dollars at the weighted-average rate of exchange

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

1. Organization and Summary of Significant Accounting Policies (Continued)

prevailing during the year. Resultant translation adjustments are recorded in accumulated other comprehensive loss, a separate component of stockholders' equity.

        The Company includes currency gains and losses on temporary intercompany advances in the determination of net loss. Currency gains and losses are included in interest and other expenses in the consolidated statements of comprehensive loss.

Business Segments

        Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the Company's chief operating decision maker (the Company's Chief Executive Officer ("CEO")) in assessing performance and deciding how to allocate resources. The Company's business operates as one business segment, Enterprise Solutions.

Stock-Based Compensation

        The Company accounts for stock-based compensation in accordance with FASB ASC No. 718-10—"Compensation—Stock Compensation". Stock-based compensation expense recognized during the period is based on the value of the portion of share-based awards that are ultimately expected to vest during the period. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The fair value of restricted stock is determined based on the number of shares granted and the closing price of the Company's common stock on the date of grant. Compensation expense for all share-based payment awards is recognized using the straight-line amortization method over the vesting period.

Recent Issued Accounting Pronouncements

        In May 2014, the Financial Accounting Standards Board ("FASB") issued guidance creating Accounting Standards Codification ("ASC") Section 606, "Revenue from Contracts with Customers". The FASB issued subsequent amendments to the initial guidance in August 2015, March 2016, April 2016, May 2016, and December 2016 within ASU 2015-14, ASU 2016-08, ASU 2016-10 ASU 2016-12 and ASU 2016-20, respectively. The core principle of ASC 606 requires entities to apportion consideration from contracts to performance obligations on a relative standalone selling price basis, based on a five-step model. The new revenue standard is effective for annual and interim periods beginning after December 15, 2017 and early adoption is permitted. The Company adopted the standard on January 1, 2018, using the modified retrospective method. The adoption of this new guidance will require expanded disclosures in the Company's consolidated financial statements including separate quantitative disclosure of revenues.

        The Company has assessed the impact of this standard by reviewing representative samples of customer contracts for each revenue stream, analyzing those contracts under the new revenue standard, and comparing the conclusions to the current accounting policies and practices to identify potential changes. As a result of this assessment, the Company expects the revenue recognition of its primary revenue streams to remain substantially unchanged and, therefore, does not expect a material impact on its revenues upon adoption of ASC 606. The adoption of ASC 606 will potentially have an immaterial impact on the Company's consolidated financial statements with respect to its accounting for sales commissions related to software subscription, and maintenance and content services agreements with terms that exceed one year. In making this determination the Company has also

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

1. Organization and Summary of Significant Accounting Policies (Continued)

considered the impact of the guidance in ASC 340-40, Other Assets and Deferred Costs; Contracts with Customers, under ASU 2014-09 ("ASC 340-40"). Under the Company's prior accounting policy, it recognized the expense of incremental costs of obtaining a contract, such as sales commission costs, when they are incurred rather than capitalizing the costs. Under ASC 340-40, the Company is required to capitalize and amortize incremental costs of obtaining a contract and certain sales commissions may require amortization over a period longer than the term of the associated customer contract.

        In February 2016, the FASB issued ASU 2016-02 "Leases (Topic 842)", which requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The Company will further study the implications of this statement in order to evaluate the expected impact on its consolidated financial statements.

Recent Adopted Accounting Pronouncements

        In August 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements—Going Concern: Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern" ("ASU 2014-15"). The new standard provides guidance around management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016, with early adoption permitted. The Company adopted ASU 2014-15 as of January 1, 2017 and there was no material impact on our consolidated financial statements upon adoption.

        In March 2016, the FASB issued ASU No. 2016-09, Compensation—Stock Compensation (Topic 781), Improvements to Employee Share-Based Payment Accounting ("ASU 2016-09"), which amends and simplifies the accounting for share-based payment awards in three areas: (1) income tax consequences, (2) classification of awards as either equity or liabilities, and (3) classification on the statement of cash flows. For public companies, ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company has adopted ASU 2016-09 as of January 1, 2017 and there was no significant impact to its consolidated financial statements for its current options.

Reclassifications

        Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations. On August 14, 2017, the Company affected a 1-for-4 reverse stock split of the Company's issued shares of common stock. All share and per share amounts have been presented to give retroactive effect to the 1-for-4 reverse stock split as if it occurred at the date of inception.

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

2. Property and Equipment

        Property and equipment consist of the following:

	Years Ended December 31,
(in thousands)	2017	2016
Machinery & Equipment	$2,029	$2,598
Furniture & Fixtures	963	1,031
Software	41	666
Leasehold improvements	3,198	3,307

	6,231	7,602
Less accumulated depreciation	3,336	3,892

Property and equipment, net	$2,895	$3,710

        Depreciation expense for the years ended December 31, 2017 and 2016 was $0.9 million for each of those years.

3. Intangible Assets

        The intangible assets resulted from the valuation related to the acquisition of Symon and the application of Financial Accounting Standards Board Standard Codification 805, "Business Combinations".

        The carrying value of the Company's intangible assets at December 31, 2017 were as follows:

(in thousands)	Remaining Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization	Charge for Impairments	Net Carrying Amount
Software and technology	1	$4,108	$(3,081)	$—	$1,027
Customer relationships	3	7,089	(3,544)	—	3,545

Total		$11,197	$(6,625)	$—	$4,572

        The carrying values of the Company's intangible assets at December 31, 2016, were as follows:

(in thousands)	Remaining Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization	Charge for Impairments	Net Carrying Amount
Software and technology	2	$4,108	$(2,054)	$—	$2,054
Customer relationships	4	7,089	(2,363)	—	4,726

Total		$11,197	$(4,417)	$—	$6,780

        Amortization expense for the year ended December 31, 2017 and 2016 was $2.2 million for each of those years.

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

3. Intangible Assets (Continued)

        Future amortization expense for these assets for the five years ending December 31 and thereafter is as follows:

(in thousands)
2018	$2,208
2019	1,182
2020	1,182
2021	—
2022	—
Thereafter	—

Total	$4,572

4. Secured Line of Credit

        Effective November 2, 2015, the Company and certain of its subsidiaries (collectively, the "Borrowers") entered into a loan and security agreement (the "Loan Agreement") with Silicon Valley Bank (the "Bank"), pursuant to which the Bank agreed to make a revolving credit facility available to the Borrowers in the principal amount of up to $7.5 million (the "Revolving Facility"). The Revolving Facility had an effective date (the "Effective Date") of October 13, 2015, and originally matured on October 13, 2017. On November 6, 2017, the Borrowers entered into an amended and restated loan and security agreement (the "Restated Loan Agreement") with an effective date of October 13, 2017 (the "Renewal Date") which renews and extends the maturity date of the Revolving Facility to March 31, 2019 and makes certain other minor revisions to the Loan Agreement. The Restated Loan Agreement made no material changes in terms other than to change adjusted EBITDA covenant levels and the interest on advances under the Revolving Facility (the "Advances") initially accrued on the unpaid principal balance of such Advances at a floating per annum rate equal to the greater of 4.50% or either 1.75% above the prime rate or 2.75% above the prime rate, depending on whether certain conditions are satisfied. During an event of default, the rate of interest would increase to 5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid interest is payable monthly on the last calendar day of each month. Availability under the Revolving Facility is tied to a borrowing base formula. In connection with the closing of the Restated Loan Agreement, the Borrowers paid the Bank a commitment fee of $38 thousand, and the Borrowers will pay the Bank an additional commitment fee of $18 thousand on the first anniversary of the Renewal Date.

        The Restated Loan Agreement contains customary affirmative covenants regarding the operations of Borrowers' business and customary negative covenants that, among other things, limit the ability of the Borrowers to incur additional indebtedness, grant certain liens, make certain investments, merge or consolidate, make certain restricted payments, including dividends, and engage in certain asset dispositions, including a sale of all or substantially all of their property. In addition, the Borrowers must maintain, on a consolidated basis, certain minimum amounts of adjusted EBITDA, as measured at the end of each month. The Restated Loan Agreement contains customary events of default including, among others, Borrowers' breach of payment obligations or covenants, defaults in payment of other outstanding debt, material misrepresentations, a material adverse change and bankruptcy and insolvency events of default. The Bank's remedies upon the occurrence of an event of default include, among

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

4. Secured Line of Credit (Continued)

others, the right to accelerate the debt and the right to foreclose on the collateral securing the Revolving Facility. The Revolving Facility is secured by a first priority perfected security interest in substantially all of the assets of the Borrowers. The Company was in compliance with such covenants at December 31, 2017.

        At December 31, 2017, the Company had $1.3 million in borrowings and $2.5 million in unused availability under the Revolving Facility. At December 31, 2016, the Company had $1.3 million in borrowings and $1.0 million in unused availability under the Revolving Facility. Borrowings under the Revolving Facility are available for the Company's working capital and general business requirements, as may be needed from time to time.

5. Income Taxes

        The following table summarizes the tax provision for U.S. federal, state, and foreign taxes on income for the years noted below:

(in thousands)	2017	2016
Current
Federal	$—	$—
State	(6)	25
Foreign	34	139

Current tax expense	28	164
Deferred
Federal	—	(7)
State	—	—
Foreign	24	(14)

Deferred tax expense	24	(21)

Total income tax expense	$52	$143

        Income taxes differed from the amounts computed by applying the U.S. federal income tax rate of 34% to income (loss) before income taxes as follows:

(in thousands)	2017	2016
Computed expected tax benefit	$(1,748)	$(1,485)
State tax benefit, net of federal benefit	(107)	(141)
Non-taxable income charge	381	(231)
Nondeductible expenses, principally goodwill & impairment	827	14
Change in valuation allowance	(8,844)	1,861
Change in federal rate	9,485	—
Foreign income tax	58	125

Total	$52	$143

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

5. Income Taxes (Continued)

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets (liabilities) at December 31 and inclusive of discontinued operations are as follows:

(in thousands)	2017	2016
Deferred revenue	$172	$321
Deferred rent	405	699
Accrued wages	10	34
Deferred state sales tax	18	30
Bad debt reserve	14	22
Foreign currency loss	25	39
Other	30	73

Current deferred tax assets	674	1,218
Depreciation and amortization	(220)	(443)
Equity-based compensation	1,691	2,432
Intangible assets	(1,124)	(2,564)
Net operating loss carryforwards	16,432	25,654

Non-current deferred tax assets	16,779	25,079

Total deferred tax assets	17,453	26,297
Valuation allowance	(17,453)	(26,297)

Net deferred tax assets	$—	$—

        The Company evaluates the recoverability of the deferred income tax assets and the associated valuation allowances on a regular basis. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. The decrease in the valuation allowance from 2016 to 2017 was $8.8 million and is primarily due to changes in net operating loss carryforwards due to the deemed repatriation of its accumulated earnings and profits from its foreign subsidiaries and the impact of reduced federal income tax rate applicable to corporations to 21% from a maximum rate of 35% from TCAJA.

        At December 31, 2017, the Company had federal net operating loss carryforwards of approximately $68.7 million, which expire in 2032-2035. Of the $16.4 million in non-current net operating losses above, approximately $0.5 million relates to state net operating losses. The Company evaluates a variety of factors on a regular basis to determine the amount of deferred income tax assets to recognize in the financial statements. These factors include the Company's recent earnings history, projected future taxable income, the number of years the Company's net operating loss and tax credits can be carried forward, the existence of taxable temporary differences, and available tax planning strategies.

        The Company accounts for uncertain tax positions in accordance with FASB ASC Topic 740. This guidance prescribes a comprehensive model as to how a company should recognize, present, and disclose in its financial statement uncertain tax positions that a company has taken or expects to take on its tax return. Symon's open tax years are for the years ended January 31, 2012 and 2013 and the short period ending April 19, 2013. All Reach Media Group tax years within the statute of limitations are open. As of December 31, 2017 and 2016, the Company had no accruals recorded for uncertain tax positions. The Company has elected to recognize accrued interest and penalties related to income tax

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

5. Income Taxes (Continued)

matters as a component of income tax expense if incurred. For the years ended December 31, 2017 and 2016, there were no such costs related to income taxes. It is determined not to be reasonably likely for the amounts of unrecognized tax benefits to significantly increase or decrease within the next 12 months. The Company is currently subject to a three-year statute of limitation by major tax jurisdictions.

6. Common Stock

        The Company is authorized to issue up to 250,000,000 shares of common stock, par value $0.0001 per share. Stockholders of record are entitled to one vote for each share of common stock held on all matters to be voted on. Stockholders are entitled to receive ratable dividends when, as and if declared, by the Company's Board of Directors out of funds legally available. In the event of a liquidation, dissolution, or winding up of the Company, stockholders are entitled to share ratably in all assets remaining available for distribution after payment of all liabilities of the Company, and after all provisions are made for each class of stock, if any, having preference over the common stock. Common stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Company's common stock.

        On December 29, 2016, the Company closed on its rights offering to existing stockholders of record at November 29, 2016 as well as the related sale of shares to existing stockholders pursuant to a standby purchase agreement. The rights offering also included an over-subscription right, which entitled existing stockholders that exercised all of their basic subscription rights to purchase additional shares to the extent not purchased by other rights holders. The Company issued an aggregate of 7,741,908 shares of common stock (1,935,477 on a split-adjusted basis) at a price of $0.62 per share ($2.48 per share on a split-adjusted basis) for gross proceeds of approximately $4.8 million. The rights offering resulted in $4.4 million of net cash proceeds, net of $0.4 million in transaction expenses, to be used for general working capital purposes.

        On August 1, 2017, the Company's board of directors approved a 1-for-4 reverse stock split of its common stock. The reverse split was effective following the close of trading on August 14, 2017, and its common stock began trading on a split-adjusted basis on August 15, 2017. When the reverse stock split became effective, every four shares of issued and outstanding common stock of the Company were combined into one issued and outstanding share of common stock with no change in par value per share. The reverse stock split reduced the number of shares of the Company's outstanding common stock from approximately 44,623,949 shares to 11,156,257 million shares. No fractional shares were issued as a result of the reverse stock split; instead, to the extent any holders of pre-reverse split shares were entitled to fractional shares as a result of the reverse stock split, the Company issued an additional share to such holder of fractional shares. Proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise or vesting of the Company's outstanding stock options and warrants.

        As of December 31, 2017 and 2016, the Company had 11,156,257 and 11,156,257, respectively outstanding shares of common stock.

7. Warrants

        As of December 31, 2017 and 2016, the Company had 9,649,318 warrants outstanding, exercisable for 2,756,810 shares of the Company's common stock. As of December 31, 2017, 4,582,652 of these

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

7. Warrants (Continued)

warrants were public warrants. Each warrant entitles the registered holder to purchase 0.2857 shares of common stock at an exercise price of $40.25 per share.

Public Warrants

        Each warrant entitles the registered holder to purchase 0.2857 shares of common stock at a price of $40.25 per share, subject to adjustment as discussed below, and are currently exercisable, provided that there is an effective registration statement under the Securities Act covering the underlying shares and a current prospectus relating to them is available.

        The warrants issued as part of the Offering expire on April 8, 2018 or earlier upon redemption or liquidation. The Company may call warrants for redemption:

  •
  in whole and not in part;

  •
  at an exercise price of $0.01 per warrant;

  •
  upon not less than 30 days' prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

  •
  if, and only if, the last sale price of the Company's common stock equals or exceeds $61.25 per share for any 20 trading days within a 30-day trading period ending on the third business day before the Company sends notice of redemption to the warrant holders.

        If the Company calls the Public Warrants for redemption as described above, it will have the option to require any holder of warrants that wishes to exercise his, her or its Warrant to do so on a "cashless basis". If the Company takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Company's common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the Company's common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the "fair market value" in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If the Company calls the warrants for redemption and the Company's management does not take advantage of this option, SCG Financial Holdings, LLC (the "Sponsor") and its permitted transferees would still be entitled to exercise their 4,000,000 warrants, exercisable for 1,142,800 shares of the Company's common stock, purchased on April 12, 2011 (the "Sponsor Warrants") for cash or on a cashless basis using the same formula described above that holders of Public Warrants would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

        The exercise price, the redemption price and number of shares of common stock issuable on exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or recapitalization, reorganization, merger or consolidation. However, the exercise price and number of Common Shares issuable on exercise of the

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

7. Warrants (Continued)

warrants will not be adjusted for issuances of common stock at a price below the Warrant exercise price.

        The Public Warrants were issued in registered form under a Warrant Agreement between the Company's transfer agent (in such capacity, the "Warrant Agent"), and the Company (the "Warrant Agreement"). The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of common stock held of record on all matters to be voted on by our stockholders.

        No Public Warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

        No fractional shares of common stock will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of common stock, the Company will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder. The Public Warrants expire on April 8, 2018.

Sponsor Warrants

        The Sponsor purchased an aggregate of 4,000,000 Sponsor Warrants, exercisable for 1,142,800 shares of the Company's common stock, from the Company at a price of $0.75 per warrant in a private placement completed on April 12, 2011. In addition, on April 8, 2013, the Company issued to the Company's Executive Chairman and a significant stockholder 1,066,666 Sponsor Warrants, exercisable for a total of 304,746 shares of the Company's common stock. These warrants were issued upon the conversion by each of the parties of a Promissory Note issued by the Company to the Sponsor and in the aggregate principal amount of $800 thousand, which Promissory Note was subsequently assigned by the Sponsor to the Executive Chairman and significant stockholder in the aggregate principal amount of $400 thousand each. The conversion price of the Promissory Notes was $0.75 per warrant. The Sponsor Warrants (including the shares of Company common stock issuable upon exercise of the Sponsor Warrants) were not transferable, assignable or salable (other than to the Company's officers and directors and other persons or entities affiliated with the Sponsor) until May 8, 2013, and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Sponsor Warrants have terms and provisions that are identical to the Public Warrants, except that such Sponsor Warrants may be exercised by the holders on a cashless basis. If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants. The Sponsor Warrants expire on April 8, 2018.

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

8. Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors with no outstanding preferred stock at December 31, 2017 and 2016.

9. Warrant Liability and Fair Value

        Pursuant to the Company's Offering, the Company sold 8,000,000 units, which subsequently separated into one warrant and one share of common stock. The Sponsor also purchased 4,000,000 warrants, exercisable for 1,142,800 shares of the Company's common stock, in a private placement in connection with the initial public offering. The warrants expire on April 8, 2018. The warrants issued contain a cashless exercise feature and a restructuring price adjustment provision in the event of any merger or consolidation of the Company with or into another corporation, subsequent to the initial business combination, where the surviving entity is not the Company and whose stock is not listed for trading on a national securities exchange or on the OTC Bulletin Board, or is not to be so listed for trading immediately following such event (the "Applicable Event"). The exercise price of the warrant is decreased immediately following an Applicable Event by a formula that causes the warrants to not be indexed to the Company's own stock.

        As a result, the warrants are considered a derivative and the liability has been classified as a liability on the Balance Sheet. Management uses the quoted market price of the warrants to calculate the warrant liability which was determined to be $1 thousand and $289 thousand at December 31, 2017 and 2016, respectively. This valuation is revised on a quarterly basis until the warrants are exercised or they expire with the changes in fair value recorded in the statement of operations. Any change in the market value of the warrant liability is recorded as Other Income (Expense) in the Statement of Comprehensive Loss.

        The fair value of the derivative warrant liability was determined by the Company using the quoted market prices for the publicly traded warrants. On reporting dates where there are no active trades the Company uses the last reported closing trade price of the warrants to determine the fair value (Level 2). There were no transfers between Level 1, 2 or 3 during the years ended December 31, 2017 and 2016.

        The following table presents information about the Company's warrant liability that is measured at fair value on a recurring basis, and intangible assets on a non-recurring basis and indicates the fair value hierarchy of the valuation techniques the Company used to determine such fair value. In general, fair values determined by Level 1 inputs use quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs use data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

(in thousands)	Fair Value	Quoted in Active Markets (Level 1)	Significant Other Observable Input (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liability:
December 31, 2016	$289	—	$289	—
December 31, 2017	$1	—	$1	—

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

10. Commitments and Contingencies

Office Lease Obligations—

        The Company currently leases office space in Addison, a suburb of Dallas, Texas, that expires on March 31, 2025. The Company received a tenant improvement allowance of $1.3 million which was recorded as an increase in leasehold improvements and deferred rent to be amortized over the life of the lease. The Company also received a one-year rent abatement, but the rent expense is being recorded on a straight-line basis.

        In addition, the Company leases office spaces in Luton, England under a lease agreement that expires in June 2021 with an option to extend through June 2026; in London, England under a lease agreement that expires in January 2020; and in Dubai and Abu Dhabi, UAE under lease agreements that both expire in August 2018.

        The Company also leases office space associated with its legacy Media business, which was sold on July 1, 2015. The office leases are located in New York and expire in 2018 and 2021. The Company has subleased some of these locations.

        Future minimum rental payments under these leases are as follows:

(in thousands)	Amount
2018	$1,796
2019	1,718
2020	1,473
2021	1,024
2022	952
Thereafter	1,990

$8,953

        Total rent expense under all operating leases for the year ended December 31, 2017 and 2016 were $1.5 million for each year. As part of the discontinued operations of the Media business unit, the Company abandoned the related Media properties and accrued a lease impairment charge using a cease-use date of July 1, 2015. The remaining lease impairment charge balance at December 31, 2017 was $0.3 million.

        The Company is currently subleasing two facilities related to the abandoned properties of the Media business unit. The Company received payments totaling $0.5 million during 2017, which was less than the Company's monthly lease obligations. The leases expire in February 2018 and February 2021.

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

10. Commitments and Contingencies (Continued)

        Future minimum sublease receipts under these subleases are as follows:

(in thousands)	Amount
2018	$342
2019	328
2020	335
2021	28
2022	—
Thereafter	—

$1,033

Capital Lease Commitments—

        The Company had entered into capital lease agreements with leasing companies for the financing of equipment and furniture purchases. The capital lease payments and amortization expired at various dates through June 2017 and there are no future minimum lease payments under non-cancelable capital leases agreements.

Legal proceedings—

        The Company is subject to legal proceedings and claims that arise in the ordinary course of business. The Company accrues for losses related to legal proceedings when a potential loss is probable and can be reasonably estimated in accordance with FASB requirements. The Company has identified the following legal proceedings below. Accruals have not been recorded for loss contingencies related to the legal proceedings below because it is not probable that a loss has been incurred and the amount of any such loss cannot be reasonably estimated.

Class Action and Stockholder Derivative Lawsuit

        On March 23, 2018, a class action and a verified stockholder derivative complaint on behalf of the Company entitled Eric Weinstein et al. v. Gregory H. Sachs et al., Case No. 2018-0210-AGB was filed in the Court of Chancery in the State of Delaware against the Company, as nominal defendant, and certain individual shareholders, directors and former employee of the Company, as defendants (the "Weinstein Proceeding"). The lawsuit alleges that certain members of the Company's Board breached their fiduciary duties of good faith and loyalty by agreeing to enter into a purchase agreement (the "Purchase Agreement") with certain investors on March 25, 2015 to sell such investors shares of preferred stock of the Company, (i) on terms that allowed a small group of investors to acquire common stock of the Company at a significant discount, in a quantity that entrenched their power within the Company, favoring their interests to the detriment of the Company's minority stockholders, and (ii) by knowingly making false and misleading disclosures, and failing to disclose all material information, to the Company's stockholders. The complaint further alleges that Mr. Sachs and Mr. Donald Wilson, as the Company's controlling stockholders, breached their fiduciary duties of good faith and loyalty by agreeing to issue preferred stock of the Company on terms that allowed a small group of investors to acquire common stock of the Company at a significant discount, in a quantity that entrenched their power within the Company, favoring their interests to the detriment of the Company. The complaint also alleges that certain of the Company's insiders, including four directors and a former

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

10. Commitments and Contingencies (Continued)

employee, were unjustly enriched by the opportunity to acquire common stock of the Company at a discount to its trading price at the time. The lawsuit seeks to cause the defendants to disgorge to the Company the stock that they received at a discount to the market price, and also seeks an award of appropriate damages, plus pre- and post-judgment interest for the plaintiff, the class and the Company. The Company believes that the allegations set forth in the complaint are without merit and intends to defend itself vigorously in the proceedings. Due to the inherent uncertainties of litigation and the early stage of the proceedings, the Company cannot predict the ultimate outcome of this matter.

Patent Litigation

        On March 27, 2018, Ultravision Technologies, LLC ("Ultravision"), filed patent infringement complaints against us in the International Trade Commission ("ITC") and the United States District Court for the Eastern District of Texas, Marshall Division ("District Court"), alleging infringement of claims in two United States patents based on modular LED display panels sold by the Company. The ITC matter is entitled In the Matter of Certain Modular LED Display Panels (No. 337-3302). The ITC complaint seeks exclusion and cease and desist orders. Pursuant to the complaint filed in the District Court, Case No. 2:18-cv-00109-JRG, Ultravision is seeking to enjoin the Company from further acts of direct and/or indirect infringement of such United States patents, including the manufacture, sale, offer for sale, importation and use of the infringing products, unspecified monetary relief, injunctive relief for the payment of royalties and reimbursement for costs and attorneys' fees. The Company intends to defend itself vigorously in the proceedings. Due to the inherent uncertainties of litigation and the early stage of the proceedings, the Company cannot predict the ultimate outcome of this matter.

11. Accrued Liabilities

        Accrued liabilities are as follows:

	Years Ended December 31,
(in thousands)	2017	2016
Professional fees	$112	$331
Accrued compensation	613	846
Other taxes payable	396	589
Accrued lease obligations	374	405
Accrued expenses	637	891
Other	277	330

Total	$2,409	$3,392

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

12. Geographic Information

        Revenue by geographic area is based on the deployment site location of end-user customers. Substantially all of the revenue from North America is generated from the United States of America. Geographic area information related to revenue from customers is as follows:

	Years Ended December 31,
(in thousands) Region	2017	2016
North America	$24,406	$25,892
International
United Kingdom	6,117	5,669
Middle East	5,386	3,376
Europe	908	1,833
Other	225	831

International	12,636	11,709

Total	$37,042	$37,601

        The vast majority of the Company's long-lived assets are located in the United States.

13. Equity Incentive Plan

        On July 12, 2013, the Company's stockholders approved the Company's 2013 Equity Incentive Plan (the "2013 Plan") and the initial reservation of 625,000 split-adjusted shares of the Company's common stock for issuance under the 2013 Plan. In 2017, an additional reservation of 1,000,000 split-adjusted shares of the Company's common stock was approved, bringing the total to 1,625,000 split-adjusted shares of the Company's common stock authorized for issuance under the 2013 Plan. The 2013 Plan is intended to promote the interests of the Company and its stockholders by providing the Company's employees, directors and consultants with incentives and rewards to encourage them to continue in the Company's service and with a proprietary interest in pursuing the Company's long-term growth, profitability and financial success. Equity awards available under the 2013 Plan include stock options, stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, share-denominated performance units and cash awards. The 2013 Plan is administered by the compensation committee of the board of directors of the Company, which has the authority to designate the employees, consultants and members of the board of directors who will be granted awards under the 2013 Plan, to designate the amount, type and other terms and conditions of such awards and to interpret any and all provisions of the 2013 Plan and the terms of any awards under the 2013 Plan. The 2013 Plan will terminate on the tenth anniversary of its effective date.

        On April 3, 2017, the Company granted 37,500 split-adjusted stock options under the Company's 2013 Equity Incentive Plan to senior executives. The stock options have vesting base dates of the employees' start dates, each of which were in 2016. These options have a split-adjusted exercise price of $4.00 and a three-year service requirement with 1/3 of the options vesting on the anniversaries of the vesting base date. In addition, the stock options have a 10-year term and the Black Scholes model was used to measure the fair value of the stock-based compensation awards.

        On April 11, 2016, the Company cancelled the 212,500 split-adjusted vested options which were granted on August 13, 2013 and held by the Company's chairman of the board. In addition, on

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

13. Equity Incentive Plan (Continued)

April 11, 2016, the Company granted new equity awards under the Company's 2013 Equity Incentive Plan to senior executives in two tranches, tranche A and tranche B. The 240,000 split-adjusted tranche A stock options have a vesting base date of the employee's start date, while the 185,000 split-adjusted tranche B stock options have a vesting base date of April 11, 2016. All the new options have a split-adjusted exercise price of $4.00 and a three-year service requirement with 1/3 of the options vesting on the anniversary of the vesting base date, except in the case of the tranche A options granted to the Company's chief executive officer, which vest monthly over a 36-month period beginning on July 22, 2014. In addition, all the new stock options have a 10-year term and the Black-Scholes model was used to measure the fair value of the stock-based compensation awards. Also, on April 11, 2016, the Company cancelled the 125,000 split-adjusted vested and unvested options that were granted on July 22, 2014 to the Company's CEO in connection with the issuance of the CEO's new tranche A and tranche B options. For accounting purposes, the transaction was treated as a modification of the original options resulting in $23 thousand of amortization expense for the catch-up adjustment on the modification date.

        The amortization expense associated with stock options during the years ended December 31, 2017 and 2016 were $0.4 million and $0.9 million, respectively. The unamortized cost of the options at December 31, 2017 and 2016 was $0.3 million, to be recognized over a weighted-average remaining life of 0.7 years. At the years ended December 31, 2017 and 2016, 375,417 and 240,000 split-adjusted shares of the options were exercisable. In addition, there was no intrinsic value associated with the options as of December 31, 2017. The weighted-average remaining contractual life of the options outstanding is 6.7 years.

        A summary of the changes in outstanding stock options under all equity incentive plans is as follows:

	Shares	Grant Date Fair Value		Weighted Average Price	Weighted Average Remaining Contractual Term (as of December 31, 2017)
Balance, December 31, 2015	445,417	$		26.20	6.9
Granted	425,000		$0.78	4.00	8.6
Forfeited or cancelled	(341,667)			24.12	6.8

Balance, December 31, 2016	528,750			9.57	8.1
Non-exercisable	(288,750)			4.00	8.9

Outstanding and exercisable, December 31, 2016	240,000			16.28	7.2

Balance, December 31, 2016	528,750	$		9.57	8.1
Granted	37,500		$0.58	4.00	8.4
Forfeited or cancelled	(42,500)			4.00	7.7

Balance, December 31, 2017	523,750			9.63	7.2
Non-exercisable	(148,333)			4.00	8.3

Outstanding and exercisable, December 31, 2017	375,417			11.85	6.7

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

13. Equity Incentive Plan (Continued)

        Following is a summary of compensation expense recognized for the issuance of stock options and restricted stock grants for the years ended December 31, 2017 and 2016:

(in thousands)	2017	2016
Selling and marketing	$59	$68
General and administrative	388	836

Total	$447	$904

        The Company computed the estimated fair values of stock options using the Black-Scholes model. These values were calculated using the following assumptions:

2017
Risk-free interest rate	2.02%
Expected term	6.0 years
Expected price volatility	91.2%
Dividend yield	—

        Expected Term:    The Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment behavior, so we estimate the expected term of awards granted by taking the average of the vesting term and the contractual term of the awards, referred to as the simplified method.

        Volatility:    The expected volatility being used is based on a blend of comparable small- to mid-size public companies serving similar markets.

        Risk-Free Interest Rate:    The risk-free interest rate is based on the U.S. Treasury's zero-coupon issues with remaining terms similar to the expected term on the award.

        Dividend Yield:    The Company has never declared or paid any cash dividends and does not plan to pay cash dividends in the foreseeable future, and, therefore, used an expected dividend yield of zero in the valuation model.

        Forfeitures:    The Company accounts for forfeitures as they occur.

14. Discontinued Operations

        The Company completed the sale of its Media business and exited these operations on July 1, 2015 and did not have involvement with the operations post disposal. Therefore, under applicable accounting standards, the Company classified its Media operations as discontinued operations for financial reporting purposes in all periods presented except where specifically identified otherwise.

        The lease impairment liability of $0.1 million and $0.2 million are included in accrued liabilities of the Consolidated Balance Sheet at December 31, 2017 and 2016, respectively.

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

14. Discontinued Operations (Continued)

        The following table shows the results of operations of the Company's discontinued operations:

	Years Ended December 31,
(in thousands)	2017	2016
Revenue	$—	$—
Cost of Revenue	—	—
Operating Expenses	—	260

Operating Loss	—	(260)
Other expenses (income), net	—	—

Net loss from discontinued operations	$—	$(260)

        The $0.3 million operating expenses incurred during the year ended December 31, 2016 were related to a lease impairment adjustment and final additional expenses for the discontinued operations of its Media business. There are no assets or liabilities of the Company's discontinued operations at December 31, 2017 and 2016.

15. Related Party Transactions

        The Company had an agreement with a company owned by a board member under which it originally paid $10 thousand a month for public relations services which was renegotiated to $5 thousand a month starting August 2016 and was terminated in December 2016. Under this agreement, the Company had incurred charges for the year ended December 31, 2016 of $98 thousand.

        Effective July 1, 2016, the Company entered into an agreement with a company owned by an employee under which it received a flat fee of $5 thousand a month for content and marketing services. This agreement expired on April 30, 2017. Under this agreement, the Company earned $20 thousand and $30 thousand in revenue for the years ended December 31, 2017 and 2016, respectively.

16. Subsequent Event

        On April 2, 2018 the Company, entered into an Agreement and Plan of Merger (the "Merger Agreement") with SCG Digital, LLC, a Delaware limited liability company ("Parent"), SCG Digital Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and SCG Digital Financing, LLC, a Delaware limited liability company and an affiliate of Parent, solely for the purposes of Sections 6.19, 8.03 and 8.04 of the Merger Agreement. Under the terms, and subject to the conditions, of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger"). Shareholders of the Company's common stock (other than Parent and its affiliates and rollover shareholders that enter into agreements with Parent to contribute shares of Company common stock to an affiliate of Parent prior to the closing of the Merger) will receive $1.27 in cash per share in the Merger. Parent is owned by SCG Digital Holdings, Inc., a Delaware corporation and an affiliate of Gregory H. Sachs, the Company's Executive Chairman (collectively, the "Sponsor").

        Mr. Sachs and certain of his affiliates have entered into a voting agreement (the "Voting Agreement") with the Company and agreed, among other things, to vote his shares of the Company's common stock in favor of adoption and approval of this Agreement and to take certain other actions in

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

16. Subsequent Event (Continued)

furtherance of the transactions contemplated by the Merger Agreement. All members of the Board of Directors of the Company in attendance at the meeting approved the Merger Agreement on the unanimous recommendation (with Mr. Sachs recusing himself and one member unable to attend the final meeting due to a personal matter) of a Special Committee comprised entirely of independent directors of the Company (the "Special Committee").

        The Merger Agreement contains a "go shop" provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through May 17, 2018 (the "Initial Go Shop End Date"); provided that such end date may be extended at the election of the Company (upon written notice to Parent) at any time prior to the Initial Go Shop End Date until June 1, 2018 (such period commencing with the Execution Date, as may be extended, the "Go-Shop Period"). After the conclusion of the Go-Shop Period, the Company may continue discussions with any "Excluded Person", defined as a party that submits (and has not withdrawn) a written proposal during the Go-shop Period that the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, is, or would reasonably be expected to lead to, a "Superior Proposal," as defined in the Merger Agreement and with whom the Company remains in continuous active discussions.

        Except with respect to Excluded Persons, after the conclusion of the Go-Shop Period, the Company will be subject to a "no-shop" restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a "fiduciary-out" provision that allows the Company to provide information and participate in discussions with respect to third party proposals submitted after the conclusion of the Go-Shop Period and with respect to which the Special Committee has made the determinations previously described.

        The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a Superior Proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, a termination fee, as well as reimbursement for certain fees and expenses up to an "Expense Make Whole Threshold" may be payable by the Company to Parent in the following circumstances: (i) if such termination occurs before the Initial Go Shop End Date, the Company will not be required to pay a termination fee, (ii) if the Go Shop Period is extended and the Merger Agreement is terminated by the Company before the Non-Solicitation Start Date so that the Company can enter into an alternative acquisition agreement with an Excluded Person, then the Company will be required to pay a fee of $150,000 and (iii) if the Merger Agreement is terminated by the Company or Parent in certain other circumstances more fully set forth in the Merger Agreement, then the Company will be required to pay a fee of $500,000. In the event that the Merger Agreement is terminated by the Company due to a material breach of the Merger Agreement by Parent or Merger Sub or in the event that Parent or Merger Sub fail to consummate the Merger when otherwise obligated to do so pursuant to the terms and conditions thereof, the Merger Agreement provides for Parent to pay to the Company a penalty loan of $1 million ("the "Penalty Loan") upon termination of the Merger Agreement.

        Consummation of the Merger is subject to various conditions, including adoption of the Merger by a vote of a majority of the minority shareholders of the outstanding shares of the Company's common stock (other than any rollover investors, shareholders affiliated with Parent and the Company's executive officers) and other customary closing conditions described in the Merger Agreement, and

Notes to Consolidated Financial Statements (Continued)

December 31, 2017 and 2016

16. Subsequent Event (Continued)

other customary closing conditions. The parties expect to close the transaction during the second quarter of 2018.

        In connection with the Merger Agreement, on April 2, 2018, the Company and certain of its subsidiaries (the "Borrowers") entered into the Subordinated Loan and Security Agreement (the "Subordinated Loan Agreement") with SCG Digital Financing, LLC (the "Subordinated Lender"), pursuant to which the Subordinated Lender agreed to make available to the Borrowers a bridge loan (the "Bridge Loan") in the principal amount of $2 million. The Subordinated Lender is an affiliate of Mr. Sachs. If the Penalty Loan is funded pursuant to the terms of the Merger Agreement, the Penalty Loan will also be a credit extension under the Subordinated Loan Agreement and subject to its terms (the Penalty Loan together with the Bridge Loan, the "Subordinated Loans"). The Subordinated Loans are secured by a second priority lien in all of the assets of the Borrowers. The Bridge Loan matures on the later of April 2, 2019 or, if the Penalty Loan is funded, one year following the funding of the Penalty Loan, at which time all outstanding principal and interest on the Subordinated Loans are due. No principal payments are required under either the Bridge Loan or the Penalty Loan prior to maturity and, except in limited circumstances, no principal payments are permitted prior to the first anniversary of the closing date. Interest on the Bridge Loan accrues at a per annum cash interest rate equal to 8.0% above the prime rate plus 2.0% paid-in-kind and interest on the Penalty Loan will accrue at a per annum paid-in-kind interest rate equal to 5% above the prime rate. If the Bridge Loan is prepaid prior to the stated maturity date thereof, the Borrowers are obligated to pay a prepayment premium equal to the interest the loans would have accrued if they had remained outstanding through maturity. During an event of default, the rate of interest on the Subordinated Loans would increase to 2.5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid cash interest is payable quarterly on the last day of each fiscal quarter.

        Upon the occurrence of certain events (including the failure of the Company's unaffiliated shareholders to approve the Merger), the Subordinated Lender has the right to convert principal and accrued interest outstanding under the Bridge Loan into shares of Series A Preferred Stock of the Company on the terms set forth therein.

        The Subordinated Loans are subordinated to the obligations under the Amended and Restated Loan and Security Agreement (the "Restated Loan Agreement") dated October 13, 2017 with Silicon Valley Bank (the "Bank") pursuant to a Subordination Agreement dated as of April 2, 2018 on the terms set forth herein.

        On April 2, 2018, the Company and certain of its subsidiaries also entered into the First Amendment (the "First Amendment") to the Restated Loan Agreement with the Bank. Pursuant to the First Amendment, the minimum EBITDA covenant in the Restated Loan Agreement was amended and the Bank consented to the incurrence of certain subordinated debt pursuant to the Subordinated Loan Agreement (as defined above) by the Company and certain of its subsidiaries, among other things.

        The Special Committee engaged Lake Street Capital Markets LLC ("Lake Street") to provide a fairness opinion to the Special Committee. On April 2, 2018, Lake Street delivered an opinion to the Special Committee that as of the date of the opinion, the merger consideration to be received by holders of the Company's common stock is fair to such holders (other than the holders of Company common stock that are affiliates of Parent) from a financial point of view.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RMG NETWORKS HOLDING CORPORATION
By:	/s/ ROBERT MICHELSON Robert Michelson Chief Executive Officer

Date: April 4, 2018

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Michelson and Robert Robinson, jointly and severally, his attorney-in-fact, each with the full power of substitution, for such person, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might do or could do in person hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ GREGORY H. SACHS Gregory H. Sachs	Executive Chairman	April 4, 2018
/s/ ROBERT MICHELSON Robert Michelson	Chief Executive Officer and Director (Principal Executive Officer)	April 4, 2018
/s/ JANA AHLFINGER BELL Jana Ahlfinger Bell	Chief Financial Officer (Principal Financial Officer)	April 4, 2018
/s/ LAWRENCE WEBER Lawrence Weber	Director	April 4, 2018

Signature	Title	Date

/s/ JONATHAN TRUTTER Jonathan Trutter	Director	April 4, 2018
/s/ ALAN SWIMMER Alan Swimmer	Director	April 4, 2018
/s/ JEFFREY HAYZLETT Jeffrey Hayzlett	Director	April 4, 2018

Annex E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2018
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 001-35534

RMG Networks Holding Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-4452594 (I.R.S. Employer Identification No.)

15301 Dallas Parkway
Suite 500
Addison, Texas 75001
(800) 827-9666
(Address including zip code, and telephone number, including area code, of principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

         Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒    No ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☐

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

         Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

         As of August 14, 2018, 11,156,257 shares of common stock, par value $0.0001 per share, of the registrant were outstanding.

        Unless the context otherwise requires, when we use the words the "Company", "RMG", "RMG Networks", "we", "us", or "our Company" in this Form 10-Q, we are referring to RMG Networks Holding Corporation, a Delaware corporation, and its subsidiaries, unless it is clear from the context or expressly stated that these references are only to RMG Networks Holding Corporation.

PART I

Item 1.    Consolidated Financial Statements

RMG Networks Holding Corporation

Consolidated Balance Sheets

June 30, 2018 and December 31, 2017

(In thousands, except share and per share information)

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,737	$1,538
Accounts receivable, net of allowance for doubtful accounts of $321 and $374, respectively	9,404	10,961
Inventory, net	792	771
Prepaid assets	966	977

Total current assets	12,899	14,247
Property and equipment, net	2,524	2,895
Intangible assets, net	3,468	4,572
Loan origination fees	149	51
Other assets	179	183

Total assets	$19,219	$21,948

Liabilities and Stockholders' equity
Current liabilities:
Accounts payable	$2,048	$2,504
Accrued liabilities	2,793	2,409
Secured line of credit	1,100	1,250
Bridge loan—current	2,010	—
Deferred revenue	7,986	7,949

Total current liabilities	15,937	14,112
Warrant liability	—	1
Deferred revenue—non-current	1,243	700
Deferred rent and other	1,309	1,430

Total liabilities	18,489	16,243

Stockholders' equity:
Common stock, $.0001 par value, (250,000,000 shares authorized; 11,231,257 shares issued; 11,156,257 shares outstanding at June 30, 2018 and December 31, 2017.)	1	1
Additional paid-in-capital	114,048	113,961
Accumulated other comprehensive loss	(638)	(578)
Retained earnings (accumulated deficit)	(112,201)	(107,199)
Treasury Stock, at cost (75,000 shares)	(480)	(480)

Total stockholders' equity	730	5,705

Total liabilities and stockholders' equity	$19,219	$21,948

See accompanying notes to consolidated financial statements.

RMG Networks Holding Corporation

Consolidated Statements of Comprehensive Loss

For the Three and Six Months Ended June 30, 2018 and 2017

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Products	$3,699	$3,854	$6,694	$7,737
Maintenance and content services	3,491	3,381	6,631	6,589
Professional services	1,405	1,852	2,754	3,730

Total Revenue	8,595	9,087	16,079	18,056
Cost of Revenue:
Products	2,423	1,944	4,254	4,290
Maintenance and content services	342	391	702	800
Professional services	1,182	1,131	2,400	2,401

Total Cost of Revenue	3,947	3,466	7,356	7,491

Gross Profit	4,648	5,621	8,723	10,565

Operating expenses:
Sales and marketing	2,021	2,398	4,188	4,534
General and administrative	2,498	2,706	5,237	5,554
Research and development	735	644	1,443	1,312
Merger transaction expenses	870	—	1,291	—
Depreciation and amortization	746	788	1,498	1,562

Total operating expenses	6,870	6,536	13,657	12,962

Operating loss	(2,222)	(915)	(4,934)	(2,397)
Other Income (Expense):
Gain on change in warrant liability	—	—	1	231
Interest expense and other income—net	79	(283)	(69)	(308)

Loss before income taxes	(2,143)	(1,198)	(5,002)	(2,474)
Income tax expense	—	(12)	—	(12)

Net loss	$(2,143)	$(1,186)	$(5,002)	$(2,462)

Other comprehensive loss:
Foreign currency translation adjustments	(213)	164	(59)	212

Total comprehensive loss	$(2,356)	$(1,022)	$(5,061)	$(2,250)

Net loss per share of Common Stock (basic and diluted)	$(0.19)	$(0.11)	$(0.45)	$(0.22)

Weighted average shares used in computing basic and diluted net loss per share of Common Stock	11,156,257	11,156,257	11,156,257	11,156,257

See accompanying notes to consolidated financial statements.

RMG Networks Holding Corporation

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2018 and 2017

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities
Net loss	$(5,002)	$(2,462)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,498	1,562
Gain on change in warrant liability	(1)	(231)
Loss from disposal of fixed assets—net of accumulated depreciation	2	75
Stock-based compensation	87	326
Amortization of loan origination fees	69	39
Inventory reserve adjustment for obsolescence	30	—
Allowance for doubtful accounts	(46)	(14)
Changes in operating assets and liabilities:
Accounts receivable	1,479	1,053
Inventory	(66)	52
Other current assets	(5)	(13)
Other assets	3	40
Accounts payable	(439)	(1,403)
Accrued liabilities	302	(1,215)
Deferred revenue	632	491
Deferred rent and other liabilities	(121)	(107)

Net cash used in operating activities	(1,578)	(1,807)

Cash flows from investing activities
Purchases of property and equipment	(28)	(107)

Net cash used in investing activities	(28)	(107)

Cash flows from financing activities
Borrowings on secured line of credit	1,900	—
Payments on secured line of credit	(2,050)	(1,274)
Proceeds from bridge loan	2,000	—
Debt issuance costs	(66)	—

Net cash provided by (used in) financing activities	1,784	(1,274)

Effect of exchange rate changes on cash	21	248

Net increase (decrease) in cash and cash equivalents	199	(2,940)
Cash and cash equivalents, beginning of year	1,538	5,142

Cash and cash equivalents, end of year	$1,737	$2,202

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$42	$12
Cash paid during the year for income taxes	$—	$—

See accompanying notes to consolidated financial statements.

RMG Networks Holding Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

Description of the Company

        RMG Networks Holding Corporation ("RMG" or the "Company") is a holding company which owns 100% of the capital stock of RMG Networks Holding, Inc., f/k/a Reach Media Group Holdings, Inc. ("Reach Media Group"), and its subsidiaries and RMG Enterprise Solutions Holdings Corporation, f/k/a Symon Holdings Corporation ("Symon"), and its subsidiaries.

        The Company's common stock currently trades on The Nasdaq Capital Market ("Nasdaq"), under the symbol "RMGN". Its warrants, which expired on April 8, 2018, were quoted on the Over-the-Counter Bulletin Board quotation system under the symbol "RMGNW".

        The consolidated financial statements for all prior periods have been retroactively adjusted to reflect the August 14, 2017 1-for-4 reverse stock split of the Company's common stock.

Description of the Business

        The Company is one of the largest integrated digital signage solution providers, offering enterprise-class digital signage solutions that are relied upon by a majority of Fortune 100 companies and thousands of overall customers in locations worldwide. Through an extensive suite of products that include proprietary software, software-embedded hardware, maintenance and creative content service, installation services, and third-party displays, the Company delivers complete end-to-end intelligent visual communication solutions to its clients for critical contact center, supply chain, internal communications, hospitality, retail and other applications with a large concentration of customers in the financial services, telecommunications, manufacturing, healthcare, pharmaceutical, utility and transportation industries, and in federal, state and local governments. The Company's installations deliver real-time intelligent visual content that enhance the ways in which organizations communicate with employees and customers to drive productivity and engagement. The solutions are designed to integrate seamlessly with a customer's IT infrastructure, data and security environments. The Company conducts operations through its RMG Enterprise Solutions business unit.

        As more fully described below, on April 2, 2018, the Company entered into a Merger Agreement (defined below) and Subordinated Loan Agreement (defined below).

        On July 16, 2018, the Company paid interest owed to SCG Digital Finance, LLC under the Subordinated Loan Agreement pursuant to which the Bridge Loan (as defined below) was made for interest due June 30, 2018. The Company inadvertently failed to pay the interest payment when it came due on June 30, 2018 and it paid the default interest premium on July 17, 2018. On July 23, 2018, the Company received a letter from SCG Digital Finance, LLC ("Subordinated Lender"), notifying the Company that it is in default under the Subordinated Loan Agreement due to the Company's failure to timely pay cash interest pursuant to the terms of the Subordinated Loan Agreement. In the letter, the Subordinated Lender also states that the breaches of the Merger Agreement alleged by Parent in its letters dated June 21, 2018, July 10, 2018 and July 20, 2018 constitute breaches of the Subordinated Loan Agreement. In addition, the Subordinated Lender states that it is not exercising any remedies at this time but reserves its rights and remedies.

        Additionally, the default under the Subordinated Loan Agreement caused a cross default under the Loan Agreement (defined below) as a result of the Company's failure to timely pay cash interest on the Subordinated Loan Agreement due on June 30, 2018.

RMG Networks Holding Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Organization and Summary of Significant Accounting Policies (Continued)

        At June 30, 2018, the Company had $1.1 million in borrowings and $2.4 million in unused availability under the Revolving Facility (defined below) and $2.0 million in borrowings under the Bridge Loan. At June 30, 2018, the Company's cash and cash equivalents balance was $1.7 million. This includes cash and cash equivalents of $1.1 million held in bank accounts of its subsidiaries located outside the United States. Year-to-date through June 30, 2018, the Company has incurred $1.3 million in transaction related expenses.

        The Company projects the transaction related expenses to continue until the effective date of the merger which is expected to occur by the end of the third quarter of 2018. Assuming a merger transaction occurs, the Company believes it should have adequate cash to operate the Company through at least the next twelve months. However, if a merger transaction does not occur or the Company is unable to achieve its forecasts, fails to meet the financial covenants in the Revolving Facility and is unable to obtain a waiver or an amendment from the Bank (defined below) to allow it to continue to borrow, the Company would need to aggressively pursue one or more alternatives, including immediately restructuring and significantly reducing its operating expense structure, seeking an alternative transaction, seeking new capital through additional financings and the equity capital markets or seeking protection under bankruptcy laws.

Merger Agreement

        On April 2, 2018 (the "Execution Date"), the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with SCG Digital, LLC, a Delaware limited liability company ("Parent"), SCG Digital Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and SCG Digital Financing, LLC, a Delaware limited liability company and an affiliate of Parent, solely for the purposes of Sections 6.19, 8.03 and 8.04 of the Merger Agreement. Under the terms, and subject to the conditions, of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger"). Shareholders of the Company's common stock (other than Parent and its affiliates and rollover shareholders that enter into agreements with Parent to contribute shares of Company common stock to an affiliate of Parent prior to the closing of the Merger) will receive $1.27 in cash per share in the Merger. Parent is owned by SCG Digital Holdings, LLC, a Delaware limited liability company and an affiliate of Gregory H. Sachs, the Company's Executive Chairman (collectively, the "Sponsor").

        Mr. Sachs and certain of his affiliates have entered into a voting agreement (the "Voting Agreement") with the Company and agreed, among other things, to vote their shares of the Company's common stock in favor of adoption and approval of the Merger Agreement and to take certain other actions in furtherance of the transactions contemplated by the Merger Agreement. All members of the Board of Directors of the Company in attendance at the meeting approved the Merger Agreement on the unanimous recommendation (with Mr. Sachs recusing himself and one member unable to attend the final meeting due to a personal matter) of a Special Committee comprised entirely of independent directors of the Company (the "Special Committee").

        The Merger Agreement contains a "go shop" provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through May 17, 2018 (the "Initial Go Shop End Date"); provided that such end date may be extended at the election of the Company (upon written notice to Parent) at any time prior to the Initial Go Shop End

RMG Networks Holding Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Organization and Summary of Significant Accounting Policies (Continued)

Date until June 1, 2018 (such period commencing with the Execution Date, as may be extended, the "Go-Shop Period" and the first calendar day immediately after the Go-Shop Period, the "Non-Solicitation Start Date"). After the conclusion of the Go-Shop Period, the Company may continue discussions with any "Excluded Person", defined as a party that submits (and has not withdrawn) a written proposal during the Go-Shop Period that the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, is, or would reasonably be expected to lead to, a "Superior Proposal," as defined in the Merger Agreement and with whom the Company remains in continuous active discussions.

        Except with respect to Excluded Persons, after the conclusion of the Go-Shop Period, the Company will be subject to a "no-shop" restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a "fiduciary-out" provision that allows the Company to provide information and participate in discussions with respect to third party proposals submitted after the conclusion of the Go-Shop Period and with respect to which the Special Committee has made the determinations previously described.

        The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a Superior Proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, a termination fee, as well as reimbursement for certain fees and expenses up to an "Expense Make Whole Threshold" may be payable by the Company to Parent in the following circumstances: (i) if such termination occurs before the Initial Go Shop End Date, the Company will not be required to pay a termination fee, (ii) if the Go Shop Period is extended and the Merger Agreement is terminated by the Company before the Non-Solicitation Start Date so that the Company can enter into an alternative acquisition agreement with an Excluded Person, then the Company will be required to pay a fee of $150,000 and (iii) if the Merger Agreement is terminated by the Company or Parent in certain other circumstances more fully set forth in the Merger Agreement, then the Company will be required to pay a fee of $500,000. In the event that the Merger Agreement is terminated by the Company due to a material breach of the Merger Agreement by Parent or Merger Sub or in the event that Parent or Merger Sub fail to consummate the Merger when otherwise obligated to do so pursuant to the terms and conditions thereof, the Merger Agreement provides for Parent to pay to the Company a penalty loan of $1 million upon termination of the Merger Agreement, as described below.

        Consummation of the Merger is subject to various conditions and other customary closing conditions described in the Merger Agreement, including adoption and approval of the Merger Agreement that requires the affirmative vote in person or by proxy of holders of at least both (1) a majority of the outstanding shares of Company common stock entitled to vote at the special meeting anticipated to be held during the third quarter of 2018 and (2) a majority of the outstanding shares of Company common stock, excluding shares held by (i) Parent or Merger Sub or any of their respective affiliates, including Gregory H. Sachs, the Company's executive chairman, (ii) any rollover investors (defined as stockholders that enter into rollover agreements to contribute shares of the Company's common stock to SCG Digital Holdings, LLC in return for equity interest in SCG Digital Holdings, LLC) and (iii) any of the Company's executive officers. Parent and the Company may, if they choose, mutually agree to waive the voting requirement set forth in clause (2) above, but may not waive the requirement set forth in clause (1). The parties expect to close the transaction by the end of the third quarter of 2018.

RMG Networks Holding Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Organization and Summary of Significant Accounting Policies (Continued)

Basis of Presentation for Interim Financial Statements

        The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission. Accordingly, the unaudited condensed consolidated financial statements do not include all of the information and the notes required by GAAP for complete financial statements. The Balance Sheet as of December 31, 2017 has been derived from the Company's audited financial statements but does not include all disclosures required by GAAP for complete financial statements. In the opinion of management, the unaudited condensed interim consolidated financial statements reflect all adjustments, consisting of only normal recurring adjustments, and disclosures necessary for a fair presentation of the results of the reported interim periods. These unaudited condensed consolidated financial statements should be read in conjunction with the Company's annual audited consolidated financial statements and notes thereto. The interim results of operations are not necessarily indicative of the results to be expected for the full year.

Inventory

        Inventory consists primarily of software-embedded smart products, electronic components, and hardware accessories. Inventories are stated at the lower of average cost or market. Write-offs of slow moving and obsolete inventories are provided based on historical experience and estimated future usage.

        The composition of inventory at June 30, 2018 and December 31, 2017 was as follows:

(in thousands)	June 30, 2018	December 31, 2017
Finished Goods	$730	$721
Raw Materials	62	50

Total	$792	$771

Revenue Recognition

        The Company recognizes revenue primarily from these sources:

  •
  Products

  •
  Maintenance and content services

  •
  Professional services

Product revenue

        The Company recognizes revenue when performance obligations from product sales are satisfied, generally upon delivery of the product or customer acceptance, depending upon contractual arrangements with the customer. Shipping charges billed to customers are included in revenue and the related shipping costs are included in cost of revenue.

RMG Networks Holding Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Organization and Summary of Significant Accounting Policies (Continued)

Maintenance and content services revenue

        Maintenance support revenue consists of support and updates service performance obligations for perpetual software licenses well as hardware maintenance and repair service performance obligations. Software subscription revenue consists of the right to access and use software, support and software updates. Software updates provide customers with rights to unspecified software product upgrades and maintenance releases and patches released during the term of the support period. Support includes access to technical support personnel for software and hardware issues. Content subscription services performance obligations consist of providing customers live and customized news feeds.

        Maintenance and content services revenue is recognized ratably over the term of the contracts as the performance obligations are satisfied, which is typically one to five years. Perpetual use software license maintenance, content services and software subscriptions are renewable by the customer at the end of each contract term. Rates, including subsequent renewal rates, are typically established based upon specified rates as set forth in the arrangement. The Company's hosting support agreement fees are based on the level of service provided to its customers, which can range from monitoring the health of a customer's network to supporting a sophisticated web-portal.

Professional services revenue

        Professional services consist primarily of project management, installation, training and custom creative services performance obligations. Installation fees are contracted either on a fixed-fee basis or on a time-and-materials basis. For both fixed-fee and time-and materials contracts, the Company recognizes revenue as the service performance obligations are performed. Such services are readily available from other vendors and are not considered essential to the functionality of the product and thus are considered separate performance obligations. Training services are also not considered essential to the functionality of the product and have historically been insignificant; the fee allocable to training is recognized as revenue as the Company performs the service performance obligation.

Arrangements with Multiple Performance Obligations

        The Company's contracts with customers may include multiple performance obligations. Revenue relating to agreements that provide more than one performance obligation is recognized based upon the relative fair value to the customer of each performance obligation as each obligation is earned. The fair value of the performance obligations are determined using an analysis that considers cash consideration that would be received for instances when the performance obligations are sold separately. If the fair value to the customer for each performance obligation is not objectively determinable, the Company makes its best estimate of the obligation's stand-alone selling price and records revenue as it is earned.

Costs to Obtain a Contract

        The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if it expects the benefit of those costs to be longer than one year. The asset will be amortized over a period consistent with the transfer to the customer of the goods or services to which the asset relates, calculated based on the customer term and the average life of the products and services underlying the contracts. The Company has determined that there were no material sales commissions that meet the requirements to be capitalized in the three and six months ended June 30, 2018 and 2017, respectively,

RMG Networks Holding Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Organization and Summary of Significant Accounting Policies (Continued)

therefore no capitalized costs to obtain a contract were included in other current and long-term assets on the Company's consolidated balance sheets as of June 30, 2018 and December 31, 2017, respectively. The amortization of capitalized sales commissions is recorded within selling and general expenses.

        The Company expenses sales commissions when incurred if the amortization period would have been one year or less. These costs are recorded within selling and general expenses.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk and Fair Value of Financial Instruments

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and the Company's secured line of credit. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities reflected in the consolidated financial statements approximates fair value due to the short-term maturity of these instruments; the line of credit's carrying value approximates its fair value due to the variable market interest rate of the debt.

        The Company does not generally require collateral or other security for accounts receivable. However, credit risk is mitigated by the Company's ongoing evaluations of customer creditworthiness. The Company maintains an allowance for doubtful accounts receivable balance.

        The Company maintains its cash and cash equivalents in the United States with one financial institution as of June 30, 2018. These balances routinely exceed the Federal Deposit Insurance Corporation insurable limit. Cash and cash equivalents of $1.1 million held in foreign countries as of June 30, 2018 were not insured.

Net Income (Loss) per Common Share

        Basic net income (loss) per share of common stock, excluding any dilutive effects of stock options, warrants and other equity instruments, is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted income (loss) per share is computed similar to basic; however diluted income (loss) per share reflects the assumed conversion of all potentially dilutive securities. Due to the reported net loss for all periods presented, all stock options, warrants, and other equity instruments outstanding at June 30, 2018 and 2017 were anti-dilutive.

Foreign Currency Translation

        The functional currency of the Company's United Kingdom subsidiary is the British pound sterling. All assets and all liabilities of the subsidiary are translated to U.S. dollars at quarter-end exchange rates. Income and expense items are translated to U.S. dollars at the weighted-average rate of exchange

RMG Networks Holding Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Organization and Summary of Significant Accounting Policies (Continued)

prevailing during the period. Resultant translation adjustments are recorded in accumulated other comprehensive income (loss), a separate component of stockholders' equity.

        The Company includes currency gains and losses on temporary intercompany advances in the determination of net loss. Currency gains and losses are included in interest (expense) and other income—net in the consolidated statements of comprehensive loss.

Business Segments

        Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the Company's chief operating decision maker (the Company's Chief Executive Officer ("CEO")) in assessing performance and deciding how to allocate resources. The Company's business operates as one business segment, Enterprise Solutions.

Recent Issued Accounting Pronouncements

        In February 2016, the FASB (defined below) issued ASU 2016-02 "Leases (Topic 842)", which requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The Company will further study the implications of this statement in order to evaluate the expected impact on its consolidated financial statements.

Recent Adopted Accounting Pronouncements

        In May 2014, the Financial Accounting Standards Board ("FASB") issued guidance creating Accounting Standards Codification ("ASC") Section 606, "Revenue from Contracts with Customers". The FASB issued subsequent amendments to the initial guidance in August 2015, March 2016, April 2016, May 2016, and December 2016 within ASU 2015-14, ASU 2016-08, ASU 2016-10 ASU 2016-12 and ASU 2016-20, respectively. The core principle of ASC 606 requires entities to apportion consideration from contracts to performance obligations on a relative standalone selling price basis, based on a five-step model.

        On January 1, 2018, The Company adopted ASC 606 using the modified retrospective transition method applied to its open revenue contracts with customers as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while prior year amounts are not adjusted and continue to be reported in accordance with our historic accounting under ASC 605. We recorded no change to opening retained earnings as of January 1, 2018 since there was no material impact due to the cumulative effect of adopting ASC 606 related to revenue or treatment of costs to obtain a contract.

Reclassifications

        Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations. On August 14,

RMG Networks Holding Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Organization and Summary of Significant Accounting Policies (Continued)

2017, the Company effected a 1-for-4 reverse stock split of the Company's issued shares of common stock. All share and per share amounts have been presented to give retroactive effect to the 1-for-4 reverse stock split as if it occurred at the date of inception.

2. Notes Payable

Secured Line of Credit

        Effective November 2, 2015, the Company and certain of its subsidiaries (collectively, the "Borrowers") entered into a loan and security agreement (the "Loan Agreement") with Silicon Valley Bank (the "Bank"), pursuant to which the Bank agreed to make a revolving credit facility available to the Borrowers in the principal amount of up to $7.5 million (the "Revolving Facility"). The Revolving Facility had an effective date (the "Effective Date") of October 13, 2015, and originally matured on October 13, 2017. On November 6, 2017, the Borrowers entered into an amended and restated loan and security agreement (the "Restated Loan Agreement") with an effective date of October 13, 2017 (the "Renewal Date") which renews and extends the maturity date of the Revolving Facility to March 31, 2019 and makes certain other minor revisions to the Loan Agreement. The Restated Loan Agreement made no material changes in terms other than to change adjusted EBITDA covenant levels and the interest on advances under the Revolving Facility (the "Advances") initially accrued on the unpaid principal balance of such Advances at a floating per annum rate equal to the greater of 4.50% or either 1.75% above the prime rate or 2.75% above the prime rate, depending on whether certain conditions are satisfied. During an event of default, the rate of interest would increase to 5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid interest is payable monthly on the last calendar day of each month. Availability under the Revolving Facility is tied to a borrowing base formula. In connection with the closing of the Restated Loan Agreement, the Borrowers paid the Bank a commitment fee of $38 thousand, and the Borrowers will pay the Bank an additional commitment fee of $18 thousand on the first anniversary of the Renewal Date.

        The Restated Loan Agreement contains customary affirmative covenants regarding the operations of Borrowers' business and customary negative covenants that, among other things, limit the ability of the Borrowers to incur additional indebtedness, grant certain liens, make certain investments, merge or consolidate, make certain restricted payments, including dividends, and engage in certain asset dispositions, including a sale of all or substantially all of their property. In addition, the Borrowers must maintain, on a consolidated basis, certain minimum amounts of adjusted EBITDA, as measured at the end of each month. The Restated Loan Agreement contains customary events of default including, among others, Borrowers' breach of payment obligations or covenants, defaults in payment of other outstanding debt, material misrepresentations, a material adverse change and bankruptcy and insolvency events of default. The Bank's remedies upon the occurrence of an event of default include, among others, the right to accelerate the debt and the right to foreclose on the collateral securing the Revolving Facility. The Revolving Facility is secured by a first priority perfected security interest in substantially all of the assets of the Borrowers. The Company was in compliance with such covenants at June 30, 2018.

        On April 2, 2018, the Company and certain of its subsidiaries also entered into the First Amendment (the "First Amendment") to the Restated Loan Agreement with the Bank. Pursuant to the First Amendment, the minimum EBITDA covenant in the Restated Loan Agreement was amended

RMG Networks Holding Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Notes Payable (Continued)

and the Bank consented to the incurrence of certain subordinated debt pursuant to the Subordinated Loan Agreement (as defined below) by the Company and certain of its subsidiaries, among other things.

        The Company had $0.2 million of incremental principal payments against the Revolving Facility during the three and six months ended June 30, 2018. At June 30, 2018, the Company had $1.1 million of borrowings outstanding and $2.4 million in unused availability under the Revolving Facility. At December 31, 2017, the Company had $1.3 million in borrowings and $2.5 million in unused availability under the Revolving Facility. Borrowings under the Revolving Facility are available for the Company's working capital and general business requirements, as may be needed from time to time.

        The Company is currently in default under the Loan Agreement as a result of the Company's failure to timely pay cash interest on the Subordinated Loan Agreement due on June 30, 2018.

Bridge Loan

        In connection with the Merger Agreement, on April 2, 2018, the Company and certain of its subsidiaries (the "Borrowers") entered into the Subordinated Loan and Security Agreement (the "Subordinated Loan Agreement") with SCG Digital Financing, LLC (the "Subordinated Lender"), pursuant to which the Subordinated Lender agreed to make available to the Borrowers a bridge loan (the "Bridge Loan") in the principal amount of $2 million. The Subordinated Lender is an affiliate of Mr. Sachs. The Bridge Loan also includes a contingent penalty loan provision (the "Penalty Loan") that will cause the Subordinated Lender to loan the Borrowers an additional $1 million under certain conditions. If the Penalty Loan is funded pursuant to the terms of the Merger Agreement, the Penalty Loan will also be a credit extension under the Subordinated Loan Agreement and subject to its terms (the Penalty Loan, together with the Bridge Loan, the "Subordinated Loans"). The Subordinated Loans are secured by a second priority lien in all of the assets of the Borrowers. The Subordinated Loans are subordinated to the obligations under the Restated Loan Agreement dated October 13, 2017 with the Bank pursuant to a Subordination Agreement dated as of April 2, 2018. The Bridge Loan matures on the later of April 2, 2019 or, if the Penalty Loan is funded, one year following the funding of the Penalty Loan, at which time all outstanding principal and interest on the Subordinated Loans are due. No principal payments are required under either the Bridge Loan or the Penalty Loan prior to maturity and, except in limited circumstances, no principal payments are permitted prior to the first anniversary of the date of the Subordinated Loan Agreement. Interest on the Bridge Loan accrues at a per annum cash interest rate equal to 8.0% above the prime rate plus an additional 2.0% paid-in-kind and interest on the Penalty Loan will accrue at a per annum paid-in-kind interest rate equal to 5% above the prime rate. If the Bridge Loan is prepaid prior to the stated maturity date thereof, the Borrowers are obligated to pay a prepayment premium equal to the interest the loans would have accrued if they had remained outstanding through maturity. During an event of default, the rate of interest on the Subordinated Loans would increase to 2.5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid cash interest is payable quarterly on the last day of each fiscal quarter and PIK interest is added to the principal balance on such date as well.

        Upon the occurrence of certain events (including the failure of the Company's unaffiliated shareholders to approve the Merger), the Subordinated Lender has the right to convert principal and

RMG Networks Holding Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Notes Payable (Continued)

accrued interest outstanding under the Bridge Loan and the Penalty Loan into shares of Series A Preferred Stock of the Company on the terms set forth in the Subordinated Loan Agreement.

        On July 16, 2018, the Company paid interest owed to the Subordinated Lender under the Subordinated Loan Agreement for interest due June 30, 2018. The Company inadvertently failed to pay the interest payment when it came due on June 30, 2018 and it paid the default interest premium on July 17, 2018. On July 23, 2018, the Subordinated Lender delivered a Notice of Default to the Company for failure to make a payment of interest due within the timeframe specified in the Subordinated Loan Agreement (the "Default"). The Subordinated Loan Agreement permits the Subordinated Lender to exercise certain remedies in the event of such a default, including demanding immediate repayment of all outstanding principal and interest. Also, the interest rate under the Subordinated Loan Agreement automatically increases by 2.5% for the duration of the default. In the letter, the Subordinated Lender also states that the breaches alleged by Parent in its letters dated June 21, 2018, July 10, 2018 and July 20, 2018 constitute breaches of the Subordinated Loan Agreement. In addition, the Subordinated Lender states that it is not exercising any remedies with respect to the Default at this time but reserves its rights and remedies. The Default has caused a cross-default under the Restated Loan Agreement, which has caused the Company to not be in compliance with all covenants thereunder as referenced above.

        The Company had $2.0 million of incremental borrowings against the Bridge Loan during the three and six months ended June 30, 2018. At June 30, 2018, the Company had $2.0 million of borrowings outstanding under the Bridge Loan which were used to pay down the Revolving Facility.

3. Income Taxes

        The Company reported book losses for the three and six months ended June 30, 2018. The Company reported a full valuation allowance against its net deferred U.S. income tax assets at June 30, 2018 and December 31, 2017. All evidence and information available suggests that the Company will maintain the full valuation allowance in 2018. Therefore, for the three and six months ended June 30, 2018, there was no income tax benefit recorded for the U.S. pre-tax book losses and the Company recorded no income tax expense related to foreign taxes for the three and six months ended June 30, 2018 months.

4. Reverse Stock Split

        On August 1, 2017, the Company's board of directors approved a 1-for-4 reverse stock split of its common stock. The reverse split was effective following the close of trading on August 14, 2017, and its common stock began trading on a split-adjusted basis on August 15, 2017. When the reverse stock split became effective, every four shares of issued and outstanding common stock of the Company were combined into one issued and outstanding share of common stock with no change in par value per share. The reverse stock split reduced the number of shares of the Company's outstanding common stock from approximately 44,623,949 shares to 11,156,257 million shares. No fractional shares were issued as a result of the reverse stock split; instead, to the extent any holders of pre-reverse split shares were entitled to fractional shares as a result of the reverse stock split, the Company issued an additional share to such holder of fractional shares. Proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise or vesting of the Company's outstanding stock options and warrants.

RMG Networks Holding Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Equity Incentive Plan

        There were no new equity awards granted during the three months ended June 30, 2018 and 2017. The amortization expense associated with stock options during the three months ended June 30, 2018 and 2017 was $50 thousand and $179 thousand, respectively. The amortization expense associated with stock options during the six months ended June 30, 2018 and 2017 was $87 thousand and $326 thousand, respectively. The unamortized cost of the options at June 30, 2018 was $137 thousand, to be recognized over a weighted-average remaining life of 0.4 years. At June 30, 2018 and December 31, 2017, there were 442,083 and 375,417 split-adjusted options available to exercise, respectively. There was no intrinsic value associated with the options as of June 30, 2018. The weighted-average remaining contractual life of the options outstanding is 6.7 years.

6. Geographic Information

        Revenue by geographic area is based on the deployment site location of end-user customers. Substantially all of the revenue from North America is generated from the United States of America. Geographic area information related to revenue from customers is as follows:

	Six Months Ended June 30,
(in thousands) Region	2018	2017
North America	$10,165	$12,038
International
Europe	3,047	3,551
Middle East	2,867	2,467

International	5,914	6,018

Total	$16,079	$18,056

        The vast majority of the Company's long-lived assets are located in the United States.

7. Related Party Transactions

        Effective July 1, 2016, the Company entered into an agreement with a company owned by an employee under which it receives a flat fee of $5 thousand a month for content and marketing services. This agreement expired on April 30, 2017. Under this agreement, the Company earned no revenue and $5 thousand in revenue for the three months ended June 30, 2018 and 2017, respectively.

8. Subsequent Event

        On July 16, 2018, the Company paid $62,750 of interest owed to SCG Digital Finance, LLC under the Subordinated Loan Agreement pursuant to which the Bridge Loan was made for interest due June 30, 2018. The Company inadvertently failed to pay the interest payment when it came due on June 30, 2018 and it paid the default interest premium of $2,015 on July 17, 2018. On July 23, 2018, the Company received a letter from the Subordinated Lender, notifying the Company that it is in default under the Subordinated Loan Agreement due to the Company's failure to timely pay cash interest pursuant to the terms of the Subordinated Loan Agreement. In the letter, the Subordinated Lender also states that the breaches of the Merger Agreement alleged by Parent in its letters dated June 21, 2018, July 10, 2018 and July 20, 2018 constitute breaches of the Subordinated Loan Agreement. In addition, the Subordinated Lender states that it is not exercising any remedies at this

RMG Networks Holding Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Subsequent Event (Continued)

time but reserves its rights and remedies. Additionally, the default under the Subordinated Loan Agreement caused a cross default under the Loan Agreement as a result of the Company's failure to timely pay cash interest on the Subordinated Loan Agreement due on June 30, 2018. As of August 14, 2018, there was no arrearage of interest due to the Subordinated Lender by the Company.

        On August 2, 2018, Mr. Jeffrey Hayzlett, Mr. Alan Swimmer, and Mr. Jonathan Trutter resigned as members of the Board of Directors (the "Board") of RMG Networks Holdings Corporation (the "Company") effective August 2, 2018. Mr. Hayzlett, Mr. Swimmer and Mr. Trutter were members of the Audit Committee, the Compensation Committee and the Special Committee of the Board, and Mr. Swimmer and Mr. Trutter were members of the Nominating and Corporate Governance Committee of the Board. Mr. Trutter was the chairperson of the Audit Committee, the Nominating and Corporate Governance Committee and the Special Committee, and Mr. Swimmer was the chairperson of the Compensation Committee.

Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations

        The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this report and in our annual report on Form 10-K for the year ended December 31, 2017 (the "2017 Form 10-K"). In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. These forward-looking statements can be identified by the use of forward-looking terminology, including the words "believes," "estimates," "anticipates," "expects," "intends," "plans," "may," "will," "potential," "projects," "predicts," "continue," or "should," or, in each case, their negative or other variations or comparable terminology. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this report, particularly in "Risk Factors" in Item 1A of Part II. Except to the extent required by applicable laws and regulations, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this Form 10-Q or to reflect the occurrence of unanticipated events.

Overview

        The Company was formed on January 5, 2011, for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. The Company consummated the acquisition of RMG Networks Holding, Inc., f/k/a Reach Media Group Holdings, Inc. on April 8, 2013, and on April 19, 2013, acquired RMG Enterprise Solutions Holdings Corporation, f/k/a Symon Holdings Corporation ("Symon"). Symon is considered to be the Company's predecessor corporation for accounting purposes.

        The Company is one of the largest integrated digital signage solution providers, offering enterprise-class digital signage solutions that are relied upon by a majority of Fortune 100 companies and thousands of customers in locations worldwide. Through an extensive suite of products and services that include proprietary software, software-embedded hardware, maintenance and content services, custom creative services, installation and training services, and third-party displays, the Company delivers complete end-to-end intelligent visual communication solutions to its clients for critical contact center, supply chain, internal communications, hospitality, retail and other applications. Large concentrations of the Company's customers are in the financial services, telecommunications, manufacturing, healthcare, pharmaceutical, utility and transportation industries, and in federal, state and local governments. Our solutions deliver real-time intelligent visual content that enhances the ways in which organizations communicate with employees and customers to drive productivity and engagement. The solutions are designed to integrate seamlessly with a customer's IT infrastructure, data and security environments.

Proposed Transaction with an Affiliate of the Company's Executive Chairman Gregory H. Sachs

        On April 2, 2018 (the "Execution Date"), the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with SCG Digital, LLC, a Delaware limited liability company ("Parent"), SCG Digital Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and SCG Digital Financing, LLC, a Delaware limited liability company and an affiliate of Parent, solely for the purposes of Sections 6.19, 8.03 and 8.04 of the Merger Agreement. Under the terms, and subject to the conditions, of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger"). Shareholders of the Company's common stock (other than Parent and its affiliates and rollover shareholders that enter into agreements with Parent to contribute shares of Company common stock to an affiliate of Parent prior to the closing of the Merger) will receive $1.27 in cash per share in the Merger. Parent is owned by SCG Digital Holdings, LLC., a

Delaware limited liability company and an affiliate of Gregory H. Sachs, the Company's Executive Chairman (collectively, the "Sponsor").

        Mr. Sachs and certain of his affiliates have entered into a voting agreement (the "Voting Agreement") with the Company and agreed, among other things, to vote their shares of the Company's common stock in favor of adoption and approval of the Merger Agreement and to take certain other actions in furtherance of the transactions contemplated by the Merger Agreement. All members of the Board of Directors of the Company in attendance at the meeting approved the Merger Agreement on the unanimous recommendation (with Mr. Sachs recusing himself and one member unable to attend the final meeting due to a personal matter) of a Special Committee comprised entirely of independent directors of the Company (the "Special Committee").

        The Merger Agreement contains a "go shop" provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through May 17, 2018 (the "Initial Go Shop End Date"); provided that such end date may be extended at the election of the Company (upon written notice to Parent) at any time prior to the Initial Go Shop End Date until June 1, 2018 (such period commencing with the Execution Date, as may be extended, the "Go-Shop Period" and the first calendar day immediately after the Go-Shop Period, the "Non-Solicitation Start Date"). After the conclusion of the Go-Shop Period, the Company may continue discussions with any "Excluded Person", defined as a party that submits (and has not withdrawn) a written proposal during the Go-Shop Period that the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, is, or would reasonably be expected to lead to, a "Superior Proposal," as defined in the Merger Agreement and with whom the Company remains in continuous active discussions.

        Except with respect to Excluded Persons, after the conclusion of the Go-Shop Period, the Company will be subject to a "no-shop" restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a "fiduciary-out" provision that allows the Company to provide information and participate in discussions with respect to third party proposals submitted after the conclusion of the Go-Shop Period and with respect to which the Special Committee has made the determinations previously described.

        The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a Superior Proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, a termination fee, as well as reimbursement for certain fees and expenses up to an "Expense Make Whole Threshold" may be payable by the Company to Parent in the following circumstances: (i) if such termination occurs before the Initial Go Shop End Date, the Company will not be required to pay a termination fee, (ii) if the Go Shop Period is extended and the Merger Agreement is terminated by the Company before the Non-Solicitation Start Date so that the Company can enter into an alternative acquisition agreement with an Excluded Person, then the Company will be required to pay a fee of $150,000 and (iii) if the Merger Agreement is terminated by the Company or Parent in certain other circumstances more fully set forth in the Merger Agreement, then the Company will be required to pay a fee of $500,000. In the event that the Merger Agreement is terminated by the Company due to a material breach of the Merger Agreement by Parent or Merger Sub or in the event that Parent or Merger Sub fail to consummate the Merger when otherwise obligated to do so pursuant to the terms and conditions thereof, the Merger Agreement provides for Parent to pay to the Company a penalty loan of $1 million upon termination of the Merger Agreement, as described below.

        Consummation of the Merger is subject to various conditions and other customary closing conditions described in the Merger Agreement, including adoption and approval of the Merger Agreement that requires the affirmative vote in person or by proxy of holders of at least both (1) a majority of the outstanding shares of Company common stock entitled to vote at the special meeting anticipated to be held during the third quarter of 2018 and (2) a majority of the outstanding shares of Company common stock, excluding shares held by (i) Parent or Merger Sub or any of their respective affiliates, including Gregory H. Sachs, the Company's executive chairman, (ii) any rollover investors (defined as stockholders that enter into rollover agreements to contribute shares of the Company's common stock to SCG Digital Holdings, LLC in return for equity interest in SCG Digital Holdings, LLC) and (iii) any of the Company's executive officers. Parent and the Company may, if they choose, elect to waive the voting requirement set forth in clause (2) above, but may not waive the requirement set forth in clause (1). The parties expect to close the transaction during the third quarter of 2018.

        In connection with the Merger Agreement, on April 2, 2018, the Company and certain of its subsidiaries (the "Borrowers") entered into the Subordinated Loan and Security Agreement (the "Subordinated Loan Agreement") with SCG Digital Financing, LLC (the "Subordinated Lender"), pursuant to which the Subordinated Lender agreed to make available to the Borrowers a bridge loan (the "Bridge Loan") in the principal amount of $2 million. The Subordinated Lender is an affiliate of Mr. Sachs. The Bridge Loan also includes a contingent penalty loan provision (the "Penalty Loan") that will cause the Subordinated Lender to loan the Borrowers an additional $1 million under certain conditions. If the Penalty Loan is funded pursuant to the terms of the Merger Agreement, the Penalty Loan will also be a credit extension under the Subordinated Loan Agreement and subject to its terms (the Penalty Loan, together with the Bridge Loan, the "Subordinated Loans"). The Subordinated Loans are secured by a second priority lien in all of the assets of the Borrowers. The Bridge Loan matures on the later of April 2, 2019 or, if the Penalty Loan is funded, one year following the funding of the Penalty Loan, at which time all outstanding principal and interest on the Subordinated Loans are due. No principal payments are required under either the Bridge Loan or the Penalty Loan prior to maturity and, except in limited circumstances, no principal payments are permitted prior to the first anniversary of the date of the Subordinated Loan Agreement. Interest on the Bridge Loan accrues at a per annum cash interest rate equal to 8.0% above the prime rate plus an additional 2.0% paid-in-kind and interest on the Penalty Loan will accrue at a per annum paid-in-kind interest rate equal to 5% above the prime rate. If the Bridge Loan is prepaid prior to the stated maturity date thereof, the Borrowers are obligated to pay a prepayment premium equal to the interest the loans would have accrued if they had remained outstanding through maturity. During an event of default, the rate of interest on the Subordinated Loans would increase to 2.5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid cash interest is payable quarterly on the last day of each fiscal quarter and PIK interest is added to the principal balance on such date as well.

        Upon the occurrence of certain events (including the failure of the Company's unaffiliated shareholders to approve the Merger), the Subordinated Lender has the right to convert principal and accrued interest outstanding under the Bridge Loan and the Penalty Loan into shares of Series A Preferred Stock of the Company on the terms set forth in the Subordinated Loan Agreement.

        The Subordinated Loans are subordinated to the obligations under the Amended and Restated Loan and Security Agreement (the "Restated Loan Agreement") dated October 13, 2017 with Silicon Valley Bank (the "Bank") pursuant to a Subordination Agreement dated as of April 2, 2018.

        On April 2, 2018, the Borrowers also entered into the First Amendment (the "First Amendment") to the Restated Loan Agreement with the Bank. Pursuant to the First Amendment, the minimum EBITDA covenant in the Restated Loan Agreement was amended and the Bank consented to the incurrence of certain subordinated debt pursuant to the Subordinated Loan Agreement by the Company and certain of its subsidiaries, among other things.

Revenue

        The Company derives its revenue as follows from three primary sources:

  1.
  Product sales:

  •
  Licenses to use its proprietary software products;

  •
  Proprietary software-embedded media players; and

  •
  Third-party flat screen displays and other third-party hardware.

  2.
  Subscription and customer support services:

  •
  Product maintenance services;

  •
  Subscription-based content services; and

  •
  Subscription-based software-as-a-service.

  3.
  Professional services:

  •
  Professional installation services;

  •
  Custom, "innovative" creative services; and

  •
  Training services.

        Revenue is recognized as described under "Revenue Recognition" in Note 1 to the Company's unaudited consolidated financial statements included elsewhere in this filing. The Company sells its solutions through its global sales force and through a select group of resellers and business partners. In North America, the Company's sales team generated approximately 89% and 91% of its annual sales in the first six months of 2018 and 2017, respectively, while 11% and 9% of its sales were generated through resellers in the during the same periods of 2018 and 2017, respectively. Outside the United States, approximately 81% and 73% of the first six months' sales come from the reseller channel in 2018 and 2017, respectively. Overall, approximately 63% and 70% of the Company's global enterprise sales are derived from direct sales in the first six months of 2018 and 2017, respectively, with the remaining 37% and 30% generated through indirect partner channels in the same periods of 2018 and 2017, respectively.

        The Company has formal contracts with its resellers that set the terms and conditions under which the parties conduct business. The resellers purchase products and services from the Company, generally with agreed-upon discounts, and resell the products and services to their customers, who are the end-users of the products and services. The Company does not generally offer contractual rights of return other than under standard product warranties, and product returns from resellers have been insignificant to date. The Company sells directly to its resellers and recognizes revenue on sales to resellers upon delivery, consistent with its recognition policies. The Company bills resellers directly for the products and services they purchase. Software licenses and product warranties pass directly from the Company to the end-users.

Cost of Revenue

        The cost of revenue associated with product sales consist primarily of the costs of media players, the costs of third-party flat screen displays and the operating costs of the Company's assembly and distribution operations. The cost of revenue associated with professional services consists of the salary and related benefit costs and the travel costs of the Company's employees providing installation and training services as well as on-site installation costs from third-party providers. The cost of revenue associated with maintenance and content services consists of the salary and related benefit costs of the Company's employees engaged in providing customer support and content services, the annual costs associated with acquiring data from third-party content providers, and costs associated with cloud hosting services related to providing software-as-a-service to customers.

Operating Expenses

        The Company's operating expenses are comprised of the following components:

  •
  Sales and marketing expenses include salary and related benefit costs of sales personnel, sales commissions, travel by sales and sales support personnel, and marketing and advertising costs.

  •
  Research and development ("R&D") costs consist of salary and related benefit costs of R&D personnel and expenditures to outside third-party contractors. To date, all R&D expenses are expensed as incurred.

  •
  General and administrative expenses consist primarily of salary and related benefit costs of executives, accounting, finance, administrative, and IT personnel. Also included in this category are other corporate expenses such as rent, utilities, insurance, professional service fees, office expenses, travel by general and administrative personnel and meeting expenses.

  •
  Merger transaction expenses consist primarily of professional service fees from legal, accounting, financial advisory firms and other expenses associated with the proposed transaction of the Merger Agreement entered into by the Company on April, 2, 2018.

  •
  Depreciation and amortization expenses include depreciation of the Company's office furniture, fixtures and equipment and amortization of intangible assets.

Trends in Operating Results

        The Company is a leading multinational provider of enterprise-class digital signage solutions and as such, its operations are subject to factors that generally affect corporate budgets, including but not limited to general economic conditions, employment levels, business conditions, and global uncertainty.

        Since the arrival of our chief executive officer in July 2014, the Company has been executing a multi-year strategic turnaround plan that emphasizes delivering new, innovative products and solutions, diversifying into select industry verticals, improving the effectiveness and productivity of its sales and marketing efforts, and implementing a cost rationalization effort. During 2015, the Company made progress on its multi-year strategic turnaround plan by strengthening the executive leadership team, enhancing the breadth and depth of its suite of product offerings, continuing its targeted solution area focus such as contact centers and internal communications, improving the effectiveness and productivity of its sales organization, significantly reducing its cost structure, and divesting its non-core Media business. The Company continued executing its strategic plan in 2016 and 2017, as it further enhanced its product offerings and solution portfolio and strengthened its management team with the addition of a new chief technology officer and chief marketing and creative officer. In the fourth quarter of 2017, the Company released KorbytTM, its next-generation visual enterprise communications software platform that gives companies the power to communicate more effectively with seamless content creation and distribution across digital signage networks, desktops and mobile devices. In the fourth quarter of 2017, the Company also released KorbytGOTM, an omnichannel internal communications platform that includes mobile, desktop, tablet and all forms of digital signage. KorbytGO enables organizations to connect with its employees, managers and leadership through the platform and communicate on the appropriate channel for the employee. The Korbyt platform offers a set of innovative features as well as flexible deployment options, both in cloud and on-premise environments, that are anticipated to open new global market opportunities, particularly in the retail, hospitality and internal communications markets. The platform also leverages the Company's heritage and expertise in data-intensive applications, such as contact center and supply chain, offering an application programming interface ("API") set that helps enable data integration with virtually any enterprise-level data sources as well as offering substantially improved scalability in high-performance environments. Finally, the Company maintained a reduced level of operating costs to support its effort to achieve long-term sustainable profitability.

Revenues

        The launch of Korbyt in the fourth quarter of 2017 begins the Company's multi-year, strategic transition from a perpetual use software license and maintenance business model to a subscription business model. While we will continue to sell perpetual use software licenses for our ES software platform, we expect the customer transition to the Korbyt platform and subscription business model will drive an increasing portion of our revenues in the future to subscriptions. The subscription model prices and delivers our products in a way that differs from the historical perpetual pricing and delivery methods. These changes reflect a significant shift from perpetual license sales and distribution of our software in favor of providing our customers the right to access certain of our software in a hosted environment or use downloaded software for a specified subscription period. During this transition, revenue, orders, gross margin, net income (loss), earnings (loss) per share, deferred revenue, and cash flow from operations will be impacted as more revenue is recognized ratably rather than up front.

        Professional services revenue varies greatly based on the open project backlog at designated points in time. Going forward, we expect that professional services revenues will be largely dependent on the Company's success in signing larger deals with significant professional services components.

Expenses

        Since 2015, the Company has significantly reduced its overall cost structure as a result of headcount reductions across the organization, closing underperforming geographies, divesting its non-core Media business, reducing ineffective marketing initiatives, and developing more efficient product distribution operations. Beginning in 2017, the Company has begun investing in areas that it believes have a strong return potential such as research and development, while it continues to tightly monitor general and administrative costs.

Results of Operations

Comparison of the three and six months ended June 30, 2018 and 2017

        The following table summarizes the results of operations of the Company for the three and six months ended June 30, 2018 and 2017.

	Three Months Ended June 30,			Six Months Ended June 30,
(dollars in thousands)	2018	2017	% Chg	2018	2017	% Chg
Revenue	$8,595	$9,087	(5.4)%	$16,079	$18,056	(10.9)%
Cost of Revenue	3,947	3,466	13.9%	7,356	7,491	(1.8)%

Gross Profit	4,648	5,621	(17.3)%	8,723	10,565	(17.4)%
Operating Expenses—
Sales and marketing	2,021	2,398	(15.7)%	4,188	4,534	(7.6)%
General and administrative	2,498	2,706	(7.7)%	5,237	5,554	(5.7)%
Research and development	735	644	14.1%	1,443	1,312	10.0%
Merger transaction expenses	870	—	100.0%	1,291	—	100.0%
Depreciation and amortization	746	788	(5.3)%	1,498	1,562	(4.1)%

Total Operating Expenses	6,870	6,536	5.1%	13,657	12,962	5.4%

Operating Loss	(2,222)	(915)	(142.8)%	(4,934)	(2,397)	(105.8)%
Gain on change in warrant liability	—	—	—%	1	231	(99.6)%
Interest expense and other income—net	79	(283)	(127.9)%	(69)	(308)	(77.6)%

Loss before income taxes	(2,143)	(1,198)	(78.9)%	(5,002)	(2,474)	(102.2)%
Income tax expense	—	(12)	(100.0)%	—	(12)	(100.0)%

Net Loss	$(2,143)	$(1,186)	(80.7)%	$(5,002)	$(2,462)	(103.2)%

Revenue

        The following table summarizes the composition of the Company's revenue for the three and six months ended June 30, 2018 and 2017.

	Three Months Ended June 30,				Six Months Ended June 30,
(dollars in thousands)	2018	%	2017	%	2018	%	2017	%
Revenue—
Products	$3,699	43.0%	$3,854	42.4%	$6,694	41.6%	$7,737	42.8%
Maintenance and content services	3,491	40.6%	3,381	37.2%	6,631	41.3%	6,589	36.5%
Professional services	1,405	16.4%	1,852	20.4%	2,754	17.1%	3,730	20.7%

Total	$8,595	100.0%	$9,087	100.0%	$16,079	100.0%	$18,056	100.0%

        Total revenues of $8.6 million for the three months ended June 30, 2018 decreased $0.5 million, or 5.4%, from $9.1 million for the three months ended June 30, 2017, primarily due to a decrease in product revenues and lower professional services revenues. Total revenues of $16.1 million for the six months ended June 30, 2018 decreased $2.0 million, or 10.9%, over the same period in 2017, primarily due to a decrease in product revenues and professional services revenues.

        Revenues from product sales for the three months ended June 30, 2018 decreased $0.2 million, or 4.0%, over the same period in 2017, primarily due to a decrease in proprietary media player hardware and software sales, partially offset by higher sales of RMG MAX LED displays. Revenues from product sales for the six months ended June 30, 2018 decreased $1.0 million, or 13.5%, over the same period in 2017, primarily due to a decrease in proprietary media player hardware sales, partially offset by higher sales of RMG MAX LED displays.

        Revenues derived from maintenance and content service contracts for the three and six months ended June 30, 2018 increased slightly $0.1 million, or 3.3%, and remained relatively flat, respectively, as compared to the same periods in 2017.

        Revenues derived from professional service are impacted by the sales mix and professional services employee utilization in any given quarter. In the three months ended June 30, 2018, professional services revenues decreased by $0.5 million, or 24.1%, over the same period of 2017, primarily due to lower new sales orders and sales mix. In the six months ended June 30, 2018, professional services decreased $0.9 million, or 26.2%, over the same period of 2017, primarily due to lower new sales orders and sales mix.

        The following table sets forth the Company's revenue on a geographic basis for the six months ended June 30, 2018 and 2017.

	Six Months Ended June 30,
(dollars in thousands) Region	2018		2017
North America	$10,165	63.2%	$12,038	66.7%
International:
Europe	3,047	19.0%	3,551	19.6%
Middle East	2,867	17.8%	2,467	13.7%

Total International	5,914	36.8%	6,018	33.3%

Total	$16,079	100.0%	$18,056	100.0%

        Revenues declined in the North America and Europe regions during the first half of 2018 as compared to the same period in 2017, resulting primarily from weaker orders driving decreased products revenue. Revenues in the Middle East region increased in the first half of 2018 as compared to the same period in 2017, resulting primarily from stronger order volumes driving increased products revenue.

Cost of Revenue

        Cost of revenue totaled $3.9 million and $3.5 million for the three months ended June 30, 2018 and 2017, respectively. This $0.5 million, or 13.9%, increase in cost of revenue was attributable to a higher sales mix of MAX LED and third-party products which have lower margins. As a result, for the three months ended June 30, 2018, gross margin was 54.1%, a decrease from 61.9% for the same period of 2017.

        Cost of revenue totaled $7.4 million and $7.5 million for the six months ended June 30, 2018 and 2017, respectively. The $0.1 million, or 1.8%, decrease in cost of revenue was attributable to a higher sales mix of RMG MAX LED and third-party products which have lower margins. As a result, for the six months ended June 30, 2018, gross margin was 54.3%, a decrease from 58.5% for the same period of 2017.

Operating Expenses

        Operating expenses totaled $6.9 million and $6.5 million for the three months ended June 30, 2018 and 2017. The $0.4 million, or 5.1%, increase in operating expenses resulted primarily from higher merger transaction expenses due to professional and legal fees incurred during the second quarter of 2018 in connection with the Merger Agreement. Specifically, we note the following items:

  •
  Sales and marketing expenses decreased $0.4 million, or 15.7% for the three months ended June 30, 2018 as compared to the same period in 2017, due to reduced headcount and lower marketing expenses.

  •
  General and administrative expenses decreased by $0.2 million, or 7.7%, for the three months ended June 30, 2018 as compared to the same period in 2017, due to lower non-transaction related professional accounting and legal fees, and lower stock-based compensation expense.

  •
  Research and development expenses increased $0.1 million, or 14.1%, for the three months ended June 30, 2018 as compared to the same period in 2017, due to the Company's continued investment in the new Korbyt platform.

  •
  Merger transaction expenses increased by $0.9 million for the three months ended June 30, 2018 as compared to the same period in 2017, due to professional and legal fees incurred in connection with the Merger Agreement. The Company expects to continue incurring additional merger transaction expense until the completion of its merger transaction process later in 2018.

        Operating expenses totaled $13.7 million and $13.0 million for the six months ended June 30, 2018 and 2017, respectively. The $0.7 million, or 5.4%, increase in operating expenses resulted primarily from higher merger transaction expenses due to professional and legal fees incurred during 2018 in connection with the Merger Agreement. Specifically, we note the following items:

  •
  Sales and marketing expenses decreased $0.3 million, or 7.6% for the six months ended June 30, 2018 as compared to the same period in 2017, due to reduced headcount and marketing expenses.

  •
  General and administrative expenses decreased by $0.3 million, or 5.7%, for the six months ended June 30, 2018 as compared to the same period in 2017, due to lower non-transaction related professional accounting and legal fees, and lower stock-based compensation expense.

  •
  Research and development expenses increased $0.1 million, or 10.0%, for the six months ended June 30, 2018 as compared to the same period in 2017, due to the Company's continued investment in the Korbyt platform.

  •
  Merger transaction expenses increased by $1.3 million for the six months ended June 30, 2018 as compared to the same period in 2017, due to professional and legal fees incurred in connection with the Merger Agreement. The Company expects to continue incurring additional merger transaction expenses until the completion of its merger transaction process later in 2018.

Warrant Liability

        The Company calculates its warrant liability based on the quoted market value of its outstanding warrants. As warrants expired on April 8, 2018, there was no change in warrant liability for the three months ended June 30, 2018 and 2017. The gain on change in the warrant liability for the six months ended June 30, 2018 and 2017 were $1 thousand and $0.2 million, respectively. A gain on change in warrant liability represents a decrease in the amount of the Company's warrant liability during that period.

Interest and other—Net

        Interest (expense) and other income—net for the three months ended June 30, 2018 and 2017 were $0.1 million and $(0.3) million, respectively, a $0.4 million decrease in expense related primarily to foreign currency exchange from restating monetary assets. Interest (expense) and other income—net for the six months ended June 30, 2018 and 2017 were $(0.1) million and $(0.3) million, respectively. The $0.2 million decrease to Interest (expense) and other income—net was primarily due to foreign currency exchange gain from restating monetary assets.

Income Tax Benefit

        The Company recorded no income tax benefit for the three and six months ended June 30, 2018 and 2017. The Company had book net losses in the three and six months ended June 30, 2018 and 2017 with a U.S. full valuation allowance against the resulting deferred tax asset at June 30, 2018 and 2017.

Liquidity and Capital Resources

        The Company has a history of operating losses and negative cash flow, including the Media business which continued to generate losses until its divestiture on July 1, 2015. As such, the Company took several steps in 2015, 2016 and 2017 to reduce its operating costs and in 2018, continues to closely monitor its cash projections and evaluate its operating structure for opportunities to reduce operating costs. In order to ensure the Company had adequate working capital, effective November 2, 2015, the Company and certain of its subsidiaries (collectively, the "Borrowers") entered into a loan and security agreement (the "Loan Agreement") with Silicon Valley Bank (the "Bank"), pursuant to which the Bank agreed to make a revolving credit facility (the "Revolving Facility") available to the Borrowers in the principal amount of up to $7.5 million. The Revolving Facility has an effective date (the "Effective Date") of October 13, 2015, and originally matured on October 13, 2017. The Revolving Facility was amended and restated effective October 13, 2017, pursuant to an amended and restated loan and security agreement (the "Restated Loan Agreement"), with an extended maturity date of March 31, 2019. Availability under the Revolving Facility is tied to a borrowing base formula. Interest on advances under the Revolving Facility (the "Advances") will accrue on the unpaid principal balance of such Advances at a per annum rate equal to the greater of 4.50% or either 1.75% above the prime rate or 2.75% above the prime rate, depending on whether certain conditions are satisfied. Due to the default described earlier, the rate of interest has increased to 5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid interest is payable monthly on the last calendar day of each month.

        While the Company was in compliance with its financial covenants under the Restated Loan Agreement as of December 31, 2017, management determined that it expected to become non-compliant with its financial covenants under the Restated Loan Agreement in 2018. The Company entered into discussions with the Bank and, on April 2, 2018, the Borrowers entered into the First Amendment ("First Amendment") to the Restated Loan Agreement with the Bank. Pursuant to the First Amendment, the minimum EBITDA covenant in the Restated Loan Agreement was amended and the Bank consented to the incurrence of certain subordinated debt pursuant to the Subordinated Loan Agreement by the Company and certain of its subsidiaries, among other things.

        In connection with the First Amendment and the Merger Agreement, on April 2, 2018, the Borrowers also entered into the Subordinated Loan Agreement with the Subordinated Lender, pursuant to which the Subordinated Lender agreed to make available to the Borrowers the Bridge Loan in the principal amount of $2 million, providing the Company with additional liquidity. The Subordinated Lender is an affiliate of Mr. Sachs. If the Penalty Loan is funded pursuant to the terms of the Merger Agreement, the Penalty Loan will also be a credit extension under the Subordinated Loan Agreement and subject to its terms. The Subordinated Loans are secured by a second priority lien in all of the assets of the Borrowers. The Bridge Loan matures on the later of April 2, 2019 or, if the Penalty Loan is funded, one year following the funding of the Penalty Loan, at which time all outstanding principal and interest on the Subordinated Loans are due. No principal payments are required under either the Bridge Loan or the Penalty Loan prior to maturity and, except in limited circumstances, no principal payments are permitted prior to the first anniversary of the closing date. Interest on the Bridge Loan accrues at a per annum cash interest rate equal to 8.0% above the prime rate plus 2.0% paid-in-kind and interest on the Penalty Loan will accrue at a per annum paid-in-kind interest rate equal to 5% above the prime rate. If the Bridge Loan is prepaid prior to the stated maturity date thereof, the Borrowers are obligated to pay a prepayment premium equal to the interest the loans would have accrued if they had remained outstanding through maturity. Due to the default described earlier, the rate of interest on the Subordinated Loans has increased to 2.5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid cash interest is payable quarterly on the last day of each fiscal quarter.

        In November 2016, the Company filed a "shelf" registration statement on Form S-3 with the SEC which allows the Company to quickly seek to raise equity capital through a variety of structures in the public markets. On December 29, 2016, the Company completed a rights offering to existing stockholders of record at November 29, 2016 as well as the related sale of shares to existing stockholders pursuant to a standby purchase agreement. Pursuant to the rights offering and the related private placement, the Company issued an aggregate of 1,935,477 split-adjusted shares of common stock at a price of $2.48 per share for gross proceeds of approximately $4.8 million. The rights offering generated $4.4 million in net cash proceeds, net of $0.4 million in transaction expenses, to be used for general working capital purposes.

        At June 30, 2018, the Company had $1.1 million in borrowings and $2.4 million in unused availability under the Revolving Facility and $2.0 million in borrowings under the Bridge Loan. On July 16, 2018, the Company paid interest owed to the Subordinated Lender under the Subordinated Loan Agreement for interest due June 30, 2018. The Company inadvertently failed to pay the interest payment when it came due on June 30, 2018 and it paid the default interest premium on July 17, 2018. On July 23, 2018, the Subordinated Lender delivered a Notice of Default to the Company for failure to make a payment of interest due within the timeframe specified in the Subordinated Loan Agreement. The Subordinated Loan Agreement permits the Subordinated Lender to exercise certain remedies in the event of such a default, including demanding immediate repayment of all outstanding principal and interest. In addition, the Subordinated Lender states that it is not exercising any remedies with respect to the Default at this time but reserves its rights and remedies. The Default has caused a cross-default under the Restated Loan Agreement, which has caused the Company to not be in compliance with all covenants thereunder as referenced above.

        At June 30, 2018, the Company's cash and cash equivalents balance was $1.7 million. This includes cash and cash equivalents of $1.1 million held in bank accounts of its subsidiaries located outside the United States. The Company currently plans to use this cash to fund its ongoing foreign operations. Starting in 2018, if the Company were to repatriate the cash held by its subsidiary located outside the United States, it may not incur tax liabilities due to the Tax Cuts and Jobs Act of 2017 passed by the U.S. Congress. Year-to-date through June 30, 2018, the Company has incurred $1.3 million in transaction related expenses. The Company projects the transaction related expenses to continue until the effective date of the merger which is expected to occur by the end of the third quarter of 2018.

        Assuming a merger transaction occurs, the Company believes it should have adequate cash to operate the Company through at least the next twelve months. However, if a merger transaction does not occur or the Company is unable to achieve its forecasts, fails to meet the financial covenants in the Revolving Facility and is unable to obtain a waiver or an amendment from the Bank (defined below) to allow it to continue to borrow, the Company would need to aggressively pursue one or more alternatives, including immediately restructuring and significantly reducing its operating expense structure, seeking an alternative transaction, seeking new capital through additional financings and the equity capital markets or filing for protection under bankruptcy laws.

        The Company has generated and used cash as follows:

	Six Months Ended June 30,
	2018	2017
(in thousands)
Operating cash flow	$(1,578)	$(1,807)
Investing cash flow	(28)	(107)
Financing cash flow	1,784	(1,274)

Total	$178	$(3,188)

Operating Activities

        Net cash used in operating activities of $1.6 million for the six months ended June 30, 2018 is primarily due to the Company's net loss of $5.0 million. The net loss is offset by the following non-cash items:

  •
  Non-cash expense for depreciation and amortization of $1.5 million

  •
  Non-cash stock-based compensation expense of $87 thousand

  •
  Non-cash amortization of loan origination fees of $69 thousand

  •
  Inventory reserve adjustment for obsolescence of $30 thousand

  •
  Allowance for doubtful accounts adjustment of $(46) thousand

        In addition, the following are the principal changes in assets and liabilities that affected cash from operating activities during the six months ended June 30, 2018:

  •
  Accounts receivable decreased by $1.5 million due to improved collections and lower sales as compared to the same period last year

  •
  Inventory increased by $0.1 million, due to purchases for anticipated demand

  •
  Accounts payable decreased by $0.4 million, primarily due to increased payments of obligations

  •
  Accrued liabilities increased by $0.3 million, primarily due to the accrual of merger transaction expenses

  •
  Deferred revenue increased by $0.6 million, primarily due to new and renewal maintenance contracts values exceeding maintenance revenues

  •
  Deferred rent and other liabilities decreased by $0.1 million, due to amortization of the liability

Investing Activities

        Net cash used in investing activities of $28 thousand during the six months ended June 30, 2018 was due to expenditures for property and equipment.

Financing Activities

        Net cash provided by financing activities of $1.8 million during the six months ended June 30, 2018 was due to borrowings against the Bridge Loan offset by net payments on the Revolving Facility and debt issuance costs.

Critical Accounting Policies

        The Company's significant accounting policies are described in Note 1 of the Company's unaudited consolidated financial statements included elsewhere in this filing. The Company's consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States. Certain accounting policies involve significant judgments, assumptions, and estimates by management that could have a material impact on the carrying value of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Item 3.    Quantitative and Qualitative Disclosures about Market Risk

        As a smaller reporting company, as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are not required to provide the information required by this item.

Item 4.    Controls and Procedures

Evaluation of Disclosure Controls and Procedures

        An evaluation was carried out under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this report. Based on the evaluation of our disclosure controls and procedures, our Chief Executive Officer and our Chief Financial Officer have concluded that our disclosure controls and procedures were effective to ensure that the information required to be disclosed by us in the reports that we file or submit under the Exchange Act was recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and that such information required to be disclosed is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Changes in Internal Controls

        There were no changes in our internal controls over financial reporting during the quarter ended June 30, 2018 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II

Item 1.    Legal Proceedings

        From time to time, we have been and may become involved in legal proceedings arising in the ordinary course of its business. Although the results of litigation and claims cannot be predicted with certainty, we are not presently involved in any legal proceeding in which the outcome, if determined adversely to us, would be expected to have a material adverse effect on our business, operating results, or financial condition. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

Class Action and Stockholder Derivative Lawsuit

        On March 23, 2018, a class action and a verified stockholder derivative complaint on behalf of the Company entitled Eric Weinstein et al. v. Gregory H. Sachs et al., Case No. 2018-0210-AGB was filed in the Court of Chancery in the State of Delaware against the Company, as nominal defendant, and certain individual shareholders, directors and former employee of the Company, as defendants (the "Weinstein Proceeding"). The lawsuit alleges that certain members of the Company's Board breached their fiduciary duties of good faith and loyalty by agreeing to enter into a purchase agreement (the "Purchase Agreement") with certain investors on March 25, 2015 to sell such investors shares of preferred stock of the Company, (i) on terms that allowed a small group of investors to acquire common stock of the Company at a significant discount, in a quantity that entrenched their power within the Company, favoring their interests to the detriment of the Company's minority stockholders, and (ii) by knowingly making false and misleading disclosures, and failing to disclose all material information, to the Company's stockholders. The complaint further alleges that Mr. Sachs and Mr. Donald Wilson, as the Company's controlling stockholders, breached their fiduciary duties of good faith and loyalty by agreeing to issue preferred stock of the Company on terms that allowed a small group of investors to acquire common stock of the Company at a significant discount, in a quantity that entrenched their power within the Company, favoring their interests to the detriment of the Company. The complaint also alleges that certain of the Company's insiders, including four directors and a former employee, were unjustly enriched by the opportunity to acquire common stock of the Company at a discount to its trading price at the time. The lawsuit seeks to cause the defendants to disgorge to the Company the stock that they received at a discount to the market price, and also seeks an award of appropriate damages, plus pre- and post-judgment interest for the plaintiff, the class and the Company. The Company believes that the allegations set forth in the complaint are without merit and intends to defend itself vigorously in the proceedings. Due to the inherent uncertainties of litigation and the early stage of the proceedings, the Company cannot predict the ultimate outcome of this matter.

Patent Litigation

        On March 27, 2018, Ultravision Technologies, LLC ("Ultravision"), filed patent infringement complaints against us in the International Trade Commission ("ITC") and the United States District Court for the Eastern District of Texas, Marshall Division ("District Court"), alleging infringement of claims in two United States patents based on modular LED display panels sold by the Company. The ITC matter is entitled In the Matter of Certain Modular LED Display Panels (No. 337-3302). The ITC complaint sought exclusion and cease and desist orders, but the ITC did not include the Company as a respondent in its Notice of Investigation, so the Company is excluded from that proceeding. Pursuant to the complaint filed in the District Court, Case No. 2:18-cv-00109-JRG, and consolidated under the lead case Ultravision Technologies LLC v. Mitsubishi Electric Corp., Case No. 2:18-CV-00105-JRG, Ultravision is seeking to enjoin the Company from further acts of direct and/or indirect infringement of such United States patents, including the manufacture, sale, offer for sale, importation and use of the infringing products, unspecified monetary relief, injunctive relief for the payment of royalties and reimbursement for costs and attorneys' fees. The Company intends to defend itself vigorously in the proceedings. Due to the inherent uncertainties of litigation and the early stage of the proceedings, the Company cannot predict the ultimate outcome of this matter.

Item 1A.    Risk Factors

        An investment in our securities involves a high degree of risk. Holders of our securities should carefully consider the following risk factors and the other information contained in this Form 10-Q, including our historical financial statements and related notes included herein. The following discussion highlights some of the risks that may affect future operating results. Additional risks and uncertainties not presently known to us, which we currently deem immaterial or which are similar to those faced by other companies in our industry or businesses in general, may also impair our businesses or operations. If any of the following risks or uncertainties occur, our business, financial condition and operating results could be adversely affected in a material way. This could cause the trading prices of our securities to decline, perhaps significantly, and you may lose part or all of your investment.

Risks Relating to the Merger

The consummation of the proposed merger of the Company with an affiliate of Gregory H. Sachs, the Company's Executive Chairman, is not certain and its delay or failure could adversely affect our operating results or the price of our common stock.

        On April 3, 2018, the Company announced an agreement to be acquired through the Merger of the Company with an entity controlled by SCG Digital Holdings, Inc., a Delaware corporation and an affiliate Gregory H. Sachs, the Company's Executive Chairman. The Company cannot provide any assurance that the proposed Merger will be consummated. If consummated, it is currently anticipated to be completed in the third quarter of 2018. However, the Company cannot assure you of the timing of the closing.

        Consummation of the proposed Merger is subject to the satisfaction of various conditions, including adoption of the Merger by a vote of a majority of the minority shareholders of the outstanding shares of the Company's common stock and other customary closing conditions described in the Merger Agreement. The Company cannot guarantee that these closing conditions will be satisfied, that the Company will receive the required approvals or that the proposed Merger will be successfully completed. Many of these conditions are out of the Company's control. In the event that the proposed Merger is not completed or is delayed:

  •
  management's and employees' attention to the Company's day-to-day business may be diverted because matters related to the proposed Merger may require substantial commitments of their time and resources;

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  the Company could lose key employees;

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  the Company's relationships with customers and suppliers may be substantially disrupted as a result of uncertainties with regard to our business and prospects;

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  under certain circumstances, if the proposed Merger is not completed and the Merger Agreement is terminated, including if the stockholder vote is not obtained, the Company may be required to pay to Parent a termination fee of up to a maximum of $500,000 (which amount would depend on the circumstances of the termination), plus reimbursement of Parent's out of pocket legal fees and other expenses;

  •
  under certain circumstances, if the proposed Merger is not completed, an affiliate of Gregory H. Sachs may be required to fund a penalty loan of $1 million to the Company, which loan would bear interest at the prime rate plus five percent and would be payable in kind, and such penalty loan would be the Company's only source of recovery, regardless of the total amount of the actual damages the Company may suffer as a result of the delay in or failure of the proposed Merger's consummation; and

  •
  the market price of shares of the Company's common stock may decline (to the extent that the current market price of those shares reflects a market assumption that the proposed Merger will be completed).

        The Merger Agreement also restricts us from engaging in certain activities and taking certain actions without the Parent's approval, which could prevent us from pursuing opportunities that may arise prior to a closing of the Merger.

        Any of these events could have a materially negative impact on the Company's results of operations and financial condition and could adversely affect the price of the Company's common stock.

We have incurred, and will continue to incur, substantial costs in connection with the proposed merger.

        The Company has incurred, and will continue to incur, substantial costs in connection with the proposed Merger. These costs are primarily associated with the fees of attorneys, accountants and financial advisors of the Special Committee of our Board of Directors and of our Board of Directors. In addition, the Company has diverted significant management resources in an effort to complete the proposed Merger, and we are subject to restrictions contained in the Merger Agreement on the conduct of our business until the closing of the proposed Merger. If the proposed Merger is not completed, the Company will have incurred significant costs, including the diversion of management resources and, depending on the circumstances, payment of a termination fee of up to $500,000 to Parent, plus reimbursement for Parent's out of pocket legal fees and other expenses, for which we will have received little or no benefit.

The Merger Agreement contains provisions that could discourage a potential competing acquirer of the Company.

        The Merger Agreement contains "no shop" provisions that, subject to limited exceptions, restrict the Company's ability to solicit, initiate, knowingly facilitate or knowingly encourage competing third-party proposals for the acquisition of the Company's stock or assets. In certain circumstances, upon termination of the Merger Agreement, the Company will be required to pay a termination fee of up to $500,000. These provisions could discourage a potential third-party that might have an interest in making a competing proposal, even if such third-party were prepared to pay consideration with a higher per share cash or market value than the consideration to be received in the Merger.

We are in breach of our $2 million Bridge Loan with SCG Digital Financing LLC ("Subordinated Lender"), an affiliate of Gregory H. Sachs, our Executive Chairman. If the Subordinated Lender enforces its rights under the Bridge Loan, we could be held in default under such loan, which could accelerate our repayment date and materially adversely affect the value of our stockholders' investments in us.

        On April 2, 2018, in connection with the Merger Agreement, we obtained the Bridge Loan from the Subordinated Lender in an aggregate principal amount of $2 million. The Bridge Loan was fully drawn as of the closing of the facility and is secured by a second lien on all of the Borrowers' assets. The Bridge Loan accrues interest at a rate equal to the prime rate plus 8% plus 2.0% paid-in-kind and imposes a number of affirmative and negative covenants on the Borrowers. If the Bridge Loan is prepaid, prior to the stated maturity date thereof, the Borrowers are obligated to pay a prepayment premium equal to the interest the loans would have accrued if they had remained outstanding through maturity. As noted above the Subordinated Lender has given notice to us that we have breached the interest payment terms of the Subordinated Loan Agreement, thus causing the Default. The Subordinated Lender currently has the right to accelerate the repayment date. In addition, if we should breach certain other of those covenants or otherwise additionally default on the Bridge Loan, or if the Merger Agreement is terminated other than for a material breach of Parent or in the event that the Company enters into a definitive agreement with respect to an alternative transaction that constitutes a Superior Proposal pursuant to the Merger Agreement, the Subordinated Lender would have additional rights to accelerate the repayment date. If we do not have sufficient cash to repay the Bridge Loan at that time, we would be forced to refinance the Bridge Loan. We cannot assure you that such refinancing would be available to the Company on favorable terms or at all. In the event that we are unable to refinance the Bridge Loan, subject to certain restrictions in the subordination agreement among Silicon Valley Bank, our senior lender, the Subordinated Lender and the Borrower, the Subordinated Lender is entitled to take remedies against the Company, including foreclosing on the collateral securing the Bridge Loan. In addition, the Bank has the right to exercise its remedies under the Restated Loan Agreement, which entitles the Bank to cease lending money to us and to accelerate the repayment date of our obligations to the Bank. If any such events occur, the Company may be forced to file for bankruptcy protection, which would materially adversely affect the value of our stockholders' investments in us.

Risks Related to Our Business

We may not be able to generate sufficient cash to service our debt obligations.

        Effective October 13, 2017, we entered into an amended and restated loan and security agreement (the "Restated Loan Agreement") with Silicon Valley Bank (the "Bank") pursuant to which the Bank agreed to make a revolving credit facility available to the Company and certain of its subsidiaries (collectively, the "Borrowers") in the principal amount of up to $7.5 million (the "Revolving Facility"). The Revolving Facility is secured by a first-priority security interest in substantially all of our assets. When we have a balance outstanding, our ability to make payments on and to refinance our outstanding indebtedness will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. Likewise, when we have a balance outstanding, we may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If we are unable to make payments or otherwise default on our debt obligations, the lender could foreclose on our assets, which would have a material adverse effect on our business, financial condition and results of operations.

Our outstanding indebtedness requires us to comply with certain financial covenants, the default of which may result in the acceleration of our indebtedness.

        The Revolving Facility contains financial and operational covenants, including covenants requiring us to achieve specified levels of consolidated adjusted EBITDA. Failure to comply with these or other covenants in the Revolving Facility would result in an event of default. In the event of any default under the Revolving Facility, such as the Default, the lenders could elect to declare all borrowings outstanding, together with accrued and unpaid interest and other fees, to be immediately due and payable and could foreclose on our assets.

We may require significant amounts of additional financing to execute our business plan and fund our other liquidity needs. If our future operating results do not meet or exceed our projections or we are unable to raise sufficient funds, we may be unable to continue operations and could be forced to substantially curtail operations or cease operations all together.

        At June 30, 2018, the Company had $1.1 million in borrowings and $2.4 million in unused availability under the Revolving Facility and $2.0 million in borrowings under the Bridge Loan. On July 16, 2018, the Company paid interest owed to the Subordinated Lender under the Subordinated Loan Agreement for interest due June 30, 2018. The Company inadvertently failed to pay the interest payment when it came due on June 30, 2018 and it paid the default interest premium on July 17, 2018. On July 23, 2018, the Subordinated Lender delivered a Notice of Default to the Company for failure to make a payment of interest due within the timeframe specified in the Subordinated Loan Agreement. The Subordinated Loan Agreement permits the Subordinated Lender to exercise certain remedies in the event of such a default, including demanding immediate repayment of all outstanding principal and interest. In addition, the Subordinated Lender states that it is not exercising any remedies with respect to the Default at this time but reserves its rights and remedies. The Default has caused a cross-default under the Restated Loan Agreement, which has caused the Company to not be in compliance with all covenants thereunder as referenced above.

        At June 30, 2018, the Company's cash and cash equivalents balance was $1.7 million. This includes cash and cash equivalents of $1.1 million held in bank accounts of its subsidiaries located outside the United States. Year-to-date through June 30, 2018, the Company has incurred $1.3 million in transaction related expenses. The Company projects the transaction related expenses to continue until the effective date of the merger which is expected to occur by the end of the third quarter of 2018.

        If we are unable to increase our revenues or decrease our operating expenses to meet our operating plan, if the Bank enforce its rights and remedies under the Restated Loan Agreement due to the Default, or if we fail to meet any of the financial covenants in the Revolving Facility and are unable to obtain a waiver or an amendment from the Bank to allow us to continue to borrow under the Revolving Facility, we may need to obtain additional capital within the next twelve months to fund our planned operations. Under any of those circumstances, we may need to pursue one or more alternatives, such as to reduce or delay planned capital expenditures or investments in our business, seek additional financing, sell assets or curtail our operations. Any such actions may materially and adversely affect our prospects. In addition, we cannot assure you that we will be able to raise additional equity capital or obtain additional financing on commercially reasonable terms or at all.

We have a history of incurring significant net losses, and our future profitability is not assured.

        For the six months ended June 30, 2018 and 2017, we incurred net losses of approximately $5.0 million and $2.5 million, respectively. Our operating results for future periods are subject to numerous uncertainties and there can be no assurances that we will be profitable in the foreseeable future, if at all. If our revenues in a given period are below levels that would result in profitable operation, we may be unable to reduce costs since a significant part of our cost of revenues and operating expenses are fixed, which could materially and adversely affect our business and, therefore, our results of operations and lead to a net loss (or a larger net loss) for that period and subsequent periods.

The markets for digital signage are competitive and we may be unable to compete successfully.

        The markets for digital signage are very competitive and we must compete with other established providers. We compete with larger companies in many of the markets we serve.

        We expect existing competitors and new entrants into the markets where we do business to constantly revise and improve their business models, technology, and offerings considering challenges from us or other companies in the industry. If we cannot respond effectively to advances by our competitors, our business and financial performance may be adversely affected.

        Increased competition may result in new products and services that fundamentally change our markets, reduce prices, reduce margins or decrease our market share. We may be unable to compete successfully against current or future competitors, some of whom may have significantly greater financial, technical, manufacturing, marketing, sales and other resources than we do.

Implementation and integration of new products, such as expanding our software, media player and services product portfolios and our recently-released Korbyt Software platform offerings, could harm our results of operations.

        A key component of our growth strategy is to develop and market new products. We may be unable to produce new products and services that meet customers' needs or specifications. If we fail to meet specific product specifications requested by a customer, the customer may have the right to seek an alternate source for a product or service or to terminate an underlying agreement. A failure to successfully meet the specifications of our potential customers could decrease demand or otherwise significantly hinder market adoption of our products and may have a material adverse effect on our business, financial condition or results of operations.

        The process of introducing a new product to the market is extremely complex, time consuming and expensive, and will become more complex as new platforms and technologies emerge. In the event we are not successful in developing a wide range of offerings or do not gain wide acceptance in the marketplace, we may not recoup our investment costs, and our business, financial condition and results of operations may be materially adversely affected. In addition, implementation of a SaaS offering may reduce demand for our existing product lines, which may have a material adverse effect on our business, financial condition or result of operations.

If we fail to successfully manage our business model transition to cloud-based products and a subscription pricing model, our results of operations could be negatively impacted.

        To address the industry transition to cloud and mobile, we have accelerated our move to the cloud with the release of our Korbyt Software platform in the fourth quarter of 2017. The launch of the Korbyt Software platform begins our multi-year, strategic transition from a perpetual use software license and maintenance business model to a subscription business model. While we will continue to sell perpetual use software licenses for our ES software platform, we expect the customer transition to the Korbyt platform and subscription business model will drive an increasing portion of our revenues in the future to subscriptions. The subscription model prices and delivers our products in a way that differs from the historical perpetual pricing and delivery methods. These changes reflect a significant shift from perpetual license sales and distribution of our software in favor of providing our customers the right to access certain of our software in a hosted environment or use downloaded software for a specified subscription period. During this transition, revenue, orders, gross margin, net income (loss), earnings (loss) per share, deferred revenue, and cash flow from operations will be impacted as more revenue is recognized ratably rather than up front.

        Our ability to achieve our financial objectives is subject to risks and uncertainties. Our new offerings require a considerable investment of technical, financial, legal, and sales resources, and a scalable organization. Market acceptance of such offerings is affected by a variety of factors, including but not limited to: security, reliability, performance, current license terms, customer preference, social/community engagement, customer concerns with entrusting a third party to store and manage their data, public concerns regarding privacy and the enactment of restrictive laws or regulations. Whether our business model transition will prove successful and will accomplish our business and financial objectives is subject to numerous uncertainties, including but not limited to: customer demand, attach and renewal rates, channel acceptance, our ability to further develop and scale infrastructure, our ability to include functionality and usability in such offerings that address customer requirements, tax and accounting implications, pricing, and our costs. In addition, the metrics we use to gauge the status of our business model transition may evolve over the course of the transition as significant trends emerge. If we are unable to successfully establish these new offerings and navigate our business model transition in light of the foregoing risks and uncertainties, our results of operations could be negatively impacted.

Our operations are subject to the strength or weakness of our customers' businesses, and we may not be able to mitigate that risk.

        A large percentage of our business is attributable to customers in industries that are sensitive to general economic conditions. During periods of economic slowdown or during periods of weak business results, our customers often reduce their capital expenditures and defer or cancel pending projects or facilities upgrades. Such developments occur even among customers that are not experiencing financial difficulties.

        Similar slowdowns could affect our customers in the hospitality industry in the wake of terrorist attacks, economic downturns or material changes in corporate travel habits. In addition, expenditures tend to be cyclical, reflecting economic conditions, budgeting and buying patterns. Periods of a slowing economy or recession, or periods of economic uncertainty, may be accompanied by a decrease in spending.

        Continued weakness in the industries we serve has had, and may in the future have, an adverse effect on sales of our products and our results of operations. A long term continued or heightened economic downturn in one or more of the key industries that we serve, or in the worldwide economy, could cause actual results of operations to differ materially from historical and expected results.

        Furthermore, even in the absence of a downturn in general economic conditions, our customers may reduce the money they spend on our products and services for a number of other reasons, including:

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  a decline in economic conditions in an industry we serve;

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  a decline in capital spending in general;

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  a decision to shift expenditures to competing products;

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  unfavorable local or regional economic conditions; or

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  a downturn in an individual business sector or market.

        Such conditions could have a material and adverse effect on our ability to generate revenue from our products and services, with a corresponding adverse effect on our financial condition and results of operations.

The process of a U.K. exit from the European Union could adversely impact our business, results of operations and financial condition.

        On June 23, 2016, the U.K. Government held an in-or-out referendum on the U.K.'s membership within the E.U. The referendum results favored a U.K. exit from the E.U. ("Brexit"). On March 29, 2017, the U.K. government delivered formal notice to the E.U. of its intent to exit, triggering a two-year countdown to the U.K.'s withdrawal from the E.U. A process of negotiation will determine the future terms of the U.K.'s relationship with the E.U.

        When Brexit occurs, we will likely face new regulatory costs and challenges, the scope of which are presently unknown. Depending on the terms of Brexit, if any, the U.K. could also lose access to the single E.U. market and to the global trade deals negotiated by the E.U. on behalf of its members. Such a decline in trade could affect the attractiveness of the U.K. as a global investment center and, as a result, could have a detrimental impact on U.K. growth. Such a decline could also make our doing business in Europe more difficult, which could delay new sales contracts and reduce the scope of such sales contracts. The uncertainty of the outcome of the Brexit process could also have a negative impact on the U.K. and other European economies. Although we have an international customer base, we could be adversely affected by reduced growth and greater volatility in the U.K. and European economies.

        Currency exchange rates in the British pound and the euro with respect to each other and the U.S. dollar have already been affected by Brexit. As a significant portion of our revenues are derived from our U.K. operations, further exchange rate fluctuations could adversely affect our business, our results of operations and financial condition.

        Our revenues are sensitive to fluctuations in foreign currency exchange rates and are principally exposed to fluctuations in the value of the U.S. dollar, the British pound and the euro. Changes to U.K. immigration policy could likewise occur because of Brexit. Although the U.K. would likely retain its diverse pool of talent, London's role as a global center for business may decline, particularly if access to the single E.U. market is interrupted. Any of the foregoing factors could have a material adverse effect on our business, results of operations or financial condition.

The recent and ongoing global economic uncertainty may adversely impact our business, operating results or financial condition.

        As widely reported, financial markets in the U.S., Europe and Asia experienced extreme disruption in 2008 and 2009. While there has been improvement in recent years, the worldwide economy remains fragile as uncertainty remains regarding when each global region's economy will improve to historical growth levels. In addition, political changes in the United States, the United Kingdom and other nations, including Brexit, contribute to economic uncertainty. Any return to the conditions that existed during the 2008-2009 recession or other unfavorable changes in economic conditions, including declining consumer confidence, concerns about inflation or deflation, the threat of another recession, increases in the rates of default and bankruptcy, sovereign credit concerns in Europe and the Middle East, the extended decline in crude oil prices and its effects on Middle Eastern economies and extreme volatility in the credit and equity markets, may lead to decreased demand or delay in payments by our customers or to slowing of their payments to us, and our results of operations and financial condition could be adversely affected by these actions. These challenging economic conditions also may result in:

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  increased competition for fewer industry dollars;

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  pricing pressure that may adversely affect revenue and gross margin;

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  reduced credit availability and/or access to capital markets;

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  difficulty forecasting, budgeting and planning due to limited visibility into the spending plans of current or prospective customers; or

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  customer financial difficulty and increased risk of doubtful accounts receivable.

Currency fluctuations may adversely affect our business.

        For the six months ended June 30, 2018, approximately 37% of our revenues were generated outside of the United States. Accordingly, we receive a significant portion of our revenues in pounds sterling, euros, and other foreign currencies. However, for financial reporting purposes, we use the U.S. dollar. To the extent the U.S. dollar strengthens against the pounds sterling and other foreign currencies, the translation of foreign currency denominated transactions will result in reduced revenue, operating expenses and net income for us. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited, and we may not be able to successfully hedge our exchange rate risks.

A higher percentage of our sales and profitability occur in the third and fourth quarters.

        We sell more of our products in the third and fourth quarters because of traditional technology buying patterns of our customers. Corporate year end budgets, government buying and regional economics will affect the amount of our products and services that will fit into customers' budgets late in the year. Any unanticipated decrease in demand for our products during the third and fourth quarters could have an adverse effect on our annual sales, profitability, and cash flow from operations. In addition, slower selling cycles during the first and second quarters may adversely affect our stock price.

Our quarterly revenues and operating results are difficult to predict and may fluctuate significantly in the future.

        Our quarterly revenues and operating results are difficult to predict and may fluctuate significantly from quarter to quarter. These fluctuations may cause the market price of our common stock to decline. We base our planned operating expenses in part on expectations of future revenues, and our expenses are relatively fixed in the short term. If revenues for a particular quarter are lower than we expect, we may be unable to proportionately reduce our operating expenses for that quarter, which would harm our operating results for that quarter. In future periods, our revenue and operating results may be below the expectation of analysts and investors, which may cause the market price of our common stock to decline. Factors that are likely to cause our revenues and operating results to fluctuate include those discussed elsewhere in this section.

Our business could be adversely affected if our consumer protection, data privacy and security practices are not adequate, or are perceived as being inadequate, to prevent data breaches, or by the application of consumer protection and data privacy and security laws generally.

        In the course of our business, we collect certain personal information that may be considered personally identifiable information ("PII"). Although we take measures to protect PII from unauthorized access, acquisition, disclosure and misuse, our security controls, policies and practices may not be able to prevent the improper or unauthorized access, acquisition or disclosure of such PII. In addition, third party vendors and business partners which in the course of our business receive access to PII that we collect also may not prevent data security breaches with respect to the PII we provide them or fully enforce our policies, contractual obligations, and disclosures regarding the collection, use, storage, transfer and retention of personal data. The unauthorized access, acquisition or disclosure of PII could significantly harm our reputation, compel us to comply with disparate breach notification laws and otherwise subject us to proceedings by governmental entities or others and substantial legal liability. A perception that we do not adequately secure PII could result in a loss of current or potential consumers and business partners, as well as a loss of anticipated revenues. Our key business partners also face these same risks with respect to PII they collect and data security breaches with respect to such information could cause reputational hard to them and negatively impact our ability to offer our products and services through their platforms.

        In addition, the rate of data privacy, security and consumer protection law-making is accelerating globally, and the interpretation and application of consumer protection and data privacy and security laws in the United States, Europe and elsewhere are often uncertain, contradictory and in flux. For example, the European Union has adopted new data privacy regulations, the General Data Protection Regulation, or GDPR, which became effective in 2016 and became enforceable in May 2018. These regulations comprehensively reform the prior data protection rules of the European Union in order to protect the use and disclosure of personal information, and are more stringent and apply to a broader range of personal data than those in the United States. The GDPR is applicable to U.S.-based companies, such as ours, that do business or offer services in the European Union. Our current processes and practices do not comply with the GDPR, and we will need to expend considerable time and resources, including management attention, to revise our practices and bring them into compliance. The GDPR and other changes in laws or regulations associated with the enhanced protection of personal and other types of data could greatly increase the size of potential fines related to data protection and our cost of providing our products and services and could result in changes to our business practices or even prevent us from offering certain products or services in jurisdictions in which we operate. It is possible that these laws may be interpreted or applied in a manner that is adverse to us or otherwise inconsistent with our practices, which could result in litigation, regulatory investigations and potential legal liability or require us to change our practice in a manner adverse to our business. As a result, our reputation may be harmed, we could incur substantial costs, and we could lose both customers and revenue.

        Any failure by us, or our agents to comply with our privacy policies or with other federal, state or international privacy-related or data protection laws and regulations could result in proceedings against us by governmental entities or others as well as resulting liability.

Our business could be adversely affected if our cybersecurity practices are inadequate to prevent unauthorized intrusions or theft of data.

        We are at risk for interruptions, outages, and breaches of: (i) operational systems (including business, financial, accounting, product development, consumer receivables, data processing, or manufacturing processes); and/or (ii) our facility security systems. Such cyber incidents could materially disrupt operational systems; result in loss of trade secrets or other proprietary or competitively sensitive information; compromise personally identifiable information of customers, employees or other; jeopardize the security of our facilities; and/or affect the performance of our customer-facing solutions. A cyber incident could be caused by malicious third parties using sophisticated, targeted methods to circumvent firewalls, encryption, and other security defenses, including hacking, fraud, trickery, or other forms of deception. The techniques used by third parties change frequently and may be difficult to detect for long periods of time. A significant cyber incident could impact production capability, harm our reputation and/or subject us to regulatory actions or litigation.

We rely significantly on information systems and any failure, inadequacy, interruption or security failure of those systems could harm our ability to effectively operate our business, harm our net sales, increase our expenses and harm our reputation.

        Our ability to effectively serve our customers on a timely basis depends significantly on our information systems and those of our cloud service providers. To manage the growth of our operations, we will need to continue to improve and expand our operational and financial systems, internal controls and business processes; in doing so, we could encounter implementation issues and incur substantial additional expenses. The failure of our information systems to operate effectively, problems with transitioning to upgraded or replacement systems or a breach in security of these systems could adversely impact financial accounting and reporting, efficiency of our operations and our ability to properly forecast earnings and cash requirements. We could be required to make significant additional expenditures to remediate any such failure, problem or breach. Such events may have a material adverse effect on us.

        Our current or future internet-based operations may be affected by our reliance on third-party hardware and software providers, technology changes, risks related to the failure of computer systems that operate our internet business, telecommunications failures, electronic break-ins and similar disruptions. Furthermore, our ability to conduct business on the internet may be affected by liability for online content, patent infringement and state and federal privacy laws. In addition, we may now and in the future implement new systems to increase efficiencies and profitability. To manage growth of our operations and personnel, we will need to continue to improve and expand our operational and financial systems, internal controls and business processes. When implementing new or changing existing processes, we may encounter transitional issues and incur substantial additional expenses.

        Experienced computer programmers and hackers, or even internal users, may be able to penetrate our network security and misappropriate our confidential information or that of third parties, including our customers, create system disruptions or cause shutdowns. In addition, employee error, malfeasance or other errors in the storage, use or transmission of any such information could result in a disclosure to third parties outside of our network. As a result, we could incur significant expenses addressing problems created by any such inadvertent disclosure or any security breaches of its network. Any compromise of customer information could subject us to customer or government litigation and harm our reputation, which could adversely affect our business and growth.

We rely on third parties for data transmission, and the interruption or unavailability of adequate bandwidth for transmission could prevent us from distributing our programming as planned.

        We transmit our SaaS offering and most of the content that we provide to our customers using Internet connectivity supplied by a variety of third-party network providers. If we experience failures or limited network capacity, we may be unable to maintain programming commitments. Problems with data transmission may be due to hardware failures, operating system failures or other causes beyond our control. In addition, there are a limited number of Internet providers with whom we could contract, and we may be unable to replace our current providers on favorable terms, if at all. If the transmission of data to our customers becomes unavailable, limited due to bandwidth constraints or is interrupted or delayed because of necessary equipment changes, our customer relationships and our ability to obtain revenues from current and new customers could suffer.

Shortages of components or a loss of, or problems with, a supplier could result in a disruption in the installation or operation of our products or services.

        From time to time, we have experienced delays in manufacturing our products for several reasons, including component delivery delays, component shortages and component quality deficiencies. Component shortages, delays in the delivery of components, cloud hosting provider outages and supplier product quality deficiencies may occur in the future. These delays or problems have in the past and could in the future result in delivery delays, reduced revenues, strained relations with customers and loss of business. Also, in an effort to avoid actual or perceived component shortages, we may purchase more components or cloud capacity than we may otherwise require. Excess component or cloud capacity inventory resulting from over-purchases, obsolescence, installation cancellations or a decline in the demand for our products could result in equipment impairment, which in the past has had and in the future would have a negative effect on our financial results.

        We obtain several of the components used in our products from limited sources. We rarely have guaranteed supply arrangements with our suppliers, and cannot be sure that suppliers will be able to meet our current or future component requirements. If component manufacturers do not allocate a sufficient supply of components to meet our needs or if current suppliers do not provide components of adequate quality or compatibility, we may have to obtain these components at a higher cost from distributors or on the spot market. If we are forced to use alternative suppliers of components, we may have to alter our manufacturing processes or solutions offerings to accommodate these components. Modification of our manufacturing processes or our solutions offerings to use alternative components could cause significant delays and reduce our ability to generate revenues.

The failure of our service providers to provide, install and maintain our equipment could result in service interruptions and damage to our business.

        We are and will continue to be significantly dependent upon third-party service providers to provide, install and maintain relevant video display and media player equipment at our installations. The failure of any third-party provider to continue to perform these services adequately and timely could interrupt our business and damage our relationship with our partners and their relationship with consumers. Any outage would also impact our ability to deliver on the contracted service levels, which would prevent us from recognizing revenues.

Our products often operate on the same network used by our customers for other aspects of their businesses, and we may be held responsible for defects or breakdowns in these networks if it is believed that such defects or breakdowns were caused by our products.

        Our products are operated across our customers' proprietary networks, which are used to operate other aspects of these customers' businesses. In these circumstances, any defect or virus that occurs on our products may enter a customer's network, which could impact other aspects of the customer's business. The impact on a customer's business could be severe, and if we were held responsible, it could have an adverse effect on our customer relationships and on our operating results.

The content we distribute to customers may expose us to liability.

        We provide or facilitate the distribution of content for our customers. This content is procured from third-parties and can include news, weather, sports and stock information as well as other types of media content. As a distributor of content, we face potential liability for negligence, copyright, patent or trademark infringement, or other claims based on the content that we distribute. We or entities that we license content from may not be adequately insured or indemnified to cover claims of these types or liability that may be imposed on us.

Our operations are subject to numerous U.S. and foreign laws, regulations and restrictions affecting our services, solutions, labor and the markets in which we operate, and non-compliance with these laws, regulations and restrictions could have a material adverse effect on our business and financial condition.

        Various aspects of our services and solutions offerings are subject to U.S. federal, state and local regulation, as well as regulations outside the United States. Failure to comply with regulations may result in the suspension or revocation of licenses or registrations, the limitation, suspension or termination of service, and/or the imposition of civil and criminal penalties, including fines which could have a material adverse effect on our business, reputation and financial condition. In addition, our international business subjects us to numerous U.S. and foreign laws and regulations, including, without limitation, the Foreign Corrupt Practices Act ("FCPA"). We hold contracts with various instrumentalities of foreign governments, potentially increasing our FCPA compliance risk. Our failure or the failure of our sales representatives or consultants to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operation. In addition, even an inadvertent failure to comply with laws and regulations, as well as rapidly evolving social expectations of corporate fairness, could damage our reputation and brands. Any or all of the foregoing could have a negative impact on our business, financial condition, results of operations, and cash flow.

We are subject to risks related to our international operations.

        We currently have direct sales coverage in North America, the United Kingdom, South East Asia and the United Arab Emirates, as well as coverage of emerging markets through distributors, value added resellers and system integrators in Europe, Asia and the Middle East. Approximately 37% and 33% of our revenue was derived from international markets in the six months ended June 30, 2018 and 2017, respectively, and we hope to expand the volume of the services and solutions that we provide internationally. Our international operations subject us to additional risks, including:

  •
  uncertainties concerning import and export license requirements, tariffs and other trade barriers;

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  restrictions on repatriating foreign profits back to the United States;

  •
  changes in foreign policies and regulatory requirements;

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  inadequate intellectual property protection in foreign countries;

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  difficulty in enforcing agreements and collections in foreign legal systems;

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  changes in, or unexpected interpretations of, intellectual property laws in any country in which we operate;

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  difficulties in staffing and managing international operations;

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  taxation issues;

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  the extended decline in crude oil prices and its effects on Middle Eastern and other economies;

  •
  political, cultural and economic uncertainties; and

  •
  potential disruption due to terrorist threat or action in certain countries in which we operate.

        These risks could restrict our ability to provide services to international clients and could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to receive or retain the necessary licenses or authorizations required for us to export or re-export our products, technical data or services, which could have a material adverse effect on our business, financial condition and results of operations.

        In order for us to export certain products, services or solutions, we are required to obtain licenses from the U.S. government. We cannot be sure of our ability to obtain the U.S. government licenses or other approvals required to export our services and solutions for sales to foreign governments, foreign commercial clients or foreign destinations. Failure to receive required licenses or authorizations could hinder our ability to export our services and solutions and could harm our business, financial condition and results of operations. Export transactions may also be subject to the import laws of the importing and destination countries. If we fail to comply with these import laws, our ability to sell our services and solutions may be negatively impacted which would have a material adverse effect on our business and results of operations.

If we fail to manage our growth effectively, we may not be able to take advantage of market opportunities or execute on expansion strategies.

        We continue to strive to expand, our operations into new markets. The growth in our business and operations has required, and will continue to require, significant attention from management and places a strain on operational systems and resources. To accommodate this growth, we will need to upgrade, improve or implement a variety of operational and financial systems, procedures and controls, including the improvement of accounting and other internal management systems, all of which require substantial management efforts.

        We will also need to continue to expand, train, manage and motivate our workforce, manage our relationships with our customers, and add sales and marketing offices and personnel to service these relationships. All of these endeavors will require substantial managerial efforts and skill, and incur additional expenditures. We may not be able to manage our growth effectively and, as a result, may not be able to take advantage of market opportunities, execute on expansion strategies or meet the demands of our customers.

Our strategy to expand our sales and marketing operations and activities may not generate the revenue increases anticipated or such revenue increases may only be realized over a longer period than currently expected.

        Building a digital signage solutions customer base and achieving broader market acceptance of our digital signage solutions will depend to a significant extent on our ability to expand our sales and marketing operations and activities. We plan to expand our direct sales force both domestically and internationally; however, there is significant competition for direct sales personnel with the sales skills and technical knowledge that we require. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient numbers of direct sales personnel. Our business could be harmed if our sales and marketing expansion efforts do not generate a corresponding significant increase in revenue.

We must adapt our business model to keep pace with rapid changes in the visual communications market, including rapidly changing technologies and the development of new products and services.

        Providing visual communications solutions is a relatively new and rapidly evolving business, and we will not be successful if our business model does not keep pace with new trends and developments. If we are unable to adapt our business model to keep pace with changes in the industry, or if we are unable to continue to demonstrate the value of our services to our customers, our business, results of operations, financial condition and liquidity could be materially adversely affected. Our success is also dependent on our ability to adapt to rapidly changing technology and to make investments to develop new products and services. Accordingly, to maintain our competitive position and our revenue base, we must continually modernize and improve the features, reliability and functionality of our products and services. Future technological advances may result in the availability of new service or product offerings or increase in the efficiency of our existing offerings. Some of our competitors have longer operating histories, larger client bases, longer relationships with clients, greater brand or name recognition, or significantly greater financial, technical, marketing and public relations resources than we do. As a result, they may be in a position to respond more quickly to new or emerging technologies and changes in customer requirements, and to develop and promote their products and services more effectively than we can. We may not be able to adapt to such technological changes or offer new products on a timely or cost-effective basis or establish or maintain competitive positions. If we are unable to develop and introduce new products and services, or enhancements to existing products and services, in a timely and successful manner, our business, results of operations, financial condition and liquidity could be materially and adversely affected.

We may not obtain sufficient patent protection for our systems, processes and technology, which could harm our competitive position and increase our expenses.

        Our success and ability to compete depends in some regard upon the protection of our proprietary technology. As of June 30, 2018, we held two issued patents in the United States. Any patents issued may provide only limited protection for our technology and the rights that may be granted under any future issued patents may not provide competitive advantages to us. Also, patent protection in foreign countries may be limited or unavailable where we need this protection. Competitors may independently develop similar technologies, design around our patents or successfully challenge any issued patent that we hold.

We rely upon trademark, copyright and trade secret laws and contractual restrictions to protect our proprietary rights, and if these rights are not sufficiently protected, our ability to compete and generate revenues could be harmed.

        We rely on a combination of trademark, copyright and trade secret laws, and contractual restrictions, such as confidentiality agreements and licenses, to establish and protect our proprietary rights. Our ability to compete and expand our business could suffer if these rights are not adequately protected. We seek to protect our source code for our software, documentation and other written materials under trade secret and copyright laws. We license our software under signed license agreements, which impose restrictions on the licensee's ability to utilize the software. We provide SaaS under subscription agreements which impose restrictions on the subscriber's ability to use the services. We also seek to avoid disclosure of our intellectual property by requiring employees and consultants with access to our proprietary information to execute confidentiality and invention assignment agreements. The steps taken by us to protect our proprietary information may not be adequate to prevent misappropriation of our technology. Our proprietary rights may not be adequately protected because:

  •
  laws and contractual restrictions may not prevent misappropriation of our technologies or deter others from developing similar technologies; and

  •
  policing unauthorized use of our products, services and trademarks is difficult, expensive and time-consuming, and we may be unable to determine the extent of any unauthorized use.

        The laws of certain foreign countries may not protect the use of unregistered trademarks or our proprietary technologies to the same extent as do the laws of the United States. As a result, international protection of our image may be limited and our right to use our trademarks and technologies outside the United States could be impaired. Other persons or entities may have rights to trademarks that contain portions of our marks or may have registered similar or competing marks for digital signage in foreign countries. There may also be other prior registrations of trademarks identical or similar to our trademarks in other foreign countries. Our inability to register our trademarks or technologies or purchase or license the right to use the relevant trademarks or technologies in these jurisdictions could limit our ability to penetrate new markets in jurisdictions outside the United States.

        We have not registered copyrights for many of our software, written materials or other copyrightable works. The United States Copyright Act automatically protects all of our copyrightable works, but, without registration, we cannot enforce those copyrights against infringers or seek certain statutory remedies for any such infringement. Preventing others from copying our products, written materials and other copyrightable works is important to our overall success in the marketplace. In the event we decide to enforce any of our unregistered copyrights against infringers, we will first be required to register the relevant copyrights, and we cannot be sure that all of the material for which we seek copyright registration would be registrable, in whole or in part, or that, once registered, we would be successful in bringing a copyright claim against any such infringers.

        Litigation may be necessary to protect our trademarks and other intellectual property rights, to enforce these rights or to defend against claims by third parties alleging that we infringe, dilute or otherwise violate third-party trademark or other intellectual property rights. Any litigation or claims brought by or against us, whether with or without merit, or whether successful or not, could result in substantial costs and diversion of our resources, which could have a material adverse effect on our business, financial condition, results of operations or cash flows. Any intellectual property litigation or claims against us could result in the loss or compromise of our intellectual property rights, could subject us to significant liabilities, require us to seek licenses on unfavorable terms, if available at all or prevent us from manufacturing or selling certain products, any of which could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We may face intellectual property infringement claims that could be time-consuming, costly to defend and result in its loss of significant rights.

        Other parties may assert intellectual property infringement claims against us, and our products may infringe the intellectual property rights of third parties. From time to time, we receive letters alleging infringement of intellectual property rights of others. We may also initiate claims against third parties to defend our intellectual property. Intellectual property litigation is expensive and time-consuming and could divert management's attention from our core business. If there is a successful claim of infringement against us, we may be required to pay substantial damages to the party claiming infringement, develop non-infringing technology or enter into royalty or license agreements that may not be available on acceptable terms, if at all. Our failure to develop non-infringing technologies or license the proprietary rights on a timely basis could harm our business. Also, we may be unaware of filed patent applications that relate to our products. Parties making infringement claims may be able to obtain an injunction, which could prevent us from operating portions of our business or using technology that contains the allegedly infringing intellectual property. Any intellectual property litigation could adversely affect our business, financial condition or results of operations. See "Litigation Patent Proceeding" elsewhere in this filing.

We depend on key executive management and other key personnel, and may not be able to retain or replace these individuals or recruit additional personnel, which could harm our business.

        We depend on the leadership and experience of our key executive management, as well as other key personnel with specialized industry, sales and technical knowledge and/or industry relationships. Because of the intense competition for these employees, particularly in certain of the metropolitan areas in which we operate, we may be unable to retain our management team and other key personnel and may be unable to find qualified replacements if their services were no longer available to us. Most of our key employees are employed on an "at will" basis and we do not have key-man life insurance covering any of our employees. The loss of the services of any of our executive management members or other key personnel could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all.

Our facilities are located in areas that could be negatively impacted by natural disasters.

        Our business operations depend on our ability to maintain and protect our facilities, computer systems and personnel, which are primarily located in Addison, Texas. In addition, we manage our networks from our headquarters in Addison. Addison is located in an area that experiences frequent severe weather, including tornadoes. Should a tornado, war, terrorist act or other catastrophe, such as fires, floods, power loss, communication failure or similar events, disable our facilities, our operations would be disrupted. While we have developed a backup and recovery plan, such plan may not ultimately prove effective.

Changes in government regulation could require us to change our business practices and expose us to legal action.

        The Federal Communications Commission, or the FCC, has broad jurisdiction over the telecommunications industry in the United States, and the governments of other nations have regulatory bodies performing similar functions. FCC licensing, program content and related regulations generally do not currently affect us. However, the FCC or analogous agencies in other countries could promulgate new regulations that impact our business directly or indirectly or interpret existing laws in a manner that would cause us to incur significant compliance costs or force us to alter our business strategy.

        FCC (and similar foreign agency) regulations also affect many of our content providers and, therefore, these regulations may indirectly affect our business. In addition, the industries in which we provide service are subject to regulation by the Federal Trade Commission, the Food and Drug Administration and other federal and state agencies, and to review by various civic groups and trade organizations. New laws or regulations governing our business or the industries we serve could substantially harm our business.

        We may also be required to obtain various regulatory approvals from local, state or national governmental bodies. We may not be able to obtain any required approvals, and any approval may be granted on terms that are unacceptable to us or that adversely affect our business.

Changes in regulations relating to Wi-Fi networks or other areas of the Internet may require us to alter our business practices or incur greater operating expenses.

        A number of regulations, including those referenced below, may impact our business as a result of our use of Wi-Fi networks. The Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, liability for distributing materials that infringe copyrights or other rights. Portions of the Communications Decency Act are intended to provide statutory protections to online service providers who distribute third-party content. The Child Online Protection Act and the Children's Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. The costs of compliance with these regulations, and other regulations relating to our Wi-Fi networks or other areas of our business, may be significant. The manner in which these and other regulations may be interpreted or enforced may subject us to potential liability, which in turn could have an adverse effect on our business, financial condition or results of operations. Changes to these and other regulations may impose additional burdens on us or otherwise adversely affect our business and financial results because of, for example, increased costs relating to legal compliance, defense against adverse claims or damages, or the reduction or elimination of features, functionality or content from our Wi-Fi networks. Likewise, any failure on our part to comply with these and other regulations may subject us to additional liabilities.

We may not realize the anticipated benefits of future acquisitions or investments.

        In the past, we have grown our businesses in part through acquisitions. For example, AFS Message-Link and Dacon, Ltd. are companies that Symon purchased in 2006 and 2008, respectively. AFS Message-Link allowed Symon to enter the hospitality digital markets as a key industry participant, and Symon's acquisition of Dacon, a company based in the United Kingdom, expanded Symon's contact center market presence and its base of large resellers. As part of our business strategy, we may make future acquisitions of, or investments in, technologies, products and businesses that we believe could complement or expand our business, enhance our technical capabilities or offer growth opportunities. However, we may be unable to identify suitable acquisition candidates in the future or make these acquisitions on a commercially reasonable basis, or at all. In addition, we may spend significant management time and resources in analyzing and negotiating acquisitions or investments that do not come to fruition. These resources could otherwise be spent on our own customer development, marketing and customer sales efforts and research and development.

        Any future acquisitions and investments we may undertake, subject us to various risks, including:

  •
  failure to transition key customer relationships and sustain or grow sales levels, particularly in the short-term;

  •
  loss of key employees related to acquisitions;

  •
  inability to successfully integrate acquired technologies or operations;

  •
  failure to realize anticipated synergies in sales, marketing and distribution;

  •
  diversion of management's attention;

  •
  adverse effects on our existing business relationships;

  •
  potentially dilutive issuances of equity securities or the incurrence of debt or contingent liabilities;

  •
  expenses related to amortization of intangible assets and potential write-offs of acquired assets; and

  •
  the inability to recover the costs of acquisitions.

The growth of our business is dependent in part on successfully implementing our international expansion strategy.

        Our growth strategy includes expanding our geographic coverage in or into the Middle East, Europe and the Asia-Pacific region. In many cases, we have limited experience in these regions, and may encounter difficulties due to different technology standards, legal considerations, language barriers, distance and cultural differences. We may not be able to manage operations in these regions effectively and efficiently or compete effectively in these new markets. If we do not generate sufficient revenues from these regions to offset the expense of expansion into these regions, or if we do not effectively manage accounts receivable, foreign currency exchange rate fluctuations and taxes, our business and our ability to increase revenues and enhance our operating results could suffer.

Risks Related to Our Common Stock

The concentration of our capital stock ownership with insiders will likely limit your ability to influence corporate matters.

        As of June 30, 2018, Donald R. Wilson, Jr. and affiliated or related entities beneficially owned approximately 42% of our outstanding common stock, and Gregory H. Sachs, our Executive Chairman, and affiliated entities beneficially owned approximately 23% of our outstanding common stock. As a result, these persons and entities have the ability to exercise control over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. Corporate action might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change in control of our company that other stockholders may view as beneficial.

We may not be able to maintain our listing on Nasdaq.

        On August 9, 2018, RMG Networks Holdings Corporation (the "Company") received notice from Nasdaq that we no longer comply with Nasdaq Listing Rules 5605(b)(1), 5605(c)(2) and 5605(d)(2) due to the resignations from our board of directors effective August 2, 2018, of Jeffrey Hayzlett, Alan Swimmer, and Jonathan Trutter which resulted in us having only one independent director and no members remaining on its audit and compensation committees.

        Nasdaq advised us that, although we would normally have 45 calendar days to submit a plan to regain compliance, Nasdaq has determined to apply more stringent criteria based upon its review of our recent disclosures, particularly surrounding the simultaneous resignations of three of our independent directors. We must submit a plan on or before August 23, 2018. Nasdaq advised us that, if our plan is accepted, Nasdaq can grant an extension of time to evidence compliance of up to

180 calendar days from the date of the notice letter. The Company is considering its options with respect to the actions it will take in response to Nasdaq's notice.

        In addition, as of June 30, 2018, the Company is no longer in compliance with the Nasdaq Capital Market stockholders' equity requirement which could result in the Nasdaq initiating delisting proceedings.

        In the past, we have received written notices from Nasdaq indicating that we were not in compliance with the Nasdaq Listing Rule which requires us to maintain a minimum bid price of $1.00 per share. We are not currently subject to delisting based on the minimum bid price requirement, our common stock has traded below $1.00 on many trading days. If the closing bid price for our common stock is below $1.00 for a period of 30 consecutive business days, we would again be subject to potential delisting from Nasdaq. In 2017, we effected a 1-for-4 reverse stock split of our common stock in order to regain compliance following a previous notice of failure to meet the Nasdaq minimum bid price requirement. We intend to continue to monitor the bid price of our common stock. If our common stock once again does not trade at a level that is likely to maintain compliance with the Nasdaq requirements, our board of directors may consider other options that may be available to achieve compliance, including by carrying out an additional reverse stock split, if necessary. Such measures could have negative implications.

        If our common stock is delisted from Nasdaq, it would likely trade only on the over-the-counter market (the "OTC"). If our common stock were to trade on the OTC, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts' coverage may be reduced. In addition, in the event our common stock is delisted, broker-dealers transacting in our common stock would be subject to certain additional regulatory burdens, which may discourage them from effecting transactions in our common stock, thus further limiting the liquidity of our common stock and potentially resulting in lower prices and larger spreads in the bid and ask prices for our common stock.

Compliance with the Sarbanes-Oxley Act of 2002 requires substantial financial and management resources.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and, if and when we are no longer a "smaller reporting company," will require that we have such system of internal controls audited. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We may issue additional shares of our common stock or other equity securities, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders. This might have an adverse effect on the market price of our common stock.

        We may finance the execution of our business plan or generate additional working capital through additional equity financings. Therefore, subject to the rules of the SEC and Nasdaq, we may issue additional shares of our common stock, preferred stock, warrants and other equity securities of equal or senior rank, with or without stockholder approval, in a number of circumstances from time to time. The issuance by us of shares of our common stock, preferred stock or other equity securities of equal or senior rank may have the following effects:

  •
  a decrease in the proportionate ownership interest in us held by our existing stockholders;

  •
  the relative voting strength of each previously outstanding share of common stock may be diminished; and

  •
  the market price of our common stock or warrants may decline.

Provisions in our charter documents and Delaware law may discourage or delay an acquisition that stockholders may consider favorable, which could decrease the value of our common stock.

        Our certificate of incorporation, our bylaws, and Delaware corporate law contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors. These provisions include those that: authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series without a stockholder vote; limit stockholders' ability to call special meetings; establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings; and provide for staggered terms for our directors. In addition, in certain circumstances, Delaware law also imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

We have not paid cash dividends to our shareholders and currently have no plans to pay future cash dividends.

        We plan to retain earnings to finance future growth and have no current plans to pay cash dividends to shareholders. In addition, our credit facility restricts our ability to pay dividends. Because we have not paid cash dividends, holders of our securities will experience a gain on their investment in our securities only in the case of an appreciation of value of our securities. You should neither expect to receive dividend income from investing in our securities nor an appreciation in value.

Item 2.    Unregistered Sales of Equity Securities and Use of Proceeds

        None.

Item 3.    Default Upon Indebtedness

        On July 16, 2018, the Company paid $62,750 of interest owed to SCG Digital Finance, LLC under the Subordinated Loan Agreement pursuant to which the Bridge Loan was made for interest due June 30, 2018. The Company inadvertently failed to pay the interest payment when it came due on June 30, 2018 and it paid the default interest premium of $2,015 on July 17, 2018. On July 23, 2018, the Company received a letter from the Subordinated Lender, notifying the Company that it is in default under the Subordinated Loan Agreement due to the Company's failure to timely pay cash interest pursuant to the terms of the Subordinated Loan Agreement. In the letter, the Subordinated Lender also states that the breaches of the Merger Agreement alleged by Parent in its letters dated June 21, 2018, July 10, 2018 and July 20, 2018 constitute breaches of the Subordinated Loan Agreement. In addition, the Subordinated Lender states that it is not exercising any remedies at this time but reserves its rights and remedies. Additionally, the default under the Subordinated Loan Agreement caused a cross default under the Loan Agreement as a result of the Company's failure to timely pay cash interest on the Subordinated Loan Agreement due on June 30, 2018. As of August 14, 2018, there was no arrearage of interest due to the Subordinated Lender by the Company.

Item 5.    Other Information

        None.

Item 6.    Exhibits

Exhibit Number		Exhibit
2.1		Agreement and Plan of Merger, dated April 2, 2018(7)

3.1		Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 12, 2013(1)

3.2		Certificate of Amendment to Amended and Restated Certificate of Incorporation(2)

3.3		Form of Certificate of Designation of Series A Convertible Preferred Stock(3)

3.4		Amended and Restated Bylaws(4)

10.1		Amended and Restated Loan and Security Agreement, dated November 6, 2017(5)

10.2		First Amendment to the Amended and Restated Loan and Security Agreement, dated as of April 2, 2018(6)

10.3		Subordinated Loan and Security Agreement, dated as of April 2, 2018(7)

10.4		Voting Agreement, dated April 2, 2018(7)

31.1	*	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Exchange Act of 1934, as amended.

31.2	*	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Act of 1934, as amended.

32.1	*	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS		XBRL Instance Document

101.SCH		XBRL Taxonomy Extension Schema Document

101.CAL		XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF		XBRL Taxonomy Extension Definition Linkbase Document

101.LAB		XBRL Taxonomy Extension Label Linkbase Document

101.PRE		XBRL Taxonomy Extension Presentation Linkbase Document

*
Filed herewith

(1)
Incorporated by reference to an exhibit to the Current Report on Form 8-K of RMG Networks Holding Corporation filed with the Securities and Exchange Commission on July 18, 2013.

(2)
Incorporated by reference to an exhibit to the Current Report on Form 8-K of RMG Networks Holding Corporation filed with the Securities and Exchange Commission on August 15, 2017.

(3)
Incorporated by reference to an exhibit to the Current Report on Form 8-K of RMG Networks Holding Corporation filed with the Securities and Exchange Commission on March 25, 2015.

(4)
Incorporated by reference to an exhibit to the Current Report on Form 8-K of RMG Networks Holding Corporation filed with the Securities and Exchange Commission on July 24, 2014.

(5)
Incorporated by reference to an exhibit to the Quarterly Report on Form 10-Q filed by the registrant on November 8, 2017.

(6)
Incorporated by reference to an exhibit to the Annual Report on Form 10-K by the registrant on April 4, 2018.

(7)
Incorporated by reference to an exhibit to the Current Report on Form 8-K of RMG Networks Holding Corporation filed with the Securities and Exchange Commission on April 3, 2018.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RMG NETWORKS HOLDING CORPORATION
By:	/s/ ROBERT MICHELSON Robert Michelson President and Chief Executive Officer (principal executive officer)
By:	/s/ JANA AHLFINGER BELL Jana Ahlfinger Bell Chief Financial Officer (principal financial officer)

Date: August 14, 2018

Preliminary Proxy Card - Subject to Completion VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RMG NETWORKS HOLDING CORPORATION DEPT. 3769 P.O. BOX 123769 DALLAS, TX 75312-3769 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E48567-S72006 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RMG NETWORKS HOLDING CORPORATION Preliminary Proxy Card - Subject to Completion For Against Abstain The Board of Directors (without the participation of Gregory H. Sachs and Alan Swimmer) recommends you vote FOR proposal 1: ! ! ! 1. To adopt and approve the Agreement and Plan of Merger, dated as of April 2, 2018, by and among the Company, SCG Digital, LLC, SCG Digital Merger Sub, Inc., and SCG Digital Financing, LLC, as may be amended from time to time (the "merger agreement"). The Board of Directors recommends you vote FOR proposal 2: ! ! ! 2. To approve, on a non-binding, advisory basis, the compensation that named executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company. The Board of Directors recommends you vote FOR proposal 3: ! ! ! 3. To approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt and approve the merger agreement. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

E48568-S72006 RMG NETWORKS HOLDING CORPORATION Special Meeting of Stockholders [ ], 2018 [ ] [a.m./p.m] This proxy is solicited by the Board of Directors The undersigned hereby appoints Robert Michelson or Jana Bell, individually, as proxy to represent the undersigned at the Special Meeting of Stockholders to be held at the principal executive offices of RMG Networks Holding Corporation (the "Company"), located at 15301 Dallas Parkway, Suite 100, Addison, Texas 75001 on [ ], 2018 at [ ] [a.m./p.m.] local time, and at any adjournments thereof, and to vote the shares of common stock of the Company (the "Common Stock") the undersigned would be entitled to vote if personally present at such meeting and any adjournment or postponement thereof. The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted FOR each proposal listed on the reverse side. If any other business properly comes before the meeting or any adjournment or postponement thereof, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting. Continued and to be signed on reverse side